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                                                                     Exhibit 3.1

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            NTL HOLDINGS INCORPORATED

        The undersigned, Richard J. Lubasch, certifies that he is the Executive Vice President, General Counsel and Secretary of NTL Holdings Incorporated, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

        (1)     The name of the Corporation is NTL Holdings Incorporated.

        (2) The name under which the Corporation was originally incorporated was NTL Holdings Incorporated and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 13, 1999.

        (3) This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware.

        (4) The text of the Restated Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety, as follows:

FIRST: The name of the Corporation is NTL Incorporated (hereinafter the "Corporation").

SECOND: The address of the registered office of the Corporation in the State of Delaware is 9 Loockerman Street, City of Dover 19901, County of Kent. The name of its registered agent at that address is National Registered Agents, Inc.


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THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

FOURTH: A. Authorized Capital. The total number of shares of stock which the Corporation shall have the authority to issue is 810,000,000 shares, consisting of 800,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

        B. Designation of Series. Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

        C.   Series A Junior Participating Preferred Stock.

             Section 1. Designation and Amount. The shares of this series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 1,000,000.

             Section 2. Dividends and Distributions.

             (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"),





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        commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.01 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after September 1, 1993 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case, the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

             (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of






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        such shares, or unless the date of issue is a Quarterly Dividend
        Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

             Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

             (A) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock,
        (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

             (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly






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        dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

             (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this
Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

            (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of





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Preferred Stock, which meeting shall thereupon be called by the President, a
Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C) (iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

             (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

             (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph
(C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.





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             (D)    Except as set forth herein, holders of Series A Junior
        Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

             Section 4. Certain Restrictions.

             (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

             (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

             (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

             (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

             (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after




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consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

             (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

             Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

             Section 6. Liquidation, Dissolution or Winding Up.

             (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $1 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such event as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of






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        shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

             (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquida tion preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

             (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind) as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying







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such amount by a fraction the numerator of which is the number of shares of
Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

             Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

             Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

             Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

        D. 13% Senior Redeemable Exchangeable Preferred Stock and 13% Series B Senior Redeemable Exchangeable Preferred Stock. The powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the shares of preferred stock consisting of the series designated the "13% Senior Redeemable Exchangeable Preferred Stock" and the series designated the "13% Series B Senior Redeemable Exchangeable Preferred Stock" are as set forth in this Article FOURTH and in Exhibit A to this Restated Certificate of Incorporation.

        E. 9.90% Non-voting Mandatorily Redeemable Preferred Stock, Series B. The powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the shares of preferred stock designated the "9.90% Non-voting Mandatorily Redeemable Preferred Stock, Series B"






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are as set forth in this Article FOURTH and in Exhibit B to this Restated
Certificate of Incorporation.

        F. 5% Cumulative Participating Convertible Preferred Stock, Series A. The powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the shares of preferred stock designated the "5% Cumulative Participating Convertible Preferred Stock, Series A" are as set forth in this Article FOURTH and in Exhibit C to this Restated Certificate of Incorporation.

        G. 5% Cumulative Participating Convertible Preferred Stock, Series C. The powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the shares of preferred stock designated the "5% Cumulative Participating Convertible Preferred Stock, Series C" are as set forth in this Article FOURTH and in Exhibit D to this Restated Certificate of Incorporation.

        H. 5% Cumulative Participating Convertible Preferred Stock, Series D. The powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the shares of preferred stock designated the "5% Cumulative Participating Convertible Preferred Stock, Series D" are as set forth in this Article FOURTH and in Exhibit E to this Restated Certificate of Incorporation.

        I. 5% Cumulative Preferred Stock, Series A. The powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the shares of preferred stock designated the "5% Cumulative Preferred Stock, Series A" are as set forth in this Article FOURTH and in Exhibit F to this Restated Certificate of Incorporation.

        J. 5% Cumulative Participating Convertible Preferred Stock, Series E. The powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the shares of preferred stock designated the "5% Cumulative Participating Convertible Preferred Stock, Series E" are as set forth in this Article FOURTH and in Exhibit G to this Restated Certificate of Incorporation.

FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-laws of the Corporation. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial







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Class I directors shall terminate on the date of the 1994 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1995 annual meeting of stockholders and the term of the initial Class III directors shall terminate on the date of the 1996 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1994, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

        Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

SIXTH: Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of two-thirds (66 2/3%) of the outstanding shares of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article SIXTH as one class.

SEVENTH: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the By-laws of the






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Corporation, and may not be taken by a written consent of the stockholders pursuant to the GCL.

EIGHTH: Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the President. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

NINTH:

        A. In addition to any affirmative vote required by law or this Certificate of Incorporation or the By-laws of the Corporation, and except as otherwise expressly provided in Section B of this Article NINTH, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Stockholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class, excluding Voting Stock beneficially owned by any Interested Stockholder or any Affiliate or Associate of such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

        B. The provisions of Section A of this Article NINTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or any other provision of this Certificate of Incorporation or the By-laws of the Corporation, if all of the conditions specified in either of the following Paragraphs 1 or 2 are met:

             1. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

             2. All of the following conditions shall have been met:

             a. the aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i) and (ii) below:


                (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock acquired by it (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock; and

                (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock.

             b. The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock (as hereinafter defined), other than Common Stock, shall be at least equal to the highest amount determined under clauses
(i), (ii) and (iii) below:

                (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

                (ii) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

                (iii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation regardless of whether the Business Combination to be consummated constitutes such an event.

The provisions of this Paragraph 2 shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

             c. The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

             d. After the Determination Date and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that result in such Interested Stockholder becoming an Interested

Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock.

             e. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, an opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or unfairness) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

             f. Such Interested Stockholder shall not have made any major change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

        C. The following definitions shall apply with respect to this Article
NINTH:

             1. The term "Business Combination" shall mean:

             a. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other company (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

             b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder (except for any arrangement, whether as employee, consultant or otherwise, other than as a director, pursuant to which any Interested Stockholder or any Affiliate or Associate thereof shall, directly or indirectly, have any control over or responsibility for the management of any aspect of the business or affairs of the Corporation, with respect to which arrangements the value tests set forth below shall not apply), together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or involves aggregate commitments of $5,000,000 or more or constitutes more than 5 percent of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or 5 percent of the stockholders' equity (in the case of transactions in capital stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; or

             c. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or for any amendment to the Corporation's By-laws; or

             d. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

             e. any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) to (d).

             2. The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article FOURTH of this Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

             3. The term "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

             4. The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity who (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing fifteen percent (15%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing fifteen percent (15%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

             5. A person shall be a "beneficial owner" of any Voting Stock: (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or
(c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph 4 of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through applications of this Paragraph 5 of Section C, but shall not include any other shares of Capital Stock that may be issuable pursuant to an agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

             6. The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Act, as in effect on April 2, 1993 (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

             7. "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 4 of this Section C, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

             8. The term "Continuing Director" means any member of the Board of Directors of the Corporation, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

             9. The term "Fair Market Value" means: (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System, in the pink sheets of the National Quotation Bureau or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and
(c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

             10. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs 2.a. and 2.b. of Section B of this Article NINTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

        D. A majority of the Continuing Directors shall have the power and duty to determine for the purpose of this Article NINTH, on the basis of information known to them after reasonable inquiry, all questions arising under this Article NINTH, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether a Proposed Action (as hereinafter defined) is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $5,000,000 or more, and (f) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Article NINTH.

        E. Nothing contained in this Article NINTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

        F. The fact that any Business Combination complies with the provisions of Section B of this Article NINTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

        G. For the purposes of this Article NINTH, a Business Combination or any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article NINTH (collectively, "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if (1) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of the Corporation who with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director or (2) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder,

Affiliate, Associate or person a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

        H. Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-laws of the Corporation), any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article NINTH which is proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder shall require the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder; provided, however, that this Section H shall not apply to, and such sixty-six and two-thirds percent (66-2/3%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section C, Paragraph 8 of this Article NINTH.

TENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal to this Article TENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ELEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the By-laws of the Corporation. In addition, the By-laws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the outstanding stock of the Corporation entitled to vote thereon.

TWELFTH: Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with Articles FIFTH, SEVENTH, EIGHTH, NINTH, TENTH, and ELEVENTH of this Certificate of Incorporation.

THIRTEENTH: The Corporation reserves the right to repeal, alter, amend, or rescind any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

               IN WITNESS WHEREOF, NTL Holdings Incorporated has caused this Restated Certificate of Incorporation to be signed by Richard J. Lubasch, its Executive Vice President, General Counsel and Secretary, this 17th day of May, 2000.


                            NTL HOLDINGS INCORPORATED


                             By: /s/ Richard J. Lubasch
                                ------------------------------------------
                                Name:  Richard J. Lubasch
                                Title: Executive Vice President, General Counsel
                                         and Secretary

                                                                       Exhibit A

                 13% SENIOR REDEEMABLE EXCHANGEABLE PREFERRED STOCK
                                       AND
                     13% SERIES B SENIOR REDEEMABLE EXCHANGEABLE
                                 PREFERRED STOCK

        (a) Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a class of preferred stock consisting of two series, one designated as the "13% Senior Redeemable Exchangeable Preferred Stock" (the "Series A Preferred") and the other designated as the "13% Series B Senior Redeemable Exchangeable Preferred Stock" (the "Series B Preferred"). The number of shares constituting such class shall be 100,000 plus up to 150,000 shares issued in lieu of cash dividends, and are referred to as the "Preferred Stock." The liquidation preference of the Preferred Stock shall be $1,000.00 per share.

        (b) Rank. The Preferred Stock shall, with respect to dividends and distributions upon liquidation, winding-up and dissolution of the Corporation, rank (i) senior to (a) all classes of Common Stock, (b) the Junior Preferred Stock, (c) the 5% Preferred Stock and (d) each other class of Capital Stock or series of preferred stock issued by the Corporation after the Issue Date the terms of which specifically provide that such class or series will rank junior to the Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation or junior to or on a parity with any class of common stock of the Corporation or which do not specify their rank (the securities described in this clause (i), collectively, "Junior Securities"); (ii) on a parity with each class of Capital Stock or series of preferred stock issued by the Corporation after the Issue Date the terms of which specifically provide that such class or series will rank on a parity with the Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (the securities described in this clause (ii), collectively, "Parity Securities"); and (iii) junior to each other class of Capital Stock or other series of preferred stock issued by the Corporation after the Issue Date the terms of which specifically provide that such series will rank senior to the Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (the securities described in this clause (iii), collectively, "Senior Securities").

        (c)  Dividends.

             (i) Beginning on the Issue Date, the Holders of the outstanding shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on the Preferred

Stock at a rate equal to 13% per annum ($130 per share). Dividends will accrue from the Issue Date and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, a "Dividend Payment Date"), commencing on May 15, 1997. Dividends, whether or not earned or declared, will accrue without interest until declared and paid, which declaration may be for all or part of the accrued dividends. Dividends accruing on or prior to February 15, 2004 may, at the option of the Corporation, be paid (i) in cash, (ii) by the issuance of such number of additional fully paid and nonassessable shares (including fractional shares) of Preferred Stock equal to the amount of such dividends then payable divided by $1,000 or (iii) in any combination of the foregoing. Each dividend shall be payable to the Holders of record as they appear on the stock books of the Corporation on such record date as may be fixed by the Board of Directors, which record date will not be less than 10 nor more than 60 days prior to the applicable Dividend Payment Date. Dividends shall cease to accrue in respect of the Preferred Stock on the Exchange Date or on the date of their earlier redemption or repurchase by the Corporation, unless the Corporation shall have failed to issue the appropriate aggregate principal amount of Subordinated Debentures in respect of the Preferred Stock on such Exchange Date or shall have failed to pay the relevant redemption or repurchase price on the date fixed for redemption or repurchase. All dividends paid with respect to shares of the Preferred Stock shall be paid pro rata to the Holders entitled thereto.

             (ii) No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities for any period unless all accrued dividends have been or contemporaneously are declared and paid in full or declared and, if payable in cash, a sum in cash is set apart sufficient for such payment on the Preferred Stock. If all accrued dividends have not been so paid, the Preferred Stock shall share dividends pro rata with the Parity Securities based upon the relative liquidation preferences of the outstanding shares of the Preferred Stock and such Parity Securities. No dividends may be declared or paid, nor may funds be set aside for such payment, on Junior Securities, except dividends on Junior Securities which are paid in additional Junior Securities (other than Disqualified Capital Stock), and no Parity Securities or Junior Securities may be repurchased, redeemed or otherwise retired, nor may funds be set apart for such payment, if all accrued dividends have not been paid (or deemed to have been paid) on the Preferred Stock.

             (iii) In the event that (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 75th day following the Issue Date, (b) the Exchange Offer Registration Statement is not declared effective prior to the 120th day following the Issue Date, (c) the Registered Exchange Offer is not consummated on or prior to the 160th day following the Issue Date or (d) if the Corporation is obligated to file the Shelf Registration Statement under the Registration Rights Agreement and the Shelf Registration Statement is not declared effective on or prior to 160 days after the Issue Date (in each of cases (b), (c) and (d), as such period may be extended in accordance with the proviso of Section 2(a) of the Registration Rights Agreement) (each such event referred to in clauses (a) through (d) above, a "Registration Default"), dividends will accrue on the Preferred Stock (in addition to the stated dividends on the Preferred Stock) from and including the next day following each of (i) such 75-day period in the case of clause (a) above, (ii) such 120-day period in the case of clause (b) above, (iii) such 160-day period in the case of clause (c) above and (iv) such 160-day period in the case of clause (d) above (in each of cases (b), (c) and (d) as such period is extended, if applicable, in the manner aforesaid) (each such period referred to in clauses (i) through (iv) above, an "Accrual Period"), at a rate per annum equal to 0.50% of the liquidation preference of the Preferred Stock (determined daily). The amount of such additional dividends (the "Special Dividends") will increase by an additional 0.50% per annum with respect to each subsequent applicable Accrual Period until all Registration Defaults have been cured, up to a maximum of Special Dividends of 1.50% per annum of the liquidation preference (determined daily). In each case, such additional dividends (the "Special Dividends") will be payable quarterly in arrears each May 15, August 15, November 15 and February 15, commencing May 15, 1997, to Holders of record on the immediately preceding May 1, August 1, November 1 and February 1, respectively.

             In the event that a Shelf Registration Statement is declared effective pursuant to the Registration Rights Agreement, if the Corporation fails to keep the Shelf Registration Statement continuously effective for the period required by the Registration Rights Agreement, then from such time as the Shelf Registration is no longer effective until the earliest of (i) the date that the Shelf Registration Statement is again deemed effective, (ii) the date that is the third anniversary of the Issue Date or (iii) the date as of which all of the Transfer Restricted Securities are sold pursuant to the Shelf Registration Statement, Special Dividends shall accrue at a rate per annum equal to 0.50% of the liquidation preference of the Preferred Stock (1.00% thereof if the Shelf Registration Statement is no longer effective for 30 days or more) and shall be payable quarterly in arrears each May 15, August 15, November 15 and February 15, commencing May 15, 1997, to Holders of record on the immediately preceding May 1, August 1, November 1 and February 1, respectively.

             (iv) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any dividends on shares of the Preferred

Stock at any time. In the event that the Corporation fails to pay dividends, the sole remedy available to Holders will be the election of directors as set forth in paragraph (f)(ii).

             (v) Accrued dividends may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record, not more than sixty (60) days prior to payment thereof, as may be fixed by the Board of Directors of the Corporation.

             (vi) Dividends payable on the Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which such dividends are payable.

             (vii) References in this Resolution to "dividends" include Special Dividends unless the context requires otherwise.

        (d)  Liquidation Preference.

             (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount in cash equal to the liquidation preference for each share outstanding, plus an amount in cash equal to accrued and unpaid dividends thereon, if any, to the date fixed for liquidation, dissolution or winding up (including an amount in cash equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up), before any distribution shall be made or any assets distributed to the holders of any of the Junior Securities including, without limitation, any Common Stock. Except as provided in the preceding sentence, Holders shall not be entitled to any distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Preferred Stock and all Parity Securities, then the holders of all such shares shall share equally and ratably in such distribution of assets of the Corporation in proportion to the full liquidation preference to which each is entitled. After payment in full of the liquidation preference to which Holders are entitled, such Holders will not be entitled to any further participation in any distribution of assets of the Corporation.

             (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more entities shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation.

        (e)  Redemption.

             (i) Optional Redemption. (A) The Corporation may, at the option of the Board of Directors, redeem in whole at any time or in part from time to time, in the manner provided for in paragraph (e)(iii) hereof, any or all of the shares of Preferred Stock, at the redemption prices (expressed as percentages of the liquidation preference thereof) set forth below plus all accrued and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Optional Redemption Price") if redeemed during the 12-month period beginning February 15 of each of the years set forth below:

        2002..............................................   106.500%
        2003..............................................   104.333%
        2004..............................................   102.167%
        2005 and thereafter...............................   100.000%

             (B) Upon a Change of Control Call Event, the Corporation will have the option to redeem all (but not less than all) of the outstanding shares of Preferred Stock at a redemption price (the "Change of Control Call Price") equal to 100% of the liquidation preference thereof, plus the Applicable Premium, plus accrued and unpaid dividends to the date of repurchase; provided, however, no such redemption shall be consummated except contemporaneously with or after the merger, consolidation or business combination referred to in the definition of Change of Control Call Event. Notwithstanding anything to the contrary in paragraph (e)(iii), notice of any such redemption pursuant to this paragraph must be given no later than 90 days following the date upon which the Change of Control Call Event occurred (or no later than 10 days after the date on which a notice of a Change of Control Offer must be mailed pursuant to paragraph (h) if the events giving rise to the Change of Control Call Event also give rise to a Change of Control Triggering Event), and the purchase date must be within 30 days of the date of notice.

             (C) In the event of a redemption pursuant to paragraph (e)(i)(A) or (B) hereof of only a portion of the then outstanding shares of the Preferred Stock, the Corporation shall effect such redemption on a pro rata basis according to the number of shares held by each Holder of the Preferred Stock, except that the Corporation may redeem such shares held by Holders of fewer than 10 shares (or all shares held by Holders who would hold less than 10 shares as a result of such redemption), as may be determined by the Corporation. No partial redemption of the Preferred Stock may be authorized or made unless prior thereto all accrued dividends thereon shall have been paid in cash or declared and a sum set apart for such payment.

             (ii) Mandatory Redemption. On February 15, 2009, the Corporation shall redeem, to the extent of funds legally available therefor, in the manner provided for in paragraph (e)(iii) hereof, all of the shares of the Preferred Stock then outstanding at a redemption price equal to 100% of the liquidation preference per share, plus an amount in cash equal to all accrued and unpaid dividends per share (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Mandatory Redemption Price").

             (iii) Procedures for Redemption. (A) At least fifteen (15) days and not more than sixty (60) days prior to the date fixed for any redemption of the Preferred Stock, written notice (the "Redemption Notice") shall be given by first class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Preferred Stock at such Holder's address as it appears on the stock books of the Corporation; provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or to whom such notice was defective. If any Preferred Stock is to be redeemed in part only, the Redemption Notice that relates to such Preferred Stock will state the number of shares thereof to be redeemed. Shares of Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, will (upon compliance with any applicable provisions of Delaware law) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may, with any and all other authorized but unissued shares of preferred stock of the Corporation, be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, except that such shares may not be reissued or sold as shares of the Preferred Stock (other than in payment of dividends on the Preferred Stock). The Redemption Notice shall state:

             (1)    whether the redemption is pursuant to paragraph (e)(i)(A),
(e)(i)(B) or (e)(ii) hereof;

             (2) the Optional Redemption Price, the Change of Control Call Price or the Mandatory Redemption Price, as the case may be;

             (3) whether all or less than all the outstanding shares of the Preferred Stock are to be redeemed and the total number of shares of the Preferred Stock being redeemed;

             (4)    the date fixed for redemption;

             (5) that the Holder is to surrender to the Corporation, in the manner, at the place or places and at the price designated, such Holder's certificate or certificates representing the shares of Preferred Stock to be redeemed; and

             (6) that dividends on the shares of the Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Corporation defaults in the payment of the Optional Redemption Price, the Change of Control Call Price or the Mandatory Redemption Price, as the case may be.

             (B) Each Holder of shares of Preferred Stock shall surrender the certificate or certificates representing such shares to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price, the Change of Control Call Price or the Mandatory Redemption Price, as the case may be, for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

             (C) On the Redemption Date, unless the Corporation defaults in the payment in full of the applicable redemption price, dividends on the Preferred Stock called for redemption shall cease to accrue, and all rights of the Holders of redeemed shares shall terminate with respect thereto, other than the right to receive the Optional Redemption Price, the Change of Control Call Price or the Mandatory Redemption Price, as the case may be, without interest; provided, however, that if a notice of redemption shall have been given as provided in paragraph (iii)(A) above and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the Redemption Date) shall have been irrevocably deposited in trust for the equal and ratable benefit for the Holders of the shares to be redeemed, then, at the close of business on the day on which such funds are segregated and set aside, the Holders of the shares to be redeemed shall cease to be stockholders of the Corporation and shall be entitled only to receive the Optional Redemption Price, the Change of Control Call Price or the Mandatory Redemption Price, as the case may be, without interest.

        (f)  Voting Rights.

             (i) The Holders of Preferred Stock, except as otherwise required under Delaware law or as set forth in this paragraph (f), shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

             (ii) If (a) dividends on the Preferred Stock are in arrears and unpaid (after February 15, 2004, in cash) for six quarterly periods (whether or not consecutive), (b) the Corporation fails to effect a redemption of the Preferred Stock when required by, and in accordance with, paragraph (e)(ii) or
(c) the Corporation fails to make an offer to purchase all of the outstanding shares of Preferred Stock following a Change of Control Triggering Event, if such offer to purchase is required by paragraph (h), or fails to purchase all of the shares of Preferred Stock validly tendered pursuant thereto (each such event described in clauses (a) through (c) above being referred to herein as a "Voting Rights Triggering Event"), then the number of directors constituting the Board of Directors of the Corporation will be increased by two and the holders of the majority of the then outstanding shares of Preferred Stock, voting separately as a class, will be entitled to elect the two additional directors. Such voting rights will continue until such time as, in the case of a default under clause
(a), all accrued dividends on the Preferred Stock are paid in full and, in all other cases, any failure, breach or default referred to in clause (b) or (c) is remedied, at which time the term of any directors elected pursuant to the provisions of this paragraph shall immediately terminate. Any vacancy occurring in the office of a director elected by the Holders may be filled by the remaining director elected by such holders unless and until such vacancy shall be filled by such holders. Regardless of the number of Voting Rights Triggering Events, in no event shall the Holders have the right to elect and have serve more than two members of the Board of Directors of the Corporation at any one time.

             At any time after voting power to elect directors shall have become vested and be continuing in the Holders of shares of the Preferred Stock pursuant to this paragraph (f)(ii), or if vacancies shall exist in the offices of directors elected by the Holders of shares of the Preferred Stock, a proper officer of the Corporation may, and upon the written request of the Holders of record of at least 10% of the shares of Preferred Stock then outstanding addressed to the Secretary of the Corporation shall, call a special meeting of the Holders of Preferred Stock, for the purpose of electing the directors which such Holders are entitled to elect. If such meeting shall not be called by the proper officer of the Corporation within 20 days after personal service of said written request upon the Secretary of the Corporation, or within 20 days after mailing the same within the United States by certified mail, addressed to the Secretary of the Corporation at its principal executive offices, then the Holders of record of at least 20% of the outstanding shares of the Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders or such other place in the United States as shall be designated in such notice. Notwithstanding the foregoing, no such special meeting shall be called if any such request is received less than 30 days before the date fixed for the next ensuing annual or special meeting of stockholders of the Corporation. Any Holder of shares of the Preferred Stock so designated shall have, and the Corporation shall provide, access to the lists of Holders of shares of the Preferred Stock for purposes of calling a meeting pursuant to the provisions of this paragraph (f)(ii).

             (iii) The Corporation shall not, without the affirmative vote or consent of Holders of a majority of the shares of Preferred Stock then outstanding, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, (x) create, authorize or issue any class of Senior Securities or Parity Securities or (y) amend the Certificate of Designation so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of Preferred Stock or authorize the issuance of any additional shares of Preferred Stock (other than in payment of dividends on the Preferred Stock); provided, however, that the Corporation may, without the approval of any Holders, issue or have outstanding shares of Parity Securities (other than Disqualified Capital Stock) issued from time to time in exchange for, or all of the proceeds of which are used to redeem or repurchase, any or all of the shares of Preferred Stock. The Holders of a majority of the outstanding shares of Preferred Stock, voting or consenting, as the case may be, separately as one class, may waive compliance with any provision of the Certificate of Designation. Except as set forth in this paragraph (f)(iii), neither (a) the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities, including the designation of a series thereof within the existing class of Preferred Stock, nor (b) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall require the consent of any Holders or shall be deemed to affect adversely the rights, preferences, privileges or voting rights of shares of Preferred Stock.

             (iv) Without the affirmative vote or consent of Holders of a majority of the issued and outstanding shares of Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, the Corporation shall not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt a plan of liquidation unless: (A) either (1) the Corporation is the surviving or continuing Person or (2) the Person (if other than the Corporation) formed by such consolidation or into which the Corporation is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Corporation as an entirety or substantially as an entirety or in the case of a plan of liquidation, the Person to which assets of the Corporation have been transferred, shall be a corporation, partnership or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; (B) the Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the Preferred Stock had immediately prior to such transaction, and (C) the Corporation has delivered to the transfer agent for the Preferred Stock prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the terms hereof and that all conditions precedent herein relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more subsidiaries of the Corporation, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Corporation shall be deemed to be the transfer of all or substantially all of the properties and assets of the Corporation.

             (v) On or prior to the Exchange Date, the Corporation shall not amend or modify the form of Indenture (except as expressly provided therein in respects of amendments without the consent of holders of Subordinated Debentures) without the affirmative vote or consent of Holders of at least a majority of the shares of Preferred Stock then outstanding, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

             (vi) In any case in which the Holders shall be entitled to vote as described herein or pursuant to Delaware law, each Holder shall be entitled to one vote for each share of Preferred Stock held by such Holder.

        (g)  Exchange.

             (i) Requirements. On any Dividend Payment Date, the Corporation may, at its option, exchange the Preferred Stock, in whole but not in part, for the Subordinated Debentures; provided, however, that any such exchange may only be made if on or prior to the date of such exchange (i) the Corporation has paid all accrued dividends on the Preferred Stock (including the dividends payable on the Exchange Date) and there shall be no contractual impediment to such exchange; (ii) there shall be funds legally available sufficient therefor; (iii) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, if required at the time of such exchange for public indentures; and
(iv) the Corporation shall have delivered an Officers' Certificate and an Opinion of Counsel to the effect that all conditions to be satisfied prior to such exchange have been satisfied. Holders of Preferred Stock so exchanged will be entitled to receive $1.00 in principal amount of Subordinated Debentures for each $1.00 of liquidation preference of Preferred Stock held by such holder at the time of exchange. In connection with any such exchange, dividends on shares of Preferred Stock exchanged which have accrued on or prior to February 15, 2004 which have not been paid as of the Exchange Date shall be paid, at the Corporation's option, in cash, in additional Subordinated Debentures in an equivalent principal amount of such accrued and unpaid dividends or in a combination of the foregoing. Dividends on any shares of Preferred Stock accruing after February 15, 2004 which have not been paid as of the Exchange Date must be paid in cash on the Exchange Date. On the Exchange Date, all dividends on the Preferred Stock will cease to accrue. Subordinated Debentures issued in exchange for Preferred Stock will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issued in principal amounts of less than $1,000 so that each holder of Preferred Stock will receive certificates representing the entire amount of Subordinated Debentures to which its shares of Preferred Stock entitle it; provided, however, that the Corporation may, at its option, pay cash in lieu of issuing a Subordinated Debenture in a principal amount less than $1,000.

             (ii) Procedures. The Corporation shall send by first-class mail, postage prepaid, to each Holder of record on the record date fixed for such exchange of Preferred Stock, at such Holder's address as the same appears on the stock books of the Corporation, written notice (the "Exchange Notice") of its intention to exchange the Preferred Stock for Subordinated Debentures at least 30 and not more than 60 days prior to the Exchange Date; provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the exchange of any shares of Preferred Stock to be exchanged except as to the Holder or Holders to whom the Corporation has failed to give said notice or to whom such notice was defective. Each Exchange Notice must state (i) the Exchange Date, (ii) the place or places where certificates for shares of Preferred Stock are to be surrendered for exchange into Subordinated Debentures, (iii) that dividends on the shares of Preferred Stock to be exchanged will cease to accrue on the Exchange Date whether or not certificates for shares of Preferred Stock are surrendered for exchange on such Exchange Date unless the Corporation shall default in the delivery of Subordinated Debentures and (iv) that interest on the Subordinated Debentures shall accrue from the Exchange Date whether or not certificates for shares of Preferred Stock are surrendered for exchange on such Exchange Date.

             (A) On or before the Exchange Date, each Holder shall surrender the certificate or certificates representing such shares of Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Corporation shall cause the Subordinated Debentures to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Preferred Stock so exchanged, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), such shares shall be exchanged by the Corporation for Subordinated Debentures. The Series A Preferred shall be exchanged for Series A Debentures and the Series B Preferred shall be exchanged for Series B Debentures. The Corporation shall pay interest on the Subordinated Debentures at the rate and on the dates specified therein from the Exchange Date.

             (B) If notice has been mailed as aforesaid, and if before the Exchange Date specified in such notice (1) the Indenture shall have been duly executed and delivered by the Corporation and the trustee thereunder and (2) all Subordinated Debentures necessary for such exchange shall have been duly executed by the Corporation and delivered to the trustee under the Indenture with irrevocable instructions to authenticate the Subordinated Debentures necessary for such exchange, then the rights of the Holders of Preferred Stock so exchanged as stockholders of the Corporation shall cease (except the right to receive Subordinated Debentures, an amount in cash equal to the amount of accrued and unpaid dividends to the Exchange Date and, if the Corporation so elects, cash in lieu of any Subordinated Debenture with a principal amount not an integral multiple of $1,000), and the Person or Persons entitled to receive the Subordinated Debentures issuable upon exchange shall be treated for all purposes as the registered holder or holders of such Subordinated Debentures as of the Exchange Date.

             (iii) No Exchange in Certain Cases. Notwithstanding the foregoing provisions of this paragraph (g), the Corporation shall not be entitled to exchange the Preferred Stock for Subordinated Debentures if such exchange, or any term or provision of the Indenture or the Subordinated Debentures, or the performance of the Corporation's obligations under the Indenture or the Subordinated Debentures, shall violate any applicable law or if, at the time of such exchange, the Corporation is insolvent or if it would be rendered insolvent by such exchange.

        (h)  Change of Control Put.

             (i) In the event of a Change of Control Triggering Event, the Corporation shall notify each Holder in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") such Holder's shares of Preferred Stock at a purchase price in cash equal to 101% of the liquidation preference thereof plus accrued and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Change of Control Payment Date to the Change of Control Payment Date (as defined herein)).

             (ii) Not later than 90 days following the date upon which the Change of Control Triggering Event occurred, the Corporation shall send, by first class mail, postage prepaid, a notice to each Holder of Preferred Stock at such Holder's last registered address with a copy to the Registrar, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Preferred Stock pursuant to the Change of Control Offer. Such notice shall state:

              (A) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this paragraph (h) and that all Preferred Stock validly tendered and not withdrawn will be accepted for payment;

              (B) the purchase price (including the amount of accumulated and unpaid dividends, if any) and the purchase date (which shall be no earlier than

       30 days nor later than 60 days from the date such notice if mailed, other than as may be required by law) (the "Change of Control Payment Date"); provided, however, that there shall be no right of any Holder to require the Corporation to purchase such Holder's shares of Preferred Stock until the earlier of the date on which all of the Deferred Coupon Notes have been repaid or have matured;

              (C) that any shares of Preferred Stock not tendered will continue to accrue dividends;

              (D) that, unless the Corporation defaults in making payment therefor, any share of Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date;

              (E) that Holders electing to have any shares of Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender the certificate or certificates representing such shares, properly endorsed for transfer together with such customary documents as the Corporation and the transfer agent may reasonably require, in the manner and at the place specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

              (F) that Holders will be entitled to withdraw their election if the Corporation receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Preferred Stock the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such shares of Preferred Stock purchased;

              (G) that Holders whose shares of Preferred Stock are purchased only in part will be issued a new certificate representing the unpurchased shares of Preferred Stock; and

              (H) the circumstances and relevant facts regarding such Change of Control Triggering Event.

              (iii) Each Change of Control Offer shall remain open for at least 20 Business Days or such longer period as may be required by law. The Corporation shall comply with Rules 13e-4 and 14e-4 and 14e-1 under the Exchange Act and other provisions of state and federal securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase of the Preferred Stock in connection with a Change of Control Offer.

              (iv)   On the Change of Control Payment Date the Corporation shall
(A) accept for payment the shares of Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) pay to the Holders of shares so accepted the purchase price therefor in cash and (C) cancel and retire each surrendered certificate. Unless the Corporation defaults in the payment for the shares of Preferred Stock tendered pursuant to the Change of Control Offer, dividends will cease to accrue with respect to the shares of Preferred Stock tendered and all rights of Holders of such tendered shares will terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

              (v) Notwithstanding the foregoing, prior to the mailing of the notice of a Change of Control Offer referred to above, the Corporation shall (i) within 60 days following a Change of Control Triggering Event, either (a) repay in full all indebtedness for borrowed money of the Corporation, and terminate all commitments, under the Potential Credit Facilities, in each case, to the extent required upon a change of control pursuant to the terms thereof (or offer to repay in full all such indebtedness and terminate all such commitments and repay all such indebtedness owed to each lender which has accepted such offer and terminate all such commitments of each such lender), or (b) obtain the requisite consents under the Potential Credit Facilities to permit the repurchase of the Preferred Stock as provided above and (ii) within 90 days following a Change of Control Triggering Event, purchase all Senior Notes (or permitted refinancings thereof) which it is required to purchase by reason of such change of control pursuant to the provisions of the indenture therefor. The Corporation shall first comply with the covenant described in the immediately preceding sentence before it shall be required to repurchase Preferred Stock pursuant to the provisions described above.

       (i) Conversion or Exchange. The Holders of shares of Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Corporation.

       (j) Preemptive Rights. No shares of Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

       (k) Reissuance of Preferred Stock. Shares of Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock, provided that any issuance of such shares as Preferred Stock must be in compliance with the terms hereof.

       (l) Business Day. If any payment, redemption, purchase or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption, purchase or exchange shall be made on the immediately succeeding Business Day.

       (m) Reports. Whether or not required by the rules and regulations of the Commission, so long as any Preferred Stock is outstanding, the Corporation will file with the Commission and furnish to the Holders of Preferred Stock all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K (or the equivalent thereof in the event the Corporation becomes a corporation organized under the laws of England and Wales), including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Corporation's certified independent accountants, in each case, as required by the rules and regulations of the Commission as in effect on the Issue Date.

       (n) Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

              "Accrual Period" shall have the meaning ascribed to it in paragraph (c)(iii).

              "Applicable Premium" means, with respect to any share of Preferred Stock, the greater of (x) 1.0% of the liquidation preference thereof and
       (y) the excess, if any, of (a) the present value of dividends accruing until and including February 15, 2002 (assuming payment thereof in cash on the applicable Divi-dend Payment Date) and the liquidation preference and any applicable optional redemption premium therefor payable on such date for such share (in each case assuming payment thereof on February 15, 2002), computed using a discount rate equal to the Treasury Rate plus 100 basis points over (b) the sum of the liquidation preference of such share plus accrued and unpaid dividends to the redemption date.

              "Board of Directors" shall have the meaning ascribed to it in the first paragraph of this Resolution.

              "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Corporation and to be in full force and effect, and delivered to the Holders.

              "Business Day" means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

              "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Corporation.

              "Certificate of Incorporation" shall have the meaning ascribed to it in the first paragraph of this Resolution.

              "Change of Control" means (i) the sale, lease or transfer of all or substantially all of the assets of the Corporation to any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder), (ii) the approval by the requisite stockholders of the Corporation of a plan of liquidation or dissolution of the Corporation, (iii) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all classes of the voting stock of the Corporation and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, unless, as a result of such transaction, the ultimate direct or indirect ownership of the Corporation is substantially the same immediately after such transaction as it was immediately prior to such transaction, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Corporation's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Corporation's Board of Directors then in office.

              "Change of Control Call Event" means the entering by the Corporation into a binding agreement providing for a merger, consolidation or business combination of the Corporation with another corporation, association or other entity, which agreement provides that upon consummation thereof that the holders of the Common Stock will own less than 80% of the voting and economic power of the entity, if any, in which holders of the Common Stock will hold equity interests immediately following consummation of any such transaction.

              "Change of Control Call Price" shall have the meaning ascribed to it in paragraph (e)(ii)(B).

              "Change of Control Offer" shall have the meaning ascribed to it in paragraph (h)(i).

              "Change of Control Payment Date" shall have the meaning ascribed to it in paragraph (h)(ii)(B).

              "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Ratings Decline.

              "Commission" means the Securities and Exchange Commission.

              "Common Stock" means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, the Corporation's common stock, whether outstanding on the

       Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

              "Corporation" shall have the meaning ascribed to it in the first paragraph of this Resolution.

              "Deferred Coupon Notes" means (i) the Corporation's 10 7/8% Senior Deferred Coupon Notes Due 2003, (ii) the Corporation's 12 3/4% Senior Deferred Coupon Notes Due 2005 and (iii) the Corporation's 11 1/2% Senior Deferred Coupon Notes Due 2006.

              "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to February 15, 2009.

              "Dividend Payment Date" shall have the meaning ascribed to it in paragraph (c)(i).

              "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

              "Exchange Date" means the date of issuance of the Subordinated Debentures in accordance with paragraph (g) hereof.

              "Exchange Notice" shall have the meaning ascribed to it in paragraph (g)(ii) hereof.

              "Exchange Offer Registration Statement" shall have the meaning ascribed to it in the Registration Rights Agreement.

              "5% Preferred Stock" means the 5% Non-voting Convertible Preferred Stock, Series A, of the Corporation.

              "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

              "Holder" means a holder of shares of Preferred Stock as reflected in the stock books of the Corporation.

              "Indenture" means the indenture governing the Subordinated Debentures to be entered into between the Corporation and The Chase Manhattan Bank, as trustee, on the Exchange Date, substantially in the form on file with the secretary of the Corporation, which form is available to each Holder without charge upon request.

              "Investment Grade" means BBB- or higher by S&P or Baa3 or higher by Moody's. In the event that the Corporation shall be permitted to select any other Rating Agency, the equivalent of such ratings of S&P and Moody's used by such other Rating Agency shall be used.

              "Issue Date" means February 12, 1997, the date of original issuance of the Preferred Stock.

              "Junior Preferred Stock" means the 1,000,000 shares of Series A Junior Participating Preferred Stock designated and reserved for issuance in the Corporation's Certificate of Incorporation.

              "Junior Securities" shall have the meaning ascribed to it in paragraph (b) hereof.

              "Mandatory Redemption Price" shall have the meaning ascribed to it in paragraph (e)(ii) hereof.

              "Moody's" means Moody's Investors Service, Inc. and its successors.

              "Officers' Certificate" means a certificate signed by two officers or by an officer and either an Assistant Treasurer or an Assistant Secretary of the Corporation which certificate shall include a statement that, in the opinion of such signers all conditions precedent to be performed by the Corporation prior to the taking of any proposed action have been taken. In addition, such certificate shall include (i) a statement that the signatories have read the relevant covenant or condition, (ii) a brief statement of the nature and scope of such examination or investigation upon which the statements are based, (iii) a statement that, in the opinion of such signatories, they have made such examination or investigation as is reasonably necessary to express an informed opinion and (iv) a statement as to whether or not, in the opinion of the signatories, such relevant conditions or covenants have been complied with.

              "Opinion of Counsel" means an opinion of counsel that, in such counsel's opinion, all conditions precedent to be performed by the Corporation prior to the taking of any proposed action have been taken. Such opinion shall also include the statements called for in the second sentence under the definition of "Officers' Certificate."

              "Optional Redemption Price" shall have the meaning ascribed to it in paragraph (e)(i)(A) hereof.

              "Parity Securities" shall have the meaning ascribed to it in paragraph (b) hereof.

              "Permitted Designee" means (i) a spouse or a child of a Permitted Holder, (ii) trusts for the benefit of a Permitted Holder or a spouse or child of a Permitted Holder, (iii) in the event of the death or incompetence of a Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative or (iv) any Person so long as a Permitted Holder owns at least 50% of the voting power of all classes of the voting stock of such Person.

              "Permitted Holders" means George S. Blumenthal, J. Barclay Knapp and their Permitted Designees.

              "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

              "Potential Credit Facilities" has the meaning ascribed to such term in Corporation's Offering Memorandum dated February 7, 1997 relating to the offering of the Senior Notes and the Preferred Stock.

              "Preferred Stock" shall have the meaning ascribed to it in paragraph (a) hereof.

              "Rating Agencies" means (i) S&P, (ii) Moody's and (iii) if S&P or Moody's or both shall not make a rating of the Securities publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Corporation, which shall be substituted for S&P or Moody's or both, as the case may be.

              "Rating Category" means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories), (ii) with respect to Moody's, and of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories) and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Securities has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P, 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB to BB-, as well as from BB- to B+, will constitute a decrease of one gradation).

              "Rating Date" means that date which is 90 days prior to the earlier of (x) a Change of Control and (y) public notice of the occurrence of a Change of Control or of the intention by the Corporation or any Permitted Holder to effect a Change of Control.

              "Ratings Decline" means the occurrence of any of the following events on, or within six months after, the date of public notice of the occurrence of a Change of Control or of the intention of the Corporation or any person to effect a Change of Control (which period shall be extended so long as the rating of any of the Corporation's debt securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies): (a) in the event that any of the Corporation's debt securities are rated by both of the Rating Agencies on the Rating Date as Investment Grade, the rating of such debt securities by either of the Rating Agencies shall be below Investment Grade, (b) in the event that any of the Corporation's debt securities are rated by either, but not both, of the Rating Agencies on the Rating Date as Investment Grade, the rating of such debt securities by both of the Rating Agencies shall be below Investment Grade, or (c) in the event any of the Corporation's debt securities are rated below Investment Grade by both of the Rating Agencies on the Rating Date, the rating of such debt securities by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

              "Redemption Date," with respect to any shares of Preferred Stock, means the date on which such shares of Preferred Stock are redeemed by the Corporation.

              "Redemption Notice" shall have the meaning ascribed to it in paragraph (e)(iii) hereof.

              "Registered Exchange Offer" shall have the meaning ascribed to such term in the Registration Rights Agreement.

              "Registrar" means Continental Stock Transfer & Trust Company, as transfer agent and Registrar for the Preferred Stock.

              "Registration Defaults" shall have the meaning ascribed to it in paragraph (c)(iii).

              "Registration Rights Agreement" means the Registration Rights Agreement relating to the Preferred Stock and the Subordinated Debentures dated as of February 12, 1997 between the Corporation and Donaldson, Lufkin & Jenrette Securities Corporation, Chase Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a copy of which is available to each Holder without charge upon request from the secretary of the Corporation.

              "S&P" means Standard & Poor's Ratings Group and its successors.

              "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

              "Senior Notes" means the 10% Senior Notes Due 2007 of the Corporation.

              "Senior Securities" shall have the meaning ascribed to it in paragraph (b) hereof.

              "Series A Debentures" means the 13% Subordinated Exchange Debentures Due 2009 issuable under the Indenture.

              "Series B Debentures" means the 13% Series B Subordinated Exchange Debentures Due 2009 issuable under the Indenture.

              "Series A Preferred" shall have the meaning ascribed to it in paragraph (a) hereof.

              "Series B Preferred" shall have the meaning ascribed to it in paragraph (a) hereof.

              "Shelf Registration Statement" shall have the meaning ascribed to such term in the Registration Rights Agreement.

              "Special Dividends" shall have the meaning ascribed to it in paragraph (c)(iii).

              "Subordinated Debentures" means the Series A Debentures and the Series B Debentures.

              "Transfer Agent" means Continental Stock Transfer & Trust Company, as Transfer Agent for the Preferred Stock.

              "Transfer Restricted Securities" shall have the meaning ascribed to it in the Registration Rights Agreement.

              "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the date fixed for redemption of the Preferred Stock (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the then remaining period to the date scheduled for the mandatory redemption of the Preferred Stock; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period to the date scheduled for the mandatory redemption of the Preferred Stock is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

              "Voting Rights Triggering Event" shall have the meaning ascribed to it in paragraph (f)(i) hereof.

                                                                       Exhibit B

                     9.9% NON-VOTING MANDATORILY REDEEMABLE
                            PREFERRED STOCK, SERIES B

              (1) Designation; Number of Shares. The designation of the series of Preferred Stock, par value $.01 per share, of the Company created hereby shall be "9.90% Non-voting Mandatorily Redeemable Preferred Stock, Series B" (including, in the case of any reclassification, recapitalization, or other change to such Preferred Stock or, in the case of a consolidation or merger of the Company with or into another Person affecting such Preferred Stock, such capital stock to which a holder of such Preferred Stock shall be entitled upon the occurrence of such event, the "Mandatorily Redeemable Preferred Stock"). The authorized number of shares of Mandatorily Redeemable Preferred Stock shall be 52,217, which number may from time to time be increased or decreased (but not below the number then outstanding). Each share of Mandatorily Redeemable Preferred Stock shall have a stated value of $1,000 (the "Stated Value").

              Any shares of Mandatorily Redeemable Preferred Stock redeemed or otherwise acquired by the Company shall be retired and shall resume the status of authorized and unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series of Preferred Stock by the Board of Directors.

              (2) Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph (2) shall have, for all purposes of this Certificate of Designations, the meanings herein specified:

              "Adjustment Date" shall have the meaning set forth in paragraph
(4)(k).

              "Affiliate" of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

              "Applicable Price" shall mean the aggregate of (A) in the event of a Reorganization in which the holders of Common Stock receive cash, the amount of such cash receivable by the holder of one share of Common Stock (as such share is in effect immediately prior to the consummation of such Reorganization); and (B) in the event of a Reorganization in which the holders of Common Stock receive securities or other property which are traded on an established market (within the meaning of Treasury Regulation 1.1273-2(f)(1) of the Internal Revenue Code of 1986, as in effect on September 30, 1990), the average (or if there be more than one security or item of property the sum of the averages) of the daily Trading Prices of such securities and/or property receivable by the holder of one share of Common Stock (as such share is in effect immediately prior to such consummation) for the period of ten consecutive Trading Days ending on the Trading Day immediately preceding date of occurrence of the Reorganization, appropriately adjusted to take into account any stock dividend on such security or property, or any subdivision, split, combination, reclassification of such security or property that occurs or the "ex" date for which occurs on or prior to such date.

              "Average Market Price" on any Determination Date or Adjustment Date, as applicable, shall mean the average of the daily Closing Prices for the period of 10 consecutive Trading Days, ending on the Trading Day immediately preceding such Determination Date or Adjustment Date, as applicable, appropriately adjusted to take into account any stock dividend on the Common Stock or any subdivision, split, combination or reclassification of the Common Stock that occurs, or the date on which "ex-dividend" trading commences, during the period following the first Trading Day in such ten-Trading Day period to and including the Determination Date or Adjustment Date, as applicable.

              "Board" shall mean the Board of Directors of the Company, and, unless the context indicates otherwise, shall also mean, to the extent permitted by law, any committee thereof authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Company with respect to such matter.

              "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York and London, England are authorized to close or not obligated by law or executive order to open.

              "Closing Price" shall mean, on any day:

              (i) the average between the high and low reported sale price of a share of Common Stock on and as reported by the Nasdaq Stock Market's National Market on such day;

              (ii) if the primary trading market for the Common Stock on such day is not the Nasdaq Stock Market's National Market, then the closing sale price regular way on such day, or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case as reported by the Nasdaq System, the National Quotations Bureau, Inc. or a comparable service;

              (iii) if the Closing Price on such day is not available pursuant to one of the methods specified above, then the average of the bid and asked prices for the Common Stock on such day as furnished by any New York Stock Exchange member firm selected from time to time by the Board for that purpose; or

              (iv) if the Closing Price on such day is not available pursuant to the method specified in (iii) above, the determination of Closing Price shall be determined in good faith by the Board exercising its reasonable discretion.

              "Commission" shall have the meaning set forth in paragraph (4)(k).

              "Common Stock" shall mean the shares of common stock, par value $0.01 per share, of the Company, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Common Stock, or in the case of a consolidation or merger of the Company with or into another Person affecting the Common Stock, such capital stock to which a holder of Common Stock shall be entitled upon the occurrence of such event.

              "Common Stock Dividend Amount" shall have the meaning set forth in paragraph (3) (c).

              "Convertible Securities" shall mean securities, including evidences of indebtedness or shares of stock, which are, at the option of the holder thereof, convertible into or exchangeable, directly or indirectly, for shares of Common Stock.

              "Determination Date" shall mean: (i) in the case of a dividend payment, the record date for such dividend payment, (ii) in the case of a redemption payment pursuant to paragraph (4)(a), the Redemption Date, (iii) in the case of a redemption payment pursuant to paragraph (4)(b), the tenth anniversary of the Issue Date, (iv) in the case of a redemption payment pursuant to paragraph (4)(d), the Adjustment Date, and (v) in the case of a Reorganization, the date the Reorganization occurs.

              "Effectiveness Date" shall have the meaning set forth in paragraph
(4)(k).

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations promulgated thereunder.

              "Extended Sale Date" shall have the meaning set forth in paragraph (4)(k).

              "Fixed Price", on any Determination Date with respect to any Other Equity Security, shall have the meaning assigned to such term in the certificate of designations relating to, and setting forth the terms of, such Other Equity Security.

              "Full Consideration Amount" shall have the meaning set forth in paragraph (4)(k).

              "Issue Date" shall mean December 21, 1998.

              "JPPF" shall mean the Series A Junior Participating Preferred Stock of the Company issuable upon exercise of the Rights pursuant to the Rights Agreement.

              "Junior Stock" shall mean:

              (i) each class or series of common stock of the Company, including, without limitation, the Common Stock;

              (ii)   the JPPF issuable upon exercise of the Rights;

              (iii) any other class or series of capital stock of the Company hereafter created, other than (a) any class or series of Parity Stock (except to the extent provided under clause (iv) hereof) and (b) any class or series of Senior Stock, and

              (iv) any class or series of Senior Stock or Parity Stock to the extent that it ranks junior to the Mandatorily Redeemable Preferred Stock as to dividend rights, rights of redemption or rights on liquidation, as the case may be. For purposes of clause (iii) above, a class or series of Senior Stock or Parity Stock shall rank junior to the Mandatorily Redeemable Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of Mandatorily Redeemable Preferred Stock shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such class or series of Senior Stock or Parity Stock.

              "Liquidating Payment" shall mean an amount equal to the Liquidation Preference of a share of Mandatorily Redeemable Preferred Stock or, if less, the amount payable in respect of one share of Mandatorily Redeemable Preferred Stock pursuant to paragraph (7)(a) upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

              "Liquidating Payment Date" shall mean the date on which the Company makes the aggregate Liquidating Payment to all holders of outstanding shares of Mandatorily Redeemable Preferred Stock.

              "Liquidation Preference" measured per share of the Mandatorily Redeemable Preferred Stock, shall mean an amount equal to (a) the Stated Value per share of Mandatorily Redeemable Preferred Stock, plus (b) for purposes of determining the amount payable pursuant to paragraph (7) only, an amount equal to all dividends accrued but unpaid on such share, whether or not such unpaid dividends have been declared or there are funds of the Company legally available for the payment of dividends, to the Liquidating Payment Date.

              "Mandatorily Redeemable Preferred Stock" shall have the meaning set forth in paragraph (1).

              "Mandatory Redemption Price" shall have the meaning set forth in paragraph (4)(b).

              "Option" shall mean any right, option or warrant entitling the holder thereof to subscribe for, purchase, or otherwise acquire Convertible Securities or Common Stock in the Company (other than the Rights).

              "Other Equity Security" shall mean any equity security of the Company, other than Common Stock, issued by the Company to provide funds for the payment in cash of the Redemption Price or Mandatory Redemption Price in accordance herewith, with the rights to be determined in the sole discretion of the Company.

              "Parity Stock" shall mean the Mandatorily Redeemable Preferred Stock and any class or series of capital stock, whether now existing or hereafter created, of the Company to the extent ranking on a parity basis with the Mandatorily Redeemable

Preferred Stock as to dividend rights, rights of redemption or rights on liquidation. Capital stock of any class or series, whether now or existing or hereafter created, shall rank on a parity as to dividend, rights of redemption or rights on liquidation with the Mandatorily Redeemable Preferred Stock, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share or sinking fund or mandatory redemption provision, if any, are different from those of the Mandatorily Redeemable Preferred Stock, if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in proportion to their respective accumulated and accrued and unpaid dividends, redemption prices or liquidation prices, respectively, without preference or priority, one over the other, as between the holders of shares of such class or series and the holders of Mandatorily Redeemable Preferred Stock. No class or series of capital stock that ranks junior to the Mandatorily Redeemable Preferred Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Mandatorily Redeemable Preferred Stock as to dividend rights or rights of redemption.

              "Payment Record Date" shall have the meaning set forth in

paragraph (12).

              "Permitted Cost" shall mean underwriting costs, brokerage fees and related costs and expenses not exceeding 3% for Common Stock or 5% for any Other Equity Security of either the applicable amount of the Redemption Price or Mandatorily Redemption Price (in the event that any Other Equity Security is issued in order to provide cash for the redemption), or of gross proceeds (in any other case).

              "Person" shall mean any individual corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

              "Redemption Agent" shall have the meaning set forth under paragraph (4)(h).

              "Redemption Date" as to any share of Mandatorily Redeemable Preferred Stock, shall mean the date on which such share is redeemed by the Company pursuant to paragraph (4).

              "Redemption Notice" shall have the meaning set forth in paragraph

(4)(f).

              "Redemption Price" shall have the meaning set forth in paragraph
(4)(a).

              "Registration Statement" shall have the meaning set forth in paragraph (4)(k).

              "Reorganization" shall mean any of the following events:

              (i) any consolidation or merger of the Company with another entity (other than a merger or consolidation in which the Company is the surviving or continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation remains unchanged),

              (ii) the sale or other transfer of all or substantially all of its assets to another entity,


              (iii) any reorganization or reclassification of the Common Stock or other equity securities of the Company, and

              (iv) any statutory exchange of any shares of capital stock of the Company for shares of capital stock of another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation remains unchanged).

              "Reorganization Unit" means the kind or amount of securities, cash or other property receivable upon consummation of a Reorganization in substitution of or in exchange for a share of Common Stock as such share is in effect immediately prior to such consummation (provided that if the kind or amount of securities, cash or other property receivable upon consummation of such Reorganization is not the same with respect to each such share, then the kind and amount of securities, cash or other property which shall be deemed receivable upon consummation of such Reorganization with respect to each such share for purposes hereof shall be the kind and amount so receivable per share by a plurality of such shares).

              "Rights" means the rights issuable pursuant to the Rights
Agreement.

              "Rights Agreement" means the rights agreement, dated as of October 13, 1993, between the Company and Continental Transfer and Trust Company, as rights agent.

              "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations promulgated thereunder.

              "Senior Stock" shall mean any class or series of capital stock of the Company hereafter created to the extent ranking prior to the Mandatorily Redeemable Preferred Stock as to dividend rights, rights of redemption or rights on liquidation. Capital stock of any class or series shall rank prior to the Mandatorily Redeemable Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in preference or priority to the holders of shares of Mandatorily Redeemable Preferred Stock. No class or series of capital stock that ranks on a parity basis with or junior to the Mandatorily Redeemable Preferred Stock as to rights on liquidation shall rank or be deemed to rank prior to the Mandatorily Redeemable Preferred Stock as to dividend rights or rights of redemption, notwithstanding that the dividend rate, dividend payment dates, sinking fund provisions, if any, or mandatory redemption provisions thereof are different from those of the Mandatorily Redeemable Preferred Stock.

              "Stated Value" shall have the meaning set forth in paragraph (1).

              "Trading Day" shall mean a day on which the Nasdaq Stock Market's National Market or, if different, the principal exchange on which the Common Stock is quoted or traded is each open for the transaction of business.

               "Trading Price" of a security or property for any day means the closing sale price regular way on such day, or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices of such security or property on such day on the applicable established market on which such security or property is traded.

              (3)    DIVIDENDS.

              (a) Payment. The holders of outstanding shares of Mandatorily Redeemable Preferred Stock shall be entitled to receive, when, as and if declared by the

Board out of funds legally available therefor (without prejudice to paragraph
(3)(b)), dividends, in preference to dividends on any Junior Stock, at the rate per annum of 9.90% of the Stated Value per share, rounded to the nearest cent. Such dividends shall accrue from the Issue Date and shall be payable on the date the Mandatorily Redeemable Preferred Stock is redeemed pursuant to paragraph
(4).

              Dividends on the outstanding shares of Mandatorily Redeemable Preferred Stock will accrue on a daily basis (without interest or compounding) whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Dividends will cease to accrue in respect of shares of Mandatorily Redeemable Preferred Stock on the date of their redemption. No interest, or sum of money in lieu of interest, shall be payable in respect of any accrued dividend payment.

              (b) Declaration and Manner of Payment of Dividends. Any dividends may be paid, in the sole discretion of the Board: (i) in cash out of funds legally available therefor; (ii) through the delivery of shares of Common Stock; or (iii) through any combination of the foregoing forms of consideration elected by the Board in its sole discretion. If any dividend declared by the Board is to be paid, in whole or in part, through the delivery of shares of Common Stock, each holder of Mandatorily Redeemable Preferred Stock shall receive the same proportion of cash and/or shares of Common Stock (except for cash paid in lieu of fractional shares) delivered in payment of such dividend to other holders of shares of Mandatorily Redeemable Preferred Stock.

              (c) Payment of Dividends by Delivery of Common Stock. If the Company elects to pay any dividend payment, in whole or in part, by delivery of shares of Common Stock, the amount of such dividend payment to be paid per share of Mandatorily Redeemable Preferred Stock in shares of Common Stock (the "Common Stock Dividend Amount") shall be paid through the delivery to the holders of record for such shares of Mandatorily Redeemable Preferred Stock on the record date for such dividend payment (which shall be not more than 10 days prior to the payment date) of a number of shares of Common Stock determined by dividing the Common Stock Dividend Amount by the Average Market Price. No fractional shares of Common Stock shall be delivered to a holder of shares of Mandatorily Redeemable Preferred Stock, but the Company shall instead pay a cash adjustment determined as provided in paragraph (8). Common Stock so payable shall receive the benefit of customary resale registration rights.

               (d) Prohibitions on Cash Dividends. Notwithstanding anything contained in this Certificate to the contrary, but without effect on the accrual thereof, no cash dividends on shares of Mandatorily Redeemable Preferred Stock shall be declared by the Board or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including, without limitation, any agreement, contract, indenture, bond, note, debenture, guarantee or other instrument relating to or evidencing its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder; provided, however, that nothing contained in this paragraph (d) shall alter, limit or restrict the Company's obligation to declare and pay accrued dividends, to the extent permitted by applicable law, through the delivery of shares of Common Stock, whether permitted by any such agreement or not.

               (e) Pro Rata. All dividends paid with respect to the shares of Mandatorily Redeemable Preferred Stock shall be paid pro rata (as nearly as may be practicable) to the shareholders entitled thereto.

               (f) Priority. Payment of dividends to the holders of shares of Mandatorily Redeemable Preferred Stock shall be subject to the prior preferences and other rights of any Senior Stock and to the provisions of paragraph (6).

               (4) REDEMPTION.

               (a) Optional Redemption. At any time during the period beginning on the Issue Date until the Redemption Date, the Company shall have the right to redeem the outstanding shares of Mandatorily Redeemable Preferred Stock at a price equal to $1,000 per share, together with an amount equal to all dividends accrued but unpaid thereon to the Redemption Date (the "Redemption Price").

               (b) Mandatory Redemption. All outstanding shares of Mandatorily Redeemable Preferred Stock shall be mandatorily redeemed by the Company out of funds legally available therefor on the date that is the tenth anniversary of the Issue Date at a redemption price equal to $1,000 per share, plus an amount equal to all accrued and unpaid dividends per share to the Redemption Date (the "Mandatory Redemption Price").

               (c) Event of Reorganization. All outstanding shares of Mandatorily Redeemable Preferred Stock shall be mandatorily redeemed by the Company at the

Mandatory Redemption Price in the event of a Reorganization, other than a Reorganization as set forth in paragraph (5)(a) or any other transaction undertaken for the bona fide purpose of causing the Common Stock of the Company to be convertible into or exchangeable for, immediately or over time, equity securities of a public limited company incorporated in England and/or Wales for the purpose of listing on the London Stock Exchange.

               (d) Early Mandatory Redemption. If by June 15, 2000, the Company has neither exercised its right to optionally redeem the Mandatorily Redeemable Preferred Stock pursuant to paragraph (4)(a) nor redeemed the Mandatorily Redeemable Preferred Stock pursuant to paragraph (4)(c), all outstanding shares of Mandatorily Redeemable Preferred Stock shall be mandatorily redeemed by the Company at the Mandatory Redemption Price, less any Permitted Cost. The Redemption Date for such redemption shall be July 1, 2000.

               (e) Company's Right to Elect Manner of Payment of Redemption Price or Mandatory Redemption Price. The Company may effect the redemption of shares of Mandatorily Redeemable Preferred Stock at the Redemption Price or the Mandatory Redemption Price, in the sole discretion of the Board: (i) in cash out of funds legally available therefor, (ii) subject to compliance with paragraph
(g), in exchange for and through the delivery of shares of Common Stock, or
(iii) through any combination of the foregoing forms of consideration elected by the Board in its sole discretion.

               (f) Notice of Redemption. In the event of an offer by the Company to redeem any shares of Mandatorily Redeemable Preferred Stock pursuant to paragraph (4)(a) or a redemption of the Mandatorily Redeemable Preferred Stock pursuant to paragraph (4)(b), (4)(c) or (4)(d), the Company shall provide notice of such offer to redeem or such redemption to holders of record of Mandatorily Redeemable Preferred Stock to be redeemed not less than 30 days (not less than 10 days if the Redemption Price or Mandatory Redemption Price is payable in cash or Common Stock) nor more than 60 days prior to the Redemption Date. Such notice (a "Redemption Notice") shall, subject to paragraph (4)(h)(z), be provided in accordance with paragraph (13); provided, however, that neither failure to give such notice nor any defect therein shall affect the validity of the proceedings for the redemption of any shares of Mandatorily Redeemable Preferred Stock to be redeemed.

               In addition to any information required by law, the Redemption Notice shall state, as appropriate, the following (and may contain such other information as the Company deems advisable):

               (A) whether the redemption is pursuant to paragraph (4)(a),
                   (4)(b), (4)(c) or (4)(d);

               (B) the Redemption Date;

               (C) the number of shares of Mandatorily Redeemable Preferred
                   Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder;

               (D) the Redemption Price or Mandatory Redemption Price and the
                   form or forms of consideration that the Company has elected to pay and/or deliver upon such redemption and, if more than one form of consideration has been elected by the Company, the designated portions of the Redemption Price or Mandatory Redemption Price to be paid in each form of consideration so elected;

               (E) the place or places in the United States or England and Wales where certificates for Mandatorily Redeemable Preferred Stock to be redeemed are to be surrendered for redemption; and

               (F) that dividends on the shares of Mandatorily Redeemable
                   Preferred Stock to be redeemed shall cease to accrue on the Redemption Date (unless the Company defaults in making payment of the Redemption Price).

               (g) Redemption by Delivery of Common Stock. If the Company elects to pay, in whole or in part, the Redemption Price in respect of shares of Mandatorily Redeemable Preferred Stock in exchange for and through the delivery of shares of Common Stock, then the Company shall deliver to each holder of shares of Mandatorily Redeemable Preferred Stock to be redeemed on the Redemption Date a number of shares of Common Stock equal to the aggregate Redemption Price (or designated portion thereof) of such shares of Mandatorily Redeemable Preferred Stock divided by the Average Market Price. No fractional shares of Common Stock shall be delivered to a holder of shares of Mandatorily Redeemable Preferred Stock in payment of the Redemption Price, but the Company shall instead pay a cash adjustment determined as provided in paragraph (8).

               (h) Deposit of Funds and/or Shares. If on or before the Redemption Date: (x) the Company shall have deposited with any bank or trust company organized under the laws of the United States of America or any state thereof having capital, undivided profits and surplus aggregating at least $250 million (the "Redemption Agent"), cash (including cash for any adjustment in lieu of delivering fractional shares) and/or shares of Common Stock sufficient to pay in full the aggregate Redemption Price (calculated through the Redemption
Date) for such shares of Mandatorily Redeemable Preferred Stock on such Redemption Date, (y) such cash and/or shares of Common Stock are readily available to, but only to, the holders of Mandatorily Redeemable Preferred Stock in satisfaction of the obligations of the Company with respect to the payment of the Redemption Price and (z) the Company shall prior to the Redemption Date have so notified each record holder of Mandatorily Redeemable Preferred Stock, which notice shall be given to each holder of Mandatorily Redeemable Preferred Stock by courier and shall identify the Redemption Agent, its address and telephone and telecopier numbers and the contact person(s) at the Redemption Agent responsible for administration of the deposit then, effective as of the close of business on such Redemption Date (and notwithstanding that any certificate therefor shall not have been surrendered for cancellation): (i) such shares of Mandatorily Redeemable Preferred Stock shall no longer be deemed outstanding but any shares of Common Stock so deposited in accordance with this paragraph (h) for which such Mandatorily Redeemable Preferred Stock was redeemed shall be deemed to be outstanding; (ii) the holders thereof shall cease to be holders of Mandatorily Redeemable Preferred Stock but shall be shown on the records of the Company as holders of the Common Stock so deposited in accordance with this paragraph (h) in redemption of such Mandatorily Redeemable Preferred Stock;
(iii) dividends with respect to the shares so called for redemption shall cease to accrue on the Redemption Date but, subject to paragraph (4)(g), such holders shall be entitled to any dividends which shall thereafter accrue on, and shall be entitled to exercise all other rights associated with, any shares of Common Stock so deposited in accordance with this paragraph (h) in redemption of such Mandatorily Redeemable Preferred Stock; and (iv) all rights whatsoever with respect to the shares so called for redemption shall forthwith cease and terminate (except the right of such holders, upon the surrender of certificates evidencing the shares of Mandatorily Redeemable Preferred Stock so redeemed, to receive the cash and/or Common Stock payable or deliverable in payment of the Redemption Price therefor, and the applicable cash adjustment, if any, in lieu of fractional shares, without interest). Any cash and/or shares of Common Stock so deposited or set apart which shall remain unclaimed at the end of one year after the Redemption Date shall be returned or released to the Company, after which time the holders of shares of Mandatorily Redeemable Preferred Stock called for redemption on such Redemption Date that remain outstanding after such one-year period shall look only to the Company for the payment of the Redemption Price for such shares, without interest.

               Subject to compliance with paragraph (4)(k), a deposit made in compliance with the immediately preceding sentence shall, except to the extent released or returned to the Company, be deemed to constitute full payment for the shares of Mandatorily Redeemable Preferred Stock to be redeemed. Any interest accrued on funds so deposited shall be paid by the Redemption Agent to the Company from time to time.

               (i) Surrender of Certificates; Status. Each holder of shares of Mandatorily Redeemable Preferred Stock to be redeemed shall not be entitled to receive payment of the Redemption Price or Mandatory Redemption Price for such shares until such holder shall surrender the certificates evidencing such shares duly endorsed by, or accompanied by, an instrument of transfer (in form reasonably satisfactory to the Company) duly executed by, the holder or such holder's duly authorized attorney-in-fact or, if the shares issuable upon redemption are to be issued in the same name as the name in which such share of the Mandatorily Redeemable Preferred Stock is registered, in blank to the Redemption Agent (or to the Company if there is no Redemption Agent) at the place designated in the Redemption Notice for such redemption and shall thereupon be entitled to receive the consideration for such shares specified in the Redemption Notice in an aggregate amount equal to the Redemption Price or Mandatory Redemption Price for such shares. Holders of shares of Mandatorily Redeemable Preferred Stock that are redeemed on the Redemption Date shall not be entitled to receive dividends declared and paid on any shares of Common Stock exchangeable and deliverable in payment of the Redemption Price or Mandatory Redemption Price (or designated portion thereof) for such shares of Mandatorily Redeemable Preferred Stock, and such shares of Common Stock shall not be entitled to vote, until such shares of Common Stock are delivered upon the surrender of the certificates representing such shares of Mandatorily Redeemable Preferred Stock. Upon such surrender, such holders shall be entitled to receive such dividends declared and paid subsequent to such Redemption Date and prior to the delivery.

               (j) Priority. The right of the Company to redeem shares of Mandatorily Redeemable Preferred Stock pursuant to this paragraph (4) shall be subject to the prior preferences and other rights of any Senior Stock and to the provisions of paragraph (7).

               (k) Full Consideration Amount. If the Company elects to exchange and deliver shares of Common Stock in payment of the Mandatory Redemption Price (or a designated portion thereof) pursuant to paragraph (e), the Company shall be obligated to file (on or prior to April 1, 2000) and cause to be declared effective by the Securities and Exchange Commission (the "Commission") a resale "shelf" registration statement (the "Registration Statement"), or such other successor form of registration statement that may be adopted by the Commission from time to time, on behalf of the holders of such Common Stock. The Company may deliver shares of Common Stock having a value (equal to the Average Market Price as of April 1, 2000) to the holders. When the Registration Statement is declared effective (the "Effectiveness Date"), the holders shall sell at the time (but no later than the later to occur of June 15, 2000 and ten Business Days after the Effectiveness Date (the "Extended Sale Date")) and in a bona fide manner designated by the Company (but shall not sell or transfer in any other manner until after June 15, 2000 (if the Effectiveness Date has not theretofore occurred) and prior to the Effectiveness Date), the shares of Common Stock received in redemption of the Mandatorily Redeemable Preferred Stock and the holders shall be required to cooperate fully (including by executing customarily required documentation) in such process and the holders shall retain the proceeds of such sale. On or prior to the later to occur of July 1, 2000 and two Business Days after the Extended Sale Date (either, the "Adjustment Date"), the Company shall deliver to such holders, on a pro rata per share basis, consideration (payable as set forth in paragraph (l)) equal to (a) (pound)31 million, together with accrued and unpaid dividends, calculated to the date of such delivery, as if the Mandatorily Redeemable Preferred Stock had remained outstanding until the Adjustment Date (the "Full Consideration Amount"), minus the aggregate of (b) (i) in the event that any such holders have previously sold all or a portion of their shares of Common Stock pursuant to such Registration Statement or otherwise by such date, the aggregate amount of proceeds from any such sale (without deduction of any customary underwriting costs, brokerage fees and other related costs and expenses not exceeding the Permitted Cost), plus
(ii) in the event that any such holders still retain (by agreement of the holders and the Company) all or a portion of their shares of Common Stock on such date, the amount which is equal to the current market value of such shares of Common Stock, as determined using the Average Market Price, as of the Adjustment Date, plus (iii) the aggregate amount of any cash previously delivered in payment of the Redemption Price; provided, however, that (i) in no event shall any payment be made pursuant to this paragraph if the amount determined pursuant to subparagraph (b) above exceeds the Full Consideration Amount and (ii) if for any reason (other than agreement of the holders and the Company) shares of Common Stock are not sold by the Adjustment Date, the Full Consideration Amount shall be adjusted to and calculated as of the date the shares are actually sold.

               (l) Payments with Respect to Full Consideration Amount. Any payment required to be made by the Company pursuant to the preceding paragraph may be paid, in the sole discretion of the Company, (i) in cash out of funds legally available therefor, (ii) in exchange for and through the delivery of shares of Common Stock, valued as of the Adjustment Date, or (iii) through any combination of the foregoing forms of consideration elected by Company in its sole discretion. Common Stock so payable shall be valued at the Average Market Price as of the Adjustment Date and shall promptly receive the benefit of customary resale registration rights.

               (m) Other Equity Security. If the Company elects to sell any Other Equity Security at any time prior to June 15, 2000 in order to fund the redemption of the Mandatorily Redeemable Preferred Stock and/or Common Stock issued in redemption thereof, the holders will deliver such securities to the Company in exchange for the proceeds of the sale of such Other Equity Security (less any Permitted Cost).

               (5) REORGANIZATIONS.

               (a) Holding Company. Notwithstanding anything herein to the contrary, if the Company is reorganized such that the Common Stock is exchanged for the common stock of a new entity ("Holdco") whose common stock is traded on NASDAQ or another recognized securities exchange, then the Company, by notice to the holders of the Mandatorily Redeemable Preferred Stock but without any required consent on their part, may cause the exchange of this Mandatorily Redeemable Preferred Stock for mandatorily redeemable preferred stock of Holdco having the same terms and conditions as set forth herein, provided that where Holdco is not solely incorporated as a Delaware company or where the Holdco share structure is not identical to that of the Company, the rights attaching to the mandatorily redeemable preferred stock of Holdco may be adjusted so as to comply with the local law of the country of incorporation of Holdco or the new share structure of Holdco subject to such rights effectively giving the same economic rights as the Mandatorily Redeemable Preferred Stock (ignoring for these purposes any resultant change in the tax treatment for the holders of such stock).

               (b) Notices of Corporate Action.  If:

               (i) the Company or the Board shall approve any Reorganization to which the Company is a party and for which approval of any stockholders of the Company is required; or

               (ii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in each case, the Company shall cause to be given to the holders of shares of the Mandatorily Redeemable Preferred Stock in accordance with paragraph (13), as promptly as possible, but at least 10 days prior to the applicable date hereinafter specified, a notice stating the date on which the event giving rise to an adjustment of the type described in paragraph (6)(a), such a Reorganization, dissolution, liquidation or winding up may occur, as the case may be, is expected to become effective or occur, and, if earlier, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for stock of the Company, securities, cash or other property deliverable upon such Reorganization, dissolution, liquidation or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the action or transactions described in sub-paragraphs (i) or (ii) above.

               (c) Listing of Common Stock. The Company will list the shares of Common Stock required to be delivered as payment of dividends or upon redemption or conversion of shares of the Mandatorily Redeemable Preferred Stock, prior to delivery, upon each national securities exchange, the Nasdaq Stock Market's National Market or any similar system of automated dissemination of securities prices, if any, upon which the Common Stock is listed at the time of delivery.

               (d) Provision of Information. So long as any shares of Mandatorily Redeemable Preferred Stock remain outstanding, the Company undertakes to provide without charge to each record holder of such shares copies of each: (i) annual report of the Company on Form 10-K filed pursuant to Section 13(a) of the Exchange Act concurrently with such filing; (ii) quarterly reports of the Company on Form 10-Q and current report of the Company on Form 8-K filed pursuant to Section 13(a) or 15(d) or the Exchange Act concurrently with such filing; (iii) definitive proxy or information statement, form of proxy or other material of the Company filed pursuant to Section 14(a) of the Exchange Act concurrently with such filing; and (iv) notice, press release and other information delivered to holders of Common Stock generally concurrently with such delivery.

               (6) LIMITATIONS ON DIVIDENDS AND REDEMPTIONS IN RESPECT OF COMPANY STOCK.

               (a) Limitations on Junior Stock Dividends. As long as any shares of Mandatorily Redeemable Preferred Stock are outstanding, no dividends shall be paid or declared in cash on Junior Stock, nor shall any other distributions be made on any Junior Stock.

               (b) Limitations on Purchase of Junior Stock. As long as any shares of Mandatorily Redeemable Preferred Stock are outstanding, no shares of any Junior Stock may be purchased, redeemed, or otherwise acquired by the Company or any of its subsidiaries (except in connection with a reclassification of any Junior Stock through the issuance of other Junior Stock and/or Convertible Securities for shares of Junior Stock and cash in lieu of fractional shares in connection therewith, or the purchase, redemption or other acquisition of any Junior Stock from any wholly-owned subsidiary), nor may any funds be set aside or made available for any sinking fund for the purchase, redemption or other acquisition of any Junior Stock.

               (c) Limitations on Parity Stock Dividends and Redemptions. As long as any share of Mandatorily Redeemable Preferred Stock is outstanding, dividends or other distributions may not be declared or paid on any Parity Stock, and the Company may not purchase, redeem or otherwise acquire any Parity Stock (other than any outstanding shares of 9.90% Non-Voting Mandatorily Redeemable Preferred Stock, Series A, issued pursuant to the Certificate of Designations of the Company, dated September 21, 1998, or outstanding shares of 13% Series B Senior Redeemable Exchangeable Preferred Stock, issued pursuant to the Certificate of Designations of the Company, dated February 12, 1997) (except
(x) from any wholly-owned subsidiaries of the Company or (y) in connection with a mandatory conversion or exchange of such Parity Stock or a conversion or exchange of such Parity Stock at the option of the holder for securities other than Parity Stock or Senior Stock and cash in lieu of fractional shares in connection therewith), unless with respect to the payment of dividends only, any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share on shares of Mandatorily Redeemable Preferred Stock and each other share of such Parity Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends (including any accumulation with respect to unpaid dividends for prior dividend periods, if such dividends are cumulative) per share on shares of Mandatorily Redeemable Preferred Stock and such other share of Parity Stock bear to each other.

               (d) Certain Permitted Dividends and Redemptions. Nothing contained in this paragraph (6) shall prevent: (i) the payment of dividends or the making of distributions on any Junior Stock solely in shares of Junior Stock and/or Convertible Securities for shares of Junior Stock (together with a cash adjustment for fractional shares, if any) or the redemption, purchase or other acquisition of Junior Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or through the application of the proceeds from the sale of, shares of Junior Stock and/or Convertible Securities for shares of Junior Stock; (ii) the payment of dividends or the making of distributions on any class or series of Parity Stock solely in (together with a cash adjustment for fractional shares, if any) shares of Junior Stock and/or Convertible Securities for shares of Junior Stock or the redemption, exchange, purchase or other acquisition of any class or series of Parity Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or through the application of the proceeds from the sale of shares of Junior Stock and/or Convertible Securities for shares of Junior Stock or (iii) the conversion or exchange of Mandatorily Redeemable Preferred Stock into or for shares of Common Stock (together with a cash adjustment for fractional shares, if any) and other securities, assets or property, if any pursuant to the provisions of paragraphs (3), (4) or (5).

               (e) Waiver. The provisions of paragraphs (6)(a), (b) and (d) are for the sole benefit of the holders of Mandatorily Redeemable Preferred Stock and any other class or series of Parity Stock having the terms described therein and accordingly, at any time when (i) there are no shares of any such other class or series of Parity Stock outstanding or if the holders of each such other class or series of Parity Stock have, by such vote or consent of the holders thereof as may be provided for in the instrument creating or evidencing such class or series, waived in whole or in part the benefit of such provisions (either generally or in the specific instance), and (ii) the holders of shares of Mandatorily Redeemable Preferred Stock shall have waived (as provided in paragraph (14)) in whole or in part the benefit of such provision (either generally or in the specific instance), then the provisions of paragraphs
(6)(a), (b) and (d) shall not (to the extent waived, in the case of any partial waiver) restrict the payment of dividends or the making of distributions on, or the redemption, purchase or other acquisition of any shares of, Mandatorily Redeemable Preferred Stock, any other class or series of Parity Stock or any Junior Stock.

               (7) LIQUIDATION RIGHTS.

               (a) Payment of Liquidation Preference. If there is any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, then the holders of shares of Mandatorily Redeemable Preferred Stock then outstanding, after payment, or provision for payment of the debts and other liabilities of the Company and the payment or provision for payment of any distribution on any shares of Senior Stock, and before any distribution to the holders of Junior Stock, shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount per share of Mandatorily Redeemable Preferred Stock in cash equal to the Liquidation Preference. If the assets of the Company available for distribution to the holders of the shares of Mandatorily Redeemable Preferred Stock upon any dissolution, liquidation or winding up of the Company shall be insufficient to pay in full the Liquidation Preference payable to the holders of outstanding shares of Mandatorily Redeemable Preferred Stock and the liquidation preference payable to all other shares of Parity Stock (as set forth in the instrument or instruments creating such Parity Stock), then the holders of shares of Mandatorily Redeemable Preferred Stock and of all other shares of Parity Stock shall share ratably in such distribution of assets in proportion to the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Mandatorily Redeemable Preferred Stock and the holders of outstanding shares of such other Parity Stock were paid in full. Except as provided in this paragraph (7)(a), holders of Mandatorily Redeemable Preferred Stock shall not be entitled to any distribution in the event of the liquidation, dissolution or winding up of the affairs of the Company.

               (b) Certain Events Not Deemed Liquidation, Etc. For the purposes of this paragraph (7) a Reorganization shall not be deemed to be a voluntary of involuntary liquidation, dissolution or winding up of the Company.

               (8) NO FRACTIONAL SHARES. No fractional shares of Common Stock or scrip shall be issued in connection with the delivery of shares of Common Stock in payment, in whole or in part, of any dividend, Redemption Price or Liquidating Payment. Whether or not a fractional share would be delivered to a holder of Mandatorily Redeemable Preferred Stock shall be based upon, in the case of the payment, in whole or in part, of dividends, a Redemption Price or a Liquidating Payment pursuant to paragraphs (3), (4) or (7), respectively, on the total number of shares of Mandatorily Redeemable Preferred Stock at the time held by such holder and the total number of shares of Common Stock, otherwise deliverable in respect thereof. Instead of the issuance of a fraction of a share of Common Stock or scrip, the Company shall pay instead an amount in cash (rounded to the nearest whole cent) equal to, in the case of Common Stock, the same fraction of the Closing Price of a share of preceding the Determination Date.

               (9) PAYMENT OF TAXES. The Company shall pay any and all documentary, stamp or similar transfer taxes payable in respect of the delivery of shares of Common Stock, pursuant to paragraphs (3), (4) or (7), as applicable; provided, however, the Company shall not be required to pay any such tax that may be payable because any such shares are issued in a name other than the name of the holder of such Mandatorily Redeemable Preferred Stock.

               (10) NO PREEMPTIVE RIGHTS. The holders of shares of Mandatorily Redeemable Preferred Stock shall have no preemptive rights, including preemptive rights with respect to any shares of capital stock or other securities of the Company convertible into or carrying rights or options to purchase any such shares.

               (11) VOTING RIGHTS. (a) The holders of shares of Mandatorily Redeemable Preferred Stock shall have no Voting rights, except as otherwise required by law and except as set forth in this paragraph (11). When and if the holders of Mandatorily Redeemable Preferred Stock are entitled to vote by law or pursuant to this paragraph (11), each holder will be entitled to one vote per share.

               (b) Certain Changes to Charter. For as long as any shares of Mandatorily Redeemable Preferred Stock remain outstanding, the affirmative vote of the holders of at least a majority of such outstanding shares (voting separately as a class) given in Person or by proxy at an annual meeting or a special meeting called for such purpose, shall be necessary (i) before the Company may amend any of the provisions of this Certificate of Designations or the Restated Certificate of Incorporation of the Company which would alter or change the powers, preferences or special rights of the holders of the shares of Mandatorily Redeemable Preferred Stock then outstanding so as to affect them adversely; provided, however, that:

               (x) any such amendment that would authorize, create or increase the authorized amount of any additional shares of Junior Stock or shares of any other class or series of Parity Stock (whether or not already authorized); and

               (y) any such amendment that would increase the number of authorized shares of Preferred Stock of the Company (but not the number of authorized shares of Mandatorily Redeemable Preferred Stock) or that would decrease (but not below the number of shares, then outstanding) the number of authorized shares of Preferred Stock (but not the number of authorized shares of Mandatorily Redeemable Preferred Stock);

shall be deemed not to adversely affect such powers preferences or rights and shall not be subject to approval by the holders of shares of Mandatorily Redeemable Preferred Stock; and (ii) before the Company may reclassify the outstanding shares of Mandatorily Redeemable Preferred Stock into another class or series of capital stock of the Company; provided further, however, that no consent described in clause (i) of this paragraph of the holders of the shares of Mandatorily Redeemable Preferred Stock shall be required if, at or prior to the time when such amendment is to take effect, provision is made for the redemption of all shares of Mandatorily Redeemable Preferred Stock at the time outstanding.

               (c) Creation of Senior Stock. No consent or vote of the holders of the shares of Mandatorily Redeemable Preferred Stock shall be necessary before the Company or the Board may authorize, create or issue any class or series of Senior Stock.

               (d) No Other Vote. Except as otherwise set forth in this paragraph (11) or as required by law, the holders of Mandatorily Redeemable Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent or vote of such holders shall not be required for the taking of any corporate action by the Company or the Board. The provisions of this paragraph (11) are in lieu of, and not in addition to, any voting rights specified in the Restated Certificate of Incorporation as applicable to a series of Preferred Stock.

               (12) PAYMENTS. Payment of cash amounts due in respect of the Mandatorily Redeemable Preferred Stock will be paid to the holders of shares of Mandatorily Redeemable Preferred Stock (or, in the case of joint holders, the first- named) as appearing in the stock register of the Company for the Mandatorily Redeem able Preferred Stock as at opening of business (New York time) on the date specified in this Certificate for the purpose of determining the holders of Mandatorily Redeemable Preferred Stock entitled to such payments or, if no such date is specified, the fifteenth Business Day before the due date for such payment (the "Payment Record Date").

                Payments of cash amounts due in respect of the Mandatorily Redeem able Preferred Stock will be made by a check in U.S. dollars drawn on a bank in New

York and mailed to the address (as recorded in the stock register of the Company for the Mandatorily Redeemable Preferred Stock) of the holder thereof (or, in the case of joint holders, the first-named) not later than the relevant date for payment unless, prior to the relevant Payment Record Date, the Company has received from the holder thereof (or, in the case of joint holders, the first-named) written instructions for payment to be made by wire transfer to a specified designated account. If the due date for payment of any cash amount in respect of the Mandatorily Redeemable Preferred Stock is not a Business Day, then the holder thereof will not be entitled to payment thereof until the next following day which is a Business Day and, if such payment is to be made by transfer to a designated account rather than by check, a day on which commercial banks and foreign exchange markets settle, payments in U.S. dollars in the place where the relevant designated account is located.

               (13) NOTICES. Any notice or communication by a holder of Mandatorily Redeemable Preferred Stock to the Company is duly given if in writing and delivered in person or mailed by first-class mail to the Company at its address as set forth in its then most recently filed Form 10-K or 10-Q as the case may be.

               Any notice or communications to a holder of Mandatorily Redeemable Preferred Stock shall be mailed by first-class mail to his address shown on the stock register of the Company for the Mandatorily Redeemable Preferred Stock or, if there are more than 200 holders of record of the Mandatorily Redeemable Preferred Stock and the Company in its sole discretion so elects, in a leading daily newspaper having general circulation in New York (which is expected to be the Wall Street Journal) or England and Wales (which is expected to be The Financial Times). Failure to mail a notice or communication to one holder or any defect in it shall not affect its sufficiency with respect to other holders.

               If a notice or communication is given in the manner provided in this paragraph (13) within the time prescribed by this Certificate, it shall be conclusively presumed to have been duly given, whether or not the person entitled to such notice receives it.

               (14) WAIVER. Any provision of this Certificate of Designations which, for the benefit of the holders of Mandatorily Redeemable Preferred Stock, prohibits, limits or restricts actions by the Company may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case with the consent of the holders of at least a majority of the number of shares of Mandatorily Redeemable Preferred Stock then outstanding, either in writing or by vote at a meeting called for such purpose at which the holders of Mandatorily Redeemable Preferred Stock shall vote as a separate class.

               (15) REGISTRATION AND NO TRANSFER. The Company will maintain at its principal executive office a register in which the Company will provide for the registration of shares of Mandatorily Redeemable Preferred Stock. The shares of Mandatorily Redeemable Preferred Stock are not transferrable, except to any Affiliate of any holder thereof, provided, that such shares shall be reconveyed to any such holder who transfers to an Affiliate in the event that such Affiliate ceases to be an Affiliate of such transferring holder, and any certificate representing shares of Mandatorily Redeemable Preferred Stock will be so legended.

               (16) EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of Mandatorily Redeemable Preferred Stock shall not have any designations, preferences, limitations or relative rights other than those specifically set forth in this Certificate of Designations.

               (17) SEVERABILITY OF PROVISIONS. Whenever possible, each provision of this Certificate of Designations shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

                                                                       Exhibit C

                     5% CUMULATIVE PARTICIPATING CONVERTIBLE
                            PREFERRED STOCK, SERIES A

               (1) Number and Designation. 750,000 shares of the Preferred Stock of the Corporation shall be designated as 5% Cumulative Participating Convertible Preferred Stock, Series A (the "5% Preferred Stock") and no other shares of Preferred Stock shall be designated as 5% Preferred Stock.

               (2) Definitions. For purposes of the 5% Preferred Stock, the following terms shall have the meanings indicated:

               "Additional Preferred" shall have the meaning set forth in paragraph (4)(a) hereof.

               "All But One Outstanding Share" shall have the meaning set forth in paragraph (6)(c) hereof.

               "Bankruptcy Event" shall mean any of the following: (I) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of any Major Entity in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity or for all or substantially all of the property and assets of any Major Entity or (C) the winding up or liquidation of the affairs of any Major Entity; or (II) any Major Entity (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity, or for all or substantially all of the property and assets of any Major Entity or (C) effects any general assignment for the benefit of creditors.

               "Board of Directors" shall mean the board of directors of the Corporation. Except as such term is used in paragraph (9), "Board of Directors" shall also mean the Executive Committee, if any, of such board of directors or any other committee duly authorized by such board of directors to perform any of its responsibilities with respect to the 5% Preferred Stock.

               "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

               "Common Stock" shall mean the Corporation's Common Stock, par value $.01 per share.

               "Constituent Person" shall have the meaning set forth in paragraph (8)(e)(i) hereof.

               "Conversion Rate" shall have the meaning set forth in paragraph
        (8)(a) hereof.

               "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sale price for such security on the principal exchange or quotation system on which such security is listed or traded. If the security is not admitted for trading on any national securities exchange or the Nasdaq National Market, "Current Market Price" shall mean the average of the last reported closing bid and asked prices reported by the Nasdaq as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose or as quoted by the National Quotation Bureau Incorporated. In the event that no such quotation is available for such day, the Current Market Price shall be the average of the quotations for the last five Trading Days for which a quotation is available within the last 30 Trading Days prior to such day. In the event that five such quotations are not available within such 30-Trading Day period, the Board of Directors shall be entitled to determine the Current Market Price on the basis of such quotations as it reasonably considers appropriate.

               "Determination Date" shall have the meaning set forth in paragraph (8)(d)(ii) hereof.

               "Dividend Payment Date" shall mean September 30, December 31, March 31 and June 30 of each year, commencing on September 30, 1999; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

               "Dividend Periods" shall mean quarterly dividend periods commencing on September 30, December 31, March 31 and June 30 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period which shall commence on the Issue Date and end on and include September 30, 1999).

               "Exchange Act"" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulation thereunder.

               "Expiration Time" shall have the meaning set forth in paragraph
        (8)(d)(v) hereof.

               "5% Preferred Stock" shall have the meaning set forth in paragraph (1) hereof.

               "5 1/4% Preferred" shall have the meaning set forth in paragraph
        (3)(d) hereof.

               "5 1/4% Series A" shall have the meaning set forth in paragraph
        (3)(d) hereof.

               "Investment Securities" shall mean any of the following: (a) shares of Common Stock, and (b) shares of 5% Preferred Stock. For purposes of calculating ownership of Investment Securities, each share of Common Stock equals one Investment Security (adjusted for stock dividends, stock splits, reclassifications or similar transactions that have occurred since the Issue
Date), and each share of 5% Preferred Stock equals eight Investment Securities, adjusted in accordance with adjustments to the Conversion Rate as provided in paragraph (8)(d).

               "Issue Date" shall mean the date on which shares of 5% Preferred Stock are first issued.

               "Junior Securities" shall have the meaning set forth in paragraph
        (3)(c) hereof.

               "Junior Securities Distribution" shall have the meaning set forth in paragraph (4)(f) hereof.

               "Liquidation Right" shall mean, for each share of 5% Preferred Stock, the greater of (i) an amount equal to $1,000 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders, and (ii) the amount that would be received in liquidation following conversion of a share of 5% Preferred Stock into Common Stock.

               "Major Entity" shall mean any of the Corporation, NTL Communications Corp., Diamond Cable Communications Limited, Diamond Holdings Limited, NTL (Bermuda) Limited or any Significant Subsidiary.

               "Mandatory Redemption Date" shall have the meaning set forth in paragraph (6)(c) hereof.

               "Mandatory Redemption Obligation" shall have the meaning set forth in paragraph (6)(d) hereof.

               "Nasdaq" means the Nasdaq Stock Market, Inc., the electronic securities market regulated by the National Association of Securities Dealers, Inc.

               "Nasdaq National Market" shall have the meaning set forth in Rule 4200(a)(23) of the rules of the National Association of Securities Dealers, Inc.

               "9.9% Series A Preferred" shall have the meaning set forth in paragraph (3)(d) hereof.

               "9.9% Series B Preferred" shall have the meaning set forth in paragraph (3)(d) hereof.

               "non-electing share" shall have the meaning set forth in paragraph (8)(e)(i) hereof.

               "NYSE" means the New York Stock Exchange.

               "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

               "Parity Securities" shall have the meaning set forth in paragraph
        (3)(b) hereof.

               "Person" shall mean any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, any unincorporated organization, any other entity, a "group" of such persons, as that term is defined in Rule 13d-5(b) under the Exchange Act, or a government or political subdivision thereof.

               "Preferred Shares" has the meaning set forth in paragraph (9)(c).

               "Preferred Stock" shall have the meaning set forth in the first resolution above.

               "Purchase Shares" shall have the meaning set forth in paragraph
        (8)(d)(v) hereof.

               "Qualified Holding Condition" means France Telecom S.A., a societe anonyme formed under the laws of France, or an affiliate, is the holder of at least 6,527,027 Investment Securities, provided that this number shall be adjusted in accordance with the adjustments made to the components of Investment Securities, as set forth above.

               "Record Date" shall have the meaning set forth in paragraph
        (8)(d)(iv) hereof.

               "Relevant Compounding Factor" shall mean, with respect to each share of 5% Preferred Stock, upon initial issuance 1.00, and shall on each Dividend Payment Date be increased to equal the product of the Relevant Compounding Factor in effect immediately prior to such Dividend Payment Date and 1.0125.

               "Rights" shall have the meaning set forth in paragraph (11) hereof.

               "Securities" shall have the meaning set forth in paragraph
        (8)(d)(iii) hereof.

               "Senior Securities" shall have the meaning set forth in paragraph
        (3)(a) hereof.

               "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Securities or any class or series of Parity Securities are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the 5% Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent, as the case may be.

               "Significant Subsidiary" shall have the meaning given to such term in Regulation S-X under the Exchange Act.

               "13% Preferred" shall have the meaning set forth in paragraph
        (3)(d) hereof.

               "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted thereon, in the applicable securities market in which the securities are traded.

               "Transaction" shall have the meaning set forth in paragraph
        (8)(e)(i) hereof.

               "Trigger Event" shall have the meaning set forth in paragraph
        (9)(b) hereof.

               "Trigger Event Cure" shall have the meaning set forth in paragraph (9)(b) hereof.

               "25-Day Average Market Price" shall mean, for any security, the volume-weighted average of the Current Market Prices of that security for the twenty-five Trading Days immediately preceding the date of determination.

               (3) Rank. Any class or series of stock of the Corporation shall be deemed to rank:

               (a) prior to the 5% Preferred Stock, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of 5% Preferred Stock ("Senior Securities");

               (b) on a parity with the 5% Preferred Stock, either as to the payment of dividends or as to distributions of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the 5% Preferred Stock, if the holders of the 5% Preferred Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

               (c) junior to the 5% Preferred Stock, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or if the holders of the 5% Preferred Stock shall be entitled to receipt of dividends, and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of such stock or series ("Junior Securities").

               (d) Each of (i) the 13% Series B Senior Redeemable Exchangeable Preferred Stock (the "13% Preferred") and (ii) the 5 1/4% Convertible Preferred Stock, Series A, (the "5 1/4% Series A") and any dividends paid on the 5 1/4% Series A in accordance with its terms, to the extent that such dividends are paid in preferred stock having terms substantially identical to the 5 1/4% Series A and any dividends paid on preferred stock issued as in-kind dividends thereon, to the extent such dividends are paid in preferred stock having terms substantially identical to the 5 1/4% Series A (the 5 1/4% Series A and all such in-kind dividends being hereinafter referred to as the "5 1/4% Preferred") is a Senior Security. Each of the 9.9% Non-Voting Mandatorily Redeemable Preferred Stock, Series A ("9.9% Series A Preferred"), and 9.9% Non-Voting Mandatorily Redeemable Preferred Stock, Series B ("9.9% Series B Preferred"), is a Junior Security. One or more classes of Additional Preferred (as defined below) shall be Parity Securities; provided, however, that there shall be no issue of other Senior Securities, Parity Securities or rights or options exercisable for or convertible into any such securities, except as approved by the holders of the 5% Preferred Stock pursuant to paragraph 9(f).

               (e) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be. The 5% Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities as set forth herein.

               (4) Dividends. (a) Subject to paragraph (8)(b)(ii), the holders of shares of 5% Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the quarterly rate of $12.50 per share (assuming a $1,000.00 face amount) payable in cash, shares of Common Stock (such Common Stock for this purpose to be assigned a value equal to the 25-Day Average Market Price as of the record date for such Dividend Payment Date) or additional shares of Preferred Stock of a class to be designated by the Board of Directors having terms substantially identical to the 5% Preferred Stock except as follows: (A) the Conversion Rate (as set forth in Section 8(a)) on such Preferred Stock initially shall be the quotient resulting from the division of the Conversion Rate (as then in effect on the 5% Preferred Stock) by the Relevant Compounding Factor (except that for purposes of additional shares of Preferred Stock payable as a dividend for the initial Dividend Period, the Conversion Rate shall be the quotient resulting from the division of the Conversion Rate (as then in effect) by 1.006667) and (B) the number of shares of such Preferred Stock payable as a dividend on any Dividend Payment Date shall increase for each Dividend Payment Date from the first Dividend Payment Date by the Relevant Compounding Factor (such classes of Preferred Stock singularly and collectively, the "Additional Preferred"). All dividends on the 5% Preferred Stock, in whatever form, shall be payable in arrears quarterly on each Dividend Payment Date and shall be cumulative from the Issue Date (except that dividends on Additional Preferred shall accrue from the date such Additional Preferred is issued or would have been issued in accordance with this Certificate of Designation if such dividends had been declared), whether or not in any Dividend Period or Dividend Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the record date for such dividend. Upon the declaration of any such dividend, the Board of Directors shall fix as such record date on the fifth Business Day preceding the relevant Dividend Payment Date and shall give notice on or prior to the record date of the form of payment of such dividend. Accrued and unpaid dividends for any past Dividend Payment Date may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such record date, not more than 45 days nor less than five Business Days preceding the payment date thereof, as may be fixed by the Board of Directors.

               (b) In addition to the dividends described in the preceding paragraph, holders of shares of the 5% Preferred Stock shall be entitled to receive an amount equal to the amount (and in the form of consideration) that such holders would be entitled to receive if, pursuant to paragraph (8), they had converted such 5% Preferred Stock fully into Common Stock immediately before the record date for the payment of any such dividends on Common Stock. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock as they appear on the stock records of the Corporation at the close of business on the record date for such dividend on Common Stock, and the Corporation shall pay each such dividend on the applicable payment date for such dividend on the Common Stock.

               (c) For the purpose of determining the number of Additional Preferred to be issued pursuant to paragraph (4)(a), each such Additional Preferred shall be valued at $1,000.00. Holders of such Additional Preferred shall be entitled to receive dividends payable at the rates specified in paragraph (4)(a).

               (d) The dividends payable for the initial Dividend Period, or any other period shorter than a full Dividend Period, on the 5% Preferred Stock shall accrue daily and be computed on the basis of a 360-day year and the actual number of days in such period. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the 5% Preferred Stock that may be in arrears except as otherwise provided herein.

               (e) So long as any shares of the 5% Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities or Junior Securities, for any period, nor shall any Parity Securities or Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Parity Securities or Junior Securities) by the Corporation (except for conversion into or exchange into other Parity Securities or Junior Securities, as the case may be) unless, in each case, (i) full cumulative dividends on all outstanding shares of the 5% Preferred Stock for all Dividend Periods terminating on or prior to the date of such redemption, repurchase or other acquisition shall have been paid or set apart for payment,
(ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock and (iii) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock by the Corporation pursuant to paragraph (6) below. When dividends are not fully paid in Common Stock or Additional Preferred or are not paid in full in cash or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the 5% Preferred Stock and all dividends declared upon Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the 5% Preferred Stock and accumulated and unpaid on such Parity Securities.

               (f) So long as any shares of the 5% Preferred Stock are outstanding, no dividends (other than (i) any rights issued pursuant to a shareholder rights plan as provided in paragraph (11) and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase, or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as "Junior Securities Distributions") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities, including pursuant to paragraph 4(c) of the 9.9% Series A Preferred and paragraph 4(d) of the 9.9% Series B Preferred), unless in each case (A) full cumulative dividends on all outstanding shares of the 5% Preferred Stock and all other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods and dividend periods for such other stock, (B) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock and all other Parity Securities, (C) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock by the Corporation pursuant to paragraph (6) below, (D) the Corporation has fully performed its obligations under paragraphs (4)(b) and (6) hereof.

               (5) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of 5% Preferred Stock shall be entitled to receive the Liquidation Right. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of 5% Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of 5% Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of 5% Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph (5), (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

               (b) Subject to the rights of the holders of any Parity Securities, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the 5% Preferred Stock, as provided in this paragraph (5), any other series or class or classes of Junior Securities shall, subject to the respec-tive terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the 5% Preferred Stock shall not be entitled to share therein.

               (6) Redemption. (a) On and after the first Business Day following the earlier to occur of (i) the seventh anniversary of the Issue Date or (ii) the date on which both (A) the 25-Day Average Market Price of the Common Stock shall have exceeded $150.00 and (B) the fourth anniversary of the Issue Date, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of 5% Preferred Stock, from time to time in part, All But One Outstanding Share or, if the Qualified Holding Condition is not satisfied, in whole, payable at the option of the Corporation in (A) cash, at a redemption price of $1,000.00 per share, (B) in shares of Common Stock, at a redemption price of $1,000.00 per share, or (C) in a combination of cash and Common Stock, at a redemption price based on the respec tive combination of consideration, together in each case with accrued and unpaid dividends thereon, whether or not declared, to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (6)(a), the price per share of Common Stock shall be the 25-Day Average Market Price.

               (b) On and after the first Business Day following the tenth anniversary of the Issue Date, each holder of shares of 5% Preferred Stock shall have the right to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem such holder's shares of 5% Preferred Stock, from time to time in part, All But One Outstanding Share or, if the Qualified Holding Condition is not satisfied, in whole, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of the Common Stock to be issued pursuant to this paragraph (6)(b), the price per share of Common Stock shall equal the 25-Day Average Market Price. Any holder of shares of 5% Preferred Stock who elects to exercise its rights pursuant to this paragraph (6)(b) shall deliver to the Corporation a written notice of election not less than 20 days prior to the date on which such holder demands redemption pursuant to this paragraph 6(b), which notice shall set forth the name of the Holder, the number of shares of 5% Preferred Stock to be redeemed and a statement that the election to exercise a redemption right is being made thereby; and, subject to paragraph (10)(d), shall deliver to the Corporation on or before the date of redemption certificates evidencing the shares of 5% Preferred Stock to be redeemed, duly endorsed for transfer to the Corporation.

               (c) If the Corporation shall not have redeemed all outstanding shares of 5% Preferred Stock pursuant to paragraphs (6)(a) or (6)(b), on the twentieth anniversary of the Issue Date (the "Mandatory Redemption Date"), to the extent the Corpora-tion shall have funds legally available for such payment, the Corporation shall redeem All But One Outstanding Share of 5% Preferred Stock, or, if the Qualified Holding Condition is not satisfied, all outstanding shares of 5% Preferred Stock, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the Mandatory Redemption Date, without interest. For purposes of determining the number of shares of the Common Stock to be issued pursuant to this paragraph
(6)(c), the price per share of Common Stock shall be the 25-Day Average Market Price. For purposes of the 5% Preferred Stock, "All But One Outstanding Share" means all but one share of 5% Preferred Stock outstanding at the relevant time. For the avoidance of doubt, so long as the Qualified Holding Condition is satisfied, at least one share of 5% Preferred Stock shall remain outstanding in perpetuity. As soon as (i) the Qualified Holding Condition is no longer satisfied, and (ii) there is only one share of 5% Preferred Stock that has not been redeemed pursuant to this paragraph (6) or converted pursuant to paragraph
(8), that one outstanding share of 5% Preferred Stock shall be redeemed, payable, at the option of the holder, in cash or in Common Stock.

               (d) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares or All But One Outstanding Share of 5% Preferred Stock pursuant to paragraphs 6(b) or 6(c) (each, a "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the 5% Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the 5% Preferred Stock) or (ii) declare or make any Junior Securities Distribution (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities), or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

               (e) Upon any redemption of 5% Preferred Stock, the Corporation shall pay the redemption price and any accrued and unpaid dividends in arrears to, but excluding, the applicable redemption date.

               (f) For purposes of paragraph (6)(a) only, unless full cumulative dividends (whether or not declared) on all outstanding shares of 5% Preferred Stock and any Parity Securities shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or prior to the applicable redemption date and notice has been given in accordance with paragraph (7), none of the shares of 5% Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of 5% Preferred Stock are redeemed pro rata and notice has previously been given in accordance with paragraph (7).

               (7) Procedure for Redemption. (a) If the Corporation shall redeem shares of 5% Preferred Stock pursuant to paragraph 6(a), notice of such redemption shall be given by certified mail, return receipt requested, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation and confirmed by facsimile transmission to each holder of record if the Corporation has been furnished with such facsimile address by the holder(s); provided, however, that neither the failure to give such notice nor confirmation nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state: (i) the redemption date; (ii) the number of shares of 5% Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the amount payable, whether such amount shall be paid in Common Stock or in cash and if the payment is in Common Stock an explanation of the determination of the amount to be paid; (iv) the place or places where certificates for such shares are to be surrendered or the notice under paragraph
(10)(d) should be sent for payment of the redemption price; and (v) that dividends on the shares to be re deemed will cease to accrue on such redemption date, except as otherwise provided herein.

               (b) If notice has been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price of the shares called for redemption and dividends accrued and unpaid thereon, if any), (i) except as otherwise provided herein, dividends on the shares of 5% Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of the 5% Preferred Stock shall cease (except the right to receive from the Corporation the redemption price without interest thereon, upon surrender and endorsement (or a constructive surrender under paragraph (10)(d)) of their certificates if so required, and to receive any dividends payable thereon).

               (c) Upon surrender (including a constructive surrender under paragraph (10)(d)) in accordance with notice given pursuant to this paragraph
(7) of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid, plus any dividends payable thereon. If fewer than all the outstanding shares of 5% Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share). In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued, subject to a holder's election under paragraph (10)(d), representing the surrendered shares without cost to the holder thereof.

               (8) Conversion. (a) Subject to and upon compliance with the provisions of this paragraph (8), a holder of shares of 5% Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert any or All But One Outstanding Share or, if the Qualified Holding Condition is not satisfied, all outstanding shares, of 5% Preferred Stock held by such holder, but not fractions of shares, into fully paid and non-assessable shares of Common Stock by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (8)(b) hereof. The number of shares of Common Stock deliverable upon conversion of each share of 5% Preferred Stock shall be equal to $1,000.00 divided by 125.00 (such quotient, as adjusted as provided herein, the "Conversion Rate"). The Conversion Rate is subject to adjustment from time to time pursuant to paragraph (8)(d) hereof. The right to convert shares called for redemption pursuant to paragraph 6(a) shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption, in which case such right of conversion shall be reinstated. Upon conversion, any accrued and unpaid dividends on the 5% Preferred Stock at the date of conversion shall be paid to the holder thereof in accordance with the provisions of paragraph (4), except that, upon conversion of All But One Outstanding Share or, if the Qualified Holding Condition is not satisfied, all outstanding shares, of 5% Preferred Stock held by such holder, all such accrued and unpaid dividends at the date of conversion shall be paid in Common Stock at the applicable Conversion Rate.

               (b) (i) In order to exercise the conversion privilege, the holder of each share of 5% Preferred Stock to be converted shall surrender (or constructively surrender in accordance with paragraph (10)(d)) the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation to the holders of the 5% Preferred Stock for such purposes, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Such notice shall state that the holder has satisfied any legal or regulatory requirement for conversion, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976; provided, however, that the Corporation shall use its best efforts in cooperating with such holder to obtain such legal or regulatory approvals to the extent its cooperation is necessary. Such notice shall also state the name or names (with address and social security or other taxpayer identification number, if applicable) in which the certificate or certificates for Common Stock are to be issued. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of 5% Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates representing shares of 5% Preferred Stock surrendered for conversion shall be canceled by the Corporation or the transfer agent.

               (ii) Subject to the last sentence of paragraph (8)(a), holders of shares of 5% Preferred Stock at the close of business on a dividend payment record date shall not be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date if such holder shall have surrendered (or made a constructive surrender under paragraph (10)(d)) for conversion such shares at any time following the preceding Dividend Payment Date and prior to such Dividend Payment Date.

               (iii) Subject to a holder's election under paragraph (10)(d), as promptly as practicable after the surrender (including a constructive surrender under paragraph (10)(d)) by a holder of the certificates for shares of 5% Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph
(10)(c)) for the whole number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (8), and any fractional interest in respect of a share of Common Stock arising on such conversion shall be settled as provided in paragraph (8)(c). Upon conversion of only a portion of the shares of 5% Preferred Stock represented by any certificate, a new certificate shall be issued representing the unconverted portion of the certificate so surrendered without cost to the holder thereof. Subject to a holder's election under paragraph (10)(d), upon the surrender (including a constructive surrender under paragraph (10)(d)) of certificates representing shares of 5% Preferred Stock to be converted, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares so surrendered shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph
(8).

               (iv) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock shall have been surrendered (or deemed surrendered pursuant to an election under paragraph (10)(d)) and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

               (c) (i) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the 5% Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of 5% Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion (or deemed surrendered under paragraph (10)(d)) at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of 5% Preferred Stock surrendered (or deemed surrendered under paragraph
(10)(d)) for conversion by such holder.

               (ii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation.

               (d) The Conversion Rate shall be adjusted from time to time as follows:

               (i) If the Corporation shall after the Issue Date (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares, or (D) effect any reclassification of its outstanding Common Stock, the Conversion Rate in effect on the record date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification, as the case may be, shall be proportionately adjusted so that the holder of any share of 5% Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (8)(h)) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification. Adjustments in accordance with this paragraph (8)(d)(i) shall be made whenever any event listed above shall occur.

               (ii) If the Corporation shall after the Issue Date fix a record date for the issuance of rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share (or, in the case of a right or warrant to purchase securities convertible into Common Stock, having an effective exercise price per share of Common Stock, computed on the basis of the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the amount of additional consideration payable, if any, to receive one share of Common Stock upon conversion of such securities) less than the 25-Day Average Market Price on the date on which such issuance was declared or otherwise announced by the Corporation (the "Determination Date"), then the Conversion Rate in effect at the opening of business on the Business Day next following such record date shall be adjusted so that the holder of each share of 5% Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to such record date by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants (or in the case of a right or warrant to purchase securities convertible into Common Stock, the aggregate number of additional shares of Common Stock into which the convertible securities so offered are initially convertible), and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such 25-Day Average Market Price on such date (or, in the case of a right of warrant to purchase securities convertible into Common Stock, the number of shares of Common Stock obtained by dividing the aggregate exercise price of such rights or warrants for the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the aggregate amount of additional consideration payable, if any, to convert such securities into Common Stock, by such 25-Day Average Market Price). Such adjustment shall become effective immediately after the opening of business on the Business Day next following such record date (except as provided in paragraph (8)(h)). Such adjustment shall be made successively whenever such a record date is fixed. In the event that after fixing a record date such rights or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such 25-Day Average Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith. In case any rights or warrants referred to in this subparagraph (ii) shall expire unexercised after the same have been distributed or issued by the Corporation (or, in the case of rights or warrants to purchase securities convertible into Common Stock once exercised, the conversion right of such securities shall expire), the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

               (iii) If the Corporation shall fix a record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness, shares of its capital stock or assets (excluding regular cash dividends or distributions declared in the ordinary course by the Board of Directors and dividends payable in Common Stock for which an adjustment is made pursuant to paragraph (8)(d)(i)) or rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock or securities convertible into shares of Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Rate shall be adjusted so that the holder of each share of 5% Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immedi-ately prior to the close of business on such record date by (II) a fraction, the numerator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date, and the denominator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date less the then-fair market value (as determined by the Board of Directors in good faith, whose determinations shall be conclusive) of the portion of the assets, shares of its capital stock or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that after fixing a record date such distribution is not so made, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (8)(h)) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of 5% Preferred Stock after such determination date, shall not require an adjustment of the Conversion Rate pursuant to this subparagraph (iii); provided, however, that on the date, if any, on which a Person converting a share of 5% Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Rate shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the record date" within the meaning of the three preceding sentences). If any rights or warrants referred to in this subparagraph (iii) shall expire unexercised after the same shall have been distributed or issued by the Corporation, the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

               (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash in the amount per share that, together with the aggregate of the per share amounts of any other cash distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (iv) has been made exceeds 5.0% of the 25-Day Average Market Price immediately prior to the date of declaration of such dividend or distribution (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 8(e) is made), then, in such case, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date for the cash dividend or distribution by a fraction the numerator of which shall be the Current Market Price of a share of the Common Stock on the Record Date and the denominator shall be such Current Market Price less the per share amount of cash so distributed during the 12-month period applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the Business Day following the Record Date; provided, however, that in the event the denominator of the foregoing fraction is zero or negative, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of 5% Preferred Stock shall have the right to receive upon conversion, in addition to the shares of Common Stock to which the holder is entitled, the amount of cash such holder would have received had such holder converted each share of 5% Preferred Stock at the beginning of the 12-month period. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if any adjustment is required to be made as set forth in this paragraph (8)(d)(iv), the calculation of any such adjustment shall include the amount of the quarterly cash dividends paid during the 12-month reference period only to the extent such dividends exceed the regular quarterly cash dividends paid during the 12 months preceding the 12-month reference period. For purposes of this paragraph (8)(d)(iv), "Record Date" shall mean, with respect to any dividend or distribution in which the holders of Common Stock have the right to receive cash, the date fixed for determination of shareholders entitled to receive such cash.

               In the event that at any time cash distributions to holders of Common Stock are not paid equally on all series of Common Stock, the provisions of this paragraph 8(d)(iv) will apply to any cash dividend or cash distribution on any series of Common Stock otherwise meeting the requirements of this paragraph, and shall be deemed amended to the extent necessary so that any adjustment required will be made on the basis of the cash dividend or cash distribution made on any such series.

               (v) In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by the Corporation or any subsidiary of the Corporation for all or any portion of the outstanding shares of Common Stock to the extent that the cash and fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive and shall be described in a resolution of such Board) of any other consideration included in such payment per share of Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) exceed by more than 5.0%, with any smaller excess being disregarded in computing the adjustment to the Conversion Rate provided in this paragraph (8)(d)(v), the first reported sale price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Rate shall be adjusted so that the same shall equal the rate deter-mined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchase Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchase Shares) on the Expiration Time and the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.

               (vi) No adjustment in the Conversion Rate shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in the Conversion Rate; provided, however, that any adjustments that by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made, and provided further that any adjustment shall be required and made in accordance with the provisions of this paragraph (8) (other than this subparagraph (vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution for United States income tax purposes to the holders of shares of 5% Preferred Stock or Common Stock. Notwithstanding any other provisions of this paragraph (8), the Corporation shall not be required to make any adjustment of the Conversion Rate for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this paragraph (8) shall be made to the nearest dollar or to the nearest 1/1,000 of a share, as the case may be. Anything in this paragraph
(8)(d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such adjustments in the Conversion Rate, in addition to those required by this paragraph (8)(d), as it in its discretion shall determine to be advisable in order that any stock dividends subdivision of shares, reclassification or combination of shares, distribution or rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable.

               (vii) In the event that, at any time as a result of shares of any other class of capital stock becoming issuable in exchange or substitution for or in lieu of shares of Common Stock or as a result of an adjustment made pursuant to the provisions of this paragraph (8)(d), the holder of 5% Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than

Common Stock, the number of such other shares so receivable upon conversion of any shares of 5% Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

               (e) (i) If the Corporation shall be a party to any transaction (including without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which paragraph (8)(d)(i) applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), there shall be no adjustment to the Conversion Rate but each share of 5% Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of 5% Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (8)(e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The provisions of this paragraph (8)(e) shall similarly apply to successive Transactions.

               (ii) Notwithstanding anything herein to the contrary , if the Corporation is reorganized such that the Common Stock is exchanged for the common stock of a new entity ("Holdco") whose common stock is traded on the Nasdaq National Market or another recognized securities exchange or automated quotation system, then the Corporation, by notice to and consultation with the holders of the 5% Preferred Stock, may cause the exchange of this 5% Preferred Stock for preferred stock of Holdco having the same terms and conditions as set forth herein; provided that the rights attaching to the preferred stock of Holdco shall be adjusted so as to comply with the local law of the country of incorporation of Holdco or the new share structure of Holdco subject to such rights effectively giving the same economic rights as the 5% Preferred Stock (including for these purposes any resultant change in the tax treatment for the holders of such stock).

               (f)  If:

               (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; or

               (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

               (iii) there shall be any subdivision, combination or reclassification of the Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

               (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

then the Corporation shall cause to be filed with any transfer agent designated by the Corporation pursuant to paragraph (8)(b) and shall cause to be mailed to the holders of shares of the 5% Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least ten days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend (or such other distribution) or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up or other action is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of any distribution, right, warrant subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up or other action, or the vote upon any of the foregoing.

               (g) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall prepare an officer's certificate with respect to such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the effective date of such adjustment and shall mail a copy of such officer's certificate to the holder of each share of 5% Preferred Stock at such holder's last address as shown on the stock records of the Corporation. If the Corporation shall have designated a transfer agent pursuant to paragraph (8)(b), it shall also promptly file with such transfer agent an officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment.

               (h) In any case in which paragraph (8)(d) provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of 5% Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (8)(c).

               (i) For purposes of this paragraph (8), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

               (j) There shall be no adjustment of the Conversion Rate in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this paragraph
(8). If any single action would require adjustment of the Conversion Rate pursuant to more than one subparagraph of this paragraph (8), only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

               (k) If the Corporation shall take any action affecting the Common Stock, other than action described in this paragraph (8), that in the opinion of the Board of Directors materially adversely affects the conversion rights of the holders of the shares of 5% Preferred Stock, the Conversion Rate may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided that the provisions of this paragraph (8)(k) shall not affect any rights the holders of 5% Preferred Stock may have at law or in equity.

               (l) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the 5% Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of 5% Preferred Stock not theretofore converted. For purposes of this paragraph (8)(l) the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of 5% Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

               (ii) The Corporation covenants that any shares of Common Stock issued upon conversion of the 5% Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment increasing the Conversion Rate such that the quotient of $1,000.00 and the Conversion Rate (which quotient initially shall be $125.00) would be reduced below the then-par value of the shares of Common Stock deliverable upon conversion of the 5% Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock based upon such adjusted Conversion Rate.

               (iii) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the 5% Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which required action to be taken by the Corporation.

               (m) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the 5% Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the 5% Preferred Stock to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the satisfaction of the Corporation, that such tax has been paid.

               (n) No adjustment in the Conversion Rate need be made for a transaction referred to in paragraph (8)(d)(i) through (v) above to the extent that all holders of 5% Preferred Stock are entitled to participate in such transaction pursuant to paragraph 4(b).

               (9) Voting Rights. (a) The holders of record or shares of 5% Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (9) or as otherwise provided by law.

               (b) If and whenever either (i) six quarterly dividends (whether or not consecutive) payable on the 5% Preferred Stock have not been paid in full, (ii) the Corporation shall have failed to discharge its Mandatory Redemption Obligation, or (iii) there occurs a Bankruptcy Event (any such event described in the preceding subparagraphs (i) through (iii) being hereinafter referred to as a "Trigger Event"), a vote of the holders of shares of 5% Preferred Stock, voting as a single class, will be required on all matters brought to shareholders of the Corporation. Whenever all arrears in dividends on the 5% Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, the Corporation shall have fulfilled its Mandatory Redemption Obligation, and all Bankruptcy Events shall have been cured (the "Trigger Event Cure"), then the right of the holders of the 5% Preferred Stock to vote as described in the this paragraph 9(b) shall cease (but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs).

               (c) In addition to the power to elect a director in accordance with paragraph (9)(d), upon the occurrence of any Trigger Event, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of 5% Preferred Stock, together with the holders of shares of every other series of preferred stock (including, without limitation, Additional Preferred) upon which like rights to vote for the election of two additional directors have been conferred and are exercisable (resulting from either the failure to pay dividends or the failure to redeem) (any such other series is referred to as the "Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of 5% Preferred Stock and the Preferred Shares, called as hereinafter provided. Whenever all arrears in dividends on the Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, the Corporation shall have fulfilled any redemption obligation in respect of the Preferred Shares, and the Trigger Event Cure has occurred, then the right of the holders of the 5% Preferred Stock and the Preferred Shares to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs), and the terms of office of all persons elected as directors by the holders of 5% Preferred Stock and the Preferred Shares shall forthwith terminate and the number of members of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in holders of shares of 5% Preferred Stock and the Preferred Shares, the Secretary of the Corporation may, and upon the written request of any holder of 5% Preferred Stock

(addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the 5% Preferred Stock and of the Preferred Shares for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary of the Corporation within 20 days after receipt of any such request, then any holder of shares of 5% Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the 5% Preferred Stock and the Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the 5% Preferred Stock and the Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

               (d) (i) In addition to any other rights granted in this paragraph
(9) to elect directors or to vote on any matter submitted to stockholders, all holders of shares of 5% Preferred Stock, voting separately as a class, shall have the right to elect one director to serve on the Board of Directors, so long as the Qualified Holding Condition is satisfied. Immediately upon failure of the Qualified Holding Condition, this paragraph (9)(d) shall be of no further effect and the rights granted herein to the holders of the 5% Preferred Stock shall cease to apply.

               (ii) The holders of shares of 5% Preferred Stock may appoint, remove or replace such director by way of a written notice by holders of a majority of such shares to the Corporation, at a special meeting called pursuant to subparagraph (iii) of this paragraph (9)(d) or at any annual meeting of stockholders, provided that such voting rights may not be exercised at any meeting unless holders of one-third of the outstanding shares of 5% Preferred Stock shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of shares of 5% Preferred Stock of such rights. At any meeting at which the holders of shares of 5% Preferred Stock shall exercise such voting rights initially, they shall have the right, voting separately as a class, to elect one director to fill one vacancy in the Board of Directors, if any such vacancy may then exist, or, if such right is exercised at an annual meeting, to elect one director. If necessary, the holders of the shares of 5% Preferred Stock shall have the right to make such increase in the number of members of the Board of Directors as shall be necessary to permit them to so elect one director. If the holders of a majority of the shares of 5% Preferred Stock outstanding exercise their right to appoint, remove or replace a director by way of a written notice to the Corporation, any such appointment, removal or replacement shall be effective immediately upon the sending of such written notice to the Corporation.

               (iii) Unless the holders of shares of 5% Preferred Stock shall have previously exercised their right to elect one director, the Board of Directors shall order, and any stockholder or stockholders owning in the aggregate not less than 25% of the total number of the shares of 5% Preferred Stock outstanding may request, the calling of a special meeting of the holders of shares of 5% Preferred Stock, which meeting shall thereupon promptly be called by the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of shares of 5% Preferred Stock are entitled to vote pursuant to this paragraph (9)(d) shall be given to each holder of record of shares of 5% Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later then 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 25% of the total number of outstanding shares of 5% Preferred Stock.

               (iv) The holders of shares of Common Stock and shares of 5% Preferred Stock, and other classes or series of stock of the Corporation, if applicable, shall continue to be entitled to elect all the directors until holders of the shares of 5% Preferred Stock shall have exercised their right to elect one director, voting as a separate class (or exercised such right pursuant to a written notice as set forth under paragraph (9)(d)(ii)), after the exercise of which right (x) the director so elected by the holders of shares of 5% Preferred Stock shall continue in office until his successor shall have been elected by such holders (or appointed pursuant to a written notice as set forth under paragraph (9)(d)(ii)), and (y) any vacancy in the Board of Directors may (except as provided in paragraph (9)(d)(ii)) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of capital stock which elected the director whose office shall have become vacant. References in this paragraph (9)(d)(iv) to directors elected by the holders of a particular class of capital stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

               (e) Without the written consent of the holders of at least
66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock or the vote of holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock at a meeting of the holders of 5% Preferred Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the 5% Preferred Stock; provided that any such amendment that changes the dividend payable on, the Conversion Rate with respect to, or the liquidation preference of the 5% Preferred Stock shall require the affirmative vote at a meeting of holders of 5% Preferred Stock called for such purpose or written consent of the holder of each share of 5% Preferred Stock.

               (f) Without the written consent of the holders of at least
66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock or the vote of holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock at a meeting of such holders called for such purpose, the Corporation will not issue any additional 5% Preferred Stock or create, authorize or issue any Parity Securities or Senior Securities or increase the authorized amount of any such other class or series; provided that this paragraph 9(f) shall not limit the right of the Corporation to (i) issue Additional Preferred as dividends pursuant to paragraph 4 or (ii) to issue Parity Securities or Senior Securities in order to refinance, redeem or refund the 13% Preferred or the 5 1/4% Preferred, provided that the maximum accrual value (i.e., the sum of stated value and maximum amount payable in kind over the term from issuance to first date of mandatory redemption or redemption at the option of the holder) of such Parity Securities may not exceed the maximum accrual value of the 13% Preferred or the 5 1/4% Preferred, respectively.

               (g) In exercising the voting rights set forth in this paragraph
(9), each share of 5% Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the 5% Preferred Stock as a single class on any matter, then the 5% Preferred Stock and other series shall have with respect to such matters one vote per $1,000 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of 5% Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

               (h) So long as the Qualified Holding Condition is satisfied, the Corporation shall not increase the total number of its directors to a number that is greater than ten if such increase would cause the number of such directors that the holders of the 5% Preferred Stock are entitled to elect to be less than ten percent of the total number of members of the Board of Directors.

               (i) Nothing in this paragraph (9) shall be in derogation of any rights that a holder of shares of 5% Preferred Stock may have in his capacity as a holder of shares of Common Stock.

               (10) General Provisions. (a) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

               (b) If the Corporation shall have failed to declare or pay dividends as required pursuant to paragraph (4) hereof or shall have failed to discharge any obligation to redeem shares of 5% Preferred Stock pursuant to paragraph (6) hereof, the holders of shares of 5% Preferred Stock shall be entitled to receive, in addition to all other amounts required to be paid hereunder, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends on the aggregate dividends which the Corporation shall have failed to declare or pay or the redemption price, together with accrued and unpaid dividends thereon, as the case may be, at a rate of 2% per quarter, compounded quarterly, for the period during which the failure to pay dividends or failure to discharge an obligation to redeem shares of 5% Preferred Stock shall continue.

               (c) The shares of 5% Preferred Stock shall bear the following legend:

               THE SHARES OF PREFERRED STOCK, PAR VALUE $.01, OF THE CORPORATION (THE "PREFERRED STOCK") (AND THE SHARES OF COMMON STOCK, PAR VALUE $.01, OF THE CORPORATION (THE "COMMON STOCK") INTO WHICH THE PREFERRED STOCK MAY BE CONVERTED) REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE PREFERRED STOCK (OR COMMON STOCK, IF THE PREFERRED STOCK HAS BEEN CONVERTED) EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE PURCHASE AGREEMENT, DATED JULY 15, 1999, AS MAY BE AMENDED, AMONG THE CORPORATION AND FRANCE TELECOM, A COPY OF WHICH IS ON FILE AT
               THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH PREFERRED STOCK UPON WRITTEN REQUEST TO THE CORPORATION.

               THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE CONVERTED INTO COMMON STOCK, PAR VALUE $.01, OF THE CORPORATION (THE "COMMON STOCK") OR REDEEMED IN EXCHANGE FOR COMMON STOCK WITHOUT THE SURRENDER AND EXCHANGE OF THIS CERTIFICATE FOR CERTIFICATES REPRESENTING SUCH COMMON STOCK. A NOTICE OF SUCH CONVERSION EVENT, IF ANY, IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION

               AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE CORPORATION.

               The shares of Common Stock issuable upon conversion of the 5% Preferred Stock shall bear the following legend:

               THE SHARES OF COMMON STOCK, PAR VALUE $.01, OF THE CORPORATION (THE "COMMON STOCK") REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE PURCHASE AGREEMENT, DATED JULY 15, 1999, AS MAY BE AMENDED, AMONG THE CORPORATION AND FRANCE TELECOM, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH COMMON STOCK UPON WRITTEN REQUEST TO THE CORPORATION.



               (d) (i) Whenever in connection with any conversion or redemption of the 5% Preferred Stock in exchange for Common Stock the holder is required to surrender certificates representing such shares of 5% Preferred Stock, such holder may, by written notice to the Corporation and its transfer agent, elect to retain such certificates. In such case, the certificates so retained by the holder thereof shall be deemed to represent, at and from the date of such conversion or redemption, the number of shares of Common Stock issuable upon such conversion or redemption (subject to paragraph (8)(c), if applicable), and shall be so reflected upon the books of the Corporation and its transfer agent.

               (ii) (A) A holder who has previously elected to retain certificates representing the 5% Preferred Stock in accordance with paragraph
(10)(d)(i) upon conversion or redemption may subsequently elect to receive certificates representing the shares of Common Stock issued upon such conversion or redemption. To receive certificates representing such shares of Common Stock, the holder of such certificate shall surrender it, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation for such purposes, with a written notice of that election.

               (B) Unless the certificates to be issued shall be registered in the same name as the name in which such surrendered certificates are registered, each certificate so surrendered shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates so surrendered shall be canceled by the Corporation or the transfer agent.

               (C) As promptly as practicable after the surrender by a holder of such certificates, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph
(10)(c)) for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock represented by the certificates so surrendered.

               (11) Shareholder Rights Plan. The shares of 5% Preferred Stock shall be entitled to the benefits of a number of rights issuable under the Rights Agreement, dated as of October 1, 1993, as amended, between the Company and Continental Stock Transfer & Trust Company or any successor plan of similar purpose and effect ("Rights") equal to the number of shares of Common Stock then issuable upon conversion of the 5% Preferred Stock at the prevailing Conversion Rate. Any shares of Common Stock deliverable upon conversion of a share of 5% Preferred Stock or upon payment of a dividend shall be accomplished by a Right.

                                                                       Exhibit D

                     5% CUMULATIVE PARTICIPATING CONVERTIBLE
                            PREFERRED STOCK, SERIES C

               (1) Number and Designation. 5,000 shares of the Preferred Stock of the Corporation shall be designated as 5% Cumulative Participating Convertible Preferred Stock, Series C (the "5% Preferred Stock") and no other shares of Preferred Stock shall be designated as 5% Preferred Stock.

               (2) Definitions. For purposes of the 5% Preferred Stock, the following terms shall have the meanings indicated:

               "Additional Preferred" shall have the meaning set forth in paragraph (4)(a) hereof.

               "Bankruptcy Event" shall mean any of the following: (I) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of any Major Entity in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity or for all or substantially all of the property and assets of any Major Entity or (C) the winding up or liquidation of the affairs of any Major Entity; or (II) any Major Entity (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity, or for all or substantially all of the property and assets of any Major Entity or (C) effects any general assignment for the benefit of creditors.

               "Board of Directors" shall mean the board of directors of the Corporation. Except as such term is used in paragraph (9), "Board of Directors" shall also mean the Executive Committee, if any, of such board of directors or any other committee duly authorized by such board of directors to perform any of its responsibilities with respect to the 5% Preferred Stock.

               "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

               "Common Stock" shall mean the Corporation's Common Stock, par value $.01 per share.

               "Constituent Person" shall have the meaning set forth in paragraph (8)(e)(i) hereof.

               "Conversion Rate" shall have the meaning set forth in paragraph
        (8)(a) hereof.

               "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sale price for such security on the principal exchange or quotation system on which such security is listed or traded. If the security is not admitted for trading on any national securities exchange or the Nasdaq National Market, "Current Market Price" shall mean the average of the last reported closing bid and asked prices reported by the Nasdaq as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose or as quoted by the National Quotation Bureau Incorporated. In the event that no such quotation is available for such day, the Current Market Price shall be the average of the quotations for the last five Trading Days for which a quotation is available within the last 30 Trading Days prior to such day. In the event that five such quotations are not available within such 30-Trading Day period, the Board of Directors shall be entitled to determine the Current Market Price on the basis of such quotations as it reasonably considers appropriate.

               "Determination Date" shall have the meaning set forth in paragraph (8)(d)(ii) hereof.

               "Dividend Payment Date" shall mean September 30, December 31, March 31 and June 30 of each year, commencing on December 31, 1999; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

               "Dividend Periods" shall mean quarterly dividend periods commencing on September 30, December 31, March 31 and June 30 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

               "Expiration Time" shall have the meaning set forth in paragraph
        (8)(d)(v) hereof.

               "5% Preferred Stock" shall have the meaning set forth in paragraph (1) hereof.

               "5 1/4% Preferred" shall have the meaning set forth in paragraph
        (3)(d) hereof.

               "5 1/4% Series A" shall have the meaning set forth in paragraph
        (3)(d) hereof.

               "Issue Date" shall mean the date on which shares of 5% Preferred Stock are first issued.

               "Junior Securities" shall have the meaning set forth in paragraph
        (3)(c) hereof.

               "Junior Securities Distribution" shall have the meaning set forth in paragraph (4)(f) hereof.

               "Liquidation Right" shall mean, for each share of 5% Preferred Stock, the greater of (i) an amount equal to $1,000 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders, and (ii) the amount that would be received in liquidation following conversion of a share of 5% Preferred Stock into Common Stock.

               "Major Entity" shall mean any of the Corporation, NTL Communications Corp., Diamond Cable Communications Limited, Diamond Holdings Limited, NTL (Bermuda) Limited or any Significant Subsidiary.

               "Mandatory Redemption Date" shall have the meaning set forth in paragraph (6)(c) hereof.

               "Mandatory Redemption Obligation" shall have the meaning set forth in paragraph (6)(d) hereof.

               "Nasdaq" means the Nasdaq Stock Market, Inc., the electronic securities market regulated by the National Association of Securities Dealers, Inc.

               "Nasdaq National Market" shall have the meaning set forth in Rule 4200(a)(23) of the rules of the National Association of Securities Dealers, Inc.

               "9.9% Series A Preferred" shall have the meaning set forth in paragraph (3)(d) hereof.

               "9.9% Series B Preferred" shall have the meaning set forth in paragraph (3)(d) hereof.

               "non-electing share" shall have the meaning set forth in paragraph (8)(e)(i) hereof.

               "NYSE" means the New York Stock Exchange.

               "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

               "Parity Securities" shall have the meaning set forth in paragraph
        (3)(b) hereof.

               "Person" shall mean any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, any unincorporated organization, any other entity, a "group" of such persons, as that term is defined in Rule 13d-5(b) under the Exchange Act, or a government or political subdivision thereof.

               "Preferred Shares" has the meaning set forth in paragraph (9)(c).

               "Preferred Stock" shall have the meaning set forth in the first resolution above.

               "Purchase Shares" shall have the meaning set forth in paragraph
        (8)(d)(v) hereof.

               "Record Date" shall have the meaning set forth in paragraph
        (8)(d)(iv) hereof.

               "Relevant Compounding Factor" shall mean, with respect to each share of 5% Preferred Stock, upon initial issuance 1.00, and shall on each Dividend Payment Date be increased to equal the product of the Relevant Compounding Factor in effect immediately prior to such Dividend Payment Date and 1.0125.

               "Rights" shall have the meaning set forth in paragraph (11) hereof.

               "Securities" shall have the meaning set forth in paragraph
        (8)(d)(iii) hereof.

               "Senior Securities" shall have the meaning set forth in paragraph
        (3)(a) hereof.

               "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Securities or any class or series of Parity Securities are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the 5% Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent, as the case may be.

               "Significant Subsidiary" shall have the meaning given to such term in Regulation S-X under the Exchange Act.

               "13% Preferred" shall have the meaning set forth in paragraph
        (3)(d) hereof.

               "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted thereon, in the applicable securities market in which the securities are traded.

               "Transaction" shall have the meaning set forth in paragraph
        (8)(e)(i) hereof.

               "Trigger Event" shall have the meaning set forth in paragraph
        (9)(b) hereof.

               "Trigger Event Cure" shall have the meaning set forth in paragraph (9)(b) hereof.

               "25-Day Average Market Price" shall mean, for any security, the volume-weighted average of the Current Market Prices of that security for the twenty-five Trading Days immediately preceding the date of determination.

               (3) Rank. Any class or series of stock of the Corporation shall be deemed to rank:

               (a) prior to the 5% Preferred Stock, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of 5% Preferred Stock ("Senior Securities");

               (b) on a parity with the 5% Preferred Stock, either as to the payment of dividends or as to distributions of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the 5% Preferred Stock, if the holders of the 5% Preferred Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

               (c) junior to the 5% Preferred Stock, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or if the holders of the 5% Preferred Stock shall be entitled to receipt of dividends, and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of such stock or series ("Junior Securities").

               (d) Each of (i) the 13% Series B Senior Redeemable Exchangeable Preferred Stock (the "13% Preferred") and (ii) the 5 1/4% Convertible Preferred Stock, Series A, (the "5 1/4% Series A") and any dividends paid on the 5 1/4% Series A in accordance with its terms, to the extent that such dividends are paid in preferred stock having terms substantially identical to the 5 1/4% Series A and any dividends paid on preferred stock issued as in-kind dividends thereon, to the extent such dividends are paid in preferred stock having terms substantially identical to the 5 1/4% Series A (the 5 1/4% Series A and all such in-kind dividends being hereinafter referred to as the "5 1/4% Preferred") is a Senior Security. Each of the 9.9% Non-Voting Mandatorily Redeemable Preferred Stock, Series A ("9.9% Series A Preferred"), and 9.9% Non-Voting Mandatorily Redeemable Preferred Stock, Series B ("9.9% Series B Preferred"), is a Junior Security. The 5% Cumulative Participating Convertible Preferred Stock, Series A and one or more classes of Additional Preferred (as defined below) shall be Parity Securities; provided, however, that there shall be no issue of other Senior Securities, Parity Securities or rights or options exercisable for or convertible into any such securities, except as approved by the holders of the 5% Preferred Stock pursuant to paragraph 9(e).

               (e) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be. The 5% Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities as set forth herein.

               (4) Dividends. (a) Subject to paragraph (8)(b)(ii), the holders of shares of 5% Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the quarterly rate of $12.50 per share (assuming a $1,000.00 face amount) payable in cash, shares of Common Stock (such Common Stock for this purpose to be assigned a value equal to the 25-Day Average Market Price as of the record date for such Dividend Payment Date) or additional shares of Preferred Stock of a class to be designated by the Board of Directors having terms substantially identical to the 5% Preferred Stock except as follows: (A) the Conversion Rate (as set forth in Section 8(a)) on such Preferred Stock initially shall be the quotient resulting from the division of the Conversion Rate (as then in effect on the 5% Preferred Stock) by the Relevant Compounding Factor and (B) the number of shares of such Preferred Stock payable as a dividend on any Dividend Payment Date shall increase for each Dividend Payment Date from the first Dividend Payment Date by the Relevant Compounding Factor (such classes of Preferred Stock singularly and collectively, the "Additional Preferred"). All dividends on the 5% Preferred Stock, in whatever form, shall be payable in arrears quarterly on each Dividend Payment Date and shall be cumulative from the Issue Date (except that dividends on Additional Preferred shall accrue from the date such Additional Preferred is issued or would have been issued in accordance with this Certificate of Designation if such dividends had been declared), whether or not in any Dividend Period or Dividend

Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the record date for such dividend. Upon the declaration of any such dividend, the Board of Directors shall fix as such record date on the fifth Business Day preceding the relevant Dividend Payment Date and shall give notice on or prior to the record date of the form of payment of such dividend. Accrued and unpaid dividends for any past Dividend Payment Date may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such record date, not more than 45 days nor less than five Business Days preceding the payment date thereof, as may be fixed by the Board of Directors.

               (b) In addition to the dividends described in the preceding paragraph, holders of shares of the 5% Preferred Stock shall be entitled to receive an amount equal to the amount (and in the form of consideration) that such holders would be entitled to receive if, pursuant to paragraph (8), they had converted such 5% Preferred Stock fully into Common Stock immediately before the record date for the payment of any such dividends on Common Stock. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock as they appear on the stock records of the Corporation at the close of business on the record date for such dividend on Common Stock, and the Corporation shall pay each such dividend on the applicable payment date for such dividend on the Common Stock.

               (c) For the purpose of determining the number of Additional Preferred to be issued pursuant to paragraph (4)(a), each such Additional Preferred shall be valued at $1,000.00. Holders of such Additional Preferred shall be entitled to receive dividends payable at the rates specified in paragraph (4)(a).

               (d) The dividends payable for any period shorter than a full Dividend Period on the 5% Preferred Stock shall accrue daily and be computed on the basis of a 360-day year and the actual number of days in such period. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the 5% Preferred Stock that may be in arrears except as otherwise provided herein.

               (e) So long as any shares of the 5% Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities or Junior Securities, for any period, nor shall any Parity Securities or Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Parity Securities or Junior Securities) by the Corporation (except for conversion into or exchange into other Parity Securities or Junior Securities, as the case may be) unless, in each case, (i) full cumulative dividends on all outstanding shares of the 5% Preferred Stock for all Dividend Periods terminating on or prior to the date of such redemption, repurchase or other acquisition shall have been paid or set apart for payment,
(ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock and (iii) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock by the Corporation pursuant to paragraph (6) below. When dividends are not fully paid in Common Stock or Additional Preferred or are not paid in full in cash or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the 5% Preferred Stock and all dividends declared upon Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the 5% Preferred Stock and accumulated and unpaid on such Parity Securities.

               (f) So long as any shares of the 5% Preferred Stock are outstanding, no dividends (other than (i) any rights issued pursuant to a shareholder rights plan as provided in paragraph (11) and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase, or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as "Junior Securities Distributions") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities, including pursuant to paragraph 4(c) of the 9.9% Series A Preferred and paragraph 4(d) of the 9.9% Series B Preferred), unless in each case (A) full cumulative dividends on all outstanding shares of the 5% Preferred Stock and all other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods and dividend periods for such other stock, (B) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock and all other Parity Securities, (C) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock by the Corporation pursuant to paragraph (6) below, (D) the Corporation has fully performed its obligations under paragraphs (4)(b) and (6) hereof.

               (5) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of 5% Preferred Stock shall be entitled to receive the Liquidation Right. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of 5% Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of 5% Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of 5% Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph
(5), (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

               (b) Subject to the rights of the holders of any Parity Securities, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the 5% Preferred Stock, as provided in this paragraph (5), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the 5% Preferred Stock shall not be entitled to share therein.

               (6) Redemption. (a) On and after the first Business Day following the earlier to occur of (i) August 13, 2006 or (ii) the date on which both (A) the 25-Day Average Market Price of the Common Stock shall have exceeded $150.00 and (B) August 13, 2003, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of 5% Preferred Stock, from time to time in part, or in whole, payable at the option of the Corporation in (A) cash, at a redemption price of $1,000.00 per share, (B) in shares of Common Stock, at a redemption price of $1,000.00 per share, or (C) in a combination of cash and Common Stock, at a redemption price based on the respective combination of consideration, together in each case with accrued and unpaid dividends thereon, whether or not declared, to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (6)(a), the price per share of Common Stock shall be the 25-Day Average Market Price.

               (b) On and after the first Business Day following August 13, 2009, each holder of shares of 5% Preferred Stock shall have the right to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem such holder's shares of 5% Preferred Stock, from time to time in part, or in whole, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of the Common Stock to be issued pursuant to this paragraph (6)(b), the price per share of Common Stock shall equal the 25-Day Average Market Price. Any holder of shares of 5% Preferred Stock who elects to exercise its rights pursuant to this paragraph (6)(b) shall deliver to the Corporation a written notice of election not less than 20 days prior to the date on which such holder demands redemption pursuant to this paragraph 6(b), which notice shall set forth the name of the Holder, the number of shares of 5% Preferred Stock to be redeemed and a statement that the election to exercise a redemption right is being made thereby; and, subject to paragraph (10)(d), shall deliver to the Corporation on or before the date of redemption certificates evidencing the shares of 5% Preferred Stock to be redeemed, duly endorsed for transfer to the Corporation.

               (c) If the Corporation shall not have redeemed all outstanding shares of 5% Preferred Stock pursuant to paragraphs (6)(a) or (6)(b), on August 13, 2019 (the "Mandatory Redemption Date"), to the extent the Corporation shall have funds legally available for such payment, the Corporation shall redeem all outstanding shares of 5% Preferred Stock, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the Mandatory Redemption Date, without interest. For purposes of determining the number of shares of the Common Stock to be issued pursuant to this paragraph (6)(c), the price per share of Common Stock shall be the 25-Day Average Market Price.

               (d) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of 5% Preferred Stock pursuant to paragraphs 6(b) or 6(c) (each, a "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the 5% Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the 5% Preferred Stock) or (ii) declare or make any Junior Securities Distribution (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities), or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

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               (e) Upon any redemption of 5% Preferred Stock, the Corporation shall pay the redemption price and any accrued and unpaid dividends in arrears to, but excluding, the applicable redemption date.

               (f) For purposes of paragraph (6)(a) only, unless full cumulative dividends (whether or not declared) on all outstanding shares of 5% Preferred Stock and any Parity Securities shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or prior to the applicable redemption date and notice has been given in accordance with paragraph (7), none of the shares of 5% Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of 5% Preferred Stock are redeemed pro rata and notice has previously been given in accordance with paragraph (7).

               (7) Procedure for Redemption. (a) If the Corporation shall redeem shares of 5% Preferred Stock pursuant to paragraph 6(a), notice of such redemption shall be given by certified mail, return receipt requested, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation and confirmed by facsimile transmission to each holder of record if the Corporation has been furnished with such facsimile address by the holder(s); provided, however, that neither the failure to give such notice nor confirmation nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state: (i) the redemption date; (ii) the number of shares of 5% Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder;
(iii) the amount payable, whether such amount shall be paid in Common Stock or in cash and if the payment is in Common Stock an explanation of the determination of the amount to be paid; (iv) the place or places where certificates for such shares are to be surrendered or the notice under paragraph
(10)(d) should be sent for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date, except as otherwise provided herein.

               (b) If notice has been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price of the shares called for redemption and dividends accrued and unpaid thereon, if any), (i) except as otherwise provided herein, dividends on the shares of 5% Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of the 5% Preferred Stock shall cease (except the right to receive from the Corporation the redemption price without interest thereon, upon surrender and endorsement (or a constructive surrender under paragraph (10)(d)) of their certificates if so required, and to receive any dividends payable thereon).

               (c) Upon surrender (including a constructive surrender under paragraph (10)(d)) in accordance with notice given pursuant to this paragraph
(7) of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid, plus any dividends payable thereon. If fewer than all the outstanding shares of 5% Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share). In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued, subject to a holder's election under paragraph
(10)(d), representing the surrendered shares without cost to the holder thereof.

               (8) Conversion. (a) Subject to and upon compliance with the provisions of this paragraph (8), a holder of shares of 5% Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert any or all outstanding shares of 5% Preferred Stock held by such holder, but not fractions of shares, into fully paid and non-assessable shares of Common Stock by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (8)(b) hereof. The number of shares of Common Stock deliverable upon conversion of each share of 5% Preferred Stock shall be equal to 7.947017, as adjusted as provided herein (the "Conversion Rate"). The Conversion Rate is subject to adjustment from time to time pursuant to paragraph
(8)(d) hereof. The right to convert shares called for redemption pursuant to paragraph 6(a) shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption, in which case such right of conversion shall be reinstated. Upon conversion, any accrued and unpaid dividends on the 5% Preferred Stock at the date of conversion shall be paid to the holder thereof in accordance with the provisions of paragraph
(4).

               (b) (i) In order to exercise the conversion privilege, the holder of each share of 5% Preferred Stock to be converted shall surrender (or constructively surrender in accordance with paragraph (10)(d)) the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corpora-tion, or to any transfer agent of the Corporation previously designated by the Corporation to the holders of the 5% Preferred Stock for such purposes, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Such notice shall state that the holder has satisfied any legal or regulatory requirement for conversion, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976; provided, however, that the Corporation shall use its best efforts in cooperating with such holder to obtain such legal or regulatory approvals to the extent its cooperation is necessary. Such notice shall also state the name or names (with address and social security or other taxpayer identification number, if applicable) in which the certificate or certificates for Common Stock are to be issued. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of 5% Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates representing shares of 5% Preferred Stock surrendered for conversion shall be canceled by the Corporation or the transfer agent.

               (ii) Subject to the last sentence of paragraph (8)(a), holders of shares of 5% Preferred Stock at the close of business on a dividend payment record date shall not be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date if such holder shall have surrendered (or made a constructive surrender under paragraph (10)(d)) for conversion such shares at any time following the preceding Dividend Payment Date and prior to such Dividend Payment Date.

               (iii) Subject to a holder's election under paragraph (10)(d), as promptly as practicable after the surrender (including a constructive surrender under paragraph (10)(d)) by a holder of the certificates for shares of 5% Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph
(10)(c)) for the whole number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (8), and any fractional interest in respect of a share of Common Stock arising on such conversion shall be settled as provided in paragraph (8)(c). Upon conversion of only a portion of the shares of 5% Preferred Stock represented by any certificate, a new certificate shall be issued representing the unconverted portion of the certificate so surrendered without cost to the holder thereof. Subject to a holder's election under paragraph (10)(d), upon the surrender (including a constructive surrender under paragraph (10)(d)) of certificates representing shares of 5% Preferred Stock to be converted, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares so surrendered shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph (8).

               (iv) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock shall have been surrendered (or deemed surrendered pursuant to an election under paragraph (10)(d)) and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

               (c) (i) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the 5% Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of 5% Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion (or deemed surrendered under paragraph (10)(d)) at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of 5% Preferred Stock surrendered (or deemed surrendered under paragraph
(10)(d)) for conversion by such holder.

               (ii) Each conversion shall be deemed to have been effected immedi ately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common

Stock equal to the product of the number of shares of 5% Preferred Stock surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation.

               (d) The Conversion Rate shall be adjusted from time to time as follows:

               (i) If the Corporation shall after the Issue Date (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares, or (D) effect any reclassification of its outstanding Common Stock, the Conversion Rate in effect on the record date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification, as the case may be, shall be proportionately adjusted so that the holder of any share of 5% Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (8)(h)) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification. Adjustments in accordance with this paragraph (8)(d)(i) shall be made whenever any event listed above shall occur.

               (ii) If the Corporation shall after the Issue Date fix a record date for the issuance of rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share (or, in the case of a right or warrant to purchase securities convertible into Common Stock, having an effective exercise price per share of Common Stock, computed on the basis of the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the amount of additional consideration payable, if any, to receive one share of Common Stock upon conversion of such securities) less than the 25-Day Average Market Price on the date on which such issuance was declared or otherwise announced by the Corporation (the "Determination Date"), then the Conversion Rate in effect at the opening of business on the Business Day next following such record date shall be adjusted so that the holder of each share of 5% Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to such record date by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and
(B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants (or in the case of a right or warrant to purchase securities convertible into Common Stock, the aggregate number of additional shares of Common Stock into which the convertible securities so offered are initially convertible), and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such 25-Day Average Market Price on such date (or, in the case of a right of warrant to purchase securities convertible into Common Stock, the number of shares of Common Stock obtained by dividing the aggregate exercise price of such rights or warrants for the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the aggregate amount of additional consideration payable, if any, to convert such securities into Common Stock, by such 25-Day Average Market Price). Such adjustment shall become effective immediately after the opening of business on the Business Day next following such record date (except as provided in paragraph (8)(h)). Such adjustment shall be made successively whenever such a record date is fixed. In the event that after fixing a record date such rights or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such 25-Day Average Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith. In case any rights or warrants referred to in this subparagraph (ii) shall expire unexercised after the same have been distributed or issued by the Corporation (or, in the case of rights or warrants to purchase securities convertible into Common Stock once exercised, the conversion right of such securities shall expire), the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

               (iii) If the Corporation shall fix a record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness, shares of its capital stock or assets (excluding regular cash dividends or distributions declared in the ordinary course by the Board of Directors and dividends payable in Common Stock for which an adjustment is made pursuant to paragraph (8)(d)(i)) or rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock or securities convertible into shares of Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Rate shall be adjusted so that the holder of each share of 5% Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to the close of business on such record date by (II) a fraction, the numerator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date, and the denominator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date less the then-fair market value (as determined by the Board of Directors in good faith, whose determinations shall be conclusive) of the portion of the assets, shares of its capital stock or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that after fixing a record date such distribution is not so made, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (8)(h)) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of 5% Preferred Stock after such determination date, shall not require an adjustment of the Conversion Rate pursuant to this subparagraph (iii);
provided, however, that on the date, if any, on which a Person converting a share of 5% Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Rate shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the record date" within the meaning of the three preceding sentences). If any rights or warrants referred to in this subparagraph
(iii) shall expire unexercised after the same shall have been distributed or issued by the Corporation, the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

               (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash in the amount per share that, together with the aggregate of the per share amounts of any other cash distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (iv) has been made exceeds 5.0% of the 25-Day Average Market Price immediately prior to the date of declaration of such dividend or distribution (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 8(e) is made), then, in such case, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date for the cash dividend or distribution by a fraction the numerator of which shall be the Current Market Price of a share of the Common Stock on the Record Date and the denominator shall be such Current Market Price less the per share amount of cash so distributed during the 12-month period applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the Business Day following the Record Date; provided, however, that in the event the denominator of the foregoing fraction is zero or negative, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of 5% Preferred Stock shall have the right to receive upon conversion, in addition to the shares of Common Stock to which the holder is entitled, the amount of cash such holder would have received had such holder converted each share of 5% Preferred Stock at the beginning of the 12-month period. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if any adjustment is required to be made as set forth in this paragraph (8)(d)(iv), the calculation of any such adjustment shall include the amount of the quarterly cash dividends paid during the 12-month reference period only to the extent such dividends exceed the regular quarterly cash dividends paid during the 12 months preceding the 12-month reference period. For purposes of this paragraph (8)(d)(iv), "Record Date" shall mean, with respect to any dividend or distribution in which the holders of Common Stock have the right to receive cash, the date fixed for determination of shareholders entitled to receive such cash.

               In the event that at any time cash distributions to holders of Common Stock are not paid equally on all series of Common Stock, the provisions of this paragraph 8(d)(iv) will apply to any cash dividend or cash distribution on any series of Common Stock otherwise meeting the requirements of this paragraph, and shall be deemed amended to the extent necessary so that any adjustment required will be made on the basis of the cash dividend or cash distribution made on any such series.

               (v) In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by the Corporation or any subsidiary of the Corporation for all or any portion of the outstanding shares of Common Stock to the extent that the cash and fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive and shall be described in a resolution of such Board) of any other consideration included in such payment per share of Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) exceed by more than 5.0%, with any smaller excess being disregarded in computing the adjustment to the Conversion Rate provided in this paragraph (8)(d)(v), the first reported sale price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchase Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchase Shares) on the Expiration Time and the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.

               (vi) No adjustment in the Conversion Rate shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in the Conversion Rate; provided, however, that any adjustments that by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made, and provided further that any adjustment shall be required and made in accordance with the provisions of this

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paragraph (8) (other than this subparagraph (vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution for United States income tax purposes to the holders of shares of 5% Preferred Stock or Common Stock. Notwithstanding any other provisions of this paragraph (8), the Corporation shall not be required to make any adjustment of the Conversion Rate for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this paragraph (8) shall be made to the nearest dollar or to the nearest 1/1,000 of a share, as the case may be. Anything in this paragraph (8)(d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such adjustments in the Conversion Rate, in addition to those required by this paragraph (8)(d), as it in its discretion shall determine to be advisable in order that any stock dividends subdivision of shares, reclassification or combination of shares, distribution or rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable.

               (vii) In the event that, at any time as a result of shares of any other class of capital stock becoming issuable in exchange or substitution for or in lieu of shares of Common Stock or as a result of an adjustment made pursuant to the provisions of this paragraph (8)(d), the holder of 5% Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of any shares of 5% Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

               (e) (i) If the Corporation shall be a party to any transaction (including without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which paragraph (8)(d)(i) applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), there shall be no adjustment to the Conversion Rate but each share of 5% Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of 5% Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the

Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock of the Corporation held immedi ately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (8)(e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The provisions of this paragraph (8)(e) shall similarly apply to successive Transactions.

               (ii) Notwithstanding anything herein to the contrary , if the Corporation is reorganized such that the Common Stock is exchanged for the common stock of a new entity ("Holdco") whose common stock is traded on the Nasdaq National Market or another recognized securities exchange or automated quotation system, then the Corporation, by notice to and consultation with the holders of the 5% Preferred Stock, may cause the exchange of this 5% Preferred Stock for preferred stock of Holdco having the same terms and conditions as set forth herein; provided that the rights attaching to the preferred stock of Holdco shall be adjusted so as to comply with the local law of the country of incorporation of Holdco or the new share structure of Holdco subject to such rights effectively giving the same economic rights as the 5% Preferred Stock (including for these purposes any resultant change in the tax treatment for the holders of such stock).

               (f) If:

               (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; or

               (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

               (iii) there shall be any subdivision, combination or reclassification of the Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

               (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

then the Corporation shall cause to be filed with any transfer agent designated by the Corporation pursuant to paragraph (8)(b) and shall cause to be mailed to the holders of shares of the 5% Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least ten days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend (or such other distribution) or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up or other action is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of any distribution, right, warrant subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up or other action, or the vote upon any of the foregoing.

               (g) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall prepare an officer's certificate with respect to such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the effective date of such adjustment and shall mail a copy of such officer's certificate to the holder of each share of 5% Preferred Stock at such holder's last address as shown on the stock records of the Corporation. If the Corporation shall have designated a transfer agent pursuant to paragraph (8)(b), it shall also promptly file with such transfer agent an officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment.

               (h) In any case in which paragraph (8)(d) provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of 5% Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (8)(c).

               (i) For purposes of this paragraph (8), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

               (j) There shall be no adjustment of the Conversion Rate in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this paragraph
(8). If any single action would require adjustment of the Conversion Rate pursuant to more than one subparagraph of this paragraph (8), only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

               (k) If the Corporation shall take any action affecting the Common Stock, other than action described in this paragraph (8), that in the opinion of the Board of Directors materially adversely affects the conversion rights of the holders of the shares of 5% Preferred Stock, the Conversion Rate may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided that the provisions of this paragraph (8)(k) shall not affect any rights the holders of 5% Preferred Stock may have at law or in equity.

               (l) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the 5% Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of 5% Preferred Stock not theretofore converted. For purposes of this paragraph (8)(l) the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of 5% Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

               (ii) The Corporation covenants that any shares of Common Stock issued upon conversion of the 5% Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment increasing the Conversion Rate such that the quotient of $1,000.00 and the Conversion Rate (which quotient initially shall be $125.8333) would be reduced below the then-par value of the shares of Common Stock deliverable upon conversion of the

5% Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock based upon such adjusted Conversion Rate.

               (iii) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the 5% Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which required action to be taken by the Corporation.

               (m) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the 5% Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the 5% Preferred Stock to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the satisfaction of the Corporation, that such tax has been paid.

               (n) No adjustment in the Conversion Rate need be made for a transaction referred to in paragraph (8)(d)(i) through (v) above to the extent that all holders of 5% Preferred Stock are entitled to participate in such transaction pursuant to paragraph 4(b).

               (9) Voting Rights. (a) The holders of record or shares of 5% Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (9) or as otherwise provided by law.

               (b) If and whenever either (i) six quarterly dividends (whether or not consecutive) payable on the 5% Preferred Stock have not been paid in full, (ii) the Corporation shall have failed to discharge its Mandatory Redemption Obligation, or (iii) there occurs a Bankruptcy Event (any such event described in the preceding subparagraphs (i) through (iii) being hereinafter referred to as a "Trigger Event"), a vote of the holders of shares of 5% Preferred Stock, voting as a single class, will be required on all matters brought to shareholders of the Corporation. Whenever all arrears in dividends on the 5% Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, the Corporation shall have fulfilled its Mandatory Redemption Obligation, and all Bankruptcy Events shall have been cured (the "Trigger Event

Cure"), then the right of the holders of the 5% Preferred Stock to vote as described in this paragraph 9(b) shall cease (but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs).

               (c) Upon the occurrence of any Trigger Event, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of 5% Preferred Stock, together with the holders of shares of every other series of preferred stock (including, without limitation, Additional Preferred) upon which like rights to vote for the election of two additional directors have been conferred and are exercisable (resulting from either the failure to pay dividends or the failure to redeem) (any such other series is referred to as the "Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of 5% Preferred Stock and the Preferred Shares, called as hereinafter provided. Whenever all arrears in dividends on the Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, the Corporation shall have fulfilled any redemption obligation in respect of the Preferred Shares, and the Trigger Event Cure has occurred, then the right of the holders of the 5% Preferred Stock and the Preferred Shares to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs), and the terms of office of all persons elected as directors by the holders of 5% Preferred Stock and the Preferred Shares shall forthwith terminate and the number of members of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in holders of shares of 5% Preferred Stock and the Preferred Shares, the Secretary of the Corporation may, and upon the written request of any holder of 5% Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the 5% Preferred Stock and of the Preferred Shares for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary of the Corporation within 20 days after receipt of any such request, then any holder of shares of 5% Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the 5% Preferred Stock and the Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the 5% Preferred Stock and the Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

               (d) Without the written consent of the holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock or the vote of holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock at a meeting of the holders of 5% Preferred Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the 5% Preferred Stock; provided that any such amendment that changes the dividend payable on, the Conversion Rate with respect to, or the liquidation preference of the 5% Preferred Stock shall require the affirmative vote at a meeting of holders of 5% Preferred Stock called for such purpose or written consent of the holder of each share of 5% Preferred Stock.

               (e) Without the written consent of the holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock or the vote of holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock at a meeting of such holders called for such purpose, the Corporation will not issue any additional 5% Preferred Stock or create, authorize or issue any Parity Securities or Senior Securities or increase the authorized amount of any such other class or series; provided that this paragraph 9(e) shall not limit the right of the Corporation to (i) issue Additional Preferred as dividends pursuant to paragraph 4 or (ii) to issue Parity Securities or Senior Securities in order to refinance, redeem or refund the 13% Preferred or the 5 1/4% Preferred, provided that the maximum accrual value (i.e., the sum of stated value and maximum amount payable in kind over the term from issuance to first date of mandatory redemption or redemption at the option of the holder) of such Parity Securities may not exceed the maximum accrual value of the 13% Preferred or the 5 1/4% Preferred, respectively.

               (f) In exercising the voting rights set forth in this paragraph
(9), each share of 5% Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the 5% Preferred Stock as a single class on any matter, then the 5% Preferred Stock and other series shall have with respect to such matters one vote per $1,000 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of 5% Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

               (g) Nothing in this paragraph (9) shall be in derogation of any rights that a holder of shares of 5% Preferred Stock may have in his capacity as a holder of shares of Common Stock.

               (10) General Provisions. (a) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

               (b) If the Corporation shall have failed to declare or pay dividends as required pursuant to paragraph (4) hereof or shall have failed to discharge any obligation to redeem shares of 5% Preferred Stock pursuant to paragraph (6) hereof, the holders of shares of 5% Preferred Stock shall be entitled to receive, in addition to all other amounts required to be paid hereunder, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends on the aggregate dividends which the Corporation shall have failed to declare or pay or the redemption price, together with accrued and unpaid dividends thereon, as the case may be, at a rate of 2% per quarter, compounded quarterly, for the period during which the failure to pay dividends or failure to discharge an obligation to redeem shares of 5% Preferred Stock shall continue.

               (c) The shares of 5% Preferred Stock shall bear the following legend:

               THE SHARES OF PREFERRED STOCK, PAR VALUE $.01, OF THE CORPORATION (THE "PREFERRED STOCK") (AND THE SHARES OF COMMON STOCK, PAR VALUE $.01, OF THE CORPORATION (THE "COMMON STOCK") INTO WHICH THE PREFERRED STOCK MAY BE CONVERTED) REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE PREFERRED STOCK (OR COMMON STOCK, IF THE PREFERRED STOCK HAS BEEN CONVERTED) EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE PURCHASE AGREEMENT, DATED JULY 15, 1999, AS MAY BE AMENDED, AMONG THE CORPORATION AND FRANCE TELECOM, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF

               SUCH PREFERRED STOCK UPON WRITTEN REQUEST TO THE
               CORPORATION.

               THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE CONVERTED INTO COMMON STOCK, PAR VALUE $.01, OF THE CORPORATION (THE "COMMON STOCK") OR REDEEMED IN EXCHANGE FOR COMMON STOCK WITHOUT THE SURRENDER AND EXCHANGE OF THIS CERTIFICATE FOR CERTIFICATES REPRESENTING SUCH COMMON STOCK. A NOTICE OF SUCH CONVERSION EVENT, IF ANY, IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE CORPORATION.

               The shares of Common Stock issuable upon conversion of the 5% Preferred Stock shall bear the following legend:

               THE SHARES OF COMMON STOCK, PAR VALUE $.01, OF THE CORPORATION (THE "COMMON STOCK") REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE PURCHASE AGREEMENT, DATED JULY 15, 1999, AS MAY BE AMENDED, AMONG THE CORPORATION AND FRANCE TELECOM, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH COMMON STOCK UPON WRITTEN REQUEST TO THE CORPORATION.


               (d) (i) Whenever in connection with any conversion or redemption of the 5% Preferred Stock in exchange for Common Stock the holder is required to surrender certificates representing such shares of 5% Preferred Stock, such holder may, by written notice to the Corporation and its transfer agent, elect to retain such certificates. In such case, the certificates so retained by the holder thereof shall be deemed to represent, at and from the date of such conversion or redemption, the number of shares of Common Stock issuable upon such conversion or redemption (subject to paragraph (8)(c), if applicable), and shall be so reflected upon the books of the Corporation and its transfer agent.

               (ii) (A) A holder who has previously elected to retain certificates representing the 5% Preferred Stock in accordance with paragraph
(10)(d)(i) upon conversion or redemption may subsequently elect to receive certificates representing the shares of Common Stock issued upon such conversion or redemption. To receive certificates representing such shares of Common Stock, the holder of such certificate shall surrender it, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation for such purposes, with a written notice of that election.

               (B) Unless the certificates to be issued shall be registered in the same name as the name in which such surrendered certificates are registered, each certificate so surrendered shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates so surrendered shall be canceled by the Corporation or the transfer agent.

               (C) As promptly as practicable after the surrender by a holder of such certificates, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph
(10)(c)) for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock represented by the certificates so surrendered.

               (11) Shareholder Rights Plan. The shares of 5% Preferred Stock shall be entitled to the benefits of a number of rights issuable under the Rights Agreement, dated as of October 13, 1993, as amended, between the Company and Continental Stock Transfer & Trust Company or any successor plan of similar purpose and effect ("Rights") equal to the number of shares of Common Stock then issuable upon conversion of the 5% Preferred Stock at the prevailing Conversion Rate. Any shares of Common Stock deliverable upon conversion of a share of 5% Preferred Stock or upon payment of a dividend shall be accompanied by a Right.

                                                                       Exhibit E

                     5% CUMULATIVE PARTICIPATING CONVERTIBLE
                            PREFERRED STOCK, SERIES D

               (1) Number and Designation. 9,437.50 shares of the Preferred Stock of the Corporation shall be designated as 5% Cumulative Participating Convertible Preferred Stock, Series D (the "5% Preferred Stock") and no other shares of Preferred Stock shall be designated as 5% Preferred Stock.

               (2) Definitions. For purposes of the 5% Preferred Stock, the following terms shall have the meanings indicated:

               "Additional Preferred" shall have the meaning set forth in paragraph (4)(a) hereof.

               "Bankruptcy Event" shall mean any of the following: (I) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of any Major Entity in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity or for all or substantially all of the property and assets of any Major Entity or (C) the winding up or liquidation of the affairs of any Major Entity; or (II) any Major Entity (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity, or for all or substantially all of the property and assets of any Major Entity or (C) effects any general assignment for the benefit of creditors.

               "Board of Directors" shall mean the board of directors of the Corporation. Except as such term is used in paragraph (9), "Board of Directors" shall also mean the Executive Committee, if any, of such board of directors or any other committee duly authorized by such board of directors to perform any of its responsibilities with respect to the 5% Preferred Stock.

               "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

               "Common Stock" shall mean the Corporation's Common Stock, par value $.01 per share.

               "Constituent Person" shall have the meaning set forth in paragraph (8)(e)(i) hereof.

               "Conversion Rate" shall have the meaning set forth in paragraph
        (8)(a) hereof.

               "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sale price for such security on the principal exchange or quotation system on which such security is listed or traded. If the security is not admitted for trading on any national securities exchange or the Nasdaq National Market, "Current Market Price" shall mean the average of the last reported closing bid and asked prices reported by the Nasdaq as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose or as quoted by the National Quotation Bureau Incorporated. In the event that no such quotation is available for such day, the Current Market Price shall be the average of the quotations for the last five Trading Days for which a quotation is available within the last 30 Trading Days prior to such day. In the event that five such quotations are not available within such 30-Trading Day period, the Board of Directors shall be entitled to determine the Current Market Price on the basis of such quotations as it reasonably considers appropriate.

               "Determination Date" shall have the meaning set forth in paragraph (8)(d)(ii) hereof.

               "Dividend Payment Date" shall mean September 30, December 31, March 31 and June 30 of each year, commencing on March 31, 2000; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

               "Dividend Periods" shall mean quarterly dividend periods commencing on September 30, December 31, March 31 and June 30 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

               "Expiration Time" shall have the meaning set forth in paragraph
        (8)(d)(v) hereof.

               "5% Preferred Stock" shall have the meaning set forth in paragraph (1) hereof.

               "5 1/4% Preferred" shall have the meaning set forth in paragraph
        (3)(d) hereof.

               "5 1/4% Series A" shall have the meaning set forth in paragraph
        (3)(d) hereof.

               "Issue Date" shall mean the date on which shares of 5% Preferred Stock are first issued.

               "Junior Securities" shall have the meaning set forth in paragraph
        (3)(c) hereof.

               "Junior Securities Distribution" shall have the meaning set forth in paragraph (4)(f) hereof.

               "Liquidation Right" shall mean, for each share of 5% Preferred Stock, the greater of (i) an amount equal to $1,000 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders, and (ii) the amount that would be received in liquidation following conversion of a share of 5% Preferred Stock into Common Stock.

               "Major Entity" shall mean any of the Corporation, NTL Communications Corp., Diamond Cable Communications Limited, Diamond Holdings Limited, NTL (Bermuda) Limited or any Significant Subsidiary.

               "Mandatory Redemption Date" shall have the meaning set forth in paragraph (6)(c) hereof.

               "Mandatory Redemption Obligation" shall have the meaning set forth in paragraph (6)(d) hereof.

               "Nasdaq" means the Nasdaq Stock Market, Inc., the electronic securities market regulated by the National Association of Securities Dealers, Inc.

               "Nasdaq National Market" shall have the meaning set forth in Rule 4200(a)(23) of the rules of the National Association of Securities Dealers, Inc.

               "9.9% Series A Preferred" shall have the meaning set forth in paragraph (3)(d) hereof.

               "9.9% Series B Preferred" shall have the meaning set forth in paragraph (3)(d) hereof.

               "non-electing share" shall have the meaning set forth in paragraph (8)(e)(i) hereof.

               "NYSE" means the New York Stock Exchange.

               "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

               "Parity Securities" shall have the meaning set forth in paragraph
        (3)(b) hereof.

               "Person" shall mean any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, any unincorporated organization, any other entity, a "group" of such persons, as that term is defined in Rule 13d-5(b) under the Exchange Act, or a government or political subdivision thereof.

               "Preferred Shares" has the meaning set forth in paragraph (9)(c).

               "Preferred Stock" shall have the meaning set forth in the first resolution above.

               "Purchase Shares" shall have the meaning set forth in paragraph
        (8)(d)(v) hereof.

               "Record Date" shall have the meaning set forth in paragraph
        (8)(d)(iv) hereof.

               "Relevant Compounding Factor" shall mean, with respect to each share of 5% Preferred Stock, upon initial issuance 1.00, and shall on each Dividend Payment Date be increased to equal the product of the Relevant Compounding Factor in effect immediately prior to such Dividend Payment Date and 1.0125.

               "Rights" shall have the meaning set forth in paragraph (11) hereof.

               "Securities" shall have the meaning set forth in paragraph
        (8)(d)(iii) hereof.

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               "Senior Securities" shall have the meaning set forth in paragraph
        (3)(a) hereof.

               "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Securities or any class or series of Parity Securities are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the 5% Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent, as the case may be.

               "Significant Subsidiary" shall have the meaning given to such term in Regulation S-X under the Exchange Act.

               "13% Preferred" shall have the meaning set forth in paragraph
        (3)(d) hereof.

               "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted thereon, in the applicable securities market in which the securities are traded.

               "Transaction" shall have the meaning set forth in paragraph
        (8)(e)(i) hereof.

               "Trigger Event" shall have the meaning set forth in paragraph
        (9)(b) hereof.

               "Trigger Event Cure" shall have the meaning set forth in paragraph (9)(b) hereof.

               "25-Day Average Market Price" shall mean, for any security, the volume-weighted average of the Current Market Prices of that security for the twenty-five Trading Days immediately preceding the date of determination.


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               (3) Rank. Any class or series of stock of the Corporation shall be deemed to rank:

               (a) prior to the 5% Preferred Stock, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of 5% Preferred Stock ("Senior Securities");

               (b) on a parity with the 5% Preferred Stock, either as to the payment of dividends or as to distributions of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the 5% Preferred Stock, if the holders of the 5% Preferred Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

               (c) junior to the 5% Preferred Stock, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or if the holders of the 5% Preferred Stock shall be entitled to receipt of dividends, and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of such stock or series ("Junior Securities").

               (d) Each of (i) the 13% Series B Senior Redeemable Exchangeable Preferred Stock (the "13% Preferred") and (ii) the 5 1/4% Convertible Preferred Stock, Series A, (the "5 1/4% Series A") and any dividends paid on the 5 1/4% Series A in accordance with its terms, to the extent that such dividends are paid in preferred stock having terms substantially identical to the 5 1/4% Series A and any dividends paid on preferred stock issued as in-kind dividends thereon, to the extent such dividends are paid in preferred stock having terms substantially identical to the 5 1/4% Series A (the 5 1/4% Series A and all such in-kind dividends being hereinafter referred to as the "5 1/4% Preferred") is a Senior Security. Each of the 9.9% Non-Voting Mandatorily Redeemable Preferred Stock, Series A ("9.9% Series A Preferred"), and 9.9% Non-Voting Mandatorily Redeemable Preferred Stock, Series B ("9.9% Series B Preferred"), is a Junior Security. The 5% Cumulative Participating Convertible Preferred Stock, Series A, the 5% Cumulative Participating Convertible Preferred Stock, Series C, and one or more classes of Additional Preferred (as defined below) shall be Parity Securities; provided, however, that there shall be no issue of other Senior Securities, Parity

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

Securities or rights or options exercisable for or convertible into any such securities, except as approved by the holders of the 5% Preferred Stock pursuant to paragraph 9(e).

               (e) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be. The 5% Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities as set forth herein.

               (4) Dividends. (a) Subject to paragraph (8)(b)(ii), the holders of shares of 5% Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the quarterly rate of $12.50 per share (assuming a $1,000.00 face amount) payable in cash, shares of Common Stock (such Common Stock for this purpose to be assigned a value equal to the 25-Day Average Market Price as of the record date for such Dividend Payment Date) or additional shares of Preferred Stock of a class to be designated by the Board of Directors having terms substantially identical to the 5% Preferred Stock except as follows: (A) the Conversion Rate (as set forth in Section 8(a)) on such Preferred Stock initially shall be the quotient resulting from the division of the Conversion Rate (as then in effect on the 5% Preferred Stock) by the Relevant Compounding Factor and (B) the number of shares of such Preferred Stock payable as a dividend on any Dividend Payment Date shall increase for each Dividend Payment Date from the first Dividend Payment Date by the Relevant Compounding Factor (such classes of Preferred Stock singularly and collectively, the "Additional Preferred"). All dividends on the 5% Preferred Stock, in whatever form, shall be payable in arrears quarterly on each Dividend Payment Date and shall be cumulative from the Issue Date (except that dividends on Additional Preferred shall accrue from the date such Additional Preferred is issued or would have been issued in accordance with this Certificate of Designation if such dividends had been declared), whether or not in any Dividend Period or Dividend Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the record date for such dividend. Upon the declaration of any such dividend, the Board of Directors shall fix as such record date on the fifth Business Day preceding the relevant Dividend Payment Date and shall give notice on or prior to the record date of the form of payment of such dividend. Accrued and unpaid dividends for any past Dividend Payment Date may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such record date, not more than 45 days nor less than five Business Days preceding the payment date thereof, as may be fixed by the Board of Directors.

               (b) In addition to the dividends described in the preceding paragraph, holders of shares of the 5% Preferred Stock shall be entitled to receive an amount equal

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

to the amount (and in the form of consideration) that such holders would be entitled to receive if, pursuant to paragraph (8), they had converted such 5% Preferred Stock fully into Common Stock immediately before the record date for the payment of any such dividends on Common Stock. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock as they appear on the stock records of the Corporation at the close of business on the record date for such dividend on Common Stock, and the Corporation shall pay each such dividend on the applicable payment date for such dividend on the Common Stock.

               (c) For the purpose of determining the number of Additional Preferred to be issued pursuant to paragraph (4)(a), each such Additional Preferred shall be valued at $1,000.00. Holders of such Additional Preferred shall be entitled to receive dividends payable at the rates specified in paragraph (4)(a).

               (d) The dividends payable for any period shorter than a full Dividend Period on the 5% Preferred Stock shall accrue daily and be computed on the basis of a 360-day year and the actual number of days in such period. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the 5% Preferred Stock that may be in arrears except as otherwise provided herein.

               (e) So long as any shares of the 5% Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities or Junior Securities, for any period, nor shall any Parity Securities or Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Parity Securities or Junior Securities) by the Corporation (except for conversion into or exchange into other Parity Securities or Junior Securities, as the case may be) unless, in each case, (i) full cumulative dividends on all outstanding shares of the 5% Preferred Stock for all Dividend Periods terminating on or prior to the date of such redemption, repurchase or other acquisition shall have been paid or set apart for payment,
(ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock and (iii) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock by the Corporation pursuant to paragraph (6) below. When dividends are not fully paid in Common Stock or Additional Preferred or are not paid in full in cash or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the 5% Preferred Stock and all dividends declared upon Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the 5% Preferred Stock and accumulated and unpaid on such Parity Securities.


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               (f) So long as any shares of the 5% Preferred Stock are
outstanding, no dividends (other than (i) any rights issued pursuant to a shareholder rights plan as provided in paragraph (11) and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase, or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as "Junior Securities Distributions") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities, including pursuant to paragraph 4(c) of the 9.9% Series A Preferred and paragraph 4(d) of the 9.9% Series B Preferred), unless in each case (A) full cumulative dividends on all outstanding shares of the 5% Preferred Stock and all other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods and dividend periods for such other stock, (B) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock and all other Parity Securities, (C) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock by the Corporation pursuant to paragraph (6) below, (D) the Corporation has fully performed its obligations under paragraphs (4)(b) and (6) hereof.

               (5) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of 5% Preferred Stock shall be entitled to receive the Liquidation Right. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of 5% Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of 5% Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of 5% Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph (5), (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

               (b) Subject to the rights of the holders of any Parity Securities, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the 5% Preferred Stock, as provided in this paragraph

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

(5), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the 5% Preferred Stock shall not be entitled to share therein.

               (6) Redemption. (a) On and after the first Business Day following the earlier to occur of (i) August 13, 2006 or (ii) the date on which both (A) the 25-Day Average Market Price of the Common Stock shall have exceeded $150.00 and (B) August 13, 2003, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of 5% Preferred Stock, from time to time in part, or in whole, payable at the option of the Corporation in (A) cash, at a redemption price of $1,000.00 per share, (B) in shares of Common Stock, at a redemption price of $1,000.00 per share, or (C) in a combination of cash and Common Stock, at a redemption price based on the respective combination of consideration, together in each case with accrued and unpaid dividends thereon, whether or not declared, to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (6)(a), the price per share of Common Stock shall be the 25-Day Average Market Price.

               (b) On and after the first Business Day following August 13, 2009, each holder of shares of 5% Preferred Stock shall have the right to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem such holder's shares of 5% Preferred Stock, from time to time in part, or in whole, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of the Common Stock to be issued pursuant to this paragraph (6)(b), the price per share of Common Stock shall equal the 25-Day Average Market Price. Any holder of shares of 5% Preferred Stock who elects to exercise its rights pursuant to this paragraph (6)(b) shall deliver to the Corporation a written notice of election not less than 20 days prior to the date on which such holder demands redemption pursuant to this paragraph 6(b), which notice shall set forth the name of the Holder, the number of shares of 5% Preferred Stock to be redeemed and a statement that the election to exercise a redemption right is being made thereby; and, subject to paragraph (10)(d), shall deliver to the Corporation on or before the date of redemption certificates evidencing the shares of 5% Preferred Stock to be redeemed, duly endorsed for transfer to the Corporation.

               (c) If the Corporation shall not have redeemed all outstanding shares of 5% Preferred Stock pursuant to paragraphs (6)(a) or (6)(b), on August 13, 2019 (the "Mandatory Redemption Date"), to the extent the Corporation shall have funds legally available for such payment, the Corporation shall redeem all outstanding shares of 5%

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Preferred Stock, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the Mandatory Redemption Date, without interest. For purposes of determining the number of shares of the Common Stock to be issued pursuant to this paragraph
(6)(c), the price per share of Common Stock shall be the 25-Day Average Market Price.

               (d) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of 5% Preferred Stock pursuant to paragraphs 6(b) or 6(c) (each, a "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the 5% Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the 5% Preferred Stock) or (ii) declare or make any Junior Securities Distribution (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities), or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

               (e) Upon any redemption of 5% Preferred Stock, the Corporation shall pay the redemption price and any accrued and unpaid dividends in arrears to, but excluding, the applicable redemption date.

               (f) For purposes of paragraph (6)(a) only, unless full cumulative dividends (whether or not declared) on all outstanding shares of 5% Preferred Stock and any Parity Securities shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or prior to the applicable redemption date and notice has been given in accordance with paragraph (7), none of the shares of 5% Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of 5% Preferred Stock are redeemed pro rata and notice has previously been given in accordance with paragraph (7).

               (7) Procedure for Redemption. (a) If the Corporation shall redeem shares of 5% Preferred Stock pursuant to paragraph 6(a), notice of such redemption shall be given by certified mail, return receipt requested, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation and confirmed by facsimile transmission to each holder of record if the Corporation has been furnished with such facsimile address by the

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holder(s); provided, however, that neither the failure to give such notice nor confirmation nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state: (i) the redemption date; (ii) the number of shares of 5% Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the amount payable, whether such amount shall be paid in Common Stock or in cash and if the payment is in Common Stock an explanation of the determination of the amount to be paid; (iv) the place or places where certificates for such shares are to be surrendered or the notice under paragraph
(10)(d) should be sent for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date, except as otherwise provided herein.

               (b) If notice has been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price of the shares called for redemption and dividends accrued and unpaid thereon, if any), (i) except as otherwise provided herein, dividends on the shares of 5% Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of the 5% Preferred Stock shall cease (except the right to receive from the Corporation the redemption price without interest thereon, upon surrender and endorsement (or a constructive surrender under paragraph (10)(d)) of their certificates if so required, and to receive any dividends payable thereon).

               (c) Upon surrender (including a constructive surrender under paragraph (10)(d)) in accordance with notice given pursuant to this paragraph
(7) of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid, plus any dividends payable thereon. If fewer than all the outstanding shares of 5% Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share). In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued, subject to a holder's election under paragraph
(10)(d), representing the surrendered shares without cost to the holder thereof.

               (8) Conversion. (a) Subject to and upon compliance with the provisions of this paragraph (8), a holder of shares of 5% Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert any or all outstanding

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shares of 5% Preferred Stock held by such holder, but not fractions of shares, into fully paid and non-assessable shares of Common Stock by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (8)(b) hereof. The number of shares of Common Stock deliverable upon conversion of each share of 5% Preferred Stock shall be equal to 9.811136, as adjusted as provided herein (the "Conversion Rate"). The Conversion Rate is subject to adjustment from time to time pursuant to paragraph (8)(d) hereof. The right to convert shares called for redemption pursuant to paragraph 6(a) shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption, in which case such right of conversion shall be reinstated. Upon conversion, any accrued and unpaid dividends on the 5% Preferred Stock at the date of conversion shall be paid to the holder thereof in accordance with the provisions of paragraph (4).

               (b) (i) In order to exercise the conversion privilege, the holder of each share of 5% Preferred Stock to be converted shall surrender (or constructively surrender in accordance with paragraph (10)(d)) the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation to the holders of the 5% Preferred Stock for such purposes, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Such notice shall state that the holder has satisfied any legal or regulatory requirement for conversion, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976; provided, however, that the Corporation shall use its best efforts in cooperating with such holder to obtain such legal or regulatory approvals to the extent its cooperation is necessary. Such notice shall also state the name or names (with address and social security or other taxpayer identification number, if applicable) in which the certificate or certificates for Common Stock are to be issued. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of 5% Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates representing shares of 5% Preferred Stock surrendered for conversion shall be canceled by the Corporation or the transfer agent.

               (ii) Subject to the last sentence of paragraph (8)(a), holders of shares of 5% Preferred Stock at the close of business on a dividend payment record date shall not be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date if such holder shall have surrendered (or made a constructive surrender under paragraph (10)(d)) for conversion such shares at any time following the preceding Dividend Payment Date and prior to such Dividend Payment Date.

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

               (iii) Subject to a holder's election under paragraph (10)(d), as promptly as practicable after the surrender (including a constructive surrender under paragraph (10)(d)) by a holder of the certificates for shares of 5% Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph
(10)(c)) for the whole number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (8), and any fractional interest in respect of a share of Common Stock arising on such conversion shall be settled as provided in paragraph (8)(c). Upon conversion of only a portion of the shares of 5% Preferred Stock represented by any certificate, a new certificate shall be issued representing the unconverted portion of the certificate so surrendered without cost to the holder thereof. Subject to a holder's election under paragraph (10)(d), upon the surrender (including a constructive surrender under paragraph (10)(d)) of certificates representing shares of 5% Preferred Stock to be converted, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares so surrendered shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph
(8).

               (iv) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock shall have been surrendered (or deemed surrendered pursuant to an election under paragraph (10)(d)) and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

               (c) (i) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the 5% Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of 5% Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If

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more than one share shall be surrendered for conversion (or deemed surrendered under paragraph (10)(d)) at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of 5% Preferred Stock surrendered (or deemed surrendered under paragraph (10)(d)) for conversion by such holder.

               (ii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation.

               (d) The Conversion Rate shall be adjusted from time to time as follows:

               (i) If the Corporation shall after the Issue Date (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares, or (D) effect any reclassification of its outstanding Common Stock, the Conversion Rate in effect on the record date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification, as the case may be, shall be proportionately adjusted so that the holder of any share of 5% Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (8)(h)) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in

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the case of a subdivision, combination or reclassification. Adjustments in accordance with this paragraph (8)(d)(i) shall be made whenever any event listed above shall occur.

               (ii) If the Corporation shall after the Issue Date fix a record date for the issuance of rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share (or, in the case of a right or warrant to purchase securities convertible into Common Stock, having an effective exercise price per share of Common Stock, computed on the basis of the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the amount of additional consideration payable, if any, to receive one share of Common Stock upon conversion of such securities) less than the 25-Day Average Market Price on the date on which such issuance was declared or otherwise announced by the Corporation (the "Determination Date"), then the Conversion Rate in effect at the opening of business on the Business Day next following such record date shall be adjusted so that the holder of each share of 5% Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to such record date by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants (or in the case of a right or warrant to purchase securities convertible into Common Stock, the aggregate number of additional shares of Common Stock into which the convertible securities so offered are initially convertible), and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such 25-Day Average Market Price on such date (or, in the case of a right of warrant to purchase securities convertible into Common Stock, the number of shares of Common Stock obtained by dividing the aggregate exercise price of such rights or warrants for the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the aggregate amount of additional consideration payable, if any, to convert such securities into Common Stock, by such 25-Day Average Market Price). Such adjustment shall become effective immediately after the opening of business on the Business Day next following such record date (except as provided in paragraph (8)(h)). Such adjustment shall be made successively whenever such a record date is fixed. In the event that after fixing a record date such rights or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such 25-Day Average Market Price,

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

there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith. In case any rights or warrants referred to in this subparagraph (ii) shall expire unexercised after the same have been distributed or issued by the Corporation (or, in the case of rights or warrants to purchase securities convertible into Common Stock once exercised, the conversion right of such securities shall expire), the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

               (iii) If the Corporation shall fix a record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness, shares of its capital stock or assets (excluding regular cash dividends or distributions declared in the ordinary course by the Board of Directors and dividends payable in Common Stock for which an adjustment is made pursuant to paragraph (8)(d)(i)) or rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock or securities convertible into shares of Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Rate shall be adjusted so that the holder of each share of 5% Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to the close of business on such record date by (II) a fraction, the numerator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date, and the denominator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date less the then-fair market value (as determined by the Board of Directors in good faith, whose determinations shall be conclusive) of the portion of the assets, shares of its capital stock or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that after fixing a record date such distribution is not so made, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (8)(h)) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock

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

delivered to a Person converting a share of 5% Preferred Stock after such determination date, shall not require an adjustment of the Conversion Rate pursuant to this subparagraph (iii); provided, however, that on the date, if any, on which a Person converting a share of 5% Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Rate shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the record date" within the meaning of the three preceding sentences). If any rights or warrants referred to in this subparagraph
(iii) shall expire unexercised after the same shall have been distributed or issued by the Corporation, the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

               (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash in the amount per share that, together with the aggregate of the per share amounts of any other cash distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (iv) has been made exceeds 5.0% of the 25-Day Average Market Price immediately prior to the date of declaration of such dividend or distribution (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 8(e) is made), then, in such case, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date for the cash dividend or distribution by a fraction the numerator of which shall be the Current Market Price of a share of the Common Stock on the Record Date and the denominator shall be such Current Market Price less the per share amount of cash so distributed during the 12-month period applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the Business Day following the Record Date; provided, however, that in the event the denominator of the foregoing fraction is zero or negative, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of 5% Preferred Stock shall have the right to receive upon conversion, in addition to the shares of Common Stock to which the holder is entitled, the amount of cash such holder would have received had such holder converted each share of 5% Preferred Stock at the beginning of the 12-month period. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if any adjustment is required to be made as set forth in this paragraph (8)(d)(iv), the calculation of any such

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

adjustment shall include the amount of the quarterly cash dividends paid during the 12-month reference period only to the extent such dividends exceed the regular quarterly cash dividends paid during the 12 months preceding the 12-month reference period. For purposes of this paragraph (8)(d)(iv), "Record Date" shall mean, with respect to any dividend or distribution in which the holders of Common Stock have the right to receive cash, the date fixed for determination of shareholders entitled to receive such cash.

               In the event that at any time cash distributions to holders of Common Stock are not paid equally on all series of Common Stock, the provisions of this paragraph 8(d)(iv) will apply to any cash dividend or cash distribution on any series of Common Stock otherwise meeting the requirements of this paragraph, and shall be deemed amended to the extent necessary so that any adjustment required will be made on the basis of the cash dividend or cash distribution made on any such series.

               (v) In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by the Corporation or any subsidiary of the Corporation for all or any portion of the outstanding shares of Common Stock to the extent that the cash and fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive and shall be described in a resolution of such Board) of any other consideration included in such payment per share of Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) exceed by more than 5.0%, with any smaller excess being disregarded in computing the adjustment to the Conversion Rate provided in this paragraph (8)(d)(v), the first reported sale price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchase Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchase Shares) on the Expiration Time and the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.

               (vi) No adjustment in the Conversion Rate shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in the

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

Conversion Rate; provided, however, that any adjustments that by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made, and provided further that any adjustment shall be required and made in accordance with the provisions of this paragraph (8) (other than this subparagraph (vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution for United States income tax purposes to the holders of shares of 5% Preferred Stock or Common Stock. Notwithstanding any other provisions of this paragraph
(8), the Corporation shall not be required to make any adjustment of the Conversion Rate for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this paragraph
(8) shall be made to the nearest dollar or to the nearest 1/1,000 of a share, as the case may be. Anything in this paragraph (8)(d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such adjustments in the Conversion Rate, in addition to those required by this paragraph (8)(d), as it in its discretion shall determine to be advisable in order that any stock dividends subdivision of shares, reclassification or combination of shares, distribution or rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable.

               (vii) In the event that, at any time as a result of shares of any other class of capital stock becoming issuable in exchange or substitution for or in lieu of shares of Common Stock or as a result of an adjustment made pursuant to the provisions of this paragraph (8)(d), the holder of 5% Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of any shares of 5% Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

               (e) (i) If the Corporation shall be a party to any transaction (including without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which paragraph (8)(d)(i) applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), there shall be no adjustment to the Conversion Rate but each share of 5% Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock

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

into which one share of 5% Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and
(ii) failed to exercise his rights of election, if any, as to the kind or amount of stock securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (8)(e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The provisions of this paragraph (8)(e) shall similarly apply to successive Transactions.

               (ii) Notwithstanding anything herein to the contrary , if the Corporation is reorganized such that the Common Stock is exchanged for the common stock of a new entity ("Holdco") whose common stock is traded on the Nasdaq National Market or another recognized securities exchange or automated quotation system, then the Corporation, by notice to and consultation with the holders of the 5% Preferred Stock, may cause the exchange of this 5% Preferred Stock for preferred stock of Holdco having the same terms and conditions as set forth herein; provided that the rights attaching to the preferred stock of Holdco shall be adjusted so as to comply with the local law of the country of incorporation of Holdco or the new share structure of Holdco subject to such rights effectively giving the same economic rights as the 5% Preferred Stock (including for these purposes any resultant change in the tax treatment for the holders of such stock).

               (f) If:

               (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; or

               (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

               (iii) there shall be any subdivision, combination or reclassification of the Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

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

               (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

then the Corporation shall cause to be filed with any transfer agent designated by the Corporation pursuant to paragraph (8)(b) and shall cause to be mailed to the holders of shares of the 5% Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least ten days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend (or such other distribution) or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up or other action is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of any distribution, right, warrant subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up or other action, or the vote upon any of the foregoing.

               (g) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall prepare an officer's certificate with respect to such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the effective date of such adjustment and shall mail a copy of such officer's certificate to the holder of each share of 5% Preferred Stock at such holder's last address as shown on the stock records of the Corporation. If the Corporation shall have designated a transfer agent pursuant to paragraph (8)(b), it shall also promptly file with such transfer agent an officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment.

               (h) In any case in which paragraph (8)(d) provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of 5% Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (8)(c).

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

               (i) For purposes of this paragraph (8), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

               (j) There shall be no adjustment of the Conversion Rate in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this paragraph
(8). If any single action would require adjustment of the Conversion Rate pursuant to more than one subparagraph of this paragraph (8), only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

               (k) If the Corporation shall take any action affecting the Common Stock, other than action described in this paragraph (8), that in the opinion of the Board of Directors materially adversely affects the conversion rights of the holders of the shares of 5% Preferred Stock, the Conversion Rate may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided that the provisions of this paragraph (8)(k) shall not affect any rights the holders of 5% Preferred Stock may have at law or in equity.

               (l) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the 5% Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of 5% Preferred Stock not theretofore converted. For purposes of this paragraph (8)(l) the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of 5% Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

               (ii) The Corporation covenants that any shares of Common Stock issued upon conversion of the 5% Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment increasing the Conversion Rate such that the quotient of $1,000.00 and the Conversion Rate (which quotient initially shall be $101.9250) would be reduced below the then-par value of the shares of Common Stock deliverable upon conversion of the 5% Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock based upon such adjusted Conversion Rate.

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

               (iii) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the 5% Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which required action to be taken by the Corporation.

               (m) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the 5% Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the 5% Preferred Stock to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the satisfaction of the Corporation, that such tax has been paid.

               (n) No adjustment in the Conversion Rate need be made for a transaction referred to in paragraph (8)(d)(i) through (v) above to the extent that all holders of 5% Preferred Stock are entitled to participate in such transaction pursuant to paragraph 4(b).

               (9) Voting Rights. (a) The holders of record or shares of 5% Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (9) or as otherwise provided by law.

               (b) If and whenever either (i) six quarterly dividends (whether or not consecutive) payable on the 5% Preferred Stock have not been paid in full, (ii) the Corporation shall have failed to discharge its Mandatory Redemption Obligation, or (iii) there occurs a Bankruptcy Event (any such event described in the preceding subparagraphs (i) through (iii) being hereinafter referred to as a "Trigger Event"), a vote of the holders of shares of 5% Preferred Stock, voting as a single class, will be required on all matters brought to shareholders of the Corporation. Whenever all arrears in dividends on the 5% Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, the Corporation shall have fulfilled its Mandatory Redemption Obligation, and all Bankruptcy Events shall have been cured (the "Trigger Event Cure"), then the right of the holders of the 5% Preferred Stock to vote as described in this paragraph 9(b) shall cease (but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs).

               (c) Upon the occurrence of any Trigger Event, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of 5% Preferred Stock, together with the holders of shares of every other series of preferred stock (including, without limitation, Additional Preferred) upon which like rights to vote for the election of two additional directors have been conferred and are exercisable (resulting from either the failure to pay dividends or the failure to redeem) (any such other series is referred to as the "Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of 5% Preferred Stock and the Preferred Shares, called as hereinafter provided. Whenever all arrears in dividends on the Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, the Corporation shall have fulfilled any redemption obligation in respect of the Preferred Shares, and the Trigger Event Cure has occurred, then the right of the holders of the 5% Preferred Stock and the Preferred Shares to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs), and the terms of office of all persons elected as directors by the holders of 5% Preferred Stock and the Preferred Shares shall forthwith terminate and the number of members of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in holders of shares of 5% Preferred Stock and the Preferred Shares, the Secretary of the Corporation may, and upon the written request of any holder of 5% Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the 5% Preferred Stock and of the Preferred Shares for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary of the Corporation within 20 days after receipt of any such request, then any holder of shares of 5% Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the 5% Preferred Stock and the Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the 5% Preferred Stock and the Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

               (d) Without the written consent of the holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock or the vote of holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock at a meeting of the holders of 5% Preferred Stock called for such E-25 purpose, the Corporation will not amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the 5% Preferred Stock; provided that any such amendment that changes the dividend payable on, the Conversion Rate with respect to, or the liquidation preference of the 5% Preferred Stock shall require the affirmative vote at a meeting of holders of 5% Preferred Stock called for such purpose or written consent of the holder of each share of 5% Preferred Stock.

               (e) Without the written consent of the holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock or the vote of holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock at a meeting of such holders called for such purpose, the Corporation will not issue any additional 5% Preferred Stock or create, authorize or issue any Parity Securities or Senior Securities or increase the authorized amount of any such other class or series; provided that this paragraph 9(e) shall not limit the right of the Corporation to (i) issue Additional Preferred as dividends pursuant to paragraph 4 or (ii) to issue Parity Securities or Senior Securities in order to refinance, redeem or refund the 13% Preferred or the 5 1/4% Preferred, provided that the maximum accrual value (i.e., the sum of stated value and maximum amount payable in kind over the term from issuance to first date of mandatory redemption or redemption at the option of the holder) of such Parity Securities may not exceed the maximum accrual value of the 13% Preferred or the 5 1/4% Preferred, respectively.

               (f) In exercising the voting rights set forth in this paragraph
(9), each share of 5% Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the 5% Preferred Stock as a single class on any matter, then the 5% Preferred Stock and other series shall have with respect to such matters one vote per $1,000 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of 5% Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

               (g) Nothing in this paragraph (9) shall be in derogation of any rights that a holder of shares of 5% Preferred Stock may have in his capacity as a holder of shares of Common Stock.

               (10) General Provisions. (a) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

               (b) If the Corporation shall have failed to declare or pay dividends as required pursuant to paragraph (4) hereof or shall have failed to discharge any obliga-tion to redeem shares of 5% Preferred Stock pursuant to paragraph (6) hereof, the holders of shares of 5% Preferred Stock shall be entitled to receive, in addition to all other amounts required to be paid hereunder, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends on the aggregate dividends which the Corporation shall have failed to declare or pay or the redemption price, together with accrued and unpaid dividends thereon, as the case may be, at a rate of 2% per quarter, compounded quarterly, for the period during which the failure to pay dividends or failure to discharge an obligation to redeem shares of 5% Preferred Stock shall continue.

               (c) The shares of 5% Preferred Stock shall bear the following legend:

               THE SHARES OF PREFERRED STOCK, PAR VALUE $.01, OF THE CORPORATION (THE "PREFERRED STOCK") (AND THE SHARES OF COMMON STOCK, PAR VALUE $.01, OF THE CORPORATION (THE "COMMON STOCK") INTO WHICH THE PREFERRED STOCK MAY BE CONVERTED) REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS
               AMENDED (THE "ACT") AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE PREFERRED STOCK (OR COMMON STOCK, IF THE PREFERRED STOCK HAS BEEN CONVERTED) EVIDENCED BY THIS
               CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER
               PROVIDED FOR IN THE PURCHASE AGREEMENT, DATED JULY 15, 1999, AS MAY BE AMENDED, AMONG THE CORPORATION AND FRANCE TELECOM, A
               COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER
               OF SUCH PREFERRED STOCK UPON WRITTEN REQUEST TO THE
               CORPORATION.

               THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE CONVERTED INTO COMMON STOCK, PAR VALUE $.01, OF THE CORPORATION (THE "COMMON STOCK") OR REDEEMED IN EXCHANGE FOR COMMON STOCK WITHOUT THE SURRENDER AND EXCHANGE OF THIS CERTIFICATE FOR CERTIFICATES REPRESENTING SUCH COMMON STOCK. A NOTICE OF SUCH CONVERSION EVENT, IF ANY, IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE

               HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST TO
               THE CORPORATION.

               The shares of Common Stock issuable upon conversion of the 5% Preferred Stock shall bear the following legend:

               THE SHARES OF COMMON STOCK, PAR VALUE $.01, OF THE CORPORATION (THE "COMMON STOCK") REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE PURCHASE AGREEMENT, DATED JULY 15, 1999, AS MAY BE AMENDED, AMONG THE CORPORATION AND FRANCE TELECOM, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH COMMON STOCK UPON WRITTEN REQUEST TO THE CORPORATION.


               (d) (i) Whenever in connection with any conversion or redemption of the 5% Preferred Stock in exchange for Common Stock the holder is required to surrender certificates representing such shares of 5% Preferred Stock, such holder may, by written notice to the Corporation and its transfer agent, elect to retain such certificates. In such case, the certificates so retained by the holder thereof shall be deemed to represent, at and from the date of such conversion or redemption, the number of shares of Common Stock issuable upon such conversion or redemption (subject to paragraph (8)(c), if applicable), and shall be so reflected upon the books of the Corporation and its transfer agent.

               (ii) (A) A holder who has previously elected to retain certificates representing the 5% Preferred Stock in accordance with paragraph
(10)(d)(i) upon conversion or redemption may subsequently elect to receive certificates representing the shares of Common Stock issued upon such conversion or redemption. To receive certificates representing such shares of Common Stock, the holder of such certificate shall surrender it, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation for such purposes, with a written notice of that election.

               (B) Unless the certificates to be issued shall be registered in the same name as the name in which such surrendered certificates are registered, each certificate so surrendered shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates so surrendered shall be canceled by the Corporation or the transfer agent.

               (C) As promptly as practicable after the surrender by a holder of such certificates, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph
(10)(c)) for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock represented by the certificates so surrendered.

               (11) Shareholder Rights Plan. The shares of 5% Preferred Stock shall be entitled to the benefits of a number of rights issuable under the Rights Agreement, dated as of October 13, 1993, as amended, between the Company and Continental Stock Transfer & Trust Company or any successor plan of similar purpose and effect ("Rights") equal to the number of shares of Common Stock then issuable upon conversion of the 5% Preferred Stock at the prevailing Conversion Rate. Any shares of Common Stock deliverable upon conversion of a share of 5% Preferred Stock or upon payment of a dividend shall be accompanied by a Right.

                                                                       Exhibit F

                             5% CUMULATIVE PREFERRED
                                 STOCK, SERIES A

              (1) Number and Designation. 1,850,000 shares of the Preferred Stock of the Corporation shall be designated as 5% Cumulative Preferred Stock, Series A (the "5% Preferred Stock"), and no other shares of Preferred Stock shall be designated as 5% Preferred Stock.

              (2) Definitions. For purposes of the 5% Preferred Stock, the following terms shall have the meanings indicated:

              "Bankruptcy Event" shall mean any of the following: (i) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of any Major Entity in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity or for all or substantially all of the property and assets of any Major Entity or (C) the winding up or liquidation of the affairs of any Major Entity; or (ii) any Major Entity (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity, or for all or substantially all of the property and assets of any Major Entity or
       (C) effects any general assignment for the benefit of creditors.

              "Board of Directors" shall mean the board of directors of the Corporation. "Board of Directors" shall also mean the Executive Committee, if any, of such board of directors or any other committee duly authorized by such board of directors to perform any of its responsibilities with respect to the 5% Preferred Stock.

              "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

              "Common Stock" shall mean the Corporation's Common Stock, par value $0.01 per share.

              "Constituent Person" shall have the meaning set forth in paragraph
       (9)(e) hereof.

              "Conversion Rate" shall have the meaning set forth in paragraph
       (9)(a) hereof.

              "Corporation" shall have the meaning set forth in the preamble.

              "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sale price for such security on the principal exchange or quotation system on which such security is listed or traded. If the security is not admitted for trading on any national securities exchange or the Nasdaq National Market, "Current Market Price" shall mean the average of the last reported closing bid and asked prices reported by the Nasdaq as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose or as quoted by the National Quotation Bureau Incorporated. In the event that no such quotation is available for such day, the Current Market Price shall be the average of the quotations for the last five Trading Days for which a quotation is available within the last 30 Trading Days prior to such day. In the event that five such quotations are not available within such 30-Trading Day period, the Board of Directors shall be entitled to determine the Current Market Price on the basis of such quotations as it reasonably considers appropriate.

              "Determination Date" shall have the meaning set forth in paragraph
       (9)(a) hereof.

              "Dividend Payment Date" shall mean the applicable redemption date of the 5% Preferred Stock as set forth in paragraph 6(a).

              "Dividend Periods" shall mean quarterly dividend periods commencing on March 31, June 30, September 30 and December 31 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (except that the initial Dividend Period shall commence on the Issue Date and the final Dividend Period shall end on but exclude the Dividend Payment Date.

              "Eurotel" shall mean an entity which is or will be a direct or indirect, wholly-owned subsidiary of the Corporation, which entity owns all of the outstanding capital stock of entities that are primarily engaged in the broadband communications, broadcasting and cable television business in Continental Europe (outside of France).

              "Eurotel Stock" shall mean capital stock of Eurotel with the greatest voting power and the power to control or direct the management of Eurotel of the type and class held, directly or through any of its subsidiaries, by the Corporation.

              "Exchange Act"" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulation thereunder.

              "Exchange Date" shall have the meaning set forth in paragraph
       (9)(a) hereof.

              "Expiration Time" shall have the meaning set forth in paragraph
       (9)(d)(v) hereof.

              "5% Preferred Stock" shall have the meaning set forth in paragraph
       (1) hereof.

              "5% Convertible Preferred" shall have the meaning set forth in paragraph (3)(d) hereof.

              "5% Convertible Series A" shall have the meaning set forth in paragraph (3)(d) hereof.

              "5% Convertible Series B" shall have the meaning set forth in paragraph (3)(d) hereof.

              "GAAP" shall mean United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

              "Holdco" shall have the meaning set forth in paragraph (11) hereof.

              "Issue Date" shall mean the date on which shares of 5% Preferred Stock are first issued.

              "Investment Agreement" means the agreement, dated July 26, 1999, between France Telecom and the Corporation.

              "Junior Securities" shall have the meaning set forth in paragraph
       (3)(c) hereof.

              "Junior Securities Distribution" shall have the meaning set forth in paragraph (4)(e) hereof.

              "Liquidation Right" shall mean, for each share of 5% Preferred Stock, an amount equal to US$1,000 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders.

              "Major Entity" shall mean any of the Corporation, NTL Communications Corp., Diamond Cable Communications Limited, Diamond Holdings Limited, NTL (Triangle) LLC or any Significant Subsidiary.

              "Nasdaq" means the Nasdaq Stock Market, Inc., the electronic securities market regulated by the National Association of Securities Dealers, Inc.

              "Nasdaq National Market" shall have the meaning set forth in Rule 4200(a)(23) of the rules of the National Association of Securities Dealers, Inc.

              "9.9% Series B Preferred" shall have the meaning set forth in paragraph (3)(d) hereof.

              "NYSE" means the New York Stock Exchange.

              "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

              "Parity Securities" shall have the meaning set forth in paragraph
       (3)(b) hereof.

              "Person" shall mean any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, any unincorporated organization, any other entity, a "group" of such persons, as that term is defined in Rule 13d-5(b) under the Exchange Act, or a government or political subdivision thereof.

              "Preferred Stock" shall have the meaning set forth in the first resolution above.

              "Purchase Agreement" shall mean the Purchase Agreement, dated February 17, 2000, among the Corporation and certain parties identified therein with respect to the 5% Preferred Stock.

              "Purchase Shares" shall have the meaning set forth in (9)(d)(v) hereof.

              "Qualified Holder" shall mean any holder other than a commercial bank or an affiliate of a commercial bank.

              "Record Date" shall have the meaning set forth in paragraph
       (9)(d)(iv) hereof.

              "Redemption Date" shall have the meaning set forth in paragraph
       (6)(a) hereof.

              "Redemption Obligation" shall have the meaning set forth in paragraph (6)(b) hereof.

              "Redemption Price" shall have the meaning set forth in paragraph
       (6)(a) hereof.

              "Senior Securities" shall have the meaning set forth in paragraph
       (3)(a) hereof.

              "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Securities or any class or series of Parity Securities are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the 5% Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent, as the case may be.

              "Significant Subsidiary" shall have the meaning given to such term in Regulation S-X under the Exchange Act.

              "13% Preferred" shall have the meaning set forth in paragraph
       (3)(d) hereof.

              "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted thereon, in the applicable securities market in which the securities are traded.

              "Transaction" shall have the meaning set forth in paragraph (9)(e) hereof.

              "25-Day Average Market Price" shall mean, for any security, the volume-weighted average of the Current Market Prices of that security for the twenty-five Trading Days immediately preceding the date of determination.

              (3) Rank. Any class or series of stock of the Corporation shall be deemed to rank:

              (a) prior to the 5% Preferred Stock, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of 5% Preferred Stock ("Senior Securities");

              (b) on a parity with the 5% Preferred Stock, either as to the payment of dividends or as to distributions of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the 5% Preferred Stock, if the holders of the 5% Preferred Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

              (c) junior to the 5% Preferred Stock, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or if the holders of the 5% Preferred Stock shall be entitled to receipt of dividends, and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of such stock or series ("Junior Securities").

              (d) Each of the 13% Senior Redeemable Exchangeable Preferred Stock and the 13% Series B Senior Redeemable Exchangeable Preferred Stock (collectively, the "13% Preferred") is a Senior Security. Each of the 5% Cumulative Participating Convertible Preferred Stock, Series A (the "5% Convertible Series A") and any dividends paid on the 5% Convertible Series A in accordance with its terms, to the extent that such dividends are paid in preferred stock having terms substantially identical to the 5% Convertible Series A and any dividends paid on preferred stock issued as in-kind dividends thereon, to the extent such dividends are paid in preferred stock having terms substantially identical to the 5% Convertible Series A (the 5% Convertible Series A and all such in-kind dividends being hereinafter referred to as the "5% Convertible Preferred"), is a Parity Security. Each of the 9.9% Non-Voting

Mandatorily Redeemable Preferred Stock, Series B ("9.9% Series B Preferred") and the Series A Junior Participating Preferred Stock is a Junior Security. Except for the Preferred Stock proposed to be issued under the terms of the Investment Agreement (and collectively with any dividends paid thereon in preferred stock, the "5% Convertible Series B"), each of which would be a Parity Security, there shall be no issue of other Senior Securities, Parity Securities or rights or options exercisable for or convertible into any such securities, except as approved by the holders of the 5% Preferred Stock, or as otherwise permitted, pursuant to paragraph 9(c).

              (e) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be. The 5% Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities as set forth herein.

              (4) Dividends. (a) The holders of shares of 5% Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends (after taking into account revaluation of the assets and liabilities of the Corporation to the extent deemed reasonable by the Board of Directors of the Corporation after consultation with legal and financial advisors) but without regard to any contractual or other restrictions with respect thereto, dividends at the quarterly rate of US$12.50 per share (assuming a US$1,000 face amount) payable in additional shares of the 5% Preferred Stock. All dividends on the 5% Preferred Stock shall be payable in arrears on the Dividend Payment Date and shall be cumulative from the Issue Date (except that dividends on additional shares of the 5% Preferred Stock issued as dividends on 5% Preferred Stock shall accrue from the date such additional shares of 5% Preferred Stock are issued or would have been issued in accordance with this Certificate of Designation if such dividends had been declared), whether or not in any Dividend Period or Dividend Periods there shall be funds of the Corporation legally available for the payment of such dividends. The total accumulative dividends for all Dividend Periods terminating on or prior to the applicable redemption date shall be payable to the holders of record of shares of the 5% Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the record date for such dividend. Upon receipt by the Company of notice from the holders of the 5% Preferred Stock that they have elected to require the Company to discharge its Redemption Obligation, the Board of Directors shall fix as such record date the fifth Business Day preceding the Dividend Payment Date and shall give notice on or prior to the record date of the number of additional shares of 5% Preferred Stock payable in respect of the dividends accrued up to but excluding the Dividend Payment Date.

              (b) For the purpose of determining the number of additional shares of 5% Preferred Stock to be issued as dividends pursuant to paragraph
(4)(a), each such
share of additional 5% Preferred Stock shall be valued at US$1,000. Holders of such additional shares of 5% Preferred Stock shall be entitled to receive dividends payable at the rates specified in paragraph (4)(a).

              (c) The dividends payable for the initial Dividend Period, or any other period shorter than a full Dividend Period, on the 5% Preferred Stock shall accrue daily and be computed on the basis of a 360-day year and the actual number of days in such period. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the 5% Preferred Stock that may be in arrears except as otherwise provided herein.

              (d) So long as any shares of the 5% Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities or Junior Securities, for any period, nor shall any Parity Securities or Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Parity Securities or Junior Securities) by the Corporation (except for conversion into or exchange into other Parity Securities or Junior Securities, as the case may be) unless, in each case, (i) full cumulative dividends on all outstanding shares of the 5% Preferred Stock for all Dividend Periods terminating on or prior to the date of such redemption, repurchase or other acquisition shall have been paid or set apart for payment (together with any payments that may be required under paragraph (12)(c)), (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock and (iii) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock by the Corporation pursuant to paragraph (6) below. When dividends are not fully paid in additional shares of 5% Preferred Stock or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the 5% Preferred Stock and all dividends declared upon Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the 5% Preferred Stock and accumulated and unpaid on such Parity Securities.

              (e) So long as any shares of the 5% Preferred Stock are outstanding, no dividends (other than (i) any rights issued pursuant to the Rights Agreement and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase, or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as "Junior Securities Distributions") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities, including pursuant to paragraph 4(d) of the 9.9% Series B Preferred), unless in each case (A) full cumulative dividends on all outstanding shares of the 5% Preferred Stock and all other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods and dividend periods for such other stock, (B) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock and all other Parity Securities, (C) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock by the Corporation pursuant to paragraph (6) below and (D) the Corporation has fully performed its obligations under paragraphs (4)(a) and (6) hereof.

              (f) Notwithstanding the provisions of Section 6(b) of the Purchase Agreement, all payments by the Corporation of dividends on 5% Preferred Stock to a holder thereof that is not a Qualified Holder (a "Non-Qualified Holder") will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by the United States of America or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Non-Qualified Holder pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Non-Qualified Holder is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Corporation agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under the 5% Preferred Stock, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such 5% Preferred Stock. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Corporation agrees to reimburse each Non-Qualified Holder, upon the written request of such Non-Qualified Holder, for taxes imposed on or measured by the net income or net profits of such Non-Qualified Holder pursuant to the laws of the jurisdiction in which such Non-Qualified Holder is organized or in which the principal office or applicable lending office of such Non-Qualified Holder is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Non-Qualified Holder is organized or in which the principal office or applicable lending office of such Non-Qualified Holder is located and for any withholding of taxes as such Non-Qualified Holder shall determine are payable by, or withheld from, such Non-Qualified Holder, in respect of such amounts so paid to or on behalf of such Non-Qualified Holder pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Non-Qualified


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Holder pursuant to this sentence. The Corporation will furnish to each
Non-Qualified Holder within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Corporation. The Corporation agrees to indemnify and hold harmless each Non-Qualified Holder, and reimburse such Non-Qualified Holder upon its written request, for the amount of any Taxes so levied or imposed and paid by such Non-Qualified Holder.

              (5) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of 5% Preferred Stock shall be entitled to receive the Liquidation Right. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of 5% Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of 5% Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of 5% Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph (5), (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

              (b) Subject to the rights of the holders of any Parity Securities, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the 5% Preferred Stock, as provided in this paragraph (5), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the 5% Preferred Stock shall not be entitled to share therein.

              (6) Redemption. (a) On and after the date that is the second anniversary of the Issue Date (the "Redemption Date"), each holder of shares of 5% Preferred Stock that is a Qualified Holder shall have the right to require the Corporation, to the extent the Corporation shall have funds legally available therefor (after taking into account revaluation of the assets and liabilities of the Corporation to the extent deemed reasonable by the Board of Directors of the Corporation after consultation with legal and financial advisors) but without regard to any contractual or other restrictions with respect thereto, to redeem all or some of such Qualified Holder's shares of 5% Preferred Stock, from time to time in part, or in whole, at US$1,000 per share (the "Redemption Price"), payable in cash, together with accrued and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest. Any holder of shares of 5%


                                      F-10

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Preferred Stock that is a Qualified Holder which elects to exercise its rights pursuant to this paragraph (6)(a) shall deliver to the Corporation a written notice of election not less than 20 days prior to the date on which such Qualified Holder demands redemption pursuant to this paragraph (6)(a), which notice shall set forth the name of the Qualified Holder, the number of shares of 5% Preferred Stock to be redeemed and a statement that the election to exercise a redemption right is being made thereby, and shall deliver to the Corporation on or before the date of redemption certificates evidencing the shares of 5% Preferred Stock to be redeemed, duly endorsed for transfer to the Corporation.

              (b) If the Corporation is unable to redeem all outstanding shares of 5% Preferred Stock requested by any holder of 5% Preferred Stock to be redeemed pursuant to paragraph (6)(a) (the "Redemption Obligation") because the Corporation does not have funds legally available therefor, the Redemption Obligation shall be discharged as soon as the Corporation has funds legally available to discharge such Redemption Obligation and its obligations under paragraph (12)(c). So long as the Corporation fails to discharge the Redemption Obligation for any reason, dividends shall continue to accrue on the Redemption Price in accordance with paragraph (4) in addition to dividends that accrue pursuant to paragraph (12)(c). If and so long as any Redemption Obligation with respect to the 5% Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the 5% Preferred Stock) or (ii) declare or make any Junior Securities Distribution (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities), or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

              (c) On and after the date that is the earlier of (i) the second anniversary of the Issue Date or (ii) the date an exchange is consummated pursuant to paragraph (8)(a), the Corporation shall have the right to redeem from any Qualified Holder, upon not less than five days' nor more than ten days' notice of the redemption date, from time to time in part, or in whole, shares of 5% Preferred Stock, at the Redemption Price, payable in cash, together with accrued and unpaid dividends thereon, including any dividend required under paragraph (12)(c), to, but excluding, the date fixed for redemption, without interest.

              (d) Upon the redemption of 5% Preferred Stock, the Corporation shall pay the Redemption Price, any accrued and unpaid dividends in arrears to, but excluding, the Dividend Payment Date, and any other dividend required under paragraph (12)(c).


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              (e)    For purposes of paragraph (6)(a), unless full cumulative
dividends (whether or not declared) on all outstanding shares of 5% Preferred Stock and any Parity Securities shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or prior to the applicable redemption date and notice has been given in accordance with paragraph (7), none of the shares of 5% Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of 5% Preferred Stock are redeemed pro rata and notice has previously been given in accordance with paragraph (7).

              (7) Procedure for Redemption. (a) When the Corporation is requested to redeem shares of 5% Preferred Stock pursuant to paragraph (6), notice of the request for such redemption shall be given by certified mail, return receipt requested, postage prepaid, mailed not less than 20 days prior to the redemption date, by each requesting holder to the Corporation at the following address and confirmed by facsimile transmission:

                      NTL Incorporated
                      110 East 59th Street
                      New York, New York 10022
                      Facsimile: (212) 906-8497

              Each such notice shall state (i) the redemption date and (ii) if the holder is requiring the Corporation to redeem fewer than all the shares of 5% Preferred Stock held by such holder, the number of shares that the Corporation is being required to redeem from such holder.

              Within 10 days of receipt of any such notice from a holder of the 5% Preferred Stock, the Corporation shall respond to each requesting holder with a notice sent by certified mail, return receipt requested, postage prepaid, to each requesting holder at such holder's address as the same appears on the stock register of the Corporation and confirmed by facsimile transmission to each requesting holder of record if the Corporation has been furnished with such facsimile address by the holder(s); provided, however, that neither the failure to give such notice nor confirmation nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Each such notice shall (i) confirm the redemption date and the number of shares of 5% Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder and (ii) state (A) the amount payable, (B) the place or places where certificates for such shares are to be surrendered or the notice should be sent for payment of the redemption price, and (C) that dividends on the shares to be redeemed will cease to accrue at and from such redemption date, except as otherwise provided herein. Any notice that was


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



mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice.

              (b) If notice has been mailed by the Corporation in response to any holder who has given the Corporation notice requesting redemption of any of its shares of 5% Preferred Stock, as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price of the shares called for redemption and dividends accrued and unpaid thereon, if any), (i) except as otherwise provided herein, dividends on the shares of 5% Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of the 5% Preferred Stock shall cease (except the right to receive from the Corporation the Redemption Price without interest thereon, upon surrender and endorsement of the certificates for any shares so redeemed, and to receive any dividends payable thereon, including any amounts payable pursuant to paragraph (12)(c)).

              (c) Upon surrender of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price aforesaid, plus any dividends payable thereon, including any amounts payable pursuant to paragraph 12(c). If fewer than all the outstanding shares of 5% Preferred Stock are to be redeemed due to the restriction set forth in paragraph (6)(b), the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share). In case fewer than all the shares represented by any such certificate are redeemed, without cost to the holder thereof either (i) a new certificate shall be issued representing the non-surrendered shares, or (ii) at the option of the holder, the holder shall be entitled to retain its existing certificates, which shall be deemed to represent the number of shares of 5% Preferred Stock that have not been redeemed.

              (8) Exchange. (a) Upon at least 30 days' written notice to the Corporation, a Qualified Holder shall have the right, at such Qualified Holder's option, to exchange all or any part of such shares of 5% Preferred Stock for shares of Eurotel Stock (or to effect a constructive exchange in accordance with paragraph (12)(d)) having a value (calculated pursuant to paragraph 8(c) below) equal to the Redemption Price of the shares of 5% Preferred Stock with respect to which the exchange right is being exercised, together with accrued and unpaid dividends thereon to, but excluding, the date fixed for exchange, of such shares of 5% Preferred Stock.

              (b) Any exchange pursuant to paragraph 8(a) shall be subject to the following requirements:


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              (i)    The 5% Preferred Stock shall have been outstanding for at
least six months.

              (ii) Consummation of the exchange will not cause the Corporation, any subsidiary of the Corporation, or Eurotel to become in breach or contravention of, or give rise to a right to terminate or otherwise cause a loss of any material right under, any material agreement, contract, instrument or obligation of or binding on such entity; and the Corporation covenants and agrees not to enter into any such agreement, contract or instrument or incur such obligation after the date of issuance of the 5% Preferred Stock.

              (iii) All necessary approvals of any governmental competition or other regulatory bodies or authorities having jurisdiction over the exchange or any matters arising as a result thereof shall have been received, and the exchange will have no material negative effect on any material governmental license, permit or authorization held by Eurotel or any subsidiary of Eurotel; provided that after receipt of a notice from a Qualified Holder under paragraph 8(a) the Corporation shall, subject to receiving in the case of competition approvals full cooperation from the Qualified Holder, promptly take all reasonable steps necessary to receive all such governmental competition and regulatory approvals and to avoid any such material negative effect.

              (iv) The maximum amount of Eurotel Stock that may be acquired upon an exchange shall be 50% of the outstanding amount thereof. Any shares of 5% Preferred Stock remaining outstanding after acquisition of the maximum amount of Eurotel Stock shall be subject to redemption in accordance with paragraph 6(a) hereof.

              (c) The aggregate value at any time of the Eurotel Stock shall equal the aggregate amount expended by the Corporation and its subsidiaries in the acquisition of the entities that comprise Eurotel (less the aggregate amount of debt, as reflected on the consolidated balance sheet of Eurotel prepared in conformity with GAAP, which is incurred or assumed by Eurotel or any of its subsidiaries or entities comprising Eurotel or its predecessors in connection therewith (the "Acquisition Debt")), together with any amounts invested in Eurotel or any of its subsidiaries (other than by Eurotel or its subsidiaries) after such acquisition and prior to the exchange, reduced by any dividends, distribution or transfers of any assets from Eurotel to any other Person increasing at a rate of 5% per annum from the date of such acquisition or investment to the date the value of Eurotel is being calculated. The value of each share of Eurotel Stock shall be pro rata to the aggregate value of Eurotel.

              (d) If at the time of any exchange of all of the 5% Preferred Stock, the Eurotel Stock acquired as a result of such exchange does not constitute 50% of the outstanding shares of Eurotel Stock, the Qualified Holder shall have the right (subject to the conditions set forth in paragraph (b) above) to acquire from the Corporation an additional amount of Eurotel Stock (the "Additional Amount") such that the amount of Eurotel Stock held by such Qualified Holder as a result of the exchange and the acquisition of the Additional Amount equals 50% of the outstanding shares of Eurotel Stock. The Additional Amount shall be acquired for cash at the same per share value calculated pursuant to paragraph (c) above.

              (e) If Eurotel shall issue to the Corporation any option, warrant or right to acquire Eurotel Stock, or if the issued Eurotel Stock shall be comprised of more than one class, the rights of the Qualified Holder under this paragraph (8) shall be equitably adjusted so as to maintain the intent of this paragraph (8) that the Qualified Holder may acquire 50% of the Eurotel Stock from the Corporation at a value reflecting the provisions of paragraph 8(c).

              (f) If any of the requirements set forth in paragraph (8)(b) cannot be satisfied upon a Qualified Holder's exchange for Eurotel Stock under paragraph 8(a) or acquisition of Eurotel Stock under paragraph 8(d) of 50% of the outstanding amount of Eurotel Stock, as determined in good faith by such Qualified Holder and the Corporation, the Qualified Holder shall have the right to acquire, upon exchange under paragraph 8(a) of any part of the 5% Preferred Stock held by the Qualified Holder or acquisition under paragraph 8(d), such amount of Eurotel Stock as would allow the requirements set forth in paragraph
(8)(b) to be satisfied. If the Qualified Holder exercises the right described in the previous sentence, it shall have the right (i) to exchange or acquire the remaining amount of Eurotel Stock as soon as possible after the restrictions on the exchange or acquisition of the entire amount of Eurotel Stock permitted hereunder shall cease to exist or (ii) to require redemption of any amount of Preferred Shares that such Qualified Holder shall hold after exercising its rights under the first sentence of this paragraph (8)(f).

              (g) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Eurotel Stock upon exchange of the 5% Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Eurotel Stock in a name other than that of the holder of the 5% Preferred Stock to be exchanged and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the satisfaction of the Corporation, that such tax has been paid.

              (9) Conversion. (a) Subject to and upon compliance with the provisions of this paragraph (9), each holder of shares of 5% Preferred Stock which is a Qualified Holder shall have the right, at any time and from time to time after the date which is six months from the consummation of an exchange pursuant to paragraph (8)(a), at such holder's option, to convert any or all outstanding shares of 5% Preferred Stock held by such holder, but not fractions of shares, into fully paid and non-assessable shares of Common Stock by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (9)(b) hereof. The number of shares of Common Stock deliverable upon conversion of each share of 5% Preferred Stock shall be equal to $1,000 divided by the 25-Day Average Market Price as of the date the exchange is consummated (the "Exchange Date"), as adjusted as provided herein, provided that such conversion rate (the "Conversion Rate") shall not be less than the price that would cause an adjustment pursuant to Schedule 25, Section 2(c) of the Restated Transaction Agreement, dated July 26, 1999, by and among Bell Atlantic Corporation, Cable and Wireless plc, Cable & Wireless Communications plc and the Corporation. The Conversion Rate is subject to adjustment from time to time pursuant to paragraph (9)(d) hereof. The right to convert shares called for redemption pursuant to paragraph 6(c) shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption, in which case such right of conversion shall be reinstated. Upon conversion, any accrued and unpaid dividends, including any dividends required under paragraph (12)(c), on the 5% Preferred Stock at the date of conversion shall be paid to the holder thereof in accordance with the provisions of paragraph (4).

              (b) (i) In order to exercise the conversion privilege, the holder of each share of 5% Preferred Stock to be converted shall surrender (or constructively surrender in accordance with paragraph (12)(d)) the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation to the holders of the 5% Preferred Stock for such purposes, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Such notice shall state that the holder has satisfied any legal or regulatory requirement for conversion, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976; provided, however, that the Corporation shall use its best efforts in cooperating with such holder to obtain such legal or regulatory approvals to the extent its cooperation is necessary. Such notice shall also state the name or names (with address and social security or other taxpayer identification number, if applicable) in which the certificate or certificates for Common Stock are to be issued. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of 5% Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates representing shares of 5% Preferred Stock surrendered for conversion shall be canceled by the Corporation or the transfer agent.

              (ii) Subject to the last sentence of paragraph (9)(a), holders of shares of 5% Preferred Stock at the close of business on a dividend payment record date shall not be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date if such holder shall have surrendered (or made a constructive surrender under paragraph (12)(d)) for conversion such shares at any time following the preceding Dividend Payment Date and prior to such Dividend Payment Date.

              (iii) Subject to a holder's election under paragraph (12)(d), as promptly as practicable after the surrender (including a constructive surrender under paragraph (12)(d)) by a holder of the certificates for shares of 5% Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph
(12)(d)) for the whole number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (9), and any fractional interest in respect of a share of Common Stock arising on such conversion shall be settled as provided in paragraph (9)(c). Upon conversion of only a portion of the shares of 5% Preferred Stock represented by any certificate, a new certificate shall be issued representing the unconverted portion of the certificate so surrendered without cost to the holder thereof. Subject to a holder's election under paragraph (12)(d), upon the surrender (including a constructive surrender under paragraph (12)(d)) of certificates representing shares of 5% Preferred Stock to be converted, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares so surrendered shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph
(9).

              (iv) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock shall have been surrendered (or deemed surrendered pursuant to an election under paragraph (12)(d)) and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.


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              (c)    (i) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the 5% Preferred
Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of 5% Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion (or deemed surrendered under paragraph (12)(d)) at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of 5% Preferred Stock surrendered (or deemed surrendered under paragraph
(12)(d)) for conversion by such holder.

              (ii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock shall have been surrendered (or deemed surrendered under paragraph (12)(d)) and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered (or deemed surrendered under paragraph (12)(d)) and such notice received by the Corporation.

              (d) The Conversion Rate shall be adjusted from time to time as follows:

              (i) If the Corporation shall after the Exchange Date (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares, or (D) effect any reclassification of its outstanding Common Stock, the Conversion Rate in effect on the record date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification, as the case may be, shall be proportionately adjusted so that the holder of any share of 5% Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior


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to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (9)(h)) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification. Adjustments in accordance with this paragraph (9)(d)(i) shall be made whenever any event listed above shall occur.

              (ii) If the Corporation shall after the Exchange Date fix a record date for the issuance of rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share (or, in the case of a right or warrant to purchase securities convertible into Common Stock, having an effective exercise price per share of Common Stock, computed on the basis of the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the amount of additional consideration payable, if any, to receive one share of Common Stock upon conversion of such securities) less than the 25-Day Average Market Price on the date on which such issuance was declared or otherwise announced by the Corporation (the "Determination Date"), then the Conversion Rate in effect at the opening of business on the Business Day next following such record date shall be adjusted so that the holder of each share of 5% Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to such record date by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and
(B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants (or in the case of a right or warrant to purchase securities convertible into Common Stock, the aggregate number of additional shares of Common Stock into which the convertible securities so offered are initially convertible), and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such 25-Day Average Market Price on such date (or, in the case of a right of warrant to purchase securities convertible into Common Stock, the number of shares of Common Stock obtained by dividing the aggregate exercise price of such rights or warrants for the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the aggregate amount of additional consideration payable, if any, to convert such securities into Common Stock, by such 25-Day Average Market Price). Such adjustment shall become effective immediately after the opening of business on the Business Day next following such record date (except as


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provided in paragraph (9)(h)). Such adjustment shall be made successively whenever such a record date is fixed. In the event that after fixing a record date such rights or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such 25-Day Average Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith. In case any rights or warrants referred to in this subparagraph (ii) shall expire unexercised after the same have been distributed or issued by the Corporation (or, in the case of rights or warrants to purchase securities convertible into Common Stock once exercised, the conversion right of such securities shall expire), the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

              (iii) If the Corporation shall fix a record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness, shares of its capital stock or assets (excluding regular cash dividends or distributions declared in the ordinary course by the Board of Directors and dividends payable in Common Stock for which an adjustment is made pursuant to paragraph (9)(d)(i)) or rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock or securities convertible into shares of Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Rate shall be adjusted so that the holder of each share of 5% Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to the close of business on such record date by (II) a fraction, the numerator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date, and the denominator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date less the then-fair market value (as determined by the Board of Directors in good faith, whose determinations shall be conclusive) of the portion of the assets, shares of its capital stock or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that after fixing a record date such distribution is not so made, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. Such adjustment shall become


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effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (9)(h)) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of 5% Preferred Stock after such determination date, shall not require an adjustment of the Conversion Rate pursuant to this subparagraph (iii); provided, however, that on the date, if any, on which a Person converting a share of 5% Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Rate shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the record date" within the meaning of the three preceding sentences). If any rights or warrants referred to in this subparagraph (iii) shall expire unexercised after the same shall have been distributed or issued by the Corporation, the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

              (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash in the amount per share that, together with the aggregate of the per share amounts of any other cash distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (iv) has been made exceeds 5.0% of the 25-Day Average Market Price immediately prior to the date of declaration of such dividend or distribution (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 9(e) is made), then, in such case, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date for the cash dividend or distribution by a fraction the numerator of which shall be the Current Market Price of a share of the Common Stock on the Record Date and the denominator shall be such Current Market Price less the per share amount of cash so distributed during the 12-month period applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the Business Day following the Record Date; provided, however, that in the event the denominator of the foregoing fraction is zero or negative, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of 5% Preferred Stock shall have the right to receive upon conversion, in addition to the shares of Common Stock to which the holder is entitled, the amount of


                                      F-21

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cash such holder would have received had such holder converted each share of 5%
Preferred Stock at the beginning of the 12-month period. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if any adjustment is required to be made as set forth in this paragraph
(9)(d)(iv), the calculation of any such adjustment shall include the amount of the quarterly cash dividends paid during the 12-month reference period only to the extent such dividends exceed the regular quarterly cash dividends paid during the 12 months preceding the 12-month reference period. For purposes of this paragraph (9)(d)(iv), "Record Date" shall mean, with respect to any dividend or distribution in which the holders of Common Stock have the right to receive cash, the date fixed for determination of shareholders entitled to receive such cash.

              In the event that at any time cash distributions to holders of Common Stock are not paid equally on all series of Common Stock, the provisions of this paragraph 9(d)(iv) will apply to any cash dividend or cash distribution on any series of Common Stock otherwise meeting the requirements of this paragraph, and shall be deemed amended to the extent necessary so that any adjustment required will be made on the basis of the cash dividend or cash distribution made on any such series.

              (v) In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by the Corporation or any subsidiary of the Corporation for all or any portion of the outstanding shares of Common Stock to the extent that the cash and fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive and shall be described in a resolution of such Board) of any other consideration included in such payment per share of Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) exceed by more than 5.0%, with any smaller excess being disregarded in computing the adjustment to the Conversion Rate provided in this paragraph (9)(d)(v), the first reported sale price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchase Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchase Shares) on the Expiration Time and the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.

              (vi) No adjustment in the Conversion Rate shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in the Conversion Rate; provided, however, that any adjustments that by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made, and provided further that any adjustment shall be required and made in accordance with the provisions of this paragraph (9) (other than this subparagraph (vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution for United States income tax purposes to the holders of shares of 5% Preferred Stock or Common Stock. Notwithstanding any other provisions of this paragraph (9), the Corporation shall not be required to make any adjustment of the Conversion Rate for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this paragraph (9) shall be made to the nearest dollar or to the nearest 1/1,000 of a share, as the case may be. Anything in this paragraph
(9)(d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such adjustments in the Conversion Rate, in addition to those required by this paragraph (9)(d), as it in its discretion shall determine to be advisable in order that any stock dividends subdivision of shares, reclassification or combination of shares, distribution or rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable.

              (vii) In the event that, at any time as a result of shares of any other class of capital stock becoming issuable in exchange or substitution for or in lieu of shares of Common Stock or as a result of an adjustment made pursuant to the provisions of this paragraph (9)(d), the holder of 5% Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of any shares of 5% Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

              (e) If the Corporation shall be a party to any transaction (including without limitation, a merger, consolidation, sale of all or substantially all of the Corpo ration's assets or recapitalization of the Common Stock and excluding any transaction as to which paragraph (9)(d)(i) applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or


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



any combination thereof), there shall be no adjustment to the Conversion Rate but each share of 5% Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of 5% Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (9)(e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The provisions of this paragraph (9)(e) shall similarly apply to successive Transactions.

              (f)    If:

              (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; or

              (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

              (iii) there shall be any subdivision, combination or reclassification of the Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

              (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

then the Corporation shall cause to be filed with any transfer agent designated by the Corporation pursuant to paragraph (9)(b) and shall cause to be mailed to the holders of shares of the 5% Preferred Stock at their addresses as shown on the stock records of the

Corporation, as promptly as possible, but at least ten days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend (or such other distribution) or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up or other action is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of any distribution, right, warrant subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up or other action, or the vote upon any of the foregoing.

              (g) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall prepare an officer's certificate with respect to such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the effective date of such adjustment and shall mail a copy of such officer's certificate to the holder of each share of 5% Preferred Stock at such holder's last address as shown on the stock records of the Corporation. If the Corporation shall have designated a transfer agent pursuant to paragraph (9)(b), it shall also promptly file with such transfer agent an officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment.

              (h) In any case in which paragraph (9)(d) provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of 5% Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (9)(c).

              (i) For purposes of this paragraph (9), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

              (j) There shall be no adjustment of the Conversion Rate in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this paragraph
(9). If any single action would require adjustment of the Conversion Rate pursuant to more than one subparagraph of this paragraph (9), only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

              (k) If the Corporation shall take any action affecting the Common Stock, other than action described in this paragraph (9), that in the opinion of the Board of Directors materially adversely affects the conversion rights of the holders of the shares of 5% Preferred Stock, the Conversion Rate may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided that the provisions of this paragraph (9)(k) shall not affect any rights the holders of 5% Preferred Stock may have at law or in equity.

              (l) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the 5% Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of 5% Preferred Stock not theretofore converted. For purposes of this paragraph (9)(l) the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of 5% Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

              (ii) The Corporation covenants that any shares of Common Stock issued upon conversion of the 5% Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment increasing the Conversion Rate such that the quotient of $1,000.00 and the Conversion Rate would be reduced below the then-par value of the shares of Common Stock deliverable upon conversion of the 5% Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock based upon such adjusted Conversion Rate.

              (iii) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the 5% Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which required action to be taken by the Corporation.

              (m) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of

Common Stock or other securities or property on conversion of the 5% Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the 5% Preferred Stock to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the satisfaction of the Corporation, that such tax has been paid.

              (10) Voting Rights. (a) The holders of record of shares of 5% Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (10) or as otherwise provided by law. When and if the holders of 5% Preferred Stock are entitled to vote by law or pursuant to this paragraph (10), each holder will be entitled to one vote per share except that when any other series of preferred stock shall have the right to vote with the 5% Preferred Stock as a single class on any matter, then the 5% Preferred Stock and other series shall have with respect to such matters one vote per $1,000 of stated liquidation preference.

              (b) Without the written consent of the holders of at least 66 2/3% of aggregate Liquidation Rights of the outstanding shares of 5% Preferred Stock or the vote of holders of at least 66 2/3% of aggregate Liquidation Rights of the outstanding shares of 5% Preferred Stock at a meeting of the holders of 5% Preferred Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of the Restated Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the 5% Preferred Stock; provided that any such amendment that changes the dividend payable on, or the aggregate Liquidation Rights of, the 5% Preferred Stock shall require the affirmative vote at a meeting of holders of 5% Preferred Stock called for such purpose or written consent of the holder of each share of 5% Preferred Stock.

              (c) Without the written consent of the holders of at least 66 2/3% of aggregate Liquidation Rights of the outstanding shares of 5% Preferred Stock or the vote of holders of at least 66 2/3% of aggregate Liquidation Rights of the outstanding shares of 5% Preferred Stock at a meeting of such holders called for such purpose, the Corporation will not issue any additional 5% Preferred Stock or create, authorize or issue any Parity Securities or Senior Securities or increase the authorized amount of any such other class or series; provided that this paragraph (9)(c) shall not limit the right of the Corporation to (i) issue additional shares of 5% Preferred Stock as dividends pursuant to paragraph (4) or (ii) to issue Parity Securities or Senior Securities in order to refinance, redeem or refund the 13% Preferred, the 5% Convertible Preferred or the 5% Convertible Series B, provided that in the case of a refinancing, redemption or refund of the 13% Preferred, the 5% Convertible Preferred or the 5% Convertible Series B, the maximum accrual value (i.e., the sum of stated value and maximum amount payable in kind over the term from issuance to first date of mandatory redemption or redemption at the option of the holder) of such Parity Securities or Senior Securities issued by the Corporation in such refinancing, as shall be reflected on the Corporation's consolidated balance sheet prepared in accordance with GAAP applied on a basis consistent with the Corporation's prior practice, may not exceed the maximum accrual value of the 13% Preferred, the 5% Convertible Preferred or the 5% Convertible Series B, respectively, as reflected on the Corporation's consolidated balance sheet as contained in the report filed by the Corporation with the United States Securities and Exchange Commission pursuant to the Exchange Act that is most recent prior to such refinancing.

              (d) Nothing in this paragraph (10) shall be in derogation of any rights that a holder of shares of 5% Preferred Stock may have in his capacity as a holder of shares of Common Stock.

              (e) Except as otherwise set forth in this paragraph (10) or as required by law, the holders of 5% Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers, except as provided by this Certificate or in any agreement the Corporation and a holder and the consent or vote of such holders shall not be required for the taking of any corporate action by the Corporation or the Board of Directors. The provisions of this paragraph (10) are in lieu of, and not in addition to, any voting rights specified in the Restated Certificate of Incorporation as applicable to a series of Preferred Stock.

              (11) Holding Company. Notwithstanding anything herein to the contrary, if the Corporation is reorganized such that the Common Stock is exchanged for the common stock of a new entity ("Holdco") whose common stock is traded on NASDAQ or another recognized securities exchange, then the Corporation, by notice to the holders of the 5% Preferred Stock but without any required consent on their part, may cause the exchange of this 5% Preferred Stock for 5% preferred stock of Holdco having the same terms, conditions, ranking and other rights as set forth herein, provided that (i) Holdco shall be incorporated under the Delaware General Corporation Law and be based in the United States and (ii) to the extent permitted by applicable law, the certificates representing shares of the 5% Preferred Stock prior to the formation of Holdco shall be deemed to represent shares of the new 5% preferred stock, and the holder thereof shall not be required to surrender or exchange its certificates representing shares of 5% Preferred Stock.

              (12) General Provisions. (a) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

              (b) The shares of 5% Preferred Stock shall bear the following legend:

       THE SHARES OF PREFERRED STOCK, PAR VALUE $0.01, OF THE CORPORATION (THE "PREFERRED STOCK") REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ANY APPLICABLE STATE SECURITIES LAWS OR IN ACCORDANCE WITH ANY APPLICABLE EXEMPTION FROM, OR TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS UNDER THE ACT. THE TRANSFER OF THE PREFERRED STOCK EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE PURCHASE AGREEMENT, DATED FEBRUARY 17, 2000, AS MAY BE AMENDED, AMONG THE CORPORATION AND CERTAIN PURCHASERS, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH PREFERRED STOCK UPON WRITTEN REQUEST TO THE CORPORATION.

       SO LONG AS ANY OF THE PREFERRED STOCK ARE RESTRICTED SECURITIES WITHIN THE MEANING OF RULE 144(a)(3) UNDER THE ACT, THE CORPORATION WILL, DURING ANY PERIOD IN WHICH (A) THE CORPORATION IS NOT SUBJECT TO AND IN COMPLIANCE WITH SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), OR (B) THE CORPORATION IS NOT EXEMPT FROM THE REPORTING OBLIGATIONS OF RULE 12g3-2(B) OF THE EXCHANGE ACT, PROVIDE TO EACH HOLDER OF SUCH RESTRICTED SECURITIES AND TO EACH PROSPECTIVE PURCHASER (AS DESIGNATED BY SUCH HOLDER) OF SUCH RESTRICTED SECURITIES, UPON THE REQUEST OF SUCH HOLDER OR PROSPECTIVE PURCHASER, ANY INFORMATION REQUIRED TO BE PROVIDED BY SUBJECTION (d)(4)(i) OF RULE 144(A) UNDER THE ACT.

              (c) If the Corporation shall have failed to declare or pay dividends as required pursuant to paragraph (4) hereof or shall have failed to discharge the Redemption Obligation pursuant to paragraph (6) hereof, the holders of shares of 5% Preferred Stock shall be entitled to receive, in addition to all other amounts required to be paid hereunder, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends (after taking into account revaluation of the assets and liabilities of the Corporation to the extent deemed reasonable by the Board of Directors of the Corporation after consultation with legal and financial advisors) but without regard to any contractual or other restrictions with respect thereto, cash dividends on (i) the aggregate dividends which the Corporation shall have failed to declare or pay or (ii) the aggregate Redemption Price together with accrued and unpaid dividends on the 5% Preferred Stock, as applicable, in each case at a rate of 2% per quarter, compounded quarterly, for the period during which the failure to pay dividends or failure to discharge the Redemption Obligation shall continue.

              (d) (i) Whenever in connection with any exchange or conversion of the 5% Preferred Stock for Eurotel Stock or Common Stock, as applicable, the Qualified Holder is required to surrender certificates representing such shares of 5% Preferred Stock, the Qualified Holder may, by written notice to the Corporation and its transfer agent, elect to retain such certificates. In such case, the certificates so retained by the Qualified Holder shall be deemed (as and to the extent permitted by the law of the jurisdiction of incorporation of Eurotel and with respect to Common Stock, Delaware) to represent, at and from the date of such exchange, the number of shares of Eurotel Stock or the Common Stock, as the case may be, issuable upon such exchange pursuant to paragraph (8) or conversion pursuant to paragraph (9).

              (ii) A Qualified Holder which has previously elected to retain certificates representing the 5% Preferred Stock in accordance with paragraph
(12)(d)(i) upon exchange or conversion may subsequently elect to receive certificates representing the shares of Eurotel Stock or the Common Stock issued upon such exchange or conversion. To receive certificates representing such shares of Eurotel Stock or the Common Stock, as applicable, the holder of such certificates shall surrender it, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation for such purposes, with a written notice of that election.

              Unless the certificates to be issued shall be registered in the same name as the name in which such surrendered certificates are registered, each certificate so surrendered shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the Qualified Holder or the Qualified Holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates so surrendered shall be canceled by the Corporation or the transfer agent.

              As promptly as practicable after the surrender by the Qualified Holder of such certificates, the Corporation shall issue and shall deliver to such Qualified Holder, or on the Qualified Holder's written order, a certificate or certificates for the number of duly authorized, validly issued, fully paid and non-assessable shares of Eurotel Stock or the Common Stock, as applicable, represented by the certificates so surrendered."

                                                                       Exhibit G

                     5% CUMULATIVE PARTICIPATING CONVERTIBLE
                            PREFERRED STOCK, SERIES E

              (1) Number and Designation. 9,555.47 shares of the Preferred Stock of the Corporation shall be designated as 5% Cumulative Participating Convertible Preferred Stock, Series E (the "5% Preferred Stock") and no other shares of Preferred Stock shall be designated as 5% Preferred Stock.

              (2) Definitions. For purposes of the 5% Preferred Stock, the following terms shall have the meanings indicated:

              "Additional Preferred" shall have the meaning set forth in paragraph (4)(a) hereof.

              "Bankruptcy Event" shall mean any of the following: (I) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of any Major Entity in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity or for all or substantially all of the property and assets of any Major Entity or (C) the winding up or liquidation of the affairs of any Major Entity; or (II) any Major Entity (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity, or for all or substantially all of the property and assets of any Major Entity or
       (C) effects any general assignment for the benefit of creditors.

              "Board of Directors" shall mean the board of directors of the Corporation. Except as such term is used in paragraph (9), "Board of Directors" shall also mean the Executive Committee, if any, of such board of directors or any other committee duly authorized by such board of directors to perform any of its responsibilities with respect to the 5% Preferred Stock.

              "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

              "Common Stock" shall mean the Corporation's Common Stock, par value $.01 per share.

              "Constituent Person" shall have the meaning set forth in paragraph
       (8)(e)(i) hereof.

              "Conversion Rate" shall have the meaning set forth in paragraph
       (8)(a) hereof.

              "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sale price for such security on the principal exchange or quotation system on which such security is listed or traded. If the security is not admitted for trading on any national securities exchange or the Nasdaq National Market, "Current Market Price" shall mean the average of the last reported closing bid and asked prices reported by the Nasdaq as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose or as quoted by the National Quotation Bureau Incorporated. In the event that no such quotation is available for such day, the Current Market Price shall be the average of the quotations for the last five Trading Days for which a quotation is available within the last 30 Trading Days prior to such day. In the event that five such quotations are not available within such 30-Trading Day period, the Board of Directors shall be entitled to determine the Current Market Price on the basis of such quotations as it reasonably considers appropriate.

              "Determination Date" shall have the meaning set forth in paragraph
       (8)(d)(ii) hereof.

              "Dividend Payment Date" shall mean September 30, December 31, March 31 and June 30 of each year, commencing on June 30, 2000; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

              "Dividend Periods" shall mean quarterly dividend periods commencing on September 30, December 31, March 31 and June 30 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

              "Expiration Time" shall have the meaning set forth in paragraph
       (8)(d)(v) hereof.

              "5% Preferred Stock" shall have the meaning set forth in paragraph
       (1) hereof.

              "Issue Date" shall mean the date on which shares of 5% Preferred Stock are first issued.

              "Junior Securities" shall have the meaning set forth in paragraph
       (3)(c) hereof.

              "Junior Securities Distribution" shall have the meaning set forth in paragraph (4)(f) hereof.

              "Liquidation Right" shall mean, for each share of 5% Preferred Stock, the greater of (i) an amount equal to $1,000 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders, and
       (ii) the amount that would be received in liquidation following conversion of a share of 5% Preferred Stock into Common Stock.

              "Major Entity" shall mean any of the Corporation, NTL Communications Corp., Diamond Cable Communications Limited, Diamond Holdings Limited, NTL (Triangle) LLC or any Significant Subsidiary.

              "Mandatory Redemption Date" shall have the meaning set forth in paragraph (6)(c) hereof.

              "Mandatory Redemption Obligation" shall have the meaning set forth in paragraph (6)(d) hereof.

              "Nasdaq" means the Nasdaq Stock Market, Inc., the electronic securities market regulated by the National Association of Securities Dealers, Inc.

              "Nasdaq National Market" shall have the meaning set forth in Rule 4200(a)(23) of the rules of the National Association of Securities Dealers, Inc.

              "9.9% Series B Preferred" shall have the meaning set forth in paragraph (3)(d) hereof.

              "non-electing share" shall have the meaning set forth in paragraph
       (8)(e)(i) hereof.

              "NYSE" means the New York Stock Exchange.

              "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

              "Parity Securities" shall have the meaning set forth in paragraph
       (3)(b) hereof.

              "Person" shall mean any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, any unincorporated organization, any other entity, a "group" of such persons, as that term is defined in Rule 13d-5(b) under the Exchange Act, or a government or political subdivision thereof.

              "Preferred Shares" has the meaning set forth in paragraph (9)(c).

              "Preferred Stock" shall have the meaning set forth in the first resolution above.

              "Purchase Shares" shall have the meaning set forth in paragraph
       (8)(d)(v) hereof.

              "Record Date" shall have the meaning set forth in paragraph
       (8)(d)(iv) hereof.

              "Relevant Compounding Factor" shall mean, with respect to each share of 5% Preferred Stock, upon initial issuance 1.00, and shall on each Dividend Payment Date be increased to equal the product of the Relevant Compounding Factor in effect immediately prior to such Dividend Payment Date and 1.0125.

              "Rights" shall have the meaning set forth in paragraph (11) hereof.

              "Securities" shall have the meaning set forth in paragraph
       (8)(d)(iii) hereof.

              "Senior Securities" shall have the meaning set forth in paragraph
       (3)(a) hereof.

              "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the

       Corporation; provided, however, that if any funds for any class or series of Junior Securities or any class or series of Parity Securities are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the 5% Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent, as the case may be.

              "Significant Subsidiary" shall have the meaning given to such term in Regulation S-X under the Exchange Act.

              "13% Preferred" shall have the meaning set forth in paragraph
       (3)(d) hereof.

              "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted thereon, in the applicable securities market in which the securities are traded.

              "Transaction" shall have the meaning set forth in paragraph
       (8)(e)(i) hereof.

              "Trigger Event" shall have the meaning set forth in paragraph
       (9)(b) hereof.

              "Trigger Event Cure" shall have the meaning set forth in paragraph
       (9)(b) hereof.

              "25-Day Average Market Price" shall mean, for any security, the volume-weighted average of the Current Market Prices of that security for the twenty-five Trading Days immediately preceding the date of determination.

              (3) Rank. Any class or series of stock of the Corporation shall be deemed to rank:

              (a) prior to the 5% Preferred Stock, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of 5% Preferred Stock ("Senior Securities");

              (b) on a parity with the 5% Preferred Stock, either as to the payment of dividends or as to distributions of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the 5% Preferred Stock, if the holders of the 5% Preferred Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

              (c) junior to the 5% Preferred Stock, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or if the holders of the 5% Preferred Stock shall be entitled to receipt of dividends, and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of such stock or series ("Junior Securities").

              (d) Each of the 13% Senior Redeemable Exchangeable Preferred Stock and the 13% Series B Senior Redeemable Exchangeable Preferred Stock (collectively, the "13% Preferred") is a Senior Security. Each of the 9.9% Non-Voting Mandatorily Redeemable Preferred Stock, Series B ("9.9% Series B Preferred") and the Series A Junior Participating Preferred Stock, is a Junior Security. The 5% Cumulative Participating Convertible Preferred Stock, Series A, the 5% Cumulative Participating Convertible Preferred Stock, Series C, the 5% Cumulative Participating Convertible Preferred Stock, Series D, the 5% Cumulative Preferred Stock, Series A, and one or more classes of Additional Preferred (as defined below) shall be Parity Securities; provided, however, that there shall be no issue of other Senior Securities, Parity Securities or rights or options exercisable for or convertible into any such securities, except as approved by the holders of the 5% Preferred Stock pursuant to paragraph 9(e).

              (e) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be. The 5% Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities as set forth herein.

              (4) Dividends. (a) Subject to paragraph (8)(b)(ii), the holders of shares of 5% Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the quarterly rate of $12.50 per share (assuming a $1,000.00 face amount) payable in cash, shares of Common Stock (such Common Stock for this purpose to be assigned a value equal to the 25-Day Average Market Price as of the record date for such Dividend Payment Date) or additional shares of Preferred Stock of a class to be designated by the Board of Directors having terms substantially identical to the 5% Preferred Stock except as follows: (A) the Conversion Rate (as set forth in Section 8(a)) on such Preferred Stock initially shall be the quotient resulting from the division of the Conversion Rate (as then in effect on the 5% Preferred Stock) by the Relevant Compounding Factor and (B) the number of shares of such Preferred Stock payable as a dividend on any Dividend Payment Date shall increase for each Dividend Payment Date from the first Dividend Payment Date by the Relevant Compounding Factor (such classes of Preferred Stock singularly and collectively, the "Additional Preferred"). All dividends on the 5% Preferred Stock, in whatever form, shall be payable in arrears quarterly on each Dividend Payment Date and shall be cumulative from the Issue Date (except that dividends on Additional Preferred shall accrue from the date such Additional Preferred is issued or would have been issued in accordance with this Certificate of Designation if such dividends had been declared), whether or not in any Dividend Period or Dividend Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the record date for such dividend. Upon the declaration of any such dividend, the Board of Directors shall fix as such record date on the fifth Business Day preceding the relevant Dividend Payment Date and shall give notice on or prior to the record date of the form of payment of such dividend. Accrued and unpaid dividends for any past Dividend Payment Date may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such record date, not more than 45 days nor less than five Business Days preceding the payment date thereof, as may be fixed by the Board of Directors.

              (b) In addition to the dividends described in the preceding paragraph, holders of shares of the 5% Preferred Stock shall be entitled to receive an amount equal to the amount (and in the form of consideration) that such holders would be entitled to receive if, pursuant to paragraph (8), they had converted such 5% Preferred Stock fully into Common Stock immediately before the record date for the payment of any such dividends on Common Stock. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock as they appear on the stock records of the Corporation at the close of business on the record date for such dividend on Common Stock, and the Corporation shall pay each such dividend on the applicable payment date for such dividend on the Common Stock.

              (c) For the purpose of determining the number of Additional Preferred to be issued pursuant to paragraph (4)(a), each such Additional Preferred shall be valued at $1,000.00. Holders of such Additional Preferred shall be entitled to receive dividends payable at the rates specified in paragraph (4)(a).

              (d) The dividends payable for any period shorter than a full Dividend Period on the 5% Preferred Stock shall accrue daily and be computed on the basis of a 360-day year and the actual number of days in such period. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the 5% Preferred Stock that may be in arrears except as otherwise provided herein.

              (e) So long as any shares of the 5% Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities or Junior Securities, for any period, nor shall any Parity Securities or Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Parity Securities or Junior Securities) by the Corporation (except for conversion into or exchange into other Parity Securities or Junior Securities, as the case may be) unless, in each case, (i) full cumulative dividends on all outstanding shares of the 5% Preferred Stock for all Dividend Periods terminating on or prior to the date of such redemption, repurchase or other acquisition shall have been paid or set apart for payment,
(ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock and (iii) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock by the Corporation pursuant to paragraph (6) below. When dividends are not fully paid in Common Stock or Additional Preferred or are not paid in full in cash or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the 5% Preferred Stock and all dividends declared upon Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the 5% Preferred Stock and accumulated and unpaid on such Parity Securities.

              (f) So long as any shares of the 5% Preferred Stock are outstanding, no dividends (other than (i) any rights issued pursuant to a shareholder rights plan as provided in paragraph (11) and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase, or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as "Junior Securities Distributions") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities, including pursuant to paragraph 4(d) of the 9.9% Series B Preferred), unless in each case (A) full cumulative dividends on all outstanding shares of the 5% Preferred Stock and all other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods and dividend periods for such other stock, (B) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock and all other Parity Securities, (C) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock by the Corporation pursuant to paragraph (6) below, (D) the Corporation has fully performed its obligations under paragraphs (4)(b) and (6) hereof.

              (5) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of 5% Preferred Stock shall be entitled to receive the Liquidation Right. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of 5% Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of 5% Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of 5% Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph (5), (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

              (b) Subject to the rights of the holders of any Parity Securities, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the 5% Preferred Stock, as provided in this paragraph (5), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the 5% Preferred Stock shall not be entitled to share therein.

              (6) Redemption. (a) On and after the first Business Day following the earlier to occur of (i) August 13, 2006 or (ii) the date on which both (A) the 25-Day Average Market Price of the Common Stock shall have exceeded $96.00 and (B) August 13, 2003, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of 5% Preferred Stock, from time to time in part, or in whole, payable at the option of the Corporation in (A) cash, at a redemption price of $1,000.00 per share, (B) in shares of Common Stock, at a redemption price of $1,000.00 per share, or (C) in a combination of cash and Common Stock, at a redemption price based on the respective combination of consideration, together in each case with accrued and unpaid dividends thereon, whether or not declared, to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (6)(a), the price per share of Common Stock shall be the 25-Day Average Market Price.

              (b) On and after the first Business Day following August 13, 2009, each holder of shares of 5% Preferred Stock shall have the right to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem such holder's shares of 5% Preferred Stock, from time to time in part, or in whole, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of the Common Stock to be issued pursuant to this paragraph (6)(b), the price per share of Common Stock shall equal the 25-Day Average Market Price. Any holder of shares of 5% Preferred Stock who elects to exercise its rights pursuant to this paragraph (6)(b) shall deliver to the Corporation a written notice of election not less than 20 days prior to the date on which such holder demands redemption pursuant to this paragraph 6(b), which notice shall set forth the name of the Holder, the number of shares of 5% Preferred Stock to be redeemed and a statement that the election to exercise a redemption right is being made thereby; and, subject to paragraph (10)(d), shall deliver to the Corporation on or before the date of redemption certificates evidencing the shares of 5% Preferred Stock to be redeemed, duly endorsed for transfer to the Corporation.

              (c) If the Corporation shall not have redeemed all outstanding shares of 5% Preferred Stock pursuant to paragraphs (6)(a) or (6)(b), on August 13, 2019 (the "Mandatory Redemption Date"), to the extent the Corporation shall have funds legally available for such payment, the Corporation shall redeem all outstanding shares of 5% Preferred Stock, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the Mandatory Redemption Date, without interest. For purposes of determining the number of shares of the Common Stock to be issued pursuant to this paragraph (6)(c), the price per share of Common Stock shall be the 25-Day Average Market Price.

              (d) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of 5% Preferred Stock pursuant to paragraphs 6(b) or 6(c) (each, a "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the 5% Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the 5% Preferred Stock) or (ii) declare or make any Junior Securities Distribution (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities), or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

              (e) Upon any redemption of 5% Preferred Stock, the Corporation shall pay the redemption price and any accrued and unpaid dividends in arrears to, but excluding, the applicable redemption date.

              (f) For purposes of paragraph (6)(a) only, unless full cumulative dividends (whether or not declared) on all outstanding shares of 5% Preferred Stock and any Parity Securities shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or prior to the applicable redemption date and notice has been given in accordance with paragraph (7), none of the shares of 5% Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of 5% Preferred Stock are redeemed pro rata and notice has previously been given in accordance with paragraph (7).

              (7) Procedure for Redemption. (a) If the Corporation shall redeem shares of 5% Preferred Stock pursuant to paragraph 6(a), notice of such redemption shall be given by certified mail, return receipt requested, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation and confirmed by facsimile transmission to each holder of record if the Corporation has been furnished with such facsimile address by the holder(s); provided, however, that neither the failure to give such notice nor confirmation nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state: (i) the redemption date; (ii) the number of shares of 5% Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the amount payable, whether such amount shall be paid in Common Stock or in cash and if the payment is in Common Stock an explanation of the determination of the amount to be paid; (iv) the place or places where certificates for such shares are to be surrendered or the notice under paragraph
(10)(d) should be sent
for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date, except as otherwise provided herein.

              (b) If notice has been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price of the shares called for redemption and dividends accrued and unpaid thereon, if any), (i) except as otherwise provided herein, dividends on the shares of 5% Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of the 5% Preferred Stock shall cease (except the right to receive from the Corporation the redemption price without interest thereon, upon surrender and endorsement (or a constructive surrender under paragraph (10)(d)) of their certificates if so required, and to receive any dividends payable thereon).

              (c) Upon surrender (including a constructive surrender under paragraph (10)(d)) in accordance with notice given pursuant to this paragraph
(7) of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid, plus any dividends payable thereon. If fewer than all the outstanding shares of 5% Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share). In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued, subject to a holder's election under paragraph
(10)(d), representing the surrendered shares without cost to the holder thereof.

              (8) Conversion. (a) Subject to and upon compliance with the provisions of this paragraph (8), a holder of shares of 5% Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert any or all outstanding shares of 5% Preferred Stock held by such holder, but not fractions of shares, into fully paid and non-assessable shares of Common Stock by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (8)(b) hereof. The number of shares of Common Stock deliverable upon conversion of each share of 5% Preferred Stock shall be equal to 12.112506, as adjusted as provided herein (the "Conversion Rate"). The Conversion Rate is subject to adjustment from time to time pursuant to paragraph (8)(d) hereof. The right to convert shares called for redemption pursuant to paragraph 6(a) shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemp-


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tion, in which case such right of conversion shall be reinstated. Upon conversion, any accrued and unpaid dividends on the 5% Preferred Stock at the date of conversion shall be paid to the holder thereof in accordance with the provisions of paragraph (4).

              (b) (i) In order to exercise the conversion privilege, the holder of each share of 5% Preferred Stock to be converted shall surrender (or constructively surrender in accordance with paragraph (10)(d)) the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation to the holders of the 5% Preferred Stock for such purposes, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Such notice shall state that the holder has satisfied any legal or regulatory requirement for conversion, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976; provided, however, that the Corporation shall use its best efforts in cooperating with such holder to obtain such legal or regulatory approvals to the extent its cooperation is necessary. Such notice shall also state the name or names (with address and social security or other taxpayer identification number, if applicable) in which the certificate or certificates for Common Stock are to be issued. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of 5% Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates representing shares of 5% Preferred Stock surrendered for conversion shall be canceled by the Corporation or the transfer agent.

              (ii) Subject to the last sentence of paragraph (8)(a), holders of shares of 5% Preferred Stock at the close of business on a dividend payment record date shall not be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date if such holder shall have surrendered (or made a constructive surrender under paragraph (10)(d)) for conversion such shares at any time following the preceding Dividend Payment Date and prior to such Dividend Payment Date.

              (iii) Subject to a holder's election under paragraph (10)(d), as promptly as practicable after the surrender (including a constructive surrender under paragraph (10)(d)) by a holder of the certificates for shares of 5% Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph
(10)(c)) for the whole number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph
(8), and any fractional interest in respect of a share of Common Stock arising on such conversion shall be settled as provided in paragraph (8)(c). Upon conversion of only a portion of the shares of 5% Preferred Stock represented by any certificate, a new certificate shall be issued representing the unconverted portion of the certificate so surrendered without cost to the holder thereof. Subject to a holder's election under paragraph (10)(d), upon the surrender (including a constructive surrender under paragraph (10)(d)) of certificates representing shares of 5% Preferred Stock to be converted, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares so surrendered shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph
(8).

              (iv) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock shall have been surrendered (or deemed surrendered pursuant to an election under paragraph (10)(d)) and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

              (c) (i) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the 5% Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of 5% Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion (or deemed surrendered under paragraph (10)(d)) at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of 5% Preferred Stock surrendered (or deemed surrendered under paragraph
(10)(d)) for conversion by such holder.

              (ii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5%

Preferred Stock shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation.

              (d) The Conversion Rate shall be adjusted from time to time as follows:

              (i) If the Corporation shall after the Issue Date (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares, or (D) effect any reclassification of its outstanding Common Stock, the Conversion Rate in effect on the record date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification, as the case may be, shall be proportionately adjusted so that the holder of any share of 5% Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (8)(h)) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification. Adjustments in accordance with this paragraph (8)(d)(i) shall be made whenever any event listed above shall occur.

       (ii) If the Corporation shall after the Issue Date fix a record date for the issuance of rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share (or, in the case of a right or warrant to purchase securities convertible into Common Stock, having an effective exercise price per share of Common Stock, computed on the basis of the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the amount of additional consideration payable, if any, to receive one share of Common Stock upon conversion of such securities) less than the 25-Day Average Market Price on the date on which such issuance was declared or otherwise announced by the Corporation (the "Determination Date"), then the Conversion Rate in effect at the opening of business on the Business Day next following such record date shall be adjusted so that the holder of each share of 5% Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to such record date by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants (or in the case of a right or warrant to purchase securities convertible into Common Stock, the aggregate number of additional shares of Common Stock into which the convertible securities so offered are initially convertible), and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such 25-Day Average Market Price on such date (or, in the case of a right of warrant to purchase securities convertible into Common Stock, the number of shares of Common Stock obtained by dividing the aggregate exercise price of such rights or warrants for the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the aggregate amount of additional consideration payable, if any, to convert such securities into Common Stock, by such 25-Day Average Market Price). Such adjustment shall become effective immediately after the opening of business on the Business Day next following such record date (except as provided in paragraph (8)(h)). Such adjustment shall be made successively whenever such a record date is fixed. In the event that after fixing a record date such rights or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such 25-Day Average Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith. In case any rights or warrants referred to in this subparagraph (ii) shall expire unexercised after the same have been distributed or issued by the Corporation (or, in the case of rights or warrants to purchase securities convertible into Common Stock once exercised, the conversion right of such securities shall expire), the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

       (iii) If the Corporation shall fix a record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness, shares of its capital stock or assets (excluding regular cash dividends or distributions declared in the ordinary course by the Board of Directors and dividends payable in Common Stock for which an adjustment is made pursuant to paragraph (8)(d)(i)) or rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock or securities convertible into shares of Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Rate shall be adjusted so that the holder of each share of 5% Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to the close of business on such record date by (II) a fraction, the numerator of which shall be the 25- Day Average Market Price per share of the Common Stock on such record date, and the denominator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date less the then-fair market value (as determined by the Board of Directors in good faith, whose determinations shall be conclusive) of the portion of the assets, shares of its capital stock or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that after fixing a record date such distribution is not so made, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (8)(h)) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of 5% Preferred Stock after such determination date, shall not require an adjustment of the Conversion Rate pursuant to this subparagraph (iii); provided, however, that on the date, if any, on which a Person converting a share of 5% Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Rate shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the record date" within the meaning of the three preceding sentences). If any rights or warrants referred to in this subparagraph (iii) shall expire unexercised after the same shall have been distributed or issued by the Corporation, the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

       (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash in the amount per share that, together with the aggregate of the per share amounts of any other cash distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (iv) has been made exceeds 5.0% of the 25-Day Average Market Price immediately prior to the date of declaration of such dividend or distribution (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 8(e) is made), then, in such case, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date for the cash dividend or distribution by a fraction the numerator of which shall be the Current Market Price of a share of the Common Stock on the Record Date and the denominator shall be such Current Market Price less the per share amount of cash so distributed during the 12-month period applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the Business Day following the Record Date; provided, however, that in the event the denominator of the foregoing fraction is zero or negative, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of 5% Preferred Stock shall have the right to receive upon conversion, in addition to the shares of Common Stock to which the holder is entitled, the amount of cash such holder would have received had such holder converted each share of 5% Preferred Stock at the beginning of the 12-month period. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if any adjustment is required to be made as set forth in this paragraph (8)(d)(iv), the calculation of any such adjustment shall include the amount of the quarterly cash dividends paid during the 12-month reference period only to the extent such dividends exceed the regular quarterly cash dividends paid during the 12 months preceding the 12-month reference period. For purposes of this paragraph (8)(d)(iv), "Record Date" shall mean, with respect to any dividend or distribution in which the holders of Common Stock have the right to receive cash, the date fixed for determination of shareholders entitled to receive such cash.

       In the event that at any time cash distributions to holders of Common Stock are not paid equally on all series of Common Stock, the provisions of this paragraph 8(d)(iv) will apply to any cash dividend or cash distribution on any series of Common Stock otherwise meeting the requirements of this paragraph, and shall be deemed amended to the extent necessary so that any adjustment required will be made on the basis of the cash dividend or cash distribution made on any such series.

       (v) In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by the Corporation or any subsidiary of the Corporation for all or any portion of the outstanding shares of Common Stock to the extent that the cash and fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive and shall be described in a resolution of such Board) of any other consideration included in such payment per share of Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) exceed by more than 5.0%, with any smaller excess being disregarded in computing the adjustment to the Conversion Rate provided in this paragraph (8)(d)(v), the first reported sale price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchase Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchase Shares) on the Expiration Time and the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.

       (vi) No adjustment in the Conversion Rate shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in the Conversion Rate; provided, however, that any adjustments that by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made, and provided further that any adjustment shall be required and made in accordance with the provisions of this paragraph (8) (other than this subparagraph (vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution for United States income tax purposes to the holders of shares of 5% Preferred Stock or Common Stock. Notwithstanding any other provisions of this paragraph
(8), the Corporation shall not be required to make any adjustment of the Conversion Rate for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this paragraph
(8) shall be made to the nearest dollar or to the nearest 1/1,000 of a share, as the case may be. Anything in this paragraph (8)(d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such adjustments in the Conversion Rate, in addition to those required by this paragraph (8)(d), as it in its discretion shall determine to be advisable in order that any stock dividends subdivision of shares, reclassification or combination of shares, distribution or rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable.

       (vii) In the event that, at any time as a result of shares of any other class of capital stock becoming issuable in exchange or substitution for or in lieu of shares of Common Stock or as a result of an adjustment made pursuant to the provisions of this paragraph (8)(d), the holder of 5% Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of any shares of 5% Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

              (viii) The $96.00 required stock price threshold set forth in paragraph (6)(a)(ii) shall be adjusted from time to time in a manner consistent with the provisions of this paragraph (8)(d).

              (e) (i) If the Corporation shall be a party to any transaction (including without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which paragraph (8)(d)(i) applies) (each of the foregoing being referred to herein as a

"Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), there shall be no adjustment to the Conversion Rate but each share of 5% Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of 5% Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (8)(e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The provisions of this paragraph (8)(e) shall similarly apply to successive Transactions.

              (ii) Notwithstanding anything herein to the contrary, if the Corporation is reorganized such that the Common Stock is exchanged for the common stock of a new entity ("Holdco") whose common stock is traded on the Nasdaq National Market or another recognized securities exchange or automated quotation system, then the Corporation, by notice to and consultation with the holders of the 5% Preferred Stock, may cause the exchange of this 5% Preferred Stock for preferred stock of Holdco having the same terms and conditions as set forth herein; provided that the rights attaching to the preferred stock of Holdco shall be adjusted so as to comply with the local law of the country of incorporation of Holdco or the new share structure of Holdco subject to such rights effectively giving the same economic rights as the 5% Preferred Stock (including for these purposes any resultant change in the tax treatment for the holders of such stock).

              (f)    If:

              (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; or

              (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

              (iii) there shall be any subdivision, combination or reclassification of the Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

              (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

then the Corporation shall cause to be filed with any transfer agent designated by the Corporation pursuant to paragraph (8)(b) and shall cause to be mailed to the holders of shares of the 5% Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least ten days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend (or such other distribution) or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up or other action is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of any distribution, right, warrant subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up or other action, or the vote upon any of the foregoing.

              (g) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall prepare an officer's certificate with respect to such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the effective date of such adjustment and shall mail a copy of such officer's certificate to the holder of each share of 5% Preferred Stock at such holder's last address as shown on the stock records of the Corporation. If the Corporation shall have designated a transfer agent pursuant to paragraph (8)(b), it shall also promptly file with such transfer agent an officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment.

              (h) In any case in which paragraph (8)(d) provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of 5% Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (8)(c).

              (i) For purposes of this paragraph (8), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

              (j) There shall be no adjustment of the Conversion Rate in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this paragraph (8). If any single action would require adjustment of the Conversion Rate pursuant to more than one subparagraph of this paragraph (8), only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

              (k) If the Corporation shall take any action affecting the Common Stock, other than action described in this paragraph (8), that in the opinion of the Board of Directors materially adversely affects the conversion rights of the holders of the shares of 5% Preferred Stock, the Conversion Rate may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided that the provisions of this paragraph (8)(k) shall not affect any rights the holders of 5% Preferred Stock may have at law or in equity.

              (l) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the 5% Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all out-standing shares of 5% Preferred Stock not theretofore converted. For purposes of this paragraph (8)(l) the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of 5% Preferred
Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

              (ii) The Corporation covenants that any shares of Common Stock issued upon conversion of the 5% Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment increasing the Conversion Rate such that the quotient of $1,000.00 and the Conversion Rate (which quotient initially shall be $82.5593) would be reduced below the then-par value of the shares of Common Stock deliverable upon conversion of the 5% Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock based upon such adjusted Conversion Rate.

              (iii) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the 5% Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which required action to be taken by the Corporation.

              (m) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the 5% Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the 5% Preferred Stock to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the satisfaction of the Corporation, that such tax has been paid.

              (n) No adjustment in the Conversion Rate need be made for a transaction referred to in paragraph (8)(d)(i) through (v) above to the extent that all holders of 5% Preferred Stock are entitled to participate in such transaction pursuant to paragraph 4(b).

              (9) Voting Rights. (a) The holders of record or shares of 5% Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (9) or as otherwise provided by law.

              (b) If and whenever either (i) six quarterly dividends (whether or not consecutive) payable on the 5% Preferred Stock have not been paid in full, (ii) the Corporation shall have failed to discharge its Mandatory Redemption Obligation, or (iii) there occurs a Bankruptcy Event (any such event described in the preceding subparagraphs (i) through (iii) being hereinafter referred to as a "Trigger Event"), a vote of the holders of shares of 5% Preferred Stock, voting as a single class, will be required on all matters brought to shareholders of the Corporation. Whenever all arrears in dividends on the 5% Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, the Corporation shall have fulfilled its Mandatory Redemption Obligation, and all Bankruptcy Events shall have been cured (the "Trigger Event Cure"), then the right of the holders of the 5% Preferred Stock to vote as described in this paragraph 9(b) shall cease (but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs).

              (c) Upon the occurrence of any Trigger Event, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of 5% Preferred Stock, together with the holders of shares of every other series of preferred stock (including, without limitation, Additional Preferred) upon which like rights to vote for the election of two additional directors have been conferred and are exercisable (resulting from either the failure to pay dividends or the failure to redeem) (any such other series is referred to as the "Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of 5% Preferred Stock and the Preferred Shares, called as hereinafter provided. Whenever all arrears in dividends on the Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, the Corporation shall have fulfilled any redemption obligation in respect of the Preferred Shares, and the Trigger Event Cure has occurred, then the right of the holders of the 5% Preferred Stock and the Preferred Shares to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs), and the terms of office of all persons elected as directors by the holders of 5% Preferred Stock and the Preferred Shares shall forthwith terminate and the number of members of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in holders of shares of 5% Preferred Stock and the Preferred Shares, the Secretary of the Corporation may, and upon the written request of any holder of 5% Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the 5% Preferred Stock and of the Preferred Shares for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary of the Corporation within 20 days after receipt of any such request, then any holder of shares of 5% Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the 5% Preferred Stock and the Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the 5% Preferred Stock and the Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

              (d) Without the written consent of the holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock or the vote of holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock at a meeting of the holders of 5% Preferred Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the 5% Preferred Stock; provided that any such amendment that changes the dividend payable on, the Conversion Rate with respect to, or the liquidation preference of the 5% Preferred Stock shall require the affirmative vote at a meeting of holders of 5% Preferred Stock called for such purpose or written consent of the holder of each share of 5% Preferred Stock.

              (e) Without the written consent of the holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock or the vote of holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock at a meeting of such holders called for such purpose, the Corporation will not issue any additional 5% Preferred Stock or create, authorize or issue any Parity Securities or Senior Securities or increase the authorized amount of any such other class or series; provided that this paragraph 9(e) shall not limit the right of the Corporation to (i) issue Additional Preferred as dividends pursuant to paragraph 4 or (ii) to issue Parity Securities or Senior Securities in order to refinance, redeem or refund the 13% Preferred, provided that the maximum accrual value (i.e., the sum of stated value and maximum amount payable in kind over the term from issuance to first date of mandatory redemption or redemption at the option of the holder) of such Parity Securities may not exceed the maximum accrual value of the 13% Preferred.

              (f)    In exercising the voting rights set forth in this paragraph
(9), each share of 5% Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the 5% Preferred Stock as a single class on any matter, then the 5% Preferred Stock and other series shall have with respect to such matters one vote per $1,000 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of 5% Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

              (g) Nothing in this paragraph (9) shall be in derogation of any rights that a holder of shares of 5% Preferred Stock may have in his capacity as a holder of shares of Common Stock.

              (10) General Provisions. (a) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

              (b) If the Corporation shall have failed to declare or pay dividends as required pursuant to paragraph (4) hereof or shall have failed to discharge any obligation to redeem shares of 5% Preferred Stock pursuant to paragraph (6) hereof, the holders of shares of 5% Preferred Stock shall be entitled to receive, in addition to all other amounts required to be paid hereunder, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends on the aggregate dividends which the Corporation shall have failed to declare or pay or the redemption price, together with accrued and unpaid dividends thereon, as the case may be, at a rate of 2% per quarter, compounded quarterly, for the period during which the failure to pay dividends or failure to discharge an obligation to redeem shares of 5% Preferred Stock shall continue.

              (c) The shares of 5% Preferred Stock shall bear the following legend:

              THE SHARES OF PREFERRED STOCK, PAR VALUE $.01, OF THE CORPORATION (THE "PREFERRED STOCK") (AND THE SHARES OF COMMON STOCK, PAR VALUE $.01, OF THE CORPORATION (THE "COMMON STOCK") INTO WHICH THE PREFERRED STOCK MAY BE CONVERTED) REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ANY APPLICABLE

              STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE PREFERRED STOCK (OR COMMON STOCK, IF THE PREFERRED STOCK HAS BEEN CONVERTED) EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE PURCHASE AGREEMENT, DATED JULY 15, 1999, AS MAY BE AMENDED, AMONG THE CORPORATION AND FRANCE TELECOM, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH PREFERRED STOCK UPON WRITTEN REQUEST TO THE CORPORATION.

              THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE CONVERTED INTO COMMON STOCK, PAR VALUE $.01, OF THE CORPORATION (THE "COMMON STOCK") OR REDEEMED IN EXCHANGE FOR COMMON STOCK WITHOUT THE SURRENDER AND EXCHANGE OF THIS CERTIFICATE FOR CERTIFICATES REPRESENTING SUCH COMMON STOCK. A NOTICE OF SUCH CONVERSION EVENT, IF ANY, IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE CORPORATION.

              The shares of Common Stock issuable upon conversion of the 5% Preferred Stock shall bear the following legend:

              THE SHARES OF COMMON STOCK, PAR VALUE $.01, OF THE CORPORATION (THE "COMMON STOCK") REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ANY
              APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE PURCHASE AGREEMENT, DATED JULY 15, 1999, AS MAY BE AMENDED, AMONG THE CORPORATION AND FRANCE TELECOM, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE

              FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH COMMON STOCK UPON WRITTEN REQUEST TO THE CORPORATION.


              (d)(i) Whenever in connection with any conversion or redemption of the 5% Preferred Stock in exchange for Common Stock the holder is required to surrender certificates representing such shares of 5% Preferred Stock, such holder may, by written notice to the Corporation and its transfer agent, elect to retain such certificates. In such case, the certificates so retained by the holder thereof shall be deemed to represent, at and from the date of such conversion or redemption, the number of shares of Common Stock issuable upon such conversion or redemption (subject to paragraph (8)(c), if applicable), and shall be so reflected upon the books of the Corporation and its transfer agent.

              (ii) (A) A holder who has previously elected to retain certificates representing the 5% Preferred Stock in accordance with paragraph
(10)(d)(i) upon conversion or redemption may subsequently elect to receive certificates representing the shares of Common Stock issued upon such conversion or redemption. To receive certificates representing such shares of Common Stock, the holder of such certificate shall surrender it, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation for such purposes, with a written notice of that election.

              (B) Unless the certificates to be issued shall be registered in the same name as the name in which such surrendered certificates are registered, each certificate so surrendered shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates so surrendered shall be canceled by the Corporation or the transfer agent.

              (C) As promptly as practicable after the surrender by a holder of such certificates, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph
(10)(c)) for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock represented by the certificates so surrendered.

              (11) Shareholder Rights Plan. The shares of 5% Preferred Stock shall be entitled to the benefits of a number of rights issuable under the Rights Agreement, dated as of October 13, 1993, as amended, between the Company and Continental Stock Transfer & Trust Company or any successor plan of similar purpose and effect ("Rights") equal to the number of shares of Common Stock then issuable upon conversion of the 5% Preferred Stock at the prevailing Conversion Rate. Any shares of Common Stock deliverable upon conversion of a share of 5% Preferred Stock or upon payment of a dividend shall be accompanied by a Right.

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                NTL INCORPORATED

                    -----------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
                    -----------------------------------------


                     NTL Incorporated (formerly known as NTL Holdings Incorporated), a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

                     FIRST: The following language regarding the qualifica tion for directors of the Corporation be inserted immediately following the first paragraph of Article FIFTH of the Restated Certificate of Incorporation of the Corporation as set forth below:

                     For so long as Cable and Wireless plc shall hold in the aggregate at least 7.5% of the shares of Common Stock outstanding on a fully diluted basis, it shall be a qualification that at least one director of the Corpo ration shall be a person approved in writing by Cable and Wireless plc in its sole discretion. The initial director so approved and qualified shall be designated as a Class III director who shall serve in such capac ity until the date of the 2000 annual meeting and until his successor is duly elected and qualified, subject, however, to that director's prior death, resignation, retirement, disqualification or removal from office.

                     SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware on April 11, 2000.

                     IN WITNESS WHEREOF, NTL Incorporated has caused this Certificate to be duly executed in its corporate name this 26th day of May, 2000.

                                          NTL INCORPORATED


                                          By:
                                             ---------------------------
                                             Name:  Richard J. Lubasch
                                             Title: Executive Vice President,
                                                      General Counsel and
                                                      Secretary

                           CERTIFICATE OF DESIGNATION
                       OF THE VOTING POWERS, DESIGNATION,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
              OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS,
                       LIMITATIONS AND RESTRICTIONS OF THE
                     5% CUMULATIVE PARTICIPATING CONVERTIBLE
                          PREFERRED STOCK, SERIES H OF
                                NTL INCORPORATED

                           --------------------------


                        PURSUANT TO SECTION 151(g) OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                           --------------------------


                The undersigned, Executive Vice President, General Counsel and Secretary of NTL Incorporated, a Delaware corporation (the "Corporation"), HEREBY CERTIFIES that the Board of Directors, in accordance with Article FOURTH, Section B of the Corporation's Restated Certificate of Incorporation (the "Certificate of Incorporation") and Section 151(g) of the Delaware General Corporation Law (the "DGCL"), has authorized the creation of the series of Preferred Stock (as defined below) hereinafter provided for and has established the dividend, redemption, conversion and voting rights thereof and has adopted the following resolution, creating the following new series of Preferred Stock:

                "BE IT RESOLVED that, pursuant to authority expressly granted to the Board of Directors by the provisions of Article FOURTH, Section B of the Certificate of Incorporation and Section 151(g) of the DGCL, there is hereby created and authorized the issuance of a new series of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), with the following powers, designations, dividend rights, voting powers, rights on liquidation, conversion rights, redemption rights and other preferences and relative, participating, optional or other special rights and with the qualifications, limitations or restrictions on the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations and restrictions thereof set forth in the Certificate of Incorporation that are applicable to each series of Preferred Stock) hereinafter set forth.

                (1) Number and Designation. 9,410.75 shares of Preferred Stock shall be designated as "5% Cumulative Participating Convertible Preferred Stock, Series H of NTL Incorporated" (the "5% Preferred Stock") and no other shares of Preferred Stock shall be designated as 5% Preferred Stock.

                (2) Definitions. For purposes of the 5% Preferred Stock, the following terms shall have the meanings indicated:

                "Additional Preferred" shall have the meaning set forth in paragraph (4)(a).

                "Bankruptcy Event" shall mean any of the following: (I) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of any Major Entity in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity or for all or substantially all of the property and assets of any Major Entity or (C) the winding up or liquidation of the affairs of any Major Entity; or (II) any Major Entity (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity, or for all or substantially all of the property and assets of any Major Entity or (C) effects any general assignment for the benefit of creditors.

                "Board of Directors" shall mean the board of directors of the Corporation. Except as such term is used in paragraph (9), "Board of Directors" shall also mean the Executive Committee, if any, of such board of directors or any other committee duly authorized by such board of directors to perform any of its responsibilities with respect to the 5% Preferred Stock.

                "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

                "Certificate of Incorporation" shall have the meaning set forth in the preamble.

                "Common Stock" shall mean the common stock, par value $0.01 per share, of the Corporation.

                "Constituent Person" shall have the meaning set forth in paragraph (8)(e)(i).

                "Conversion Rate" shall have the meaning set forth in paragraph
        (8)(a).

                "Corporation" shall have the meaning set forth in the preamble.

                "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sale price for such security on the principal exchange or quotation system on which such security is listed or traded. If the security is not admitted for trading on any national securities exchange or the Nasdaq National Market, "Current Market Price" shall mean the average of the last reported closing bid and asked prices reported by the Nasdaq as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose or as quoted by the National Quotation Bureau Incorporated. In the event that no such quotation is available for such day, the Current Market Price shall be the average of the quotations for the last five Trading Days for which a quotation is available within the last 30 Trading Days prior to such day. In the event that five such quotations are not available within such 30-Trading Day period, the Board of Directors shall be entitled to determine the Current Market Price on the basis of such quotations as it reasonably considers appropriate.

                "Determination Date" shall have the meaning set forth in paragraph (8)(d)(ii).

                "DGCL" shall have the meaning set forth in the preamble.

                "Dividend Payment Date" shall mean September 30, December 31, March 31 and June 30 of each year, commencing on March 31, 2001; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment

        Date shall be paid on the Business Day immediately following such Dividend Payment Date.

                "Dividend Periods" shall mean quarterly dividend periods commencing on September 30, December 31, March 31 and June 30 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                "Expiration Time" shall have the meaning set forth in paragraph
        (8)(d)(v).

                "5% Preferred Stock" shall have the meaning set forth in paragraph (1).

                "Holdco" shall have the meaning set forth in paragraph
        (8)(e)(ii).

                "Issue Date" shall mean the date on which shares of 5% Preferred Stock are first issued by the Corporation.

                "Junior Securities" shall have the meaning set forth in paragraph (3)(c).

                "Junior Securities Distributions" shall have the meaning set forth in paragraph (4)(f).

                "Liquidation Right" shall mean, for each share of 5% Preferred Stock, the greater of (i) an amount equal to $1,000.00 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders, and (ii) the amount that would be received in liquidation following conversion of a share of 5% Preferred Stock into Common Stock.

                "Major Entity" shall mean any of the Corporation, NTL (Delaware), Inc., NTL Communications Corp., Diamond Cable Communications Limited, Diamond Holdings Limited, NTL (Triangle) LLC or any Significant Subsidiary.

                "Mandatory Redemption Date" shall have the meaning set forth in paragraph (6)(c).

                "Mandatory Redemption Obligation" shall have the meaning set forth in paragraph (6)(d).

                "Nasdaq" means the Nasdaq Stock Market, Inc., the electronic securities market regulated by the National Association of Securities Dealers, Inc.

                "Nasdaq National Market" shall have the meaning set forth in Rule 4200(a)(23) of the rules of the National Association of Securities Dealers, Inc.

                "Non-electing share" shall have the meaning set forth in paragraph (8)(e)(i).

                "NYSE" means the New York Stock Exchange.

                "Outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

                "Parity Securities" shall have the meaning set forth in paragraph (3)(b).

                "Person" shall mean any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, any unincorporated organization, any other entity, a "group" of such persons, as that term is defined in Rule 13d-5(b) under the Exchange Act, or a government or political subdivision thereof.

                "Preferred Shares" has the meaning set forth in paragraph
        (9)(c).

                "Preferred Stock" shall have the meaning set forth in the first paragraph of this resolution.

                "Purchase Shares" shall have the meaning set forth in paragraph
        (8)(d)(v).

                "Record Date" shall have the meaning set forth in paragraph
        (8)(d)(iv).

                "Relevant Compounding Factor" shall mean, with respect to each share of 5% Preferred Stock, upon initial issuance 1.00, and shall on each Dividend Payment Date be increased to equal the product of the Relevant Compounding Factor in effect immediately prior to such Dividend Payment Date and 1.0125.

                "Rights" shall have the meaning set forth in paragraph (11).

                "Securities" shall have the meaning set forth in paragraph
        (8)(d)(iii).

                "Senior Securities" shall have the meaning set forth in paragraph (3)(a).

                "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Securities or any class or series of Parity Securities are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the 5% Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent, as the case may be.

                "Significant Subsidiary" shall have the meaning given to such term in Regulation S-X under the Exchange Act.

                "13% Preferred" shall have the meaning set forth in paragraph
        (3)(d).

                "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted thereon, in the applicable securities market in which the securities are traded.

                "Transaction" shall have the meaning set forth in paragraph
        (8)(e)(i).

                "Trigger Event" shall have the meaning set forth in paragraph
        (9)(b).

                "Trigger Event Cure" shall have the meaning set forth in paragraph (9)(b).

                "25-Day Average Market Price" shall mean, for any security, the volume-weighted average of the Current Market Prices of that security for the twenty-five Trading Days immediately preceding the date of determination.

                (3) Rank. Any class or series of stock of the Corporation shall be deemed to rank:

                (a) prior to the 5% Preferred Stock, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of 5% Preferred Stock ("Senior Securities");

                (b) on a parity with the 5% Preferred Stock, either as to the payment of dividends or as to distributions of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the 5% Preferred Stock, if the holders of the 5% Preferred Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

                (c) junior to the 5% Preferred Stock, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or if the holders of the 5% Preferred Stock shall be entitled to receipt of dividends, and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of such stock or series ("Junior Securities").

                (d) Each of the 13% Senior Redeemable Exchangeable Preferred Stock of the Corporation and the 13% Series B Senior Redeemable Exchangeable Preferred Stock of the Corporation (collectively, the "13% Preferred") is a Senior Security. Each of the Series A Junior Participating Preferred Stock of the Corporation and Common Stock is a Junior Security. The 5% Cumulative Participating Convertible Preferred Stock, Series A of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series C of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series D of the Corporation, the 5% Cumulative Preferred Stock, Series A of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series E of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series B of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series B-1 of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series F of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series B-2 of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series G of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series B-3 of the Corporation and one or more classes of Additional Preferred shall be Parity Securities; provided, however, that there shall be no issue of other Senior Securities, Parity Securities or rights or options exercisable for or convertible into any such securities, except as approved by the holders of the 5% Preferred Stock pursuant to paragraph 9(e).

                (e) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be. The 5% Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities as set forth herein.

                (4) Dividends. (a) Subject to paragraph (8)(b)(ii), the holders of shares of 5% Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the quarterly rate of $12.50 per share (assuming a $1,000.00 face amount) payable in cash, shares of Common Stock (such Common Stock for this purpose to be assigned a value equal to the 25-Day Average Market Price as of the record date for such Dividend Payment Date) or additional shares of Preferred Stock of a class to be designated by the Board of Directors having terms substantially identical to the 5% Preferred Stock except as follows: (A) the Conversion Rate (as set forth in Section 8(a)) on such Preferred Stock initially shall be the quotient resulting from the division of the Conversion Rate (as then in effect on the 5% Preferred Stock) by the Relevant Compounding Factor and (B) the number of shares of such Preferred Stock payable as a dividend on any Dividend Payment Date shall increase for each Dividend Payment Date from the first Dividend Payment Date by the Relevant Compounding Factor (such classes of Preferred Stock singularly and collectively, the "Additional Preferred"). All dividends on the 5% Preferred Stock, in whatever form, shall be payable in arrears quarterly on each Dividend Payment Date and shall be cumulative from the Issue Date (except that dividends on Additional Preferred shall accrue from the date such Additional Preferred is issued or would have been issued in accordance with this Certificate of Designation if such dividends had been declared), whether or not in any Dividend Period or Dividend Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the record date for such dividend. Upon the declaration of any such dividend, the Board of Directors shall fix as such record date the fifth Business Day preceding the relevant Dividend Payment Date and shall give notice on or prior to the record date of the form of payment of such dividend. Accrued and unpaid dividends for any past Dividend Payment Date may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such record date, not more than 45 days nor less than five Business Days preceding the payment date thereof, as may be fixed by the Board of Directors.

                (b) In addition to the dividends described in the preceding paragraph, holders of shares of the 5% Preferred Stock shall be entitled to receive an amount equal to the amount (and in the form of consideration) that such holders would be entitled to receive if, pursuant to paragraph (8), they had converted such 5% Preferred Stock fully into Common Stock immediately before the record date for the payment of any such dividends on Common Stock. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock as they appear on the stock records of the Corporation at the close of business on the record date for such dividend on Common Stock, and the Corporation shall pay each such dividend on the applicable payment date for such dividend on the Common Stock.

               (c) For the purpose of determining the number of Additional Preferred to be issued pursuant to paragraph (4)(a), each share of Additional Pre-ferred shall be valued at $1,000.00. Holders of such Additional Preferred shall be entitled to receive dividends payable at the rates specified in paragraph
(4)(a).

                (d) The dividends payable for any period shorter than a full Dividend Period on the 5% Preferred Stock shall accrue daily and be computed on the basis of a 360-day year and the actual number of days in such period. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the 5% Preferred Stock that may be in arrears except as otherwise provided herein.

                (e) So long as any shares of the 5% Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities or Junior Securities, for any period, nor shall any Parity Securities or Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Parity Securities or Junior Securities) by the Corporation (except for conversion into or exchange into other Parity Securities or Junior Securities, as the case may be) unless, in each case, (i) full cumulative dividends on all outstanding shares of the 5% Preferred Stock for all Dividend Periods terminating on or prior to the date of such redemption, repurchase or other acquisition shall have been paid or set apart for payment,
(ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock and (iii) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock by the Corporation pursuant to paragraph (6) below. When dividends are not fully paid in Common Stock or Additional Preferred or are not paid in full in cash or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the 5% Preferred Stock and all dividends declared upon Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the 5% Preferred Stock and accumulated and unpaid on such Parity Securities.

                (f) So long as any shares of the 5% Preferred Stock are outstanding, no dividends (other than (i) any Rights issued pursuant to the stockholder rights plan as provided in paragraph (11) and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase, or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary of the Corporation) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as "Junior Securities Distributions") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (A) full cumulative dividends on all outstanding shares of the 5% Preferred Stock and all Parity Securities shall have been paid or set apart for payment for all past Dividend Periods and dividend periods for such Parity Securities, (B) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock and all Parity Securities, (C) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock by the Corporation pursuant to paragraph (6) below and (D) the Corporation has fully performed its obligations under paragraphs (4)(b) and (6).

                (5) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of 5% Preferred Stock shall be entitled to receive the Liquidation Right. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of 5% Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of 5% Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of 5% Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph (5), (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

                (b) Subject to the rights of the holders of any Parity Securities, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the 5% Preferred Stock, as provided in this paragraph (5), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the 5% Preferred Stock shall not be entitled to share therein.

                (6) Redemption. (a) On and after the first Business Day following the earlier to occur of (i) August 13, 2006 or (ii) the date on which both (A) the 25-Day Average Market Price of the Common Stock shall have exceeded $96.00 and (B) August 13, 2003, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of 5% Preferred Stock, from time to time in part, or in whole, payable at the option of the Corporation in (A) cash, at a redemption price of $1,000.00 per share, (B) in shares of Common Stock, at a redemption price of $1,000.00 per share, or (C) in a combination of cash and Common Stock, at a redemption price based on the respective combination of consideration, together in each case with accrued and unpaid dividends thereon, whether or not declared, to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (6)(a), the price per share of Common Stock shall be the 25-Day Average Market Price.

                (b) On and after the first Business Day following August 13, 2009, each holder of shares of 5% Preferred Stock shall have the right to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem such holder's shares of 5% Preferred Stock, from time to time in part, or in whole, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (6)(b), the price per share of Common Stock shall equal the 25-Day Average Market Price. Any holder of shares of 5% Preferred Stock who elects to exercise its rights pursuant to this paragraph (6)(b) shall deliver to the Corporation a written notice of election not less than 20 days prior to the date on which such holder demands redemption pursuant to this paragraph 6(b), which written notice shall set forth the name of the Holder, the number of shares of 5% Preferred Stock to be redeemed and a statement that the election to exercise a redemption right is being made thereby; and, subject to paragraph (10)(d), shall deliver to the Corporation on or before the date of redemption certificates evidencing the shares of 5% Preferred Stock to be redeemed, duly endorsed for transfer to the Corporation.

               (c) If the Corporation shall not have redeemed all outstanding shares of 5% Preferred Stock pursuant to paragraphs (6)(a) or
(6)(b), on August 13,

2019 (the "Mandatory Redemption Date"), to the extent the Corporation shall have funds legally available for such payment, the Corporation shall redeem all outstanding shares of 5% Preferred Stock, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the Mandatory Redemption Date, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (6)(c), the price per share of Common Stock shall be the 25-Day Average Market Price.

                (d) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of 5% Preferred Stock pursuant to paragraphs 6(b) or 6(c) (each, a "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the 5% Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the 5% Preferred Stock) or (ii) declare or make any Junior Securities Distribution (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities), or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

                (e) Upon any redemption of 5% Preferred Stock, the Corporation shall pay the redemption price and any accrued and unpaid dividends in arrears to, but excluding, the applicable redemption date.

                (f) For purposes of paragraph (6)(a) only, unless full cumulative dividends (whether or not declared) on all outstanding shares of 5% Preferred Stock and any Parity Securities shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or prior to the applicable redemption date and notice has been given in accordance with paragraph (7), none of the shares of 5% Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of 5% Preferred Stock are redeemed pro rata and notice has previously been given in accordance with paragraph (7).

                (7) Procedure for Redemption. (a) If the Corporation shall redeem shares of 5% Preferred Stock pursuant to paragraph 6(a), notice of such redemption shall be given by certified mail, return receipt requested, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the applicable redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation and confirmed by facsimile transmission to each holder of record if the Corporation has been furnished with such facsimile address by the holder(s); provided, however, that neither the failure to give such notice nor confirmation nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state: (i) the redemption date; (ii) the number of shares of 5% Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the amount payable, whether such amount shall be paid in Common Stock or in cash and if the payment is in Common Stock an explanation of the determination of the amount to be paid; (iv) the place or places where certificates for such shares are to be surrendered or the notice under paragraph
(10)(d) should be sent for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date, except as otherwise provided herein.

                (b) If notice has been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price of the shares called for redemption and dividends accrued and unpaid thereon, if any), (i) except as otherwise provided herein, dividends on the shares of 5% Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding and (iii) all rights of the holders thereof as holders of the 5% Preferred Stock shall cease (except the right to receive from the Corporation the redemption price without interest thereon, upon surrender and endorsement (or a constructive surrender under paragraph (10)(d)) of their certificates if so required, and to receive any dividends payable thereon).

                (c) Upon surrender (including a constructive surrender under paragraph (10)(d)) in accordance with notice given pursuant to this paragraph
(7) of
the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid, plus any dividends payable thereon. If fewer than all the outstanding shares of 5% Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share). In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued, subject to a holder's election under paragraph (10)(d), representing the surrendered shares without cost to the holder thereof.

                (8) Conversion. (a) Subject to and upon compliance with the provisions of this paragraph (8), a holder of shares of 5% Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert any or all outstanding shares of 5% Preferred Stock held by such holder, but not fractions of shares, into fully paid and non-assessable shares of Common Stock by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (8)(b). The number of shares of Common Stock deliverable upon conversion of each share of 5% Preferred Stock shall be equal to 11.669415 as adjusted as provided herein (the "Conversion Rate"). The Conversion Rate is subject to adjustment from time to time pursuant to paragraph
(8)(d). The right to convert shares called for redemption pursuant to paragraph 6(a) shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption, in which case such right of conversion shall be reinstated. Upon conversion, any accrued and unpaid dividends on the 5% Preferred Stock at the date of conversion shall be paid to the holder thereof in accordance with the provisions of paragraph (4).

                (b) (i) In order to exercise the conversion privilege, the holder of each share of 5% Preferred Stock to be converted shall surrender (or constructively surrender in accordance with paragraph (10)(d)) the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation to the holders of the 5% Preferred Stock for such purposes, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Such notice shall state that the holder has satisfied any legal or regulatory requirement for conversion, including compliance with the

Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; provided, however, that the Corporation shall use its best efforts in cooperating with such holder to obtain such legal or regulatory approvals to the extent its cooperation is necessary. Such notice shall also state the name or names (with address and social security or other taxpayer identification number, if applicable) in which the certificate or certificates for Common Stock are to be issued. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of 5% Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates representing shares of 5% Preferred Stock surrendered for conversion shall be canceled by the Corporation or the transfer agent.

                (ii) Subject to the last sentence of paragraph (8)(a), holders of shares of 5% Preferred Stock at the close of business on a dividend payment record date shall not be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date if such holder shall have surrendered (or made a constructive surrender under paragraph (10)(d)) for conversion such shares at any time following the preceding Dividend Payment Date and prior to such Dividend Payment Date.

                (iii) Subject to a holder's election under paragraph (10)(d), as promptly as practicable after the surrender (including a constructive surrender under paragraph (10)(d)) by a holder of the certificates for shares of 5% Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph
(10)(c)) for the whole number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (8), and any fractional interest in respect of a share of Common Stock arising on such conversion shall be settled as provided in paragraph (8)(c). Upon conversion of only a portion of the shares of 5% Preferred Stock represented by any certificate, a new certificate shall be issued representing the unconverted portion of the certificate so surrendered without cost to the holder thereof. Subject to a holder's election under paragraph (10)(d), upon the surrender (including a constructive surrender under paragraph (10)(d)) of certificates representing shares of 5% Preferred Stock to be converted, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares so surrendered shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph (8).

                (iv) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock shall have been surrendered (or deemed surrendered pursuant to an election under paragraph (10)(d)) and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

                (c) (i) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the 5% Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of 5% Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion (or deemed surrendered under paragraph (10)(d)) at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of 5% Preferred Stock surrendered (or deemed surrendered under paragraph
(10)(d)) for conversion by such holder.

                (ii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation.

                (d) The Conversion Rate shall be adjusted from time to time as follows:

                (i) If the Corporation shall after the Issue Date (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) effect any reclassification of its outstanding Common Stock, the Conversion Rate in effect on the record date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification, as the case may be, shall be proportionately adjusted so that the holder of any share of 5% Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (8)(h)) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification. Adjustments in accordance with this paragraph (8)(d)(i) shall be made whenever any event listed above shall occur.

                (ii) If the Corporation shall after the Issue Date fix a record date for the issuance of rights or warrants (in each case, other than any Rights issued pursuant to the stockholder rights plan as provided in paragraph
(11)) to all holders



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

of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share (or, in the case of a right or warrant to purchase securities convertible into Common Stock, having an effective exercise price per share of Common Stock, computed on the basis of the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the amount of additional consideration payable, if any, to receive one share of Common Stock upon conversion of such securities) less than the 25-Day Average Market Price on the date on which such issuance was declared or otherwise announced by the Corporation (the "Determination Date"), then the Conversion Rate in effect at the opening of business on the Business Day next following such record date shall be adjusted so that the holder of each share of 5% Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to such record date by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and
(B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants (or in the case of a right or warrant to purchase securities convertible into Common Stock, the aggregate number of additional shares of Common Stock into which the convertible securities so offered are initially convertible), and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such 25-Day Average Market Price on such date (or, in the case of a right or warrant to purchase securities convertible into Common Stock, the number of shares of Common Stock obtained by dividing the aggregate exercise price of such rights or warrants for the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the aggregate amount of additional consideration payable, if any, to convert such securities into Common Stock, by such 25-Day Average Market Price). Such adjustment shall become effective immediately after the opening of business on the Business Day next following such record date (except as provided in paragraph (8)(h)). Such adjustment shall be made successively whenever such a record date is fixed. In the event that after fixing a record date such rights or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such 25-Day Average Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith. In case any rights or warrants referred to in this subparagraph (ii) shall expire unexercised after the same have been distributed or issued by the Corporation (or, in the case of rights or warrants to purchase securities convertible into Common Stock once exercised, the conversion right of such securities shall expire), the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                (iii) If the Corporation shall fix a record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness, shares of its capital stock or assets (excluding regular cash dividends or distributions declared in the ordinary course by the Board of Directors and dividends payable in Common Stock for which an adjustment is made pursuant to paragraph (8)(d)(i)) or rights or warrants (in each case, other than any Rights issued pursuant to the stockholder rights plan as provided in paragraph (11)) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock or securities convertible into shares of Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Rate shall be adjusted so that the holder of each share of 5% Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to the close of business on such record date by (II) a fraction, the numerator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date, and the denominator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date less the then-fair market value (as determined by the Board of Directors in good faith, whose determinations shall be conclusive) of the portion of the assets, shares of its capital stock or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that after fixing a record date such distribution is not so made, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. Such adjustment shall become effective immediately at the opening of business on the Business

Day next following (except as provided in paragraph (8)(h)) the record date for the determination of stockholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of 5% Preferred Stock after such determination date, shall not require an adjustment of the Conversion Rate pursuant to this subparagraph (iii); provided, however, that on the date, if any, on which a Person converting a share of 5% Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Rate shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the record date" within the meaning of the three preceding sentences). If any rights or warrants referred to in this subparagraph (iii) shall expire unexercised after the same shall have been distributed or issued by the Corporation, the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash in the amount per share that, together with the aggregate of the per share amounts of any other cash distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (iv) has been made exceeds 5.0% of the 25-Day Average Market Price immediately prior to the date of declaration of such dividend or distribution (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 8(e) is made), then, in such case, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date for the cash dividend or distribution by a fraction the numerator of which shall be the Current Market Price of a share of the Common Stock on the Record Date and the denominator shall be such Current Market Price less the per share amount of cash so distributed during the 12-month period applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the

Business Day following the Record Date; provided, however, that in the event the denominator of the foregoing fraction is zero or negative, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of 5% Preferred Stock shall have the right to receive upon conversion, in addition to the shares of Common Stock to which the holder is entitled, the amount of cash such holder would have received had such holder converted each share of 5% Preferred Stock at the beginning of the 12-month period. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if any adjustment is required to be made as set forth in this paragraph
(8)(d)(iv), the calculation of any such adjustment shall include the amount of the quarterly cash dividends paid during the 12-month reference period only to the extent such dividends exceed the regular quarterly cash dividends paid during the 12 months preceding the 12-month reference period. For purposes of this paragraph (8)(d)(iv), "Record Date" shall mean, with respect to any dividend or distribution in which the holders of Common Stock have the right to receive cash, the date fixed for determination of stockholders entitled to receive such cash. In the event that at any time cash distributions to holders of Common Stock are not paid equally on all series of Common Stock, the provisions of this paragraph 8(d)(iv) will apply to any cash dividend or cash distribution on any series of Common Stock otherwise meeting the requirements of this paragraph, and shall be deemed amended to the extent necessary so that any adjustment required will be made on the basis of the cash dividend or cash distribution made on any such series.

                (v) In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by the Corporation or any subsidiary of the Corporation for all or any portion of the outstanding shares of Common Stock to the extent that the cash and fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive and shall be described in a resolution of such Board) of any other consideration included in such payment per share of Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) exceed by more than 5.0%, with any smaller excess being disregarded in computing the adjustment to the Conversion Rate provided in this paragraph (8)(d)(v), the first reported sale price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consider-ation payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchase Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchase Shares) on the Expiration Time and the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.

                (vi) No adjustment in the Conversion Rate shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in the Conversion Rate; provided, however, that any adjustments that by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made, and provided further that any adjustment shall be required and made in accordance with the provisions of this paragraph (8) (other than this subparagraph (vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution for United States income tax purposes to the holders of shares of 5% Preferred Stock or Common Stock. Notwithstanding any other provisions of this paragraph (8), the Corporation shall not be required to make any adjustment of the Conversion Rate for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this paragraph (8) shall be made to the nearest dollar or to the nearest 1/1,000 of a share, as the case may be. Anything in this paragraph
(8)(d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such adjustments in the Conversion Rate, in addition to those required by this paragraph (8)(d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

                (vii) In the event that, at any time as a result of shares of any other class of capital stock becoming issuable in exchange or substitution for or in lieu of shares of Common Stock or as a result of an adjustment made pursuant to the provisions of this paragraph (8)(d), the holder of 5% Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of any shares of 5% Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                (viii) The $96.00 required stock price threshold set forth in paragraph (6)(a)(ii) shall be adjusted from time to time in a manner consistent with the provisions of this paragraph (8)(d).

                (e) (i) If the Corporation shall be a party to any transaction (including without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which paragraph (8)(d)(i) applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), there shall be no adjustment to the Conversion Rate but each share of 5% Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of 5% Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (8)(e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The provisions of this paragraph (8)(e) shall similarly apply to successive Transactions.

                (ii) Notwithstanding anything herein to the contrary, if the Corporation is reorganized such that the Common Stock is exchanged for the common stock of a new entity ("Holdco") whose common stock is traded on the Nasdaq National Market or another recognized securities exchange or automated quotation system, then the Corporation, by notice to and consultation with the holders of the 5% Preferred Stock, may cause the exchange of the 5% Preferred Stock for preferred stock of Holdco having the same terms and conditions as set forth herein; provided that the rights attaching to the preferred stock of Holdco shall be adjusted so as to comply with the local law of the country of incorporation of Holdco or the new share structure of Holdco subject to such rights effectively giving the same economic rights as the 5% Preferred Stock (including for these purposes any resultant change in the tax treatment for the holders of such stock).

                (f)     If:

                (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; or

                (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                (iii) there shall be any subdivision, combination or reclassification of the Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

                (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

then the Corporation shall cause to be filed with any transfer agent designated by the Corporation pursuant to paragraph (8)(b) and shall cause to be mailed to the holders of shares of the 5% Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least ten days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend (or such other distribution) or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution of rights or warrants are to be determined or (B) the date on which such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up or other action is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of any distribution, right, warrant, subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up or other action, or the vote upon any of the foregoing.

                (g) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall prepare an officer's certificate with respect to such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the effective date of such adjustment and shall mail a copy of such officer's certificate to the holder of each share of 5% Preferred Stock at such holder's last address as shown on the stock records of the Corporation. If the Corporation shall have designated a transfer agent pursuant to paragraph (8)(b), it shall also promptly file with such transfer agent an officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment.

                (h) In any case in which paragraph (8)(d) provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of 5% Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (8)(c).

                (i) For purposes of this paragraph (8), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

                (j) There shall be no adjustment of the Conversion Rate in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this paragraph (8). If any single action would require adjustment of the Conversion Rate pursuant to more than one subparagraph of this paragraph (8), only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

                (k) If the Corporation shall take any action affecting the Common Stock, other than action described in this paragraph (8), that in the opinion of the Board of Directors materially adversely affects the conversion rights of the holders of the shares of 5% Preferred Stock, the Conversion Rate may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided that the provisions of this paragraph (8)(k) shall not affect any rights the holders of 5% Preferred Stock may have at law or in equity.

                (l) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the 5% Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of 5% Preferred Stock not theretofore converted. For purposes of this paragraph (8)(l) the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of 5% Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                (ii) The Corporation covenants that any shares of Common Stock issued upon conversion of the 5% Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment increasing the Conversion Rate such that the quotient of $1,000.00 and the Conversion Rate (which quotient initially shall be $85.6941) would be reduced below the then-par value of the shares of Common Stock deliverable upon conversion of the 5% Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock based upon such adjusted Conversion Rate.

                (iii) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the 5% Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

                (m) The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the 5% Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the 5% Preferred Stock to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the satisfaction of the Corporation, that such tax has been paid.

                (n) No adjustment in the Conversion Rate need be made for a transaction referred to in paragraph (8)(d)(i) through (v) above to the extent that all holders of 5% Preferred Stock are entitled to participate in such transaction pursuant to paragraph 4(b).

                (9) Voting Rights. (a) The holders of record of shares of 5% Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (9) or as otherwise provided by law.

                (b) If and whenever either (i) six quarterly dividends (whether or not consecutive) payable on the 5% Preferred Stock have not been paid in full, (ii) the Corporation shall have failed to discharge its Mandatory Redemption Obligation or (iii) there occurs a Bankruptcy Event (any such event described in the preceding subparagraphs (i) through (iii) being hereinafter referred to as a "Trigger Event"), a vote of the holders of shares of 5% Preferred Stock, voting as a single class, will be required on all matters brought to stockholders of the Corporation. Whenever all arrears in dividends on the 5% Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, the Corporation shall have fulfilled its Mandatory Redemption Obligation and all Bankruptcy Events shall have been cured (the

"Trigger Event Cure"), then the right of the holders of the 5% Preferred Stock to vote as described in this paragraph 9(b) shall cease (but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs).

                (c) Upon the occurrence of any Trigger Event, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of 5% Preferred Stock, together with the holders of shares of every other series of preferred stock (including, without limitation, Additional Preferred) upon which like rights to vote for the election of two additional directors have been conferred and are exercisable (resulting from either the failure to pay dividends or the failure to redeem) (any such other series is referred to as the "Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of 5% Preferred Stock and the Preferred Shares, called as hereinafter provided. Whenever all arrears in dividends on the Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, the Corporation shall have fulfilled any redemption obligation in respect of the Preferred Shares, and the Trigger Event Cure has occurred, then the right of the holders of the 5% Preferred Stock and the Preferred Shares to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs), and the terms of office of all persons elected as directors by the holders of 5% Preferred Stock and the Preferred Shares shall forthwith terminate and the number of members of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in holders of shares of 5% Preferred Stock and the Preferred Shares, the Secretary of the Corporation may, and upon the written request of any holder of 5% Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the 5% Preferred Stock and of the Preferred Shares for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the By-laws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary of the Corporation within 20 days after receipt of any such request, then any holder of shares of 5% Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the 5% Preferred Stock and the Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the 5% Preferred Stock and the Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

                (d)     Without the written consent of the holders of at least
6 62/3% in liquidation preference of the outstanding shares of 5% Preferred Stock or the vote of holders of at least 662/3% in liquidation preference of the outstanding shares of 5% Preferred Stock at a meeting of the holders of 5% Preferred Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the 5% Preferred Stock; provided that any such amendment that changes the dividend payable on, the Conversion Rate with respect to, or the liquidation preference of the 5% Preferred Stock shall require the affirmative vote at a meeting of holders of 5% Preferred Stock called for such purpose or written consent of the holder of each share of 5% Preferred Stock.

                (e) Without the written consent of the holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock or the vote of holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock at a meeting of such holders called for such purpose, the Corporation will not issue any additional 5% Preferred Stock or create, authorize or issue any Parity Securities or Senior Securities or increase the authorized amount of any such other class or series; provided that this paragraph 9(e) shall not limit the right of the Corporation to (i) issue Additional Preferred as dividends pursuant to paragraph 4 or (ii) to issue Parity Securities or Senior Securities in order to refinance, redeem or refund the 13% Preferred, provided that the maximum accrual value (i.e., the sum of stated value and maximum amount payable in kind over the term from issuance to first date of mandatory redemption or redemption at the option of the holder) of such Parity Securities may not exceed the maximum accrual value of the 13% Preferred.

                (f) In exercising the voting rights set forth in this paragraph (9), each share of 5% Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the 5% Preferred Stock as a single class on any matter, then the 5% Preferred Stock and other series shall have with respect to such matters one vote per $1,000 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of 5% Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

                (g) Nothing in this paragraph (9) shall be in derogation of any rights that a holder of shares of 5% Preferred Stock may have in his capacity as a holder of shares of Common Stock.

                (10) General Provisions. (a) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

                (b) If the Corporation shall have failed to declare or pay dividends as required pursuant to paragraph (4) or shall have failed to discharge any obligation to redeem shares of 5% Preferred Stock pursuant to paragraph (6), the holders of shares of 5% Preferred Stock shall be entitled to receive, in addition to all other amounts required to be paid hereunder, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends on the aggregate dividends which the Corporation shall have failed to declare or pay or the redemption price, together with accrued and unpaid dividends thereon, as the case may be, at a rate of 2% per quarter, compounded quarterly, for the period during which the failure to pay dividends or failure to discharge an obligation to redeem shares of 5% Preferred Stock shall continue.

                (c) The shares of 5% Preferred Stock shall bear the following legend:

                THE SHARES OF PREFERRED STOCK (THE "PREFERRED STOCK"), PAR VALUE $0.01 PER SHARE, OF NTL INCORPORATED (THE "CORPORATION") AND THE SHARES OF COMMON STOCK (THE "COMMON STOCK"), PAR VALUE $0.01 PER SHARE, OF THE CORPORATION INTO WHICH THE PREFERRED STOCK MAY BE CONVERTED OR REDEEMED REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMP-

                TION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE PREFERRED STOCK, OR COMMON STOCK IF THE PREFERRED STOCK HAS BEEN CONVERTED OR REDEEMED, EVIDENCED BY THIS CERTIFICATE, IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE PURCHASE AGREEMENT, DATED JULY 15, 1999, AS MAY BE AMENDED, BETWEEN NTL (DELAWARE), INC. ("NTL DELAWARE") AND FRANCE TELECOM S.A. ("FRANCE TELECOM") AND THE INVESTMENT AGREEMENT, DATED JULY 26, 1999, AS AMENDED, BETWEEN NTL DELAWARE AND FRANCE TELECOM. A COPY OF EACH OF THESE AGREEMENTS IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH PREFERRED STOCK OR COMMON STOCK UPON WRITTEN REQUEST TO THE CORPORATION.

                THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE CONVERTED INTO COMMON STOCK OR REDEEMED IN EXCHANGE FOR COMMON STOCK WITHOUT THE SURRENDER AND EXCHANGE OF THIS CERTIFICATE FOR CERTIFICATES REPRESENTING SUCH COMMON STOCK. A NOTICE OF SUCH CONVERSION OR REDEMPTION EVENT, IF ANY, IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE CORPORATION.

                THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF THE PREFERRED STOCK WHO SO REQUESTS THE POWERS, DESIGNATION, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF THE PREFERRED STOCK.

                The shares of Common Stock issuable upon conversion or redemption of the 5% Preferred Stock shall bear the following legend:

                THE SHARES OF COMMON STOCK (THE "COMMON STOCK"), PAR VALUE $0.01 PER SHARE, OF NTL INCORPORATED (THE "CORPORATION") REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE PURCHASE AGREEMENT, DATED JULY 15, 1999, AS MAY BE AMENDED, BETWEEN NTL (DELAWARE), INC. ("NTL DELAWARE") AND FRANCE TELECOM S.A. ("FRANCE TELECOM") AND THE INVESTMENT AGREEMENT, DATED JULY 26, 1999, AS AMENDED, BETWEEN NTL DELAWARE AND FRANCE TELECOM. A COPY OF EACH OF THESE AGREEMENTS IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH COMMON STOCK UPON WRITTEN REQUEST TO THE CORPORATION.

                (d) (i) Whenever in connection with any conversion or redemption of the 5% Preferred Stock in exchange for Common Stock the holder is required to surrender certificates representing such shares of 5% Preferred Stock, such holder may, by written notice to the Corporation and its transfer agent, elect to retain such certificates. In such case, the certificates so retained by the holder thereof shall be deemed to represent, at and from the date of such conversion or redemption, the number of shares of Common Stock issuable upon such conversion or redemption (subject to paragraph (8)(c), if applicable), and shall be so reflected upon the books of the Corporation and its transfer agent.

                (ii) (A) A holder who has previously elected to retain certificates representing the 5% Preferred Stock in accordance with paragraph
(10)(d)(i) upon conversion or redemption may subsequently elect to receive certificates representing the shares of Common Stock issued upon such conversion or redemption. To receive certificates representing such shares of Common Stock, the holder of such certificate shall surrender it, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation for such purposes, with a written notice of that election.

                (B) Unless the certificates to be issued shall be registered in the same name as the name in which such surrendered certificates are registered, each certificate so surrendered shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates so surrendered shall be canceled by the Corporation or the transfer agent.

                (C) As promptly as practicable after the surrender by a holder of such certificates, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph
(10)(c)) for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock represented by the certificates so surrendered.

                (11) Stockholder Rights Plan. The shares of 5% Preferred Stock shall be entitled to the benefits of a number of rights issuable under the Rights Agreement, dated as of October 13, 1993, as amended, between the Corporation and Continental Stock Transfer & Trust Company or any successor plan of similar purpose and effect (the "Rights") equal to the number of shares of Common Stock then issuable upon conversion of the 5% Preferred Stock at the prevailing Conversion Rate. Any shares of Common Stock deliverable upon conversion or redemption of a share of 5% Preferred Stock or upon payment of a dividend shall be accompanied by a Right."

                IN WITNESS WHEREOF, NTL Incorporated has caused this Certificate of Designation to be signed by the undersigned this 2nd day of January 2001.

                                NTL INCORPORATED

                                By:/s/ Richard J. Lubasch
                                   -----------------------------
                                   Name:  Richard J. Lubasch
                                   Title: Executive Vice President, General
                                          Counsel and Secretary

                           CERTIFICATE OF DESIGNATION
                       OF THE VOTING POWERS, DESIGNATION,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
              OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS,
                       LIMITATIONS AND RESTRICTIONS OF THE
                     5% CUMULATIVE PARTICIPATING CONVERTIBLE
                          PREFERRED STOCK, SERIES G OF
                                NTL INCORPORATED

                         ------------------------------
                        PURSUANT TO SECTION 151(g) OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                         ------------------------------

                The undersigned, Executive Vice President, General Counsel and Secretary of NTL Incorporated, a Delaware corporation (the "Corporation"), HEREBY CERTIFIES that the Board of Directors, in accordance with Article FOURTH, Section B of the Corporation's Restated Certificate of Incorporation (the "Certificate of Incorporation") and Section 151(g) of the Delaware General Corporation Law (the "DGCL"), has authorized the creation of the series of Preferred Stock (as defined below) hereinafter provided for and has established the dividend, redemption, conversion and voting rights thereof and has adopted the following resolution, creating the following new series of Preferred Stock:

                "BE IT RESOLVED that, pursuant to authority expressly granted to the Board of Directors by the provisions of Article FOURTH, Section B of the Restated Certificate of Incorporation of the Corporation and Section 151(g) of the DGCL, there is hereby created and authorized the issuance of a new series of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), with the following powers, designations, dividend rights, voting powers, rights on liquidation, conversion rights, redemption rights and other preferences and relative, participating, optional or other special rights and with the qualifications, limitations or restrictions on the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof set forth in the Certificate of Incorporation that are applicable to each series of Preferred Stock) hereinafter set forth.

                (1) Number and Designation. 9,300.31 shares of Preferred Stock shall be designated as "5% Cumulative Participating Convertible Preferred Stock, Series G of NTL Incorporated" (the "5% Preferred Stock") and no other shares of Preferred Stock shall be designated as 5% Preferred Stock.

                (2) Definitions. For purposes of the 5% Preferred Stock, the following terms shall have the meanings indicated:

                "Additional Preferred" shall have the meaning set forth in paragraph (4)(a).

                "Bankruptcy Event" shall mean any of the following: (I) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of any Major Entity in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity or for all or substantially all of the property and assets of any Major Entity or (C) the winding up or liquidation of the affairs of any Major Entity; or (II) any Major Entity (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity, or for all or substantially all of the property and assets of any Major Entity or (C) effects any general assignment for the benefit of creditors.

                "Board of Directors" shall mean the board of directors of the Corporation. Except as such term is used in paragraph (9), "Board of Directors" shall also mean the Executive Committee, if any, of such board of directors or any other committee duly authorized by such board of directors to perform any of its responsibilities with respect to the 5% Preferred Stock.

                "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

                "Certificate of Incorporation" shall have the meaning set forth in the preamble.

                "Common Stock" shall mean the common stock, par value $0.01 per share, of the Corporation.

                "Constituent Person" shall have the meaning set forth in paragraph (8)(e)(i).

                "Conversion Rate" shall have the meaning set forth in paragraph
        (8)(a).

                "Corporation" shall have the meaning set forth in the preamble.

                "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sale price for such security on the principal exchange or quotation system on which such security is listed or traded. If the security is not admitted for trading on any national securities exchange or the Nasdaq National Market, "Current Market Price" shall mean the average of the last reported closing bid and asked prices reported by the Nasdaq as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose or as quoted by the National Quotation Bureau Incorporated. In the event that no such quotation is available for such day, the Current Market Price shall be the average of the quotations for the last five Trading Days for which a quotation is available within the last 30 Trading Days prior to such day. In the event that five such quotations are not available within such 30-Trading Day period, the Board of Directors shall be entitled to determine the Current Market Price on the basis of such quotations as it reasonably considers appropriate.

                "Determination Date" shall have the meaning set forth in paragraph (8)(d)(ii).

                "DGCL" shall have the meaning set forth in the preamble.

                "Dividend Payment Date" shall mean September 30, December 31, March 31 and June 30 of each year, commencing December 31, 2000; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment

        Date shall be paid on the Business Day immediately following such Dividend Payment Date.

                "Dividend Periods" shall mean quarterly dividend periods commencing on September 30, December 31, March 31 and June 30 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                "Expiration Time" shall have the meaning set forth in paragraph
        (8)(d)(v).

                "5% Preferred Stock" shall have the meaning set forth in paragraph (1).

                "Holdco" shall have the meaning set forth in paragraph
        (8)(e)(ii) .

                "Issue Date" shall mean the date on which shares of 5% Preferred Stock are first issued by the Corporation.

                "Junior Securities" shall have the meaning set forth in paragraph (3)(c).

                "Junior Securities Distributions" shall have the meaning set forth in paragraph (4)(f).

                "Liquidation Right" shall mean, for each share of 5% Preferred Stock, the greater of (i) an amount equal to $1,000.00 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders, and (ii) the amount that would be received in liquidation following conversion of a share of 5% Preferred Stock into Common Stock.

                "Major Entity" shall mean any of the Corporation, NTL (Delaware), Inc., NTL Communications Corp., Diamond Cable Communications Limited, Diamond Holdings Limited, NTL (Triangle) LLC or any Significant Subsidiary.

                "Mandatory Redemption Date" shall have the meaning set forth in paragraph (6)(c).

                "Mandatory Redemption Obligation" shall have the meaning set forth in paragraph (6)(d).

                "Nasdaq" means the Nasdaq Stock Market, Inc., the electronic securities market regulated by the National Association of Securities Dealers, Inc.

                "Nasdaq National Market" shall have the meaning set forth in Rule 4200(a)(23) of the rules of the National Association of Securities Dealers, Inc.

                "non-electing share" shall have the meaning set forth in paragraph (8)(e)(i).

                "NYSE" means the New York Stock Exchange.

                "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

                "Parity Securities" shall have the meaning set forth in paragraph (3)(b).

                "Person" shall mean any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, any unincorporated organization, any other entity, a "group" of such persons, as that term is defined in Rule 13d-5(b) under the Exchange Act, or a government or political subdivision thereof.

                "Preferred Shares" has the meaning set forth in paragraph
        (9)(c).

                "Preferred Stock" shall have the meaning set forth in the first paragraph of this resolution.

                "Purchase Shares" shall have the meaning set forth in paragraph
        (8)(d)(v).

                "Record Date" shall have the meaning set forth in paragraph
        (8)(d)(iv).

                "Relevant Compounding Factor" shall mean, with respect to each share of 5% Preferred Stock, upon initial issuance 1.00, and shall on each Dividend Payment Date be increased to equal the product of the Relevant Compounding Factor in effect immediately prior to such Dividend Payment Date and 1.0125.

                "Rights" shall have the meaning set forth in paragraph (11).

                "Securities" shall have the meaning set forth in paragraph
        (8)(d)(iii).

                "Senior Securities" shall have the meaning set forth in paragraph (3)(a).

                "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Securities or any class or series of Parity Securities are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the 5% Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent, as the case may be.

                "Significant Subsidiary" shall have the meaning given to such term in Regulation S-X under the Exchange Act.

                "13% Preferred" shall have the meaning set forth in paragraph
        (3)(d).

                "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted thereon, in the applicable securities market in which the securities are traded.

                "Transaction" shall have the meaning set forth in paragraph
        (8)(e)(i).

                "Trigger Event" shall have the meaning set forth in paragraph
        (9)(b).

                "Trigger Event Cure" shall have the meaning set forth in paragraph (9)(b).

                "25-Day Average Market Price" shall mean, for any security, the volume-weighted average of the Current Market Prices of that security for the twenty-five Trading Days immediately preceding the date of determination.

                (3) Rank. Any class or series of stock of the Corporation shall be deemed to rank:

                (a) prior to the 5% Preferred Stock, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of 5% Preferred Stock ("Senior Securities");

                (b) on a parity with the 5% Preferred Stock, either as to the payment of dividends or as to distributions of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the 5% Preferred Stock, if the holders of the 5% Preferred Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

               (c) junior to the 5% Preferred Stock, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or if the holders of the 5% Preferred Stock shall be entitled to receipt of dividends, and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of such stock or series ("Junior Securities").

                (d) Each of the 13% Senior Redeemable Exchangeable Preferred Stock of the Corporation and the 13% Series B Senior Redeemable Exchangeable Preferred Stock of the Corporation (collectively, the "13% Preferred") is a Senior Security. Each of the Series A Junior Participating Preferred Stock of the Corporation is a Junior Security. The 5% Cumulative Participating Convertible Preferred Stock, Series A of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series C of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series D of the Corporation, the 5% Cumulative Preferred Stock, Series A of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series E of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series B of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series B-1 of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series F of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series B-2 of the Corporation and one or more classes of Additional Preferred shall be Parity Securities; provided, however, that there shall be no issue of other Senior Securities, Parity Securities or rights or options exercisable for or convertible into any such securities, except as approved by the holders of the 5% Preferred Stock pursuant to paragraph 9(e).

                (e) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be. The 5% Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities as set forth herein.

                (4) Dividends. (a) Subject to paragraph (8)(b)(ii), the holders of shares of 5% Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the quarterly rate of $12.50 per share (assuming a $1,000.00 face amount) payable in cash, shares of Common Stock (such Common Stock for this purpose to be assigned a value equal to the 25-Day Average Market Price as of the record date for such Dividend Payment Date) or additional shares of Preferred Stock of a class to be designated by the Board of Directors having terms substantially identical to the 5% Preferred Stock except as follows: (A) the Conversion Rate (as set forth in Section 8(a)) on such Preferred Stock initially shall be the quotient resulting from the division of the Conversion Rate (as then in effect on the 5% Preferred Stock) by the Relevant Compounding Factor and (B) the number of shares of such Preferred Stock payable as a dividend on any Dividend Payment Date shall increase for each Dividend Payment Date from the first Dividend Payment Date by the Relevant Compounding Factor (such classes of Preferred Stock singularly and collectively, the "Additional Preferred"). All dividends on the 5% Preferred Stock, in whatever form, shall be payable in arrears quarterly on each Dividend Payment Date and shall be cumulative from the Issue Date (except that dividends on Additional Preferred shall accrue from the date such Additional Preferred is issued or would have been issued in accordance with this Certificate of Designation if such dividends had been declared), whether or not in any Dividend Period or Dividend Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the record date for such dividend. Upon the declaration of any such dividend, the Board of Directors shall fix as such record date the fifth Business Day preceding the relevant Dividend Payment Date and shall give notice on or prior to the record date of the form of payment of such dividend. Accrued and unpaid dividends for any past Dividend Payment Date may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such record date, not more than 45 days nor less than five Business Days preceding the payment date thereof, as may be fixed by the Board of Directors.

                (b) In addition to the dividends described in the preceding paragraph, holders of shares of the 5% Preferred Stock shall be entitled to receive an amount equal to the amount (and in the form of consideration) that such holders would be entitled to receive if, pursuant to paragraph (8), they had converted such 5% Preferred Stock fully into Common Stock immediately before the record date for the payment of any such dividends on Common Stock. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock as they appear on the stock records of the Corporation at the close of business on the record date for such dividend on Common Stock, and the Corporation shall pay each such dividend on the applicable payment date for such dividend on the Common Stock.

                (c) For the purpose of determining the number of Additional Preferred to be issued pursuant to paragraph (4)(a), each share of Additional Preferred shall be valued at $1,000.00. Holders of such Additional Preferred shall be entitled to receive dividends payable at the rates specified in paragraph (4)(a).

                (d) The dividends payable for any period shorter than a full Dividend Period on the 5% Preferred Stock shall accrue daily and be computed on the basis of a 360-day year and the actual number of days in such period. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the 5% Preferred Stock that may be in arrears except as otherwise provided herein.

                (e) So long as any shares of the 5% Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities or Junior Securities, for any period, nor shall any Parity Securities or Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Parity Securities or Junior Securities) by the Corporation (except for conversion into or exchange into other Parity Securities or Junior Securities, as the case may be) unless, in each case, (i) full cumulative dividends on all outstanding shares of the 5% Preferred Stock for all Dividend Periods terminating on or prior to the date of such redemption, repurchase or other acquisition shall have been paid or set apart for payment,
(ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock and (iii) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock by the Corporation pursuant to paragraph (6) below. When dividends are not fully paid in Common Stock or Additional Preferred or are not paid in full in cash or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the 5% Preferred Stock and all dividends declared upon Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the 5% Preferred Stock and accumulated and unpaid on such Parity Securities.

                (f) So long as any shares of the 5% Preferred Stock are outstanding, no dividends (other than (i) any Rights issued pursuant to the stockholder rights plan as provided in paragraph (11) and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase, or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary of the Corporation) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as "Junior Securities Distributions") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (A) full cumulative dividends on all outstanding shares of the 5% Preferred Stock and all Parity Securities shall have been paid or set apart for payment for all past Dividend Periods and dividend periods for such Parity Securities, (B) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock and all Parity Securities, (C) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock by the Corporation pursuant to paragraph (6) below and (D) the Corporation has fully performed its obligations under paragraphs (4)(b) and (6).

                (5) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of 5% Preferred Stock shall be entitled to receive the Liquidation Right. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of 5% Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of 5% Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of 5% Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph (5), (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

                (b) Subject to the rights of the holders of any Parity Securities, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the 5% Preferred Stock, as provided in this paragraph (5), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the 5% Preferred Stock shall not be entitled to share therein.

                (6) Redemption. (a) On and after the first Business Day following the earlier to occur of (i) August 13, 2006 or (ii) the date on which both (A) the 25-Day Average Market Price of the Common Stock shall have exceeded $96.00 and (B) August 13, 2003, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of 5% Preferred Stock, from time to time in part, or in whole, payable at the option of the Corporation in (A) cash, at a redemption price of $1,000.00 per share, (B) in shares of Common Stock, at a redemption price of $1,000.00 per share, or (C) in a combination of cash and Common Stock, at a redemption price based on the respective combination of consideration, together in each case with accrued and unpaid dividends thereon, whether or not declared, to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (6)(a), the price per share of Common Stock shall be the 25-Day Average Market Price.

                (b) On and after the first Business Day following August 13, 2009, each holder of shares of 5% Preferred Stock shall have the right to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem such holder's shares of 5% Preferred Stock, from time to time in part, or in whole, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (6)(b), the price per share of Common Stock shall equal the 25-Day Average Market Price. Any holder of shares of 5% Preferred Stock who elects to exercise its rights pursuant to this paragraph (6)(b) shall deliver to the Corporation a written notice of election not less than 20 days prior to the date on which such holder demands redemption pursuant to this paragraph 6(b), which written notice shall set forth the name of the Holder, the number of shares of 5% Preferred Stock to be redeemed and a statement that the election to exercise a redemption right is being made thereby; and, subject to paragraph (10)(d), shall deliver to the Corporation on or before the date of redemption certificates evidencing the shares of 5% Preferred Stock to be redeemed, duly endorsed for transfer to the Corporation.

                (c) If the Corporation shall not have redeemed all outstanding shares of 5% Preferred Stock pursuant to paragraphs (6)(a) or
(6)(b), on August 13, 2019 (the "Mandatory Redemption Date"), to the extent the Corporation shall have funds legally available for such payment, the Corporation shall redeem all outstanding shares of 5% Preferred Stock, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the Mandatory Redemption Date, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (6)(c), the price per share of Common Stock shall be the 25-Day Average Market Price.

                (d) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of 5% Preferred Stock pursuant to paragraphs 6(b) or 6(c) (each, a "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the 5% Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the 5% Preferred Stock) or (ii) declare or make any Junior Securities Distribution (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities), or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

                (e) Upon any redemption of 5% Preferred Stock, the Corporation shall pay the redemption price and any accrued and unpaid dividends in arrears to, but excluding, the applicable redemption date.

                (f) For purposes of paragraph (6)(a) only, unless full cumulative dividends (whether or not declared) on all outstanding shares of 5% Preferred Stock and any Parity Securities shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or prior to the applicable redemption date and notice has been given in accordance with paragraph (7), none of the shares of 5% Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of 5% Preferred Stock are redeemed pro rata and notice has previously been given in accordance with paragraph (7).

                (7) Procedure for Redemption. (a) If the Corporation shall redeem shares of 5% Preferred Stock pursuant to paragraph 6(a), notice of such redemption shall be given by certified mail, return receipt requested, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the applicable redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation and confirmed by facsimile transmission to each holder of record if the Corporation has been furnished with such facsimile address by the holder(s); provided, however, that neither the failure to give such notice nor confirmation nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state: (i) the redemption date; (ii) the number of shares of 5% Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the amount payable, whether such amount shall be paid in Common Stock or in cash and if the payment is in Common Stock an explanation of the determination of the amount to be paid; (iv) the place or places where certificates for such shares are to be surrendered or the notice under paragraph
(10)(d) should be sent for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date, except as otherwise provided herein.

                (b) If notice has been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price of the shares called for redemption and dividends accrued and unpaid thereon, if any), (i) except as otherwise provided herein, dividends on the shares of 5% Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding and (iii) all rights of the holders thereof as holders of the 5% Preferred Stock shall cease (except the right to receive from the Corporation the redemption price without interest thereon, upon surrender and endorsement (or a constructive surrender under paragraph (10)(d)) of their certificates if so required, and to receive any dividends payable thereon).

                (c) Upon surrender (including a constructive surrender under paragraph (10)(d)) in accordance with notice given pursuant to this paragraph
(7) of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid, plus any dividends payable thereon. If fewer than all the outstanding shares of 5% Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share). In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued, subject to a holder's election under paragraph (10)(d), representing the surrendered shares without cost to the holder thereof.

                (8) Conversion. (a) Subject to and upon compliance with the provisions of this paragraph (8), a holder of shares of 5% Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert any or all outstanding shares of 5% Preferred Stock held by such holder, but not fractions of shares, into fully paid and non-assessable shares of Common Stock by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (8)(b). The number of shares of Common Stock deliverable upon conversion of each share of 5% Preferred Stock shall be equal to 11.815289 as adjusted as provided herein (the "Conversion Rate"). The Conversion Rate is subject to adjustment from time to time pursuant to paragraph
(8)(d). The right to convert shares called for redemption pursuant to paragraph 6(a) shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption, in which case such right of conversion shall be reinstated. Upon conversion, any accrued and unpaid dividends on the 5% Preferred Stock at the date of conversion shall be paid to the holder thereof in accordance with the provisions of paragraph (4).

                (b) (i) In order to exercise the conversion privilege, the holder of each share of 5% Preferred Stock to be converted shall surrender (or constructively surrender in accordance with paragraph (10)(d)) the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation to the holders of the 5% Preferred Stock for such purposes, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Such notice shall state that the holder has satisfied any legal or regulatory requirement for conversion, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; provided, however, that the Corporation shall use its best efforts in cooperating with such holder to obtain such legal or regulatory approvals to the extent its cooperation is necessary. Such notice shall also state the name or names (with address and social security or other taxpayer identification number, if applicable) in which the certificate or certificates for Common Stock are to be issued. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of 5% Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates representing shares of 5% Preferred Stock surrendered for conversion shall be canceled by the Corporation or the transfer agent.

                (ii) Subject to the last sentence of paragraph (8)(a), holders of shares of 5% Preferred Stock at the close of business on a dividend payment record date shall not be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date if such holder shall have surrendered (or made a constructive surrender under paragraph (10)(d)) for conversion such shares at any time following the preceding Dividend Payment Date and prior to such Dividend Payment Date.

                (iii) Subject to a holder's election under paragraph (10)(d), as promptly as practicable after the surrender (including a constructive surrender under paragraph (10)(d)) by a holder of the certificates for shares of 5% Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph
(10)(c)) for the whole number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (8), and any fractional interest in respect of a share of Common Stock arising on such conversion shall be settled as provided in paragraph (8)(c). Upon conversion of only a portion of the shares of 5% Preferred Stock represented by any certificate, a new certificate shall be issued representing the unconverted portion of the certificate so surrendered without cost to the holder thereof. Subject to a holder's election under paragraph (10)(d), upon the surrender (including a constructive surrender under paragraph (10)(d)) of certificates representing shares of 5% Preferred Stock to be converted, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares so surrendered shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph
(8).

                (iv) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock shall have been surrendered (or deemed surrendered pursuant to an election under paragraph (10)(d)) and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

                (c) (i) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the 5% Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of 5% Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion (or deemed surrendered under paragraph (10)(d)) at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of 5% Preferred Stock surrendered (or deemed surrendered under paragraph
(10)(d)) for conversion by such holder.

                (ii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation.

                (d) The Conversion Rate shall be adjusted from time to time as follows:

                (i) If the Corporation shall after the Issue Date (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) effect any reclassification of its outstanding Common Stock, the Conversion Rate in effect on the record date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification, as the case may be, shall be proportionately adjusted so that the holder of any share of 5% Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (8)(h)) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification. Adjustments in accordance with this paragraph (8)(d)(i) shall be made whenever any event listed above shall occur.

                (ii) If the Corporation shall after the Issue Date fix a record date for the issuance of rights or warrants (in each case, other than any Rights issued pursuant to the stockholder rights plan as provided in paragraph
(11)) to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share (or, in the case of a right or warrant to purchase securities convertible into Common Stock, having an effective exercise price per share of Common Stock, computed on the basis of the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the amount of additional consideration payable, if any, to receive one share of Common Stock upon conversion of such securities) less than the 25-Day Average Market Price on the date on which such issuance was declared or otherwise announced by the Corporation (the "Determination Date"), then the Conversion Rate in effect at the opening of business on the Business Day next following such record date shall be adjusted so that the holder of each share of 5% Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to such record date by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and
(B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants (or in the case of a right or warrant to purchase securities convertible into Common Stock, the aggregate number of additional shares of Common Stock into which the convertible securities so offered are initially convertible), and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such 25-Day Average Market Price on such date (or, in the case of a right of warrant to purchase securities convertible into Common Stock, the number of shares of Common Stock obtained by dividing the aggregate exercise price of such rights or warrants for the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the aggregate amount of additional consideration payable, if any, to convert such securities into Common Stock, by such 25-Day Average Market Price). Such adjustment shall become effective immediately after the opening of business on the Business Day next following such record date (except as provided in paragraph (8)(h)). Such adjustment shall be made successively whenever such a record date is fixed. In the event that after fixing a record date such rights or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such 25-Day Average Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith. In case any rights or warrants referred to in this subparagraph (ii) shall expire unexercised after the same have been distributed or issued by the Corporation (or, in the case of rights or warrants to purchase securities convertible into Common Stock once exercised, the conversion right of such securities shall expire), the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

               (iii) If the Corporation shall fix a record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness, shares of its capital stock or assets (excluding regular cash dividends or distributions declared in the ordinary course by the Board of Directors and dividends payable in Common Stock for which an adjustment is made pursuant to paragraph (8)(d)(i)) or rights or warrants (in each case, other than any Rights issued pursuant to the stockholder rights plan as provided in paragraph (11)) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock or securities convertible into shares of Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Rate shall be adjusted so that the holder of each share of 5% Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to the close of business on such record date by (II) a fraction, the numerator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date, and the denominator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date less the then-fair market value (as determined by the Board of Directors in good faith, whose determinations shall be conclusive) of the portion of the assets, shares of its capital stock or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that after fixing a record date such distribution is not so made, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (8)(h)) the record date for the determination of stockholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of 5% Preferred Stock after such determination date, shall not require an adjustment of the Conversion Rate pursuant to this subparagraph (iii); provided, however, that on the date, if any, on which a Person converting a share of 5% Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Rate shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the record date" within the meaning of the three preceding sentences). If any rights or warrants referred to in this subparagraph (iii) shall expire unexercised after the same shall have been distributed or issued by the Corporation, the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash in the amount per share that, together with the aggregate of the per share amounts of any other cash distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (iv) has been made exceeds 5.0% of the 25-Day Average Market Price immediately prior to the date of declaration of such dividend or distribution (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 8(e) is made), then, in such case, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date for the cash dividend or distribution by a fraction the numerator of which shall be the Current Market Price of a share of the Common Stock on the Record Date and the denominator shall be such Current Market Price less the per share amount of cash so distributed during the 12-month period applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the Business Day following the Record Date; provided, however, that in the event the denominator of the foregoing fraction is zero or negative, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of 5% Preferred Stock shall have the right to receive upon conversion, in addition to the shares of

Common Stock to which the holder is entitled, the amount of cash such holder would have received had such holder converted each share of 5% Preferred Stock at the beginning of the 12-month period. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if any adjustment is required to be made as set forth in this paragraph (8)(d)(iv), the calculation of any such adjustment shall include the amount of the quarterly cash dividends paid during the 12-month reference period only to the extent such dividends exceed the regular quarterly cash dividends paid during the 12 months preceding the 12-month reference period. For purposes of this paragraph
(8)(d)(iv), "Record Date" shall mean, with respect to any dividend or distribution in which the holders of Common Stock have the right to receive cash, the date fixed for determination of stockholders entitled to receive such cash. In the event that at any time cash distributions to holders of Common Stock are not paid equally on all series of Common Stock, the provisions of this paragraph 8(d)(iv) will apply to any cash dividend or cash distribution on any series of Common Stock otherwise meeting the requirements of this paragraph, and shall be deemed amended to the extent necessary so that any adjustment required will be made on the basis of the cash dividend or cash distribution made on any such series.

                (v) In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by the Corporation or any subsidiary of the Corporation for all or any portion of the outstanding shares of Common Stock to the extent that the cash and fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive and shall be described in a resolution of such Board) of any other consideration included in such payment per share of Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) exceed by more than 5.0%, with any smaller excess being disregarded in computing the adjustment to the Conversion Rate provided in this paragraph (8)(d)(v), the first reported sale price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchase Shares") and

(y) the product of the number of shares of Common Stock outstanding (less any Purchase Shares) on the Expiration Time and the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.

                (vi) No adjustment in the Conversion Rate shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in the Conversion Rate; provided, however, that any adjustments that by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made, and provided further that any adjustment shall be required and made in accordance with the provisions of this paragraph (8) (other than this subparagraph (vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution for United States income tax purposes to the holders of shares of 5% Preferred Stock or Common Stock. Notwithstanding any other provisions of this paragraph (8), the Corporation shall not be required to make any adjustment of the Conversion Rate for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this paragraph (8) shall be made to the nearest dollar or to the nearest 1/1,000 of a share, as the case may be. Anything in this paragraph
(8)(d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such adjustments in the Conversion Rate, in addition to those required by this paragraph (8)(d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution or rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

                (vii) In the event that, at any time as a result of shares of any other class of capital stock becoming issuable in exchange or substitution for or in lieu of shares of Common Stock or as a result of an adjustment made pursuant to the provisions of this paragraph (8)(d), the holder of 5% Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receiv-able upon conversion of any shares of 5% Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

               (viii) The $96.00 required stock price threshold set forth in paragraph (6)(a)(ii) shall be adjusted from time to time in a manner consistent with the provisions of this paragraph (8)(d).

               (e) (i) If the Corporation shall be a party to any transaction (including without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which paragraph (8)(d)(i) applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), there shall be no adjustment to the Conversion Rate but each share of 5% Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of 5% Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (8)(e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The provisions of this paragraph (8)(e) shall similarly apply to successive Transactions.

                (ii) Notwithstanding anything herein to the contrary, if the Corporation is reorganized such that the Common Stock is exchanged for the common stock of a new entity ("Holdco") whose common stock is traded on the Nasdaq National Market or another recognized securities exchange or automated quotation system, then the Corporation, by notice to and consultation with the holders of the 5% Preferred Stock, may cause the exchange of the 5% Preferred Stock for preferred stock of Holdco having the same terms and conditions as set forth herein; provided that the rights attaching to the preferred stock of Holdco shall be adjusted so as to comply with the local law of the country of incorporation of Holdco or the new share structure of Holdco subject to such rights effectively giving the same economic rights as the 5% Preferred Stock (including for these purposes any resultant change in the tax treatment for the holders of such stock).

                (f)     If:

                (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; or

                (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                (iii) there shall be any subdivision, combination or reclassification of the Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

                (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

then the Corporation shall cause to be filed with any transfer agent designated by the Corporation pursuant to paragraph (8)(b) and shall cause to be mailed to the holders of shares of the 5% Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least ten days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend (or such other distribution) or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up or other action is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of any distribution, right, warrant, subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up or other action, or the vote upon any of the foregoing.

                (g) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall prepare an officer's certificate with respect to such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the effective date of such adjustment and shall mail a copy of such officer's certificate to the holder of each share of 5% Preferred Stock at such holder's last address as shown on the stock records of the Corporation. If the Corporation shall have designated a transfer agent pursuant to paragraph (8)(b), it shall also promptly file with such transfer agent an officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment.

                (h) In any case in which paragraph (8)(d) provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of 5% Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (8)(c).

                (i) For purposes of this paragraph (8), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

                (j) There shall be no adjustment of the Conversion Rate in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this paragraph (8). If any single action would require adjustment of the Conversion Rate pursuant to more than one subparagraph of this paragraph (8), only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

                (k) If the Corporation shall take any action affecting the Common Stock, other than action described in this paragraph (8), that in the opinion of the Board of Directors materially adversely affects the conversion rights of the holders of the shares of 5% Preferred Stock, the Conversion Rate may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided that the provisions of this paragraph (8)(k) shall not affect any rights the holders of 5% Preferred Stock may have at law or in equity.

                (l) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the 5% Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of 5% Preferred Stock not theretofore converted. For purposes of this paragraph (8)(l) the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of 5% Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                (ii) The Corporation covenants that any shares of Common Stock issued upon conversion of the 5% Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment increasing the Conversion Rate such that the quotient of $1,000.00 and the Conversion Rate (which quotient initially shall be $84.6361) would be reduced below the then-par value of the shares of Common Stock deliverable upon conversion of the 5% Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock based upon such adjusted Conversion Rate.

                (iii) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the 5% Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

                (m) The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the 5% Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the 5% Preferred Stock to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the satisfaction of the Corporation, that such tax has been paid.

                (n) No adjustment in the Conversion Rate need be made for a transaction referred to in paragraph (8)(d)(i) through (v) above to the extent that all holders of 5% Preferred Stock are entitled to participate in such transaction pursuant to paragraph 4(b).

                (9) Voting Rights. (a) The holders of record of shares of 5% Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (9) or as otherwise provided by law.

                (b) If and whenever either (i) six quarterly dividends (whether or not consecutive) payable on the 5% Preferred Stock have not been paid in full, (ii) the Corporation shall have failed to discharge its Mandatory Redemption Obligation or (iii) there occurs a Bankruptcy Event (any such event described in the preceding subparagraphs (i) through (iii) being hereinafter referred to as a "Trigger Event"), a vote of the holders of shares of 5% Preferred Stock, voting as a single class, will be required on all matters brought to stockholders of the Corporation. Whenever all arrears in dividends on the 5% Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, the Corporation shall have fulfilled its Mandatory Redemption Obligation and all Bankruptcy Events shall have been cured (the "Trigger Event Cure"), then the right of the holders of the 5% Preferred Stock to vote as described in this paragraph 9(b) shall cease (but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs).

                (c) Upon the occurrence of any Trigger Event, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of 5% Preferred Stock, together with the holders of shares of every other series of preferred stock (including, without limitation, Additional Preferred) upon which like rights to vote for the election of two additional directors have been conferred and are exercisable (resulting from either the failure to pay dividends or the failure to redeem) (any such other series is referred to as the "Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of 5% Preferred Stock and the Preferred Shares, called as hereinafter provided. Whenever all arrears in dividends on the Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, the Corporation shall have fulfilled any redemption obligation in respect of the Preferred Shares, and the Trigger Event Cure has occurred, then the right of the holders of the 5% Preferred Stock and the Preferred Shares to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs), and the terms of office of all persons elected as directors by the holders of 5% Preferred Stock and the Preferred Shares shall forthwith terminate and the number of members of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in holders of shares of 5% Preferred Stock and the Preferred Shares, the Secretary of the Corporation may, and upon the written request of any holder of 5% Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the 5% Preferred Stock and of the Preferred Shares for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the By-laws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary of the Corporation within 20 days after receipt of any such request, then any holder of shares of 5% Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the 5% Preferred Stock and the Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the 5% Preferred Stock and the Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

                (d) Without the written consent of the holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock or the vote of holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock at a meeting of the holders of 5% Preferred Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the 5% Preferred Stock; provided that any such amendment that changes the dividend payable on, the Conversion Rate with respect to, or the liquidation preference of the 5% Preferred Stock shall require the affirmative vote at a meeting of holders of 5% Preferred Stock called for such purpose or written consent of the holder of each share of 5% Preferred Stock.

                (e) Without the written consent of the holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock or the vote of holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock at a meeting of such holders called for such purpose, the Corporation will not issue any additional 5% Preferred Stock or create, authorize or issue any Parity Securities or Senior Securities or increase the authorized amount of any such other class or series; provided that this paragraph 9(e) shall not limit the right of the Corporation to (i) issue Additional Preferred as dividends pursuant to paragraph 4 or (ii) to issue Parity Securities or Senior Securities in order to refinance, redeem or refund the 13% Preferred, provided that the maximum accrual value (i.e., the sum of stated value and maximum amount payable in kind over the term from issuance to first date of mandatory redemption or redemption at the option of the holder) of such Parity Securities may not exceed the maximum accrual value of the 13% Preferred.

                (f) In exercising the voting rights set forth in this paragraph (9), each share of 5% Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the 5% Preferred Stock as a single class on any matter, then the 5% Preferred Stock and other series shall have with respect to such matters one vote per $1,000 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of 5% Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

                (g) Nothing in this paragraph (9) shall be in derogation of any rights that a holder of shares of 5% Preferred Stock may have in his capacity as a holder of shares of Common Stock.

                (10) General Provisions. (a) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

                (b) If the Corporation shall have failed to declare or pay dividends as required pursuant to paragraph (4) or shall have failed to discharge any obligation to redeem shares of 5% Preferred Stock pursuant to paragraph (6), the holders of shares of 5% Preferred Stock shall be entitled to receive, in addition to all other amounts required to be paid hereunder, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends on the aggregate dividends which the Corporation shall have failed to declare or pay or the redemption price, together with accrued and unpaid dividends thereon, as the case may be, at a rate of 2% per quarter, compounded quarterly, for the period during which the failure to pay dividends or failure to discharge an obligation to redeem shares of 5% Preferred Stock shall continue.

                (c) The shares of 5% Preferred Stock shall bear the following legend:

                THE SHARES OF PREFERRED STOCK (THE "PREFERRED STOCK"), PAR VALUE $0.01 PER SHARE, OF NTL INCORPORATED (THE "CORPORATION") AND THE SHARES OF COMMON STOCK (THE "COMMON STOCK"), PAR VALUE $0.01 PER SHARE, OF THE CORPORATION INTO WHICH THE PREFERRED STOCK MAY BE CONVERTED OR REDEEMED REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE PREFERRED STOCK, OR COMMON STOCK IF THE PREFERRED STOCK HAS BEEN CONVERTED OR REDEEMED EVIDENCED BY THIS CERTIFICATE, IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE PURCHASE AGREEMENT, DATED JULY 15, 1999, AS

                MAY BE AMENDED, BETWEEN NTL (DELAWARE), INC. AND FRANCE TELECOM S.A. A COPY OF THIS AGREEMENT IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH PREFERRED STOCK OR COMMON STOCK UPON WRITTEN REQUEST TO THE CORPORATION.

                THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE CONVERTED INTO COMMON STOCK OR REDEEMED IN EXCHANGE FOR COMMON STOCK WITHOUT THE SURRENDER AND EXCHANGE OF THIS CERTIFICATE FOR CERTIFICATES REPRESENTING SUCH COMMON STOCK. A NOTICE OF SUCH CONVERSION OR REDEMPTION EVENT, IF ANY, IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE CORPORATION.

                THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF THE PREFERRED STOCK WHO SO REQUESTS THE POWERS, DESIGNATION, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF THE PREFERRED STOCK.

                The shares of Common Stock issuable upon conversion or redemption of the 5% Preferred Stock shall bear the following legend:

                THE SHARES OF COMMON STOCK (THE "COMMON STOCK"), PAR VALUE $0.01 PER SHARE, OF NTL INCORPORATED (THE "CORPORATION") REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE PURCHASE AGREEMENT, DATED JULY 15, 1999,

                AS MAY BE AMENDED, BETWEEN NTL (DELAWARE), INC. AND FRANCE TELECOM S.A. A COPY OF THIS AGREEMENT IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH COMMON STOCK UPON WRITTEN REQUEST TO THE CORPORATION.

                (d) (i)Whenever in connection with any conversion or redemption of the 5% Preferred Stock in exchange for Common Stock the holder is required to surrender certificates representing such shares of 5% Preferred Stock, such holder may, by written notice to the Corporation and its transfer agent, elect to retain such certificates. In such case, the certificates so retained by the holder thereof shall be deemed to represent, at and from the date of such conversion or redemption, the number of shares of Common Stock issuable upon such conversion or redemption (subject to paragraph (8)(c), if applicable), and shall be so reflected upon the books of the Corporation and its transfer agent.

                (ii) (A) A holder who has previously elected to retain certificates representing the 5% Preferred Stock in accordance with paragraph
(10)(d)(i) upon conversion or redemption may subsequently elect to receive certificates representing the shares of Common Stock issued upon such conversion or redemption. To receive certificates representing such shares of Common Stock, the holder of such certificate shall surrender it, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation for such purposes, with a written notice of that election.

                (B) Unless the certificates to be issued shall be registered in the same name as the name in which such surrendered certificates are registered, each certificate so surrendered shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates so surrendered shall be canceled by the Corporation or the transfer agent.

                (C) As promptly as practicable after the surrender by a holder of such certificates, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph (10)(c)) for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock represented by the certificates so surrendered.

                (11) Stockholder Rights Plan. The shares of 5% Preferred Stock shall be entitled to the benefits of a number of rights issuable under the Rights Agreement, dated as of October 13, 1993, as amended, between the Corporation and Continental Stock Transfer & Trust Company or any successor plan of similar purpose and effect (the "Rights") equal to the number of shares of Common Stock then issuable upon conversion of the 5% Preferred Stock at the prevailing Conversion Rate. Any shares of Common Stock deliverable upon conversion or redemption of a share of 5% Preferred Stock or upon payment of a dividend shall be accompanied by a Right."

                IN WITNESS WHEREOF, NTL Incorporated has caused this Certificate of Designation to be signed by the undersigned this 2nd day of October, 2000.

                                NTL INCORPORATED

                                By: /s/ Richard J. Lubasch
                                    -----------------------------
                                    Name:  Richard J. Lubasch
                                    Title: Executive Vice President, General
                                             Counsel and Secretary

                           CERTIFICATE OF DESIGNATION
                       OF THE VOTING POWERS, DESIGNATION,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
              OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS,
                       LIMITATIONS AND RESTRICTIONS OF THE
                     5% CUMULATIVE PARTICIPATING CONVERTIBLE
                         PREFERRED STOCK, SERIES B-3 OF
                                NTL INCORPORATED

                         ------------------------------
                        PURSUANT TO SECTION 151(g) OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                         ------------------------------

               The undersigned, Executive Vice President, General Counsel and Secretary of NTL Incorporated, a Delaware corporation (the "Corporation"), HEREBY CERTIFIES that the Board of Directors, in accordance with Article FOURTH, Section B of the Corporation's Restated Certificate of Incorporation (the "Certificate of Incorporation") and Section 151(g) of the Delaware General Corporation Law (the "DGCL"), has authorized the creation of the series of Preferred Stock (as defined below) hereinafter provided for and has established the dividend, redemption, conversion and voting rights thereof and has adopted the following resolution, creating the following new series of Preferred Stock:

               "BE IT RESOLVED that, pursuant to authority expressly granted to the Board of Directors by the provisions of Article FOURTH, Section B of the Certificate of Incorporation and Section 151(g) of the DGCL, there is hereby created and authorized the issuance of a new series of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), with the following powers, designations, dividend rights, voting powers, rights on liquidation, conversion rights, redemption rights and other preferences and relative, participating, optional or other special rights and with the qualifications, limitations or restrictions on the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations and restrictions thereof set forth in the Certificate of Incorporation that are applicable to each series of Preferred Stock) hereinafter set forth.

                (1) Number and Designation. 24,130.33 shares of Preferred Stock shall be designated as "5% Cumulative Participating Convertible Preferred Stock, Series B-3 of NTL Incorporated" (the "5% Preferred Stock") and no other shares of Preferred Stock shall be designated as 5% Preferred Stock.

                (2) Definitions. For purposes of the 5% Preferred Stock, the following terms shall have the meanings indicated:

                "Additional Preferred" shall have the meaning set forth in paragraph (4)(a).

                "Bankruptcy Event" shall mean any of the following: (I) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of any Major Entity in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity or for all or substantially all of the property and assets of any Major Entity or (C) the winding up or liquidation of the affairs of any Major Entity; or (II) any Major Entity (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity, or for all or substantially all of the property and assets of any Major Entity or (C) effects any general assignment for the benefit of creditors.

                "Board of Directors" shall mean the board of directors of the Corporation. Except as such term is used in paragraph (9), "Board of Directors" shall also mean the Executive Committee, if any, of such board of directors or any other committee duly authorized by such board of directors to perform any of its responsibilities with respect to the 5% Preferred Stock.

                "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

                "Certificate of Incorporation" shall have the meaning set forth in the preamble.

                "Common Stock" shall mean the common stock, par value $0.01 per share, of the Corporation.

                "Constituent Person" shall have the meaning set forth in paragraph (8)(e)(i).

                "Conversion Rate" shall have the meaning set forth in paragraph
        (8)(a).

                "Corporation" shall have the meaning set forth in the preamble.

                "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sale price for such security on the principal exchange or quotation system on which such security is listed or traded. If the security is not admitted for trading on any national securities exchange or the Nasdaq National Market, "Current Market Price" shall mean the average of the last reported closing bid and asked prices reported by the Nasdaq as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose or as quoted by the National Quotation Bureau Incorporated. In the event that no such quotation is available for such day, the Current Market Price shall be the average of the quotations for the last five Trading Days for which a quotation is available within the last 30 Trading Days prior to such day. In the event that five such quotations are not available within such 30-Trading Day period, the Board of Directors shall be entitled to determine the Current Market Price on the basis of such quotations as it reasonably considers appropriate.

                "Determination Date" shall have the meaning set forth in paragraph (8)(d)(ii).

                "DGCL" shall have the meaning set forth in the preamble.

                "Dividend Payment Date" shall mean September 30, December 31, March 31 and June 30 of each year, commencing on March 31, 2001; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment

        Date shall be paid on the Business Day immediately following such Dividend Payment Date.

                "Dividend Periods" shall mean quarterly dividend periods commencing on September 30, December 31, March 31 and June 30 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                "Expiration Time" shall have the meaning set forth in paragraph
        (8)(d)(v).

                "5% Preferred Stock" shall have the meaning set forth in paragraph (1).

                "Holdco" shall have the meaning set forth in paragraph
        (8)(e)(ii).

                "Issue Date" shall mean the date on which shares of 5% Preferred Stock are first issued by the Corporation.

                "Junior Securities" shall have the meaning set forth in paragraph (3)(c).

                "Junior Securities Distributions" shall have the meaning set forth in paragraph (4)(f).

                "Liquidation Right" shall mean, for each share of 5% Preferred Stock, the greater of (i) an amount equal to $1,000.00 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders, and (ii) the amount that would be received in liquidation following conversion of a share of 5% Preferred Stock into Common Stock.

                "Major Entity" shall mean any of the Corporation, NTL (Delaware), Inc., NTL Communications Corp., Diamond Cable Communications Limited, Diamond Holdings Limited, NTL (Triangle) LLC or any Significant Subsidiary.

                "Mandatory Redemption Date" shall have the meaning set forth in paragraph (6)(c).

                "Mandatory Redemption Obligation" shall have the meaning set forth in paragraph (6)(d).

                "Nasdaq" means the Nasdaq Stock Market, Inc., the electronic securities market regulated by the National Association of Securities Dealers, Inc.

                "Nasdaq National Market" shall have the meaning set forth in Rule 4200(a)(23) of the rules of the National Association of Securities Dealers, Inc.

                "non-electing share" shall have the meaning set forth in paragraph (8)(e)(i).

                "NYSE" means the New York Stock Exchange.

                "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

                "Parity Securities" shall have the meaning set forth in paragraph (3)(b).

                "Person" shall mean any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, any unincorporated organization, any other entity, a "group" of such persons, as that term is defined in Rule 13d-5(b) under the Exchange Act, or a government or political subdivision thereof.

                "Preferred Shares" has the meaning set forth in paragraph
        (9)(c).

                "Preferred Stock" shall have the meaning set forth in the first paragraph of this resolution.

                "Purchase Shares" shall have the meaning set forth in paragraph
        (8)(d)(v).

                "Record Date" shall have the meaning set forth in paragraph
        (8)(d)(iv).

                "Relevant Compounding Factor" shall mean, with respect to each share of 5% Preferred Stock, upon initial issuance 1.00, and shall on each Dividend Payment Date be increased to equal the product of the Relevant Compounding Factor in effect immediately prior to such Dividend Payment Date and 1.0125.

                "Rights" shall have the meaning set forth in paragraph (11).

                "Securities" shall have the meaning set forth in paragraph
        (8)(d)(iii).

                "Senior Securities" shall have the meaning set forth in paragraph (3)(a).

                "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Securities or any class or series of Parity Securities are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the 5% Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent, as the case may be.

                "Significant Subsidiary" shall have the meaning given to such term in Regulation S-X under the Exchange Act.

                "13% Preferred" shall have the meaning set forth in paragraph
        (3)(d).

                "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted thereon, in the applicable securities market in which the securities are traded.

                "Transaction" shall have the meaning set forth in paragraph
        (8)(e)(i).

                "Trigger Event" shall have the meaning set forth in paragraph
        (9)(b).

                "Trigger Event Cure" shall have the meaning set forth in paragraph (9)(b).

                "25-Day Average Market Price" shall mean, for any security, the volume-weighted average of the Current Market Prices of that security for the twenty-five Trading Days immediately preceding the date of determination.

                (3) Rank. Any class or series of stock of the Corporation shall be deemed to rank:

                (a) prior to the 5% Preferred Stock, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of 5% Preferred Stock ("Senior Securities");

                (b) on a parity with the 5% Preferred Stock, either as to the payment of dividends or as to distributions of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the 5% Preferred Stock, if the holders of the 5% Preferred Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

                (c) junior to the 5% Preferred Stock, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or if the holders of the 5% Preferred Stock shall be entitled to receipt of dividends, and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of such stock or series ("Junior Securities").

                (d) Each of the 13% Senior Redeemable Exchangeable Preferred Stock of the Corporation and the 13% Series B Senior Redeemable Exchangeable Preferred Stock of the Corporation (collectively, the "13% Preferred") is a Senior Security. Each of the Series A Junior Participating Preferred Stock of the Corporation is a Junior Security. The 5% Cumulative Participating Convertible Preferred Stock, Series A of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series C of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series D of the Corporation, the 5% Cumulative Preferred Stock, Series A of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series E of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series B of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series F of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series B-1 of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series G of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series B-2 of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series H of the Corporation and one or more classes of Additional Preferred shall be Parity Securities; provided, however, that there shall be no issue of other Senior Securities, Parity Securities or rights or options exercisable for or convertible into any such securities, except as approved by the holders of the 5% Preferred Stock pursuant to paragraph 9(e).

                (e) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be. The 5% Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities as set forth herein.

                (4) Dividends. (a) Subject to paragraph (8)(b)(ii), the holders of shares of 5% Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the quarterly rate of $12.50 per share (assuming a $1,000.00 face amount) payable in cash, shares of Common Stock (such Common Stock for this purpose to be assigned a value equal to the 25-Day Average Market Price as of the record date for such Dividend Payment Date) or additional shares of Preferred Stock of a class to be designated by the Board of Directors having terms substantially identical to the 5% Preferred Stock except as follows: (A) the Conversion Rate (as set forth in Section 8(a)) on such Preferred Stock initially shall be the quotient resulting from the division of the Conversion Rate (as then in effect on the 5% Preferred Stock) by the Relevant Compounding Factor and (B) the number of shares of such Preferred Stock payable as a dividend on any Dividend Payment Date shall increase for each Dividend Payment Date from the first Dividend Payment Date by the Relevant Compounding Factor (such classes of Preferred Stock singularly and collectively, the "Additional Preferred"). All dividends on the 5% Preferred Stock, in whatever form, shall be payable in arrears quarterly on each Dividend Payment Date and shall be cumulative from the Issue Date (except that dividends on Additional Preferred shall accrue from the date such Additional Preferred is issued or would have been issued in accordance with this Certificate of Designation if such dividends had been declared), whether or not in any Dividend Period or Dividend Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the record date for such dividend. Upon the declaration of any such dividend, the Board of Directors shall fix as such record date the fifth Business Day preceding the relevant Dividend Payment Date and shall give notice on or prior to the record date of the form of payment of such dividend. Accrued and unpaid dividends for any past Dividend Payment Date may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such record date, not more than 45 days nor less than five Business Days preceding the payment date thereof, as may be fixed by the Board of Directors.

                (b) In addition to the dividends described in the preceding paragraph, holders of shares of the 5% Preferred Stock shall be entitled to receive an amount equal to the amount (and in the form of consideration) that such holders would be entitled to receive if, pursuant to paragraph (8), they had converted such 5% Preferred Stock fully into Common Stock immediately before the record date for the payment of any such dividends on Common Stock. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock as they appear on the stock records of the Corporation at the close of business on the record date for such dividend on Common Stock, and the Corporation shall pay each such dividend on the applicable payment date for such dividend on the Common Stock.

                (c) For the purpose of determining the number of Additional Preferred to be issued pursuant to paragraph (4)(a), each share of Additional Pre-ferred shall be valued at $1,000.00. Holders of such Additional Preferred shall be entitled to receive dividends payable at the rates specified in paragraph (4)(a).

                (d) The dividends payable for any period shorter than a full Dividend Period on the 5% Preferred Stock shall accrue daily and be computed on the basis of a 360-day year and the actual number of days in such period. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the 5% Preferred Stock that may be in arrears except as otherwise provided herein.

                (e) So long as any shares of the 5% Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities or Junior Securities, for any period, nor shall any Parity Securities or Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Parity Securities or Junior Securities) by the Corporation (except for conversion into or exchange into other Parity Securities or Junior Securities, as the case may be) unless, in each case, (i) full cumulative dividends on all outstanding shares of the 5% Preferred Stock for all Dividend Periods terminating on or prior to the date of such redemption, repurchase or other acquisition shall have been paid or set apart for payment,
(ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock and (iii) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock by the Corporation pursuant to paragraph (6) below. When dividends are not fully paid in Common Stock or Additional Preferred or are not paid in full in cash or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the 5% Preferred Stock and all dividends declared upon Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the 5% Preferred Stock and accumulated and unpaid on such Parity Securities.

                (f) So long as any shares of the 5% Preferred Stock are outstanding, no dividends (other than (i) any Rights issued pursuant to the stockholder rights plan as provided in paragraph (11) and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase, or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary of the Corporation) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as "Junior Securities Distributions") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (A) full cumulative dividends on all outstanding shares of the 5% Preferred Stock and all Parity Securities shall have been paid or set apart for payment for all past Dividend Periods and dividend periods for such Parity Securities, (B) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock and all Parity Securities, (C) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock by the Corporation pursuant to paragraph (6) below and (D) the Corporation has fully performed its obligations under paragraphs (4)(b) and (6).

                (5) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of 5% Preferred Stock shall be entitled to receive the Liquidation Right. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of 5% Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of 5% Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of 5% Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph (5), (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

                (b) Subject to the rights of the holders of any Parity Securities, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the 5% Preferred Stock, as provided in this paragraph (5), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the 5% Preferred Stock shall not be entitled to share therein.

                (6) Redemption. (a) On and after the first Business Day following the earlier to occur of (i) May 30, 2007 or (ii) the date on which both (A) the 25-Day Average Market Price of the Common Stock shall have exceeded $96.00 and (B) May 30, 2004, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of 5% Preferred Stock, from time to time in part, or in whole, payable at the option of the Corporation in (A) cash, at a redemption price of $1,000.00 per share, (B) in shares of Common Stock, at a redemption price of $1,000.00 per share, or (C) in a combination of cash and Common Stock, at a redemption price based on the respective combination of consideration, together in each case with accrued and unpaid dividends thereon, whether or not declared, to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (6)(a), the price per share of Common Stock shall be the 25-Day Average Market Price.

                (b) On and after the first Business Day following May 30, 2010, each holder of shares of 5% Preferred Stock shall have the right to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem such holder's shares of 5% Preferred Stock, from time to time in part, or in whole, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (6)(b), the price per share of Common Stock shall equal the 25-Day Average Market Price. Any holder of shares of 5% Preferred Stock who elects to exercise its rights pursuant to this paragraph (6)(b) shall deliver to the Corporation a written notice of election not less than 20 days prior to the date on which such holder demands redemption pursuant to this paragraph 6(b), which written notice shall set forth the name of the Holder, the number of shares of 5% Preferred Stock to be redeemed and a statement that the election to exercise a redemption right is being made thereby; and, subject to paragraph (10)(d), shall deliver to the Corporation on or before the date of redemption certificates evidencing the shares of 5% Preferred Stock to be redeemed, duly endorsed for transfer to the Corporation.


                (c) If the Corporation shall not have redeemed all outstanding shares of 5% Preferred Stock pursuant to paragraphs (6)(a) or
(6)(b), on May 30,

2020 (the "Mandatory Redemption Date"), to the extent the Corporation shall have funds legally available for such payment, the Corporation shall redeem all outstanding shares of 5% Preferred Stock, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the Mandatory Redemption Date, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (6)(c), the price per share of Common Stock shall be the 25-Day Average Market Price.

                (d) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of 5% Preferred Stock pursuant to paragraphs 6(b) or 6(c) (each, a "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the 5% Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the 5% Preferred Stock) or (ii) declare or make any Junior Securities Distribution (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities), or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

                (e) Upon any redemption of 5% Preferred Stock, the Corporation shall pay the redemption price and any accrued and unpaid dividends in arrears to, but excluding, the applicable redemption date.

                (f) For purposes of paragraph (6)(a) only, unless full cumulative dividends (whether or not declared) on all outstanding shares of 5% Preferred Stock and any Parity Securities shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or prior to the applicable redemption date and notice has been given in accordance with paragraph (7), none of the shares of 5% Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of 5% Preferred Stock are redeemed pro rata and notice has previously been given in accordance with paragraph (7).

                (7) Procedure for Redemption. (a) If the Corporation shall redeem shares of 5% Preferred Stock pursuant to paragraph 6(a), notice of such redemption shall be given by certified mail, return receipt requested, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the applicable redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation and confirmed by facsimile transmission to each holder of record if the Corporation has been furnished with such facsimile address by the holder(s); provided, however, that neither the failure to give such notice nor confirmation nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state: (i) the redemption date; (ii) the number of shares of 5% Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the amount payable, whether such amount shall be paid in Common Stock or in cash and if the payment is in Common Stock an explanation of the determination of the amount to be paid; (iv) the place or places where certificates for such shares are to be surrendered or the notice under paragraph
(10)(d) should be sent for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date, except as otherwise provided herein.

                (b) If notice has been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price of the shares called for redemption and dividends accrued and unpaid thereon, if any), (i) except as otherwise provided herein, dividends on the shares of 5% Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding and (iii) all rights of the holders thereof as holders of the 5% Preferred Stock shall cease (except the right to receive from the Corporation the redemption price without interest thereon, upon surrender and endorsement (or a constructive surrender under paragraph (10)(d)) of their certificates if so required, and to receive any dividends payable thereon).

                (c) Upon surrender (including a constructive surrender under paragraph (10)(d)) in accordance with notice given pursuant to this paragraph
(7) of
the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid, plus any dividends payable thereon. If fewer than all the outstanding shares of 5% Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share). In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued, subject to a holder's election under paragraph
(10)(d), representing the surrendered shares without cost to the holder thereof.

                (8) Conversion. (a) Subject to and upon compliance with the provisions of this paragraph (8), a holder of shares of 5% Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert any or all outstanding shares of 5% Preferred Stock held by such holder, but not fractions of shares, into fully paid and non-assessable shares of Common Stock by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (8)(b). The number of shares of Common Stock deliverable upon conversion of each share of 5% Preferred Stock shall be equal to 12.140991, as adjusted as provided herein (the "Conversion Rate"). The Conversion Rate is subject to adjustment from time to time pursuant to paragraph
(8)(d). The right to convert shares called for redemption pursuant to paragraph 6(a) shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption, in which case such right of conversion shall be reinstated. Upon conversion, any accrued and unpaid dividends on the 5% Preferred Stock at the date of conversion shall be paid to the holder thereof in accordance with the provisions of paragraph (4).


                (b) (i) In order to exercise the conversion privilege, the holder of each share of 5% Preferred Stock to be converted shall surrender (or constructively surrender in accordance with paragraph (10)(d)) the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation to the holders of the 5% Preferred Stock for such purposes, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Such notice shall state that the holder has satisfied any legal or regulatory requirement for conversion, including compliance with the

Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; provided, however, that the Corporation shall use its best efforts in cooperating with such holder to obtain such legal or regulatory approvals to the extent its cooperation is necessary. Such notice shall also state the name or names (with address and social security or other taxpayer identification number, if applicable) in which the certificate or certificates for Common Stock are to be issued. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of 5% Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates representing shares of 5% Preferred Stock surrendered for conversion shall be canceled by the Corporation or the transfer agent.

                (ii) Subject to the last sentence of paragraph (8)(a), holders of shares of 5% Preferred Stock at the close of business on a dividend payment record date shall not be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date if such holder shall have surrendered (or made a constructive surrender under paragraph (10)(d)) for conversion such shares at any time following the preceding Dividend Payment Date and prior to such Dividend Payment Date.



                (iii) Subject to a holder's election under paragraph (10)(d), as promptly as practicable after the surrender (including a constructive surrender under paragraph (10)(d)) by a holder of the certificates for shares of 5% Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph
(10)(c)) for the whole number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (8), and any fractional interest in respect of a share of Common Stock arising on such conversion shall be settled as provided in paragraph (8)(c). Upon conversion of only a portion of the shares of 5% Preferred Stock represented by any certificate, a new certificate shall be issued representing the unconverted portion of the certificate so surrendered without cost to the holder thereof. Subject to a holder's election under paragraph (10)(d), upon the surrender (including a constructive surrender under paragraph (10)(d)) of certificates representing shares of 5% Preferred Stock to be converted, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares so surrendered shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph (8).

                (iv) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock shall have been surrendered (or deemed surrendered pursuant to an election under paragraph (10)(d)) and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

                (c) (i) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the 5% Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of 5% Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion (or deemed surrendered under paragraph (10)(d)) at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of 5% Preferred Stock surrendered (or deemed surrendered under paragraph
(10)(d)) for conversion by such holder.

                (ii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation.

                (d) The Conversion Rate shall be adjusted from time to time as follows:

                (i) If the Corporation shall after the Issue Date (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) effect any reclassification of its outstanding Common Stock, the Conversion Rate in effect on the record date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification, as the case may be, shall be proportionately adjusted so that the holder of any share of 5% Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (8)(h)) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification. Adjustments in accordance with this paragraph (8)(d)(i) shall be made whenever any event listed above shall occur.

                (ii) If the Corporation shall after the Issue Date fix a record date for the issuance of rights or warrants (in each case, other than any Rights issued pursuant to the stockholder rights plan as provided in paragraph
(11) ) to all holders
of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share (or, in the case of a right or warrant to purchase securities convertible into Common Stock, having an effective exercise price per share of Common Stock, computed on the basis of the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the amount of additional consideration payable, if any, to receive one share of Common Stock upon conversion of such securities) less than the 25-Day Average Market Price on the date on which such issuance was declared or otherwise announced by the Corporation (the "Determination Date"), then the Conversion Rate in effect at the opening of business on the Business Day next following such record date shall be adjusted so that the holder of each share of 5% Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to such record date by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and
(B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants (or in the case of a right or warrant to purchase securities convertible into Common Stock, the aggregate number of additional shares of Common Stock into which the convertible securities so offered are initially convertible), and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such 25-Day Average Market Price on such date (or, in the case of a right of warrant to purchase securities convertible into Common Stock, the number of shares of Common Stock obtained by dividing the aggregate exercise price of such rights or warrants for the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the aggregate amount of additional consideration payable, if any, to convert such securities into Common Stock, by such 25-Day Average Market Price). Such adjustment shall become effective immediately after the opening of business on the Business Day next following such record date (except as provided in paragraph (8)(h)). Such adjustment shall be made successively whenever such a record date is fixed. In the event that after fixing a record date such rights or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such 25-Day Average Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith. In case any rights or warrants referred to in this subparagraph (ii) shall expire unexercised after the same have been distributed or issued by the Corporation (or, in the case of rights or warrants to purchase securities convertible into Common Stock once exercised, the conversion right of such securities shall expire), the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.


                (iii) If the Corporation shall fix a record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness, shares of its capital stock or assets (excluding regular cash dividends or distributions declared in the ordinary course by the Board of Directors and dividends payable in Common Stock for which an adjustment is made pursuant to paragraph (8)(d)(i)) or rights or warrants (in each case, other than any Rights issued pursuant to the stockholder rights plan as provided in paragraph (11)) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock or securities convertible into shares of Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Rate shall be adjusted so that the holder of each share of 5% Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to the close of business on such record date by (II) a fraction, the numerator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date, and the denominator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date less the then-fair market value (as determined by the Board of Directors in good faith, whose determinations shall be conclusive) of the portion of the assets, shares of its capital stock or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that after fixing a record date such distribution is not so made, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. Such adjustment shall become effective immediately at the opening of business on the Business

Day next following (except as provided in paragraph (8)(h)) the record date for the determination of stockholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of 5% Preferred Stock after such determination date, shall not require an adjustment of the Conversion Rate pursuant to this subparagraph (iii); provided, however, that on the date, if any, on which a Person converting a share of 5% Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Rate shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the record date" within the meaning of the three preceding sentences). If any rights or warrants referred to in this subparagraph (iii) shall expire unexercised after the same shall have been distributed or issued by the Corporation, the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash in the amount per share that, together with the aggregate of the per share amounts of any other cash distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (iv) has been made exceeds 5.0% of the 25-Day Average Market Price immediately prior to the date of declaration of such dividend or distribution (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 8(e) is made), then, in such case, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date for the cash dividend or distribution by a fraction the numerator of which shall be the Current Market Price of a share of the Common Stock on the Record Date and the denominator shall be such Current Market Price less the per share amount of cash so distributed during the 12-month period applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the

Business Day following the Record Date; provided, however, that in the event the denominator of the foregoing fraction is zero or negative, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of 5% Preferred Stock shall have the right to receive upon conversion, in addition to the shares of Common Stock to which the holder is entitled, the amount of cash such holder would have received had such holder converted each share of 5% Preferred Stock at the beginning of the 12-month period. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if any adjustment is required to be made as set forth in this paragraph
(8)(d)(iv), the calculation of any such adjustment shall include the amount of the quarterly cash dividends paid during the 12-month reference period only to the extent such dividends exceed the regular quarterly cash dividends paid during the 12 months preceding the 12-month reference period. For purposes of this paragraph (8)(d)(iv), "Record Date" shall mean, with respect to any dividend or distribution in which the holders of Common Stock have the right to receive cash, the date fixed for determination of stockholders entitled to receive such cash. In the event that at any time cash distributions to holders of Common Stock are not paid equally on all series of Common Stock, the provisions of this paragraph 8(d)(iv) will apply to any cash dividend or cash distribution on any series of Common Stock otherwise meeting the requirements of this paragraph, and shall be deemed amended to the extent necessary so that any adjustment required will be made on the basis of the cash dividend or cash distribution made on any such series.


                (v) In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by the Corporation or any subsidiary of the Corporation for all or any portion of the outstanding shares of Common Stock to the extent that the cash and fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive and shall be described in a resolution of such Board) of any other consideration included in such payment per share of Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) exceed by more than 5.0%, with any smaller excess being disregarded in computing the adjustment to the Conversion Rate provided in this paragraph (8)(d)(v), the first reported sale price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consider-ation payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchase Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchase Shares) on the Expiration Time and the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.

                (vi) No adjustment in the Conversion Rate shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in the Conversion Rate; provided, however, that any adjustments that by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made, and provided further that any adjustment shall be required and made in accordance with the provisions of this paragraph (8) (other than this subparagraph (vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution for United States income tax purposes to the holders of shares of 5% Preferred Stock or Common Stock. Notwithstanding any other provisions of this paragraph (8), the Corporation shall not be required to make any adjustment of the Conversion Rate for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this paragraph (8) shall be made to the nearest dollar or to the nearest 1/1,000 of a share, as the case may be. Anything in this paragraph
(8)(d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such adjustments in the Conversion Rate, in addition to those required by this paragraph (8)(d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution or rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

                (vii) In the event that, at any time as a result of shares of any other class of capital stock becoming issuable in exchange or substitution for or in lieu of shares of Common Stock or as a result of an adjustment made pursuant to the provisions of this paragraph (8)(d), the holder of 5% Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of any shares of 5% Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                (viii) The $96.00 required stock price threshold set forth in paragraph (6)(a)(ii) shall be adjusted from time to time in a manner consistent with the provisions of this paragraph (8)(d).

                (e) (i) If the Corporation shall be a party to any transaction (including without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which paragraph (8)(d)(i) applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), there shall be no adjustment to the Conversion Rate but each share of 5% Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of 5% Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (8)(e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The provisions of this paragraph (8)(e) shall similarly apply to successive Transactions.

                (ii) Notwithstanding anything herein to the contrary , if the Corporation is reorganized such that the Common Stock is exchanged for the common stock of a new entity ("Holdco") whose common stock is traded on the Nasdaq National Market or another recognized securities exchange or automated quotation system, then the Corporation, by notice to and consultation with the holders of the 5% Preferred Stock, may cause the exchange of the 5% Preferred Stock for preferred stock of Holdco having the same terms and conditions as set forth herein; provided that the rights attaching to the preferred stock of Holdco shall be adjusted so as to comply with the local law of the country of incorporation of Holdco or the new share structure of Holdco subject to such rights effectively giving the same economic rights as the 5% Preferred Stock (including for these purposes any resultant change in the tax treatment for the holders of such stock).

                (f)     If:

                (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; or

                (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                (iii) there shall be any subdivision, combination or reclassification of the Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

                (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

then the Corporation shall cause to be filed with any transfer agent designated by the Corporation pursuant to paragraph (8)(b) and shall cause to be mailed to the holders of shares of the 5% Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least ten days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend (or such other distribution) or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up or other action is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of any distribution, right, warrant, subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up or other action, or the vote upon any of the foregoing.

                (g) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall prepare an officer's certificate with respect to such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the effective date of such adjustment and shall mail a copy of such officer's certificate to the holder of each share of 5% Preferred Stock at such holder's last address as shown on the stock records of the Corporation. If the Corporation shall have designated a transfer agent pursuant to paragraph (8)(b), it shall also promptly file with such transfer agent an officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment.

                (h) In any case in which paragraph (8)(d) provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of 5% Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (8)(c).

                (i) For purposes of this paragraph (8), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

                (j) There shall be no adjustment of the Conversion Rate in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this paragraph (8). If any single action would require adjustment of the Conversion Rate pursuant to more than one subparagraph of this paragraph (8), only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

                (k) If the Corporation shall take any action affecting the Common Stock, other than action described in this paragraph (8), that in the opinion of the Board of Directors materially adversely affects the conversion rights of the holders of the shares of 5% Preferred Stock, the Conversion Rate may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided that the provisions of this paragraph (8)(k) shall not affect any rights the holders of 5% Preferred Stock may have at law or in equity.

                (l) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the 5% Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of 5% Preferred Stock not theretofore converted. For purposes of this paragraph (8)(l) the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of 5% Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                (ii) The Corporation covenants that any shares of Common Stock issued upon conversion of the 5% Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment increasing the Conversion Rate such that the quotient of $1,000.00 and the Conversion Rate (which quotient initially shall be $82.3656) would be reduced below the then-par value of the shares of Common Stock deliverable upon conversion of the 5% Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock based upon such adjusted Conversion Rate.

                (iii) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the 5% Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

                (m) The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the 5% Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the 5% Preferred Stock to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the satisfaction of the Corporation, that such tax has been paid.

                (n) No adjustment in the Conversion Rate need be made for a transaction referred to in paragraph (8)(d)(i) through (v) above to the extent that all holders of 5% Preferred Stock are entitled to participate in such transaction pursuant to paragraph 4(b).

                (9) Voting Rights. (a) The holders of record of shares of 5% Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (9) or as otherwise provided by law.

                (b) If and whenever either (i) six quarterly dividends (whether or not consecutive) payable on the 5% Preferred Stock have not been paid in full, (ii) the Corporation shall have failed to discharge its Mandatory Redemption Obligation or (iii) there occurs a Bankruptcy Event (any such event described in the preceding subparagraphs (i) through (iii) being hereinafter referred to as a "Trigger Event"), a vote of the holders of shares of 5% Preferred Stock, voting as a single class, will be required on all matters brought to stockholders of the Corporation. Whenever all arrears in dividends on the 5% Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, the Corporation shall have fulfilled its Mandatory Redemption Obligation and all Bankruptcy Events shall have been cured (the

"Trigger Event Cure"), then the right of the holders of the 5% Preferred Stock to vote as described in this paragraph 9(b) shall cease (but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs).

                (c) Upon the occurrence of any Trigger Event, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of 5% Preferred Stock, together with the holders of shares of every other series of preferred stock (including, without limitation, Additional Preferred) upon which like rights to vote for the election of two additional directors have been conferred and are exercisable (resulting from either the failure to pay dividends or the failure to redeem) (any such other series is referred to as the "Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of 5% Preferred Stock and the Preferred Shares, called as hereinafter provided. Whenever all arrears in dividends on the Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, the Corporation shall have fulfilled any redemption obligation in respect of the Preferred Shares, and the Trigger Event Cure has occurred, then the right of the holders of the 5% Preferred Stock and the Preferred Shares to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs), and the terms of office of all persons elected as directors by the holders of 5% Preferred Stock and the Preferred Shares shall forthwith terminate and the number of members of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in holders of shares of 5% Preferred Stock and the Preferred Shares, the Secretary of the Corporation may, and upon the written request of any holder of 5% Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the 5% Preferred Stock and of the Preferred Shares for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the By-laws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary of the Corporation within 20 days after receipt of any such request, then any holder of shares of 5% Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the 5% Preferred Stock and the Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the 5% Preferred Stock and the Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

                (d) Without the written consent of the holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock or the vote of holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock at a meeting of the holders of 5% Preferred Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the 5% Preferred Stock; provided that any such amendment that changes the dividend payable on, the Conversion Rate with respect to, or the liquidation preference of the 5% Preferred Stock shall require the affirmative vote at a meeting of holders of 5% Preferred Stock called for such purpose or written consent of the holder of each share of 5% Preferred Stock.

                (e) Without the written consent of the holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock or the vote of holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock at a meeting of such holders called for such purpose, the Corporation will not issue any additional 5% Preferred Stock or create, authorize or issue any Parity Securities or Senior Securities or increase the authorized amount of any such other class or series; provided that this paragraph 9(e) shall not limit the right of the Corporation to (i) issue Additional Preferred as dividends pursuant to paragraph 4 or (ii) to issue Parity Securities or Senior Securities in order to refinance, redeem or refund the 13% Preferred, provided that the maximum accrual value (i.e. the sum of stated value and maximum amount payable in kind over the term from issuance to first date of mandatory redemption or redemption at the option of the holder) of such Parity Securities may not exceed the maximum accrual value of the 13% Preferred.

                (f) In exercising the voting rights set forth in this paragraph (9), each share of 5% Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the 5% Preferred Stock as a single class on any matter, then the 5% Preferred Stock and other series shall have with respect to such matters one vote per $1,000 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of 5% Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

                (g) Nothing in this paragraph (9) shall be in derogation of any rights that a holder of shares of 5% Preferred Stock may have in his capacity as a holder of shares of Common Stock.

                (10) General Provisions. (a) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

                (b) If the Corporation shall have failed to declare or pay dividends as required pursuant to paragraph (4) or shall have failed to discharge any obligation to redeem shares of 5% Preferred Stock pursuant to paragraph (6), the holders of shares of 5% Preferred Stock shall be entitled to receive, in addition to all other amounts required to be paid hereunder, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends on the aggregate dividends which the Corporation shall have failed to declare or pay or the redemption price, together with accrued and unpaid dividends thereon, as the case may be, at a rate of 2% per quarter, compounded quarterly, for the period during which the failure to pay dividends or failure to discharge an obligation to redeem shares of 5% Preferred Stock shall continue.

                (c) The shares of 5% Preferred Stock shall bear the following legend:


                THE SHARES OF PREFERRED STOCK (THE "PREFERRED STOCK"), PAR VALUE $0.01 PER SHARE, OF NTL INCORPORATED (THE "CORPORATION") AND THE SHARES OF COMMON STOCK (THE "COMMON STOCK"), PAR VALUE $0.01 PER SHARE, OF THE CORPORATION INTO WHICH THE PREFERRED STOCK MAY BE CONVERTED OR REDEEMED REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMP-

                TION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE PREFERRED STOCK, OR COMMON STOCK IF THE PREFERRED STOCK HAS BEEN CONVERTED OR REDEEMED, EVIDENCED BY THIS CERTIFICATE, IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE INVESTMENT AGREEMENT, DATED JULY 26, 1999, AS AMENDED, BETWEEN NTL (DELAWARE), INC. AND FRANCE TELECOM S.A. A COPY OF THIS AGREEMENT IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH PREFERRED STOCK OR COMMON STOCK UPON WRITTEN REQUEST TO THE CORPORATION.

                THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE CONVERTED INTO COMMON STOCK OR REDEEMED IN EXCHANGE FOR COMMON STOCK WITHOUT THE SURRENDER AND EXCHANGE OF THIS CERTIFICATE FOR CERTIFICATES REPRESENTING SUCH COMMON STOCK. A NOTICE OF SUCH CONVERSION OR REDEMPTION EVENT, IF ANY, IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE CORPORATION.

                THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF THE PREFERRED STOCK WHO SO REQUESTS THE POWERS, DESIGNATION, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF THE PREFERRED STOCK.

                The shares of Common Stock issuable upon conversion or redemption of the 5% Preferred Stock shall bear the following legend:


                THE SHARES OF COMMON STOCK (THE "COMMON STOCK"), PAR VALUE $0.01 PER SHARE, OF NTL INCORPORATED (THE "CORPORATION") REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SE-

                CURITIES ACT OF 1933, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE INVESTMENT AGREEMENT, DATED JULY 26, 1999, AS AMENDED, BETWEEN NTL (DELAWARE), INC. AND FRANCE TELECOM S.A. A COPY OF THIS AGREEMENT IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH COMMON STOCK UPON WRITTEN REQUEST TO THE CORPORATION.

                (d) (i) Whenever in connection with any conversion or redemption of the 5% Preferred Stock in exchange for Common Stock the holder is required to surrender certificates representing such shares of 5% Preferred Stock, such holder may, by written notice to the Corporation and its transfer agent, elect to retain such certificates. In such case, the certificates so retained by the holder thereof shall be deemed to represent, at and from the date of such conversion or redemption, the number of shares of Common Stock issuable upon such conversion or redemption (subject to paragraph (8)(c), if applicable), and shall be so reflected upon the books of the Corporation and its transfer agent.

                (ii) (AA) A holder who has previously elected to retain certificates representing the 5% Preferred Stock in accordance with paragraph
(10)(d)(i) upon conversion or redemption may subsequently elect to receive certificates representing the shares of Common Stock issued upon such conversion or redemption. To receive certificates representing such shares of Common Stock, the holder of such certificate shall surrender it, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation for such purposes, with a written notice of that election.

                (B) Unless the certificates to be issued shall be registered in the same name as the name in which such surrendered certificates are registered, each certificate so surrendered shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates so surrendered shall be canceled by the Corporation or the transfer agent.

                (C) As promptly as practicable after the surrender by a holder of such certificates, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph
(10)(c)) for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock represented by the certificates so surrendered.

                (ll) Stockholder Rights Plan. The shares of 5% Preferred Stock shall be entitled to the benefits of a number of rights issuable under the Rights Agreement, dated as of October 13, 1993, as amended, between the Corporation and Continental Stock Transfer & Trust Company or any successor plan of similar purpose and effect (the "Rights") equal to the number of shares of Common Stock then issuable upon conversion of the 5% Preferred Stock at the prevailing Conversion Rate. Any shares of Common Stock deliverable upon conversion or redemption of a share of 5% Preferred Stock or upon payment of a dividend shall be accompanied by a Right."

               IN WITNESS WHEREOF, NTL Incorporated has caused this Certificate of Designation to be signed by the undersigned this 2nd day of January 2001.

                                   NTL INCORPORATED

                                   By:/s/ Richard J. Lubasch
                                      -----------------------------
                                      Name: Richard J. Lubasch
                                      Title:Executive Vice President, General
                                                Counsel and Secretary

                           CERTIFICATE OF DESIGNATION
                       OF THE VOTING POWERS, DESIGNATION,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
              OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS,
                       LIMITATIONS AND RESTRICTIONS OF THE
                     5% CUMULATIVE PARTICIPATING CONVERTIBLE
                         PREFERRED STOCK, SERIES B-2 OF
                                NTL INCORPORATED

                         ------------------------------
                        PURSUANT TO SECTION 151(g) OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                         ------------------------------

                The undersigned, Executive Vice President, General Counsel and Secretary of NTL Incorporated, a Delaware corporation (the "Corporation"), HEREBY CERTIFIES that the Board of Directors, in accordance with Article FOURTH, Section B of the Corporation's Restated Certificate of Incorporation (the "Certificate of Incorporation") and Section 151(g) of the Delaware General Corporation Law (the "DGCL"), has authorized the creation of the series of Preferred Stock (as defined below) hereinafter provided for and has established the dividend, redemption, conversion and voting rights thereof and has adopted the following resolution, creating the following new series of Preferred Stock:

                "BE IT RESOLVED that, pursuant to authority expressly granted to the Board of Directors by the provisions of Article FOURTH, Section B of the Restated Certificate of Incorporation of the Corporation and Section 151(g) of the DGCL, there is hereby created and authorized the issuance of a new series of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), with the following powers, designations, dividend rights, voting powers, rights on liquidation, conversion rights, redemption rights and other preferences and relative, participating, optional or other special rights and with the qualifications, limitations or restrictions on the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof set forth in the Certificate of Incorporation that are applicable to each series of Preferred Stock) hereinafter set forth.

                (1) Number and Designation. 23,847.14 shares of Preferred Stock shall be designated as "5% Cumulative Participating Convertible Preferred Stock, Series B-2 of NTL Incorporated" (the "5% Preferred Stock") and no other shares of Preferred Stock shall be designated as 5% Preferred Stock.

                (2) Definitions. For purposes of the 5% Preferred Stock, the following terms shall have the meanings indicated:

                "Additional Preferred" shall have the meaning set forth in paragraph (4)(a).

                "Bankruptcy Event" shall mean any of the following: (I) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of any Major Entity in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity or for all or substantially all of the property and assets of any Major Entity or (C) the winding up or liquidation of the affairs of any Major Entity; or (II) any Major Entity (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity, or for all or substantially all of the property and assets of any Major Entity or (C) effects any general assignment for the benefit of creditors.

                "Board of Directors" shall mean the board of directors of the Corporation. Except as such term is used in paragraph (9), "Board of Directors" shall also mean the Executive Committee, if any, of such board of directors or any other committee duly authorized by such board of directors to perform any of its responsibilities with respect to the 5% Preferred Stock.

                "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

                "Certificate of Incorporation" shall have the meaning set forth in the preamble.

                "Common Stock" shall mean the common stock, par value $0.01 per share, of the Corporation.

                "Constituent Person" shall have the meaning set forth in paragraph (8)(e)(i).

                "Conversion Rate" shall have the meaning set forth in paragraph
        (8)(a).

                "Corporation" shall have the meaning set forth in the preamble.

                "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sale price for such security on the principal exchange or quotation system on which such security is listed or traded. If the security is not admitted for trading on any national securities exchange or the Nasdaq National Market, "Current Market Price" shall mean the average of the last reported closing bid and asked prices reported by the Nasdaq as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose or as quoted by the National Quotation Bureau Incorporated. In the event that no such quotation is available for such day, the Current Market Price shall be the average of the quotations for the last five Trading Days for which a quotation is available within the last 30 Trading Days prior to such day. In the event that five such quotations are not available within such 30-Trading Day period, the Board of Directors shall be entitled to determine the Current Market Price on the basis of such quotations as it reasonably considers appropriate.

                "Determination Date" shall have the meaning set forth in paragraph (8)(d)(ii).

                "DGCL" shall have the meaning set forth in the preamble.

                "Dividend Payment Date" shall mean September 30, December 31, March 31 and June 30 of each year, commencing on December 31, 2000; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment

        Date shall be paid on the Business Day immediately following such Dividend Payment Date.

                "Dividend Periods" shall mean quarterly dividend periods commencing on September 30, December 31, March 31 and June 30 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                "Expiration Time" shall have the meaning set forth in paragraph
        (8)(d)(v).

                "5% Preferred Stock" shall have the meaning set forth in paragraph (1).

                "Holdco" shall have the meaning set forth in paragraph
        (8)(e)(ii).

                "Issue Date" shall mean the date on which shares of 5% Preferred Stock are first issued by the Corporation.

                "Junior Securities" shall have the meaning set forth in paragraph (3)(c).

                "Junior Securities Distributions" shall have the meaning set forth in paragraph (4)(f).

                "Liquidation Right" shall mean, for each share of 5% Preferred Stock, the greater of (i) an amount equal to $1,000.00 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders, and (ii) the amount that would be received in liquidation following conversion of a share of 5% Preferred Stock into Common Stock.

                "Major Entity" shall mean any of the Corporation, NTL (Delaware), Inc., NTL Communications Corp., Diamond Cable Communications Limited, Diamond Holdings Limited, NTL (Triangle) LLC or any
        Significant Subsidiary.

                "Mandatory Redemption Date" shall have the meaning set forth in paragraph (6)(c).

                "Mandatory Redemption Obligation" shall have the meaning set forth in paragraph (6)(d).

                "Nasdaq" means the Nasdaq Stock Market, Inc., the electronic securities market regulated by the National Association of Securities Dealers, Inc.

                "Nasdaq National Market" shall have the meaning set forth in Rule 4200(a)(23) of the rules of the National Association of Securities Dealers, Inc.

                "non-electing share" shall have the meaning set forth in paragraph (8)(e)(i).

                "NYSE" means the New York Stock Exchange.

                "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

                "Parity Securities" shall have the meaning set forth in paragraph (3)(b).

                "Person" shall mean any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, any unincorporated organization, any other entity, a "group" of such persons, as that term is defined in Rule 13d-5(b) under the Exchange Act, or a government or political subdivision thereof.

                "Preferred Shares" has the meaning set forth in paragraph
        (9)(c).

                "Preferred Stock" shall have the meaning set forth in the first paragraph of this resolution.

                "Purchase Shares" shall have the meaning set forth in paragraph
        (8)(d)(v).

                "Record Date" shall have the meaning set forth in paragraph
        (8)(d)(iv).

                "Relevant Compounding Factor" shall mean, with respect to each share of 5% Preferred Stock, upon initial issuance 1.00, and shall on each Dividend Payment Date be increased to equal the product of the Relevant Compounding Factor in effect immediately prior to such Dividend Payment Date and 1.0125.

                "Rights" shall have the meaning set forth in paragraph (11).

                "Securities" shall have the meaning set forth in paragraph
        (8)(d)(iii).

                "Senior Securities" shall have the meaning set forth in paragraph (3)(a).

                "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Securities or any class or series of Parity Securities are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the 5% Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent, as the case may be.

                "Significant Subsidiary" shall have the meaning given to such term in Regulation S-X under the Exchange Act.

                "13% Preferred" shall have the meaning set forth in paragraph
        (3)(d).

                "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market, or if



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



        such securities are not quoted thereon, in the applicable securities market in which the securities are traded.

                "Transaction" shall have the meaning set forth in paragraph
        (8)(e)(i).

                "Trigger Event" shall have the meaning set forth in paragraph
        (9)(b).

                "Trigger Event Cure" shall have the meaning set forth in paragraph (9)(b).

                "25-Day Average Market Price" shall mean, for any security, the volume-weighted average of the Current Market Prices of that security for the twenty-five Trading Days immediately preceding the date of determination.

                (3) Rank. Any class or series of stock of the Corporation shall be deemed to rank:

                (a) prior to the 5% Preferred Stock, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of 5% Preferred Stock ("Senior Securities");

                (b) on a parity with the 5% Preferred Stock, either as to the payment of dividends or as to distributions of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the 5% Preferred Stock, if the holders of the 5% Preferred Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

                (c) junior to the 5% Preferred Stock, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or if the holders of the 5% Preferred Stock shall be entitled to receipt of dividends, and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of such stock or series ("Junior Securities").

                (d) Each of the 13% Senior Redeemable Exchangeable Preferred Stock of the Corporation and the 13% Series B Senior Redeemable Exchangeable Preferred Stock of the Corporation (collectively, the "13% Preferred") is a Senior Security. Each of the Series A Junior Participating Preferred Stock of the Corporation is a Junior Security. The 5% Cumulative Participating Convertible Preferred Stock, Series A of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series C of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series D of the Corporation, the 5% Cumulative Preferred Stock, Series A of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series E of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series B of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series F of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series B-1 of the Corporation, the 5% Cumulative Participating Convertible Preferred Stock, Series G of the Corporation and one or more classes of Additional Preferred shall be Parity Securities; provided, however, that there shall be no issue of other Senior Securities, Parity Securities or rights or options exercisable for or convertible into any such securities, except as approved by the holders of the 5% Preferred Stock pursuant to paragraph 9(e).

                (e) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be. The 5% Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities as set forth herein.

                (4) Dividends. (a) Subject to paragraph (8)(b)(ii), the holders of shares of 5% Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the quarterly rate of $12.50 per share (assuming a $1,000.00 face amount) payable in cash, shares of Common Stock (such Common Stock for this purpose to be assigned a value equal to the 25-Day Average Market Price as of the record date for such Dividend Payment Date) or additional shares of Preferred Stock of a class to be designated by the Board of Directors having terms substantially identical to the 5% Preferred Stock except as follows: (A) the Conversion Rate (as set forth in Section 8(a)) on such Preferred Stock initially shall be the quotient resulting from the division of the Conversion Rate (as then in effect on the 5% Preferred Stock) by the Relevant Compounding Factor and (B) the number of shares of such Preferred Stock payable as a dividend on any Dividend Payment Date shall increase for each Dividend Payment Date from the first Dividend Payment Date by the Relevant Compounding Factor (such classes of Preferred Stock singularly and collectively, the "Additional Preferred"). All dividends on the 5% Preferred Stock, in whatever form, shall be payable in arrears quarterly on each Dividend Payment Date and shall be cumulative from the Issue Date (except that dividends on Additional Preferred shall accrue from the date such Additional Preferred is issued or would have been issued in accordance with this Certificate of Designation if such dividends had been declared), whether or not in any Dividend Period or Dividend Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the record date for such dividend. Upon the declaration of any such dividend, the Board of Directors shall fix as such record date the fifth Business Day preceding the relevant Dividend Payment Date and shall give notice on or prior to the record date of the form of payment of such dividend. Accrued and unpaid dividends for any past Dividend Payment Date may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such record date, not more than 45 days nor less than five Business Days preceding the payment date thereof, as may be fixed by the Board of Directors.

                (b) In addition to the dividends described in the preceding paragraph, holders of shares of the 5% Preferred Stock shall be entitled to receive an amount equal to the amount (and in the form of consideration) that such holders would be entitled to receive if, pursuant to paragraph (8), they had converted such 5% Preferred Stock fully into Common Stock immediately before the record date for the payment of any such dividends on Common Stock. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock as they appear on the stock records of the Corporation at the close of business on the record date for such dividend on Common Stock, and the Corporation shall pay each such dividend on the applicable payment date for such dividend on the Common Stock.

                (c) For the purpose of determining the number of Additional Preferred to be issued pursuant to paragraph (4)(a), each share of Additional Preferred shall be valued at $1,000.00. Holders of such Additional Preferred shall be entitled to receive dividends payable at the rates specified in paragraph (4)(a).

                (d) The dividends payable for any period shorter than a full Dividend Period on the 5% Preferred Stock shall accrue daily and be computed on the basis of a 360-day year and the actual number of days in such period. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the 5% Preferred Stock that may be in arrears except as otherwise provided herein.

                (e) So long as any shares of the 5% Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities or Junior Securities, for any period, nor shall any Parity Securities or Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Parity Securities or Junior Securities) by the Corporation (except for conversion into or exchange into other Parity Securities or Junior Securities, as the case may be) unless, in each case, (i) full cumulative dividends on all outstanding shares of the 5% Preferred Stock for all Dividend Periods terminating on or prior to the date of such redemption, repurchase or other acquisition shall have been paid or set apart for payment,
(ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock and (iii) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock by the Corporation pursuant to paragraph (6) below. When dividends are not fully paid in Common Stock or Additional Preferred or are not paid in full in cash or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the 5% Preferred Stock and all dividends declared upon Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the 5% Preferred Stock and accumulated and unpaid on such Parity Securities.

                (f) So long as any shares of the 5% Preferred Stock are outstanding, no dividends (other than (i) any Rights issued pursuant to the stockholder rights plan as provided in paragraph (11) and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be re deemed, purchased or otherwise acquired (other than a redemption, purchase, or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary of the Corporation) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as "Junior Securities Distributions") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (A) full cumulative dividends on all outstanding shares of the 5% Preferred Stock and all Parity Securities shall have been paid or set apart for payment for all past Dividend Periods and dividend periods for such Parity Securities, (B) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock and all Parity Securities, (C) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock by the Corporation pursuant to paragraph (6) below and (D) the Corporation has fully performed its obligations under paragraphs (4)(b) and (6).

                (5) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of 5% Preferred Stock shall be entitled to receive the Liquidation Right. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of 5% Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of 5% Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of 5% Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph (5), (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

                (b) Subject to the rights of the holders of any Parity Securities, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the 5% Preferred Stock, as provided in this paragraph (5), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the 5% Preferred Stock shall not be entitled to share therein.

                (6) Redemption. (a) On and after the first Business Day following the earlier to occur of (i) May 30, 2007 or (ii) the date on which both (A) the 25-Day Average Market Price of the Common Stock shall have exceeded $96.00 and (B) May 30, 2004, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of 5% Preferred Stock, from time to time in part, or in whole, payable at the option of the Corporation in (A) cash, at a redemption price of $1,000.00 per share, (B) in shares of Common Stock, at a redemption price of $1,000.00 per share, or (C) in a combination of cash and Common Stock, at a redemption price based on the respective combination of consideration, together in each case with accrued and unpaid dividends thereon, whether or not declared, to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (6)(a), the price per share of Common Stock shall be the 25-Day Average Market Price.

                (b) On and after the first Business Day following May 30, 2010, each holder of shares of 5% Preferred Stock shall have the right to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem such holder's shares of 5% Preferred Stock, from time to time in part, or in whole, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (6)(b), the price per share of Common Stock shall equal the 25-Day Average Market Price. Any holder of shares of 5% Preferred Stock who elects to exercise its rights pursuant to this paragraph (6)(b) shall deliver to the Corporation a written notice of election not less than 20 days prior to the date on which such holder demands redemption pursuant to this paragraph 6(b), which written notice shall set forth the name of the Holder, the number of shares of 5% Preferred Stock to be redeemed and a statement that the election to exercise a redemption right is being made thereby; and, subject to paragraph (10)(d), shall deliver to the Corporation on or before the date of redemption certificates evidencing the shares of 5% Preferred Stock to be redeemed, duly endorsed for transfer to the Corporation.

                (c) If the Corporation shall not have redeemed all outstanding shares of 5% Preferred Stock pursuant to paragraphs (6)(a) or
(6)(b), on May 30, 2020 (the "Mandatory Redemption Date"), to the extent the Corporation shall have funds legally available for such payment, the Corporation shall redeem all outstanding shares of 5% Preferred Stock, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the Mandatory Redemption Date, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (6)(c), the price per share of Common Stock shall be the 25-Day Average Market Price.

                (d) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of 5% Preferred Stock pursuant to paragraphs 6(b) or 6(c) (each, a "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the 5% Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the 5% Preferred Stock) or (ii) declare or make any Junior Securities Distribution (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities), or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

                (e) Upon any redemption of 5% Preferred Stock, the Corporation shall pay the redemption price and any accrued and unpaid dividends in arrears to, but excluding, the applicable redemption date.

                (f) For purposes of paragraph (6)(a) only, unless full cumulative dividends (whether or not declared) on all outstanding shares of 5% Preferred Stock and any Parity Securities shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or prior to the applicable redemption date and notice has been given in accordance with paragraph (7), none of the shares of 5% Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of 5% Preferred Stock are redeemed pro rata and notice has previously been given in accordance with paragraph (7).

                (7) Procedure for Redemption. (a) If the Corporation shall redeem shares of 5% Preferred Stock pursuant to paragraph 6(a), notice of such redemption shall be given by certified mail, return receipt requested, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the applicable redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation and confirmed by facsimile transmission to each holder of record if the Corporation has been furnished with such facsimile address by the holder(s); provided, however, that neither the failure to give such notice nor confirmation nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state: (i) the redemption date; (ii) the number of shares of 5% Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the amount payable, whether such amount shall be paid in Common Stock or in cash and if the payment is in Common Stock an explanation of the determination of the amount to be paid; (iv) the place or places where certificates for such shares are to be surrendered or the notice under paragraph
(10)(d) should be sent for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date, except as otherwise provided herein.

                (b) If notice has been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price of the shares called for redemption and dividends accrued and unpaid thereon, if any), (i) except as otherwise provided herein, dividends on the shares of 5% Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding and (iii) all rights of the holders thereof as holders of the 5% Preferred Stock shall cease (except the right to receive from the Corporation the redemption price without interest thereon, upon surrender and endorsement (or a constructive surrender under paragraph (10)(d)) of their certificates if so required, and to receive any dividends payable thereon).

                (c) Upon surrender (including a constructive surrender under paragraph (10)(d)) in accordance with notice given pursuant to this paragraph
(7) of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid, plus any dividends payable thereon. If fewer than all the outstanding shares of 5% Preferred Stock are to be redeemed, the number of shares to be re deemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share). In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued, subject to a holder's election under paragraph (10)(d), representing the surrendered shares without cost to the holder thereof.

                (8) Conversion. (a) Subject to and upon compliance with the provisions of this paragraph (8), a holder of shares of 5% Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert any or all outstanding shares of 5% Preferred Stock held by such holder, but not fractions of shares, into fully paid and non-assessable shares of Common Stock by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (8)(b). The number of shares of Common Stock deliverable upon conversion of each share of 5% Preferred Stock shall be equal to 12.292744, as adjusted as provided herein (the "Conversion Rate"). The Conversion Rate is subject to adjustment from time to time pursuant to paragraph
(8)(d). The right to convert shares called for redemption pursuant to paragraph 6(a) shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption, in which case such right of conversion shall be reinstated. Upon conversion, any accrued and unpaid dividends on the 5% Preferred Stock at the date of conversion shall be paid to the holder thereof in accordance with the provisions of paragraph (4).

                (b) (i) In order to exercise the conversion privilege, the holder of each share of 5% Preferred Stock to be converted shall surrender (or constructively surrender in accordance with paragraph (10)(d)) the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation to the holders of the 5% Preferred Stock for such purposes, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Such notice shall state that the holder has satisfied any legal or regulatory requirement for conversion, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; provided, however, that the Corporation shall use its best efforts in cooperating with such holder to obtain such legal or regulatory approvals to the extent its cooperation is necessary. Such notice shall also state the name or names (with address and social security or other taxpayer identification number, if applicable) in which the certificate or certificates for Common Stock are to be issued. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of 5% Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates representing shares of 5%
Preferred Stock surrendered for conversion shall be canceled by the Corporation or the transfer agent.

                (ii) Subject to the last sentence of paragraph (8)(a), holders of shares of 5% Preferred Stock at the close of business on a dividend payment record date shall not be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date if such holder shall have surrendered (or made a constructive surrender under paragraph (10)(d)) for conversion such shares at any time following the preceding Dividend Payment Date and prior to such Dividend Payment Date.

                (iii) Subject to a holder's election under paragraph (10)(d), as promptly as practicable after the surrender (including a constructive surrender under paragraph (10)(d)) by a holder of the certificates for shares of 5% Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph
(10)(c)) for the whole number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (8), and any fractional interest in respect of a share of Common Stock arising on such conversion shall be settled as provided in paragraph (8)(c). Upon conversion of only a portion of the shares of 5% Preferred Stock represented by any certificate, a new certificate shall be issued representing the unconverted portion of the certificate so surrendered without cost to the holder thereof. Subject to a holder's election under paragraph (10)(d), upon the surrender (including a constructive surrender under paragraph (10)(d)) of certificates representing shares of 5% Preferred Stock to be converted, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares so surrendered shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph
(8).

                (iv) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock shall have been surrendered (or deemed surrendered pursuant to an election under paragraph (10)(d)) and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

                (c) (i) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the 5% Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of 5% Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion (or deemed surrendered under paragraph (10)(d)) at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of 5% Preferred Stock surrendered (or deemed surrendered under paragraph
(10)(d)) for conversion by such holder.

                (ii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation.

                (d) The Conversion Rate shall be adjusted from time to time as follows:

                (i) If the Corporation shall after the Issue Date (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) effect any reclassification of its outstanding Common Stock, the Conversion Rate in effect on the record date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification, as the case may be, shall be proportionately adjusted so that the holder of any share of 5% Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification.
An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (8)(h)) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification. Adjustments in accordance with this paragraph (8)(d)(i) shall be made whenever any event listed above shall occur.

        (ii) If the Corporation shall after the Issue Date fix a record date for the issuance of rights or warrants (in each case, other than any Rights issued pursuant to the stockholder rights plan as provided in paragraph (11) ) to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share (or, in the case of a right or warrant to purchase securities convertible into Common Stock, having an effective exercise price per share of

Common Stock, computed on the basis of the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the amount of additional consideration payable, if any, to receive one share of Common Stock upon conversion of such securities) less than the 25-Day Average Market Price on the date on which such issuance was declared or otherwise announced by the Corporation (the "Determination Date"), then the Conversion Rate in effect at the opening of business on the Business Day next following such record date shall be adjusted so that the holder of each share of 5% Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to such record date by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants (or in the case of a right or warrant to purchase securities convertible into Common Stock, the aggregate number of additional shares of Common Stock into which the convertible securities so offered are initially convertible), and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such 25-Day Average Market Price on such date (or, in the case of a right of warrant to purchase securities convertible into Common Stock, the number of shares of Common Stock obtained by dividing the aggregate exercise price of such rights or warrants for the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the aggregate amount of additional consideration payable, if any, to convert such securities into Common Stock, by such 25-Day Average Market Price). Such adjustment shall become effective immediately after the opening of business on the Business Day next following such record date (except as provided in paragraph (8)(h)). Such adjustment shall be made successively whenever such a record date is fixed. In the event that after fixing a record date such rights or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such 25-Day Average Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith. In case any rights or warrants referred to in this subparagraph (ii) shall expire unexercised after the same have been distributed or issued by the Corporation (or, in the case of rights or warrants to purchase securities convertible into Common Stock once exercised, the conversion right of such securities shall expire), the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

        (iii) If the Corporation shall fix a record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness, shares of its capital stock or assets (excluding regular cash dividends or distributions declared in the ordinary course by the Board of Directors and dividends payable in Common Stock for which an adjustment is made pursuant to paragraph (8)(d)(i)) or rights or warrants (in each case, other than any Rights issued pursuant to the stockholder rights plan as provided in paragraph (11)) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock or securities convertible into shares of Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Rate shall be adjusted so that the holder of each share of 5% Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to the close of business on such record date by (II) a fraction, the numerator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date, and the denominator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date less the then-fair market value (as determined by the Board of Directors in good faith, whose determinations shall be conclusive) of the portion of the assets, shares of its capital stock or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that after fixing a record date such distribution is not so made, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (8)(h)) the record date for the determination of stockholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of 5% Preferred Stock after such determination date, shall not require an adjustment of the Conversion Rate pursuant to this subparagraph (iii); provided, however, that on the date, if any, on which a Person converting a share of 5% Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Rate shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the record date" within the meaning of the three preceding sentences). If any rights or warrants referred to in this subparagraph (iii) shall expire unexercised after the same shall have been distributed or issued by the Corporation, the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

        (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash in the amount per share that, together with the aggregate of the per share amounts of any other cash distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (iv) has been made exceeds 5.0% of the 25-Day Average Market Price immediately prior to the date of declaration of such dividend or distribution (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 8(e) is made), then, in such case, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date for the cash dividend or distribution by a fraction the numerator of which shall be the Current Market Price of a share of the Common Stock on the Record Date and the denominator shall be such Current Market Price less the per share amount of cash so distributed during the 12-month period applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the Business Day following the Record Date; provided, however, that in the event the denominator of the foregoing fraction is zero or negative, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of 5% Preferred Stock shall have the right to receive upon conversion, in addition to the shares of

Common Stock to which the holder is entitled, the amount of cash such holder would have received had such holder converted each share of 5% Preferred Stock at the beginning of the 12-month period. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if any adjustment is required to be made as set forth in this paragraph (8)(d)(iv), the calculation of any such adjustment shall include the amount of the quarterly cash dividends paid during the 12-month reference period only to the extent such dividends exceed the regular quarterly cash dividends paid during the 12 months preceding the 12-month reference period. For purposes of this paragraph
(8)(d)(iv), "Record Date" shall mean, with respect to any dividend or distribution in which the holders of Common Stock have the right to receive cash, the date fixed for determination of stockholders entitled to receive such cash. In the event that at any time cash distributions to holders of Common Stock are not paid equally on all series of Common Stock, the provisions of this paragraph 8(d)(iv) will apply to any cash dividend or cash distribution on any series of Common Stock otherwise meeting the requirements of this paragraph, and shall be deemed amended to the extent necessary so that any adjustment required will be made on the basis of the cash dividend or cash distribution made on any such series.

        (v) In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by the Corporation or any subsidiary of the Corporation for all or any portion of the outstanding shares of Common Stock to the extent that the cash and fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive and shall be described in a resolution of such Board) of any other consideration included in such payment per share of Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) exceed by more than 5.0%, with any smaller excess being disregarded in computing the adjustment to the Conversion Rate provided in this paragraph (8)(d)(v), the first reported sale price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or ex changed and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchase Shares") and

(y) the product of the number of shares of Common Stock outstanding (less any Purchase Shares) on the Expiration Time and the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.

        (vi) No adjustment in the Conversion Rate shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in the Conversion Rate; provided, however, that any adjustments that by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made, and provided further that any adjustment shall be required and made in accordance with the provisions of this paragraph (8) (other than this subparagraph (vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution for United States income tax purposes to the holders of shares of 5% Preferred Stock or Common Stock. Notwithstanding any other provisions of this paragraph (8), the Corporation shall not be required to make any adjustment of the Conversion Rate for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this paragraph
(8) shall be made to the nearest dollar or to the nearest 1/1,000 of a share, as the case may be. Anything in this paragraph (8)(d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such adjustments in the Conversion Rate, in addition to those required by this paragraph (8)(d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution or rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

        (vii) In the event that, at any time as a result of shares of any other class of capital stock becoming issuable in exchange or substitution for or in lieu of shares of Common Stock or as a result of an adjustment made pursuant to the provisions of this paragraph (8)(d), the holder of 5% Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of any shares of 5% Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                (viii) The $96.00 required stock price threshold set forth in paragraph (6)(a)(ii) shall be adjusted from time to time in a manner consistent with the provisions of this paragraph (8)(d).

                (e) (i) If the Corporation shall be a party to any transaction (including without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which paragraph (8)(d)(i) applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), there shall be no adjustment to the Conversion Rate but each share of 5% Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of 5% Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (8)(e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The provisions of this paragraph (8)(e) shall similarly apply to successive Transactions.

                (ii) Notwithstanding anything herein to the contrary, if the Corporation is reorganized such that the Common Stock is exchanged for the common stock of a new entity ("Holdco") whose common stock is traded on the Nasdaq National Market or another recognized securities exchange or automated quotation system, then the Corporation, by notice to and consultation with the holders of the 5% Preferred Stock, may cause the exchange of the 5% Preferred Stock for preferred stock of Holdco having the same terms and conditions as set forth herein; provided that the rights attaching to the preferred stock of Holdco shall be adjusted so as to comply with the local law of the country of incorporation of Holdco or the new share structure of Holdco subject to such rights effectively giving the same economic rights as the 5% Preferred Stock (including for these purposes any resultant change in the tax treatment for the holders of such stock).

                (f)     If:

                (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; or

                (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                (iii) there shall be any subdivision, combination or reclassification of the Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

                (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

then the Corporation shall cause to be filed with any transfer agent designated by the Corporation pursuant to paragraph (8)(b) and shall cause to be mailed to the holders of shares of the 5% Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least ten days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend (or such other distribution) or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up or other action is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of any distribution, right, warrant, subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up or other action, or the vote upon any of the foregoing.

                (g) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall prepare an officer's certificate with respect to such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the effective date of such adjustment and shall mail a copy of such officer's certificate to the holder of each share of 5% Preferred Stock at such holder's last address as shown on the stock records of the Corporation. If the Corporation shall have designated a transfer agent pursuant to paragraph (8)(b), it shall also promptly file with such transfer agent an officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment.

                (h) In any case in which paragraph (8)(d) provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of 5% Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (8)(c).

                (i) For purposes of this paragraph (8), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

                (j) There shall be no adjustment of the Conversion Rate in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this paragraph (8). If any single action would require adjustment of the Conversion Rate pursuant to more than one subparagraph of this paragraph (8), only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

                (k) If the Corporation shall take any action affecting the Common Stock, other than action described in this paragraph (8), that in the opinion of the Board of Directors materially adversely affects the conversion rights of the holders of the shares of 5% Preferred Stock, the Conversion Rate may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided that the provisions of this paragraph (8)(k) shall not affect any rights the holders of 5% Preferred Stock may have at law or in equity.

                (l) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the 5% Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of 5% Preferred Stock not theretofore converted. For purposes of this paragraph (8)(l) the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of 5% Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                (ii) The Corporation covenants that any shares of Common Stock issued upon conversion of the 5% Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment increasing the Conversion Rate such that the quotient of $1,000.00 and the Conversion Rate (which quotient initially shall be $81.3488) would be reduced below the then-par value of the shares of Common Stock deliverable upon conversion of the 5% Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock based upon such adjusted Conversion Rate.

                (iii) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the 5% Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

                (m) The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the 5% Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the 5% Preferred Stock to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the satisfaction of the Corporation, that such tax has been paid.

                (n) No adjustment in the Conversion Rate need be made for a transaction referred to in paragraph (8)(d)(i) through (v) above to the extent that all holders of 5% Preferred Stock are entitled to participate in such transaction pursuant to paragraph 4(b).

                (9) Voting Rights. (a) The holders of record of shares of 5% Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (9) or as otherwise provided by law.

                (b) If and whenever either (i) six quarterly dividends (whether or not consecutive) payable on the 5% Preferred Stock have not been paid in full, (ii) the Corporation shall have failed to discharge its Mandatory Redemption Obligation or (iii) there occurs a Bankruptcy Event (any such event described in the preceding subparagraphs (i) through (iii) being hereinafter referred to as a "Trigger Event"), a vote of the holders of shares of 5% Preferred Stock, voting as a single class, will be required on all matters brought to stockholders of the Corporation. Whenever all arrears in dividends on the 5% Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, the Corporation shall have fulfilled its Mandatory Redemption Obligation and all Bankruptcy Events shall have been cured (the "Trigger Event Cure"), then the right of the holders of the 5% Preferred Stock to vote as described in this paragraph 9(b) shall cease (but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs).

                (c) Upon the occurrence of any Trigger Event, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of 5% Preferred Stock, together with the holders of shares of every other series of preferred stock (including, without limitation, Additional Preferred) upon which like rights to vote for the election of two additional directors have been conferred and are exercisable (resulting from either the failure to pay dividends or the failure to redeem) (any such other series is referred to as the "Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stock holders or special meeting held in place thereof, or at a special meeting of the holders of 5% Preferred Stock and the Preferred Shares, called as hereinafter provided. Whenever all arrears in dividends on the Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, the Corporation shall have fulfilled any redemption obligation in respect of the Preferred Shares, and the Trigger Event Cure has occurred, then the right of the holders of the 5% Preferred Stock and the Preferred Shares to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs), and the terms of office of all persons elected as directors by the holders of 5% Preferred Stock and the Preferred Shares shall forthwith terminate and the number of members of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in holders of shares of 5% Preferred Stock and the Preferred Shares, the Secretary of the Corporation may, and upon the written request of any holder of 5% Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the 5% Preferred Stock and of the Preferred Shares for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the By-laws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary of the Corporation within 20 days after receipt of any such request, then any holder of shares of 5% Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the 5% Preferred Stock and the Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the 5% Preferred Stock and the Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

                (d) Without the written consent of the holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock or the vote of holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock at a meeting of the holders of 5% Preferred Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the 5% Preferred Stock; provided that any such amendment that changes the dividend payable on, the Conversion Rate with respect to, or the liquidation preference of the 5% Preferred Stock shall require the affirmative vote at a meeting of holders of 5% Preferred Stock called for such purpose or written consent of the holder of each share of 5% Preferred Stock.

                (e) Without the written consent of the holders of at least 662/3% in liquidation preference of the outstanding shares of 5% Preferred Stock or the vote of holders of at least 66 2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock at a meeting of such holders called for such purpose, the Corporation will not issue any additional 5% Preferred Stock or create, authorize or issue any Parity Securities or Senior Securities or increase the authorized amount of any such other class or series; provided that this paragraph 9(e) shall not limit the right of the Corporation to (i) issue Additional Preferred as dividends pursuant to paragraph 4 or (ii) to issue Parity Securities or Senior Securities in order to refinance, redeem or refund the 13% Preferred, provided that the maximum accrual value (i.e. the sum of stated value and maximum amount payable in kind over the term from issuance to first date of mandatory redemption or redemption at the option of the holder) of such Parity Securities may not exceed the maximum accrual value of the 13% Preferred.

                (f) In exercising the voting rights set forth in this paragraph (9), each share of 5% Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the 5% Preferred Stock as a single class on any matter, then the 5% Preferred Stock and other series shall have with respect to such matters one vote per $1,000 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of 5% Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

                (g) Nothing in this paragraph (9) shall be in derogation of any rights that a holder of shares of 5% Preferred Stock may have in his capacity as a holder of shares of Common Stock.

                (10) General Provisions. (a) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

                (b) If the Corporation shall have failed to declare or pay dividends as required pursuant to paragraph (4) or shall have failed to discharge any obligation to redeem shares of 5% Preferred Stock pursuant to paragraph (6), the holders of shares of 5% Preferred Stock shall be entitled to receive, in addition to all other amounts required to be paid hereunder, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends on the aggregate dividends which the Corporation shall have failed to declare or pay or the redemption price, together with accrued and unpaid dividends thereon, as the case may be, at a rate of 2% per quarter, compounded quarterly, for the period during which the failure to pay dividends or failure to discharge an obligation to redeem shares of 5% Preferred Stock shall continue.

                (c) The shares of 5% Preferred Stock shall bear the following legend:

                THE SHARES OF PREFERRED STOCK (THE "PREFERRED STOCK"), PAR VALUE $0.01 PER SHARE, OF NTL INCORPORATED (THE "CORPORATION") AND
                THE SHARES OF COMMON STOCK (THE "COMMON STOCK"), PAR VALUE
                $0.01 PER SHARE, OF THE CORPORATION INTO WHICH THE PREFERRED STOCK MAY BE CONVERTED OR REDEEMED REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION
                FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE PREFERRED STOCK, OR COMMON STOCK IF THE PREFERRED STOCK HAS BEEN CONVERTED OR RE DEEMED EVIDENCED BY THIS CERTIFICATE, IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN

                THE INVESTMENT AGREEMENT, DATED JULY 26, 1999, AS AMENDED, BETWEEN NTL (DELAWARE), INC. AND FRANCE TELECOM S.A. A COPY OF THIS AGREEMENT IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH PREFERRED STOCK OR COMMON STOCK UPON WRITTEN REQUEST TO THE CORPORATION.

                THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE CONVERTED INTO COMMON STOCK OR REDEEMED IN EXCHANGE FOR COMMON STOCK WITHOUT THE SURRENDER AND EXCHANGE OF THIS CERTIFICATE FOR CERTIFICATES REPRESENTING SUCH COMMON STOCK. A NOTICE OF SUCH CONVERSION OR REDEMPTION EVENT, IF ANY, IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE CORPORATION.

                THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF THE PREFERRED STOCK WHO SO RE QUESTS THE POWERS, DESIGNATION, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF THE PREFERRED STOCK.

                The shares of Common Stock issuable upon conversion or redemption of the 5% Preferred Stock shall bear the following legend:

                THE SHARES OF COMMON STOCK (THE "COMMON STOCK"), PAR VALUE $0.01 PER SHARE, OF NTL INCORPORATED (THE "CORPORATION") REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933,
                AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED

                FOR IN THE INVESTMENT AGREEMENT, DATED JULY 26, 1999, AS AMENDED, BETWEEN NTL (DELAWARE), INC. AND FRANCE TELECOM S.A. A COPY OF THIS AGREEMENT IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH COMMON STOCK UPON WRITTEN RE QUEST TO THE CORPORATION.

                (d) (i) Whenever in connection with any conversion or redemption of the 5% Preferred Stock in exchange for Common Stock the holder is required to surrender certificates representing such shares of 5% Preferred Stock, such holder may, by written notice to the Corporation and its transfer agent, elect to retain such certificates. In such case, the certificates so retained by the holder thereof shall be deemed to represent, at and from the date of such conversion or redemption, the number of shares of Common Stock issuable upon such conversion or redemption (subject to paragraph (8)(c), if applicable), and shall be so reflected upon the books of the Corporation and its transfer agent.

                (ii) (A) A holder who has previously elected to retain certificates representing the 5% Preferred Stock in accordance with paragraph
(10)(d)(i) upon conversion or redemption may subsequently elect to receive certificates representing the shares of Common Stock issued upon such conversion or redemption. To receive certificates representing such shares of Common Stock, the holder of such certificate shall surrender it, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation for such purposes, with a written notice of that election.

                (B) Unless the certificates to be issued shall be registered in the same name as the name in which such surrendered certificates are registered, each certificate so surrendered shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates so surrendered shall be canceled by the Corporation or the transfer agent.

                (C) As promptly as practicable after the surrender by a holder of such certificates, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph (10)(c)) for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock represented by the certificates so surrendered.

                (11) Stockholder Rights Plan. The shares of 5% Preferred Stock shall be entitled to the benefits of a number of rights issuable under the Rights Agreement, dated as of October 13, 1993, as amended, between the Corporation and Continental Stock Transfer & Trust Company or any successor plan of similar purpose and effect (the "Rights") equal to the number of shares of Common Stock then issuable upon conversion of the 5% Preferred Stock at the prevailing Conversion Rate. Any shares of Common Stock deliverable upon conversion or redemption of a share of 5% Preferred Stock or upon payment of a dividend shall be accompanied by a Right."

                IN WITNESS WHEREOF, NTL Incorporated has caused this Certificate of Designation to be signed by the undersigned this 2nd day of October, 2000.


                                NTL INCORPORATED

                                By: /s/ Richard J. Lubasch
                                   ------------------------------
                                   Name:  Richard J. Lubasch
                                   Title: Executive Vice President, General
                                            Counsel and Secretary

                           CERTIFICATE OF DESIGNATION
                       OF THE VOTING POWERS, DESIGNATION,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
              OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS,
                       LIMITATIONS AND RESTRICTIONS OF THE
                     5% CUMULATIVE PARTICIPATING CONVERTIBLE
                         PREFERRED STOCK, SERIES B-1 OF
                                NTL INCORPORATED

                         ------------------------------
                        PURSUANT TO SECTION 151(g) OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                         ------------------------------

                The undersigned, Executive Vice President, General Counsel and Secretary of NTL Incorporated, a Delaware corporation (the "Corporation"), HEREBY CERTIFIES that the Board of Directors, in accordance with Article FOURTH, Section B of the Corporation's Restated Certificate of Incorporation and Section 151(g) of the Delaware General Corporation Law (the "DGCL"), has authorized the creation of the series of Preferred Stock (as defined below) hereinafter provided for and has established the dividend, redemption, conversion and voting rights thereof and has adopted the following resolution, creating the following new series of Preferred Stock:

                "BE IT RESOLVED that, pursuant to authority expressly granted to the Board of Directors by the provisions of Article FOURTH, Section B of the Restated Certificate of Incorporation of the Corporation and Section 151(g) of the DGCL, there is hereby created and authorized the issuance of a new series of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), with the following powers, designations, dividend rights, voting powers, rights on liquidation, conversion rights, redemption rights and other preferences and relative, participating, optional or other special rights and with the qualifications, limitations or restrictions on the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof set forth in the Certificate of Incorporation of the Corporation that are applicable to each series of Preferred Stock) hereinafter set forth.

                (1) Number and Designation. 8,180.56 shares of Preferred Stock shall be designated as "5% Cumulative Participating Convertible Preferred Stock, Series B-1 of NTL Incorporated" (the "5% Preferred Stock") and no other shares of Preferred Stock shall be designated as 5% Preferred Stock.

                (2) Definitions. For purposes of the 5% Preferred Stock, the following terms shall have the meanings indicated:

                "Additional Preferred" shall have the meaning set forth in paragraph (4)(a) hereof.

                "Bankruptcy Event" shall mean any of the following: (I) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of any Major Entity in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity or for all or substantially all of the property and assets of any Major Entity or (C) the winding up or liquidation of the affairs of any Major Entity; or (II) any Major Entity (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity, or for all or substantially all of the property and assets of any Major Entity or (C) effects any general assignment for the benefit of creditors.

                "Board of Directors" shall mean the board of directors of the Corporation. Except as such term is used in paragraph (9), "Board of Directors" shall also mean the Executive Committee, if any, of such board of directors or any other committee duly authorized by such board of directors to perform any of its responsibilities with respect to the 5% Preferred Stock.

                "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

                "Common Stock" shall mean the Corporation's Common Stock, par value $0.01 per share.

                "Constituent Person" shall have the meaning set forth in paragraph (8)(e)(i) hereof.

                "Conversion Rate" shall have the meaning set forth in paragraph
        (8)(a) hereof.

                "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sale price for such security on the principal exchange or quotation system on which such security is listed or traded. If the security is not admitted for trading on any national securities exchange or the Nasdaq National Market, "Current Market Price" shall mean the average of the last reported closing bid and asked prices reported by the Nasdaq as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose or as quoted by the National Quotation Bureau Incorporated. In the event that no such quotation is available for such day, the Current Market Price shall be the average of the quotations for the last five Trading Days for which a quotation is available within the last 30 Trading Days prior to such day. In the event that five such quotations are not available within such 30-Trading Day period, the Board of Directors shall be entitled to determine the Current Market Price on the basis of such quotations as it reasonably considers appropriate.

                "Determination Date" shall have the meaning set forth in paragraph (8)(d)(ii) hereof.

                "Dividend Payment Date" shall mean September 30, December 31, March 31 and June 30 of each year, commencing on September 30, 2000; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

                "Dividend Periods" shall mean quarterly dividend periods commencing on September 30, December 31, March 31 and June 30 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                "Expiration Time" shall have the meaning set forth in paragraph
        (8)(d)(v) hereof.

                "5% Preferred Stock" shall have the meaning set forth in paragraph (1) hereof.

                "Holdco" shall have the meaning set forth in paragraph
        (8)(e)(ii) hereof.

                "Issue Date" shall mean the date on which shares of 5% Preferred Stock are first issued.

                "Junior Securities" shall have the meaning set forth in paragraph (3)(c) hereof.

                "Junior Securities Distribution" shall have the meaning set forth in paragraph (4)(f) hereof.

                "Liquidation Right" shall mean, for each share of 5% Preferred Stock, the greater of (i) an amount equal to $1,000 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders, and (ii) the amount that would be received in liquidation following conversion of a share of 5% Preferred Stock into Common Stock.

                "Major Entity" shall mean any of the Corporation, NTL (Delaware), Inc., NTL Communications Corp., Diamond Cable Communications Limited, Diamond Holdings Limited, NTL (Triangle) LLC or any Significant Subsidiary.

                "Mandatory Redemption Date" shall have the meaning set forth in paragraph (6)(c) hereof.

                "Mandatory Redemption Obligation" shall have the meaning set forth in paragraph (6)(d) hereof.

                "Nasdaq" means the Nasdaq Stock Market, Inc., the electronic securities market regulated by the National Association of Securities Dealers, Inc.

                "Nasdaq National Market" shall have the meaning set forth in Rule 4200(a)(23) of the rules of the National Association of Securities Dealers, Inc.

                "non-electing share" shall have the meaning set forth in paragraph (8)(e)(i) hereof.

                "NYSE" means the New York Stock Exchange.

                "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

                "Parity Securities" shall have the meaning set forth in paragraph (3)(b) hereof.

                "Person" shall mean any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, any unincorporated organization, any other entity, a "group" of such persons, as that term is defined in Rule 13d-5(b) under the Exchange Act, or a government or political subdivision thereof.

                "Preferred Shares" has the meaning set forth in paragraph
        (9)(c).

                "Preferred Stock" shall have the meaning set forth in the introductory resolution above.

                "Purchase Shares" shall have the meaning set forth in paragraph
        (8)(d)(v) hereof.

                "Record Date" shall have the meaning set forth in paragraph
        (8)(d)(iv) hereof.

                "Relevant Compounding Factor" shall mean, with respect to each share of 5% Preferred Stock, upon initial issuance 1.00, and shall on each Dividend Payment Date be increased to equal the product of the Relevant

        Compounding Factor in effect immediately prior to such Dividend Payment Date and 1.0125.

                "Rights" shall have the meaning set forth in paragraph (11) hereof.

                "Securities" shall have the meaning set forth in paragraph
        (8)(d)(iii) hereof.

                "Senior Securities" shall have the meaning set forth in paragraph (3)(a) hereof.

                "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Securities or any class or series of Parity Securities are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the 5% Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent, as the case may be.

                "Significant Subsidiary" shall have the meaning given to such term in Regulation S-X under the Exchange Act.

                "13% Preferred" shall have the meaning set forth in paragraph
        (3)(d) hereof.

                "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted thereon, in the applicable securities market in which the securities are traded.

                "Transaction" shall have the meaning set forth in paragraph
        (8)(e)(i) hereof.

                "Trigger Event" shall have the meaning set forth in paragraph
        (9)(b) hereof.

                "Trigger Event Cure" shall have the meaning set forth in paragraph (9)(b) hereof.

                "25-Day Average Market Price" shall mean, for any security, the volume-weighted average of the Current Market Prices of that security for the twenty-five Trading Days immediately preceding the date of determination.

                (3) Rank. Any class or series of stock of the Corporation shall be deemed to rank:

                (a) prior to the 5% Preferred Stock, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of 5% Preferred Stock ("Senior Securities");

                (b) on a parity with the 5% Preferred Stock, either as to the payment of dividends or as to distributions of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the 5% Preferred Stock, if the holders of the 5% Preferred Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

                (c) junior to the 5% Preferred Stock, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or if the holders of the 5% Preferred Stock shall be entitled to receipt of dividends, and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of such stock or series ("Junior Securities").

                (d) Each of the 13% Senior Redeemable Exchangeable Preferred Stock and the 13% Series B Senior Redeemable Exchangeable Preferred Stock (collectively, the "13% Preferred") is a Senior Security. Each of the Series A Junior Participating Preferred Stock of the Corporation is a Junior Security. The 5% Cumulative Participating Convertible Preferred Stock, Series A, the 5% Cumulative Participating Convertible Preferred Stock, Series C, the 5% Cumulative Participating Convertible Preferred Stock, Series D, the 5% Cumulative Preferred Stock, Series A, the 5% Cumulative Participating Convertible Preferred Stock, Series E, the 5% Cumulative Participating Convertible Preferred Stock, Series B, the 5% Cumulative Participating Convertible Preferred Stock, Series F, and one or more classes of Additional Preferred shall be Parity Securities; provided, however, that there shall be no issue of other Senior Securities, Parity Securities or rights or options exercisable for or convertible into any such securities, except as approved by the holders of the 5% Preferred Stock pursuant to paragraph 9(e).

                (e) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be. The 5% Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities as set forth herein.

                (4) Dividends. (a) Subject to paragraph (8)(b)(ii), the holders of shares of 5% Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the quarterly rate of $12.50 per share (assuming a $1,000.00 face amount) payable in cash, shares of Common Stock (such Common Stock for this purpose to be assigned a value equal to the 25-Day Average Market Price as of the record date for such Dividend Payment Date) or additional shares of Preferred Stock of a class to be designated by the Board of Directors having terms substantially identical to the 5% Preferred Stock except as follows: (A) the Conversion Rate (as set forth in Section 8(a)) on such Preferred Stock initially shall be the quotient resulting from the division of the Conversion Rate (as then in effect on the 5% Preferred Stock) by the Relevant Compounding Factor and (B) the number of shares of such Preferred Stock payable as a dividend on any Dividend Payment Date shall increase for each Dividend Payment Date from the first Dividend Payment Date by the Relevant Compounding Factor (such classes of Preferred Stock singularly and collectively, the "Additional Preferred"). All dividends on the 5% Preferred Stock, in whatever form, shall be payable in arrears quarterly on each Dividend Payment Date and shall be cumulative from the Issue Date (except that dividends on Additional Preferred shall accrue from the date such Additional Preferred is issued or would have been issued in accordance with this Certificate of Designation if such dividends had been declared), whether or not in any Dividend Period or Dividend Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the record date for such dividend. Upon the declaration of any such dividend, the Board of Directors shall fix as such record date the fifth Business Day preceding the relevant Dividend Payment Date and shall give notice on or prior to the record date of the form of payment of such dividend. Accrued and unpaid dividends for any past Dividend Payment Date may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such record date, not more than 45 days nor less than five Business Days preceding the payment date thereof, as may be fixed by the Board of Directors.

                (b) In addition to the dividends described in the preceding paragraph, holders of shares of the 5% Preferred Stock shall be entitled to receive an amount equal to the amount (and in the form of consideration) that such holders would be entitled to receive if, pursuant to paragraph (8), they had converted such 5% Preferred Stock fully into Common Stock immediately before the record date for the payment of any such dividends on Common Stock. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock as they appear on the stock records of the Corporation at the close of business on the record date for such dividend on Common Stock, and the Corporation shall pay each such dividend on the applicable payment date for such dividend on the Common Stock.

                (c) For the purpose of determining the number of Additional Preferred to be issued pursuant to paragraph (4)(a), each share of Additional Preferred shall be valued at $1,000.00. Holders of such Additional Preferred shall be entitled to receive dividends payable at the rates specified in paragraph (4)(a).

                (d) The dividends payable for any period shorter than a full Dividend Period on the 5% Preferred Stock shall accrue daily and be computed on the basis of a 360-day year and the actual number of days in such period. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the 5% Preferred Stock that may be in arrears except as otherwise provided herein.

                (e) So long as any shares of the 5% Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities or Junior Securities, for any period, nor shall any Parity Securities or Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Parity Securities or Junior Securities) by the Corporation (except for conversion into or exchange into other Parity Securities or Junior Securities, as the case may be) unless, in each case, (i) full cumulative dividends on all outstanding shares of the 5% Preferred Stock for all Dividend Periods terminating on or prior to the date of such redemption, repurchase or other acquisition shall have been paid or set apart for payment,
(ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock and (iii) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock by the Corporation pursuant to paragraph (6) below. When dividends are not fully paid in Common Stock or Additional Preferred or are not paid in full in cash or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the 5% Preferred Stock and all dividends declared upon Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the 5% Preferred Stock and accumulated and unpaid on such Parity Securities.

                (f) So long as any shares of the 5% Preferred Stock are outstanding, no dividends (other than (i) any rights issued pursuant to a shareholder rights plan as provided in paragraph (11) and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be re deemed, purchased or otherwise acquired (other than a redemption, purchase, or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as "Junior Securities Distributions") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (A) full cumulative dividends on all outstand-ing shares of the 5% Preferred Stock and all other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods and dividend periods for such Parity Securities, (B) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock and all other Parity Securities, (C) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock by the Corporation pursuant to paragraph (6) below and (D) the Corporation has fully performed its obligations under paragraphs (4)(b) and (6) hereof.

                (5) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of 5% Preferred Stock shall be entitled to receive the Liquidation Right. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of 5% Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of 5% Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of 5% Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph (5), (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

                (b) Subject to the rights of the holders of any Parity Securities, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the 5% Preferred Stock, as provided in this paragraph (5), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the 5% Preferred Stock shall not be entitled to share therein.

                (6) Redemption. (a) On and after the first Business Day follow ing the earlier to occur of (i) May 30, 2007 or (ii) the date on which both (A) the 25-Day Average Market Price of the Common Stock shall have exceeded $96.00 and (B) May 30, 2004, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of 5% Preferred Stock, from time to time in part, or in whole, payable at the option of the Corporation in (A) cash, at a redemption price of $1,000.00 per share, (B) in shares of Common Stock, at a redemption price of $1,000.00 per share, or (C) in a combination of cash and Common Stock, at a redemption price based on the respective combination of consideration, together in each case with accrued and unpaid dividends thereon, whether or not declared, to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (6)(a), the price per share of Common Stock shall be the 25-Day Average Market Price.

                (b) On and after the first Business Day following May 30, 2010, each holder of shares of 5% Preferred Stock shall have the right to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem such holder's shares of 5% Preferred Stock, from time to time in part, or in whole, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (6)(b), the price per share of Common Stock shall equal the 25-Day Average Market Price. Any holder of shares of 5% Preferred Stock who elects to exercise its rights pursuant to this paragraph (6)(b) shall deliver to the Corporation a written notice of election not less than 20 days prior to the date on which such holder demands redemption pursuant to this paragraph 6(b), which written notice shall set forth the name of the Holder, the number of shares of 5% Preferred Stock to be redeemed and a statement that the election to exercise a redemption right is being made thereby; and, subject to paragraph (10)(d), shall deliver to the Corporation on or before the date of redemption certificates evidencing the shares of 5% Preferred Stock to be redeemed, duly endorsed for transfer to the Corporation.

                (c) If the Corporation shall not have redeemed all outstanding shares of 5% Preferred Stock pursuant to paragraphs (6)(a) or
(6)(b), on May 30, 2020 (the "Mandatory Redemption Date"), to the extent the Corporation shall have funds legally available for such payment, the Corporation shall redeem all outstand ing shares of 5% Preferred Stock, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the Mandatory Redemption Date, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (6)(c), the price per share of Common Stock shall be the 25-Day Average Market Price.

                (d) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of 5% Preferred Stock pursuant to paragraphs 6(b) or 6(c) (each, a "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the 5% Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the 5% Preferred Stock) or (ii) declare or make any Junior Securities Distribution (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities), or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

                (e) Upon any redemption of 5% Preferred Stock, the Corporation shall pay the redemption price and any accrued and unpaid dividends in arrears to, but excluding, the applicable redemption date.

                (f) For purposes of paragraph (6)(a) only, unless full cumulative dividends (whether or not declared) on all outstanding shares of 5% Preferred Stock and any Parity Securities shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or prior to the applicable redemption date and notice has been given in accordance with paragraph (7), none of the shares of 5% Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of 5% Preferred Stock are redeemed pro rata and notice has previously been given in accordance with paragraph (7).

                (7) Procedure for Redemption. (a) If the Corporation shall redeem shares of 5% Preferred Stock pursuant to paragraph 6(a), notice of such redemption shall be given by certified mail, return receipt requested, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the applicable redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation and confirmed by facsimile transmission to each holder of record if the Corporation has been furnished with such facsimile address by the holder(s); provided, however, that neither the failure to give such notice nor confirmation nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state: (i) the redemption date; (ii) the number of shares of 5% Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the amount payable, whether such amount shall be paid in Common Stock or in cash and if the payment is in Common Stock an explanation of the determination of the amount to be paid; (iv) the place or places where certificates for such shares are to be surrendered or the notice under paragraph (10)(d) should be sent for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date, except as otherwise provided herein.

                (b) If notice has been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price of the shares called for redemption and dividends accrued and unpaid thereon, if any), (i) except as otherwise provided herein, dividends on the shares of 5% Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding and (iii) all rights of the holders thereof as holders of the 5% Preferred Stock shall cease (except the right to receive from the Corporation the redemption price without interest thereon, upon surrender and endorsement (or a constructive surrender under paragraph (10)(d)) of their certificates if so required, and to receive any dividends payable thereon).

                (c) Upon surrender (including a constructive surrender under paragraph (10)(d)) in accordance with notice given pursuant to this paragraph
(7) of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid, plus any dividends payable thereon. If fewer than all the outstanding shares of 5% Preferred Stock are to be redeemed, the number of shares to be re deemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share). In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued, subject to a holder's election under paragraph (10)(d), representing the surrendered shares without cost to the holder thereof.

                (8) Conversion. (a) Subject to and upon compliance with the provisions of this paragraph (8), a holder of shares of 5% Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert any or all outstanding shares of 5% Preferred Stock held by such holder, but not fractions of shares, into fully paid and non-assessable shares of Common Stock by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (8)(b) hereof. The number of shares of Common Stock deliverable upon conversion of each share of 5% Preferred Stock shall be equal to 12.446418, as adjusted as provided herein (the "Conversion Rate"). The Conversion Rate is subject to adjustment from time to time pursuant to paragraph
(8)(d) hereof. The right to convert shares called for redemption pursuant to paragraph 6(a) shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption, in which case such right of conversion shall be reinstated. Upon conversion, any accrued and unpaid dividends on the 5% Preferred Stock at the date of conversion shall be paid to the holder thereof in accordance with the provisions of paragraph
(4).

                (b) (i) In order to exercise the conversion privilege, the holder of each share of 5% Preferred Stock to be converted shall surrender (or constructively surrender in accordance with paragraph (10)(d)) the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation to the holders of the 5% Preferred Stock for such purposes, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Such notice shall state that the holder has satisfied any legal or regulatory requirement for conversion, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; provided, however, that the Corporation shall use its best efforts in cooperating with such holder to obtain such legal or regulatory approvals to the extent its cooperation is necessary. Such notice shall also state the name or names (with address and social security or other taxpayer identification number, if applicable) in which the certificate or certificates for Common Stock are to be issued. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of 5%

Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates representing shares of 5% Preferred Stock surrendered for conversion shall be canceled by the Corporation or the transfer agent.

                (ii) Subject to the last sentence of paragraph (8)(a), holders of shares of 5% Preferred Stock at the close of business on a dividend payment record date shall not be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date if such holder shall have surrendered (or made a constructive surrender under paragraph (10)(d)) for conversion such shares at any time following the preceding Dividend Payment Date and prior to such Dividend Payment Date.

                (iii) Subject to a holder's election under paragraph (10)(d), as promptly as practicable after the surrender (including a constructive surrender under paragraph (10)(d)) by a holder of the certificates for shares of 5% Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph
(10)(c)) for the whole number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (8), and any fractional interest in respect of a share of Common Stock arising on such conversion shall be settled as provided in paragraph (8)(c). Upon conversion of only a portion of the shares of 5% Preferred Stock represented by any certificate, a new certificate shall be issued representing the unconverted portion of the certificate so surrendered without cost to the holder thereof. Subject to a holder's election under paragraph (10)(d), upon the surrender (including a constructive surrender under paragraph (10)(d)) of certificates representing shares of 5% Preferred Stock to be converted, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares so surrendered shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph
(8).

                (iv) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock shall have been surrendered (or deemed surrendered pursuant to an election under paragraph (10)(d)) and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

                (c) (i) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the 5% Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of 5% Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion (or deemed surrendered under paragraph (10)(d)) at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of 5% Preferred Stock surrendered (or deemed surrendered under paragraph
(10)(d)) for conversion by such holder.

                (ii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation.

                (d) The Conversion Rate shall be adjusted from time to time as follows:

                (i) If the Corporation shall after the Issue Date (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) effect any reclassification of its outstanding Common Stock, the Conversion Rate in effect on the record date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification, as the case may be, shall be proportionately adjusted so that the holder of any share of 5% Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification.
An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (8)(h)) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification. Adjustments in accordance with this paragraph (8)(d)(i) shall be made whenever any event listed above shall occur.

        (ii) If the Corporation shall after the Issue Date fix a record date for the issuance of rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share (or, in the case of a right or warrant to purchase securities convertible into Common Stock, having an effective exercise price per share of Common Stock, computed on the basis of the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the amount of additional consideration payable, if any, to receive one share of Common Stock upon conversion of such securities) less than the 25-Day Average Market Price on the date on which such issuance was declared or otherwise announced by the Corporation (the "Determination Date"), then the Conversion Rate in effect at the opening of business on the Business Day next following such record date shall be adjusted so that the holder of each share of 5% Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to such record date by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and
(B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants (or in the case of a right or warrant to purchase securities convertible into Common Stock, the aggregate number of additional shares of Common Stock into which the convertible securities so offered are initially convertible), and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such 25-Day Average Market Price on such date (or, in the case of a right of warrant to purchase securities convertible into Common Stock, the number of shares of Common Stock obtained by dividing the aggregate exercise price of such rights or warrants for the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the aggregate amount of additional consideration payable, if any, to convert such securities into Common Stock, by such 25-Day Average Market Price). Such adjustment shall become effective immediately after the opening of business on the Business Day next following such record date (except as provided in paragraph (8)(h)). Such adjustment shall be made successively whenever such a record date is fixed. In the event that after fixing a record date such rights or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such 25-Day Average Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith. In case any rights or warrants referred to in this subparagraph (ii) shall expire unexercised after the same have been distributed or issued by the Corporation (or, in the case of rights or warrants to purchase securities convertible into Common Stock once exercised, the conversion right of such securities shall expire), the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

        (iii) If the Corporation shall fix a record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness, shares of its capital stock or assets (excluding regular cash dividends or distributions declared in the ordinary course by the Board of Directors and dividends payable in Common Stock for which an adjustment is made pursuant to paragraph (8)(d)(i)) or rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock or securities convertible into shares of Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Rate shall be adjusted so that the holder of each share of 5% Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to the close of business on such record date by (II) a fraction, the numerator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date, and the denominator of which shall be the 25- Day Average Market Price per share of the Common Stock on such record date less the then-fair market value (as determined by the Board of Directors in good faith, whose determinations shall be conclusive) of the portion of the assets, shares of its capital stock or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that after fixing a record date such distribution is not so made, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (8)(h)) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of 5% Preferred Stock after such determination date, shall not require an adjustment of the Conversion Rate pursuant to this subparagraph (iii); provided, however, that on the date, if any, on which a Person converting a share of 5%

Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Rate shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the record date" within the meaning of the three preceding sentences). If any rights or warrants referred to in this subparagraph (iii) shall expire unexercised after the same shall have been distributed or issued by the Corporation, the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

        (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash in the amount per share that, together with the aggregate of the per share amounts of any other cash distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (iv) has been made exceeds 5.0% of the 25-Day Average Market Price immediately prior to the date of declaration of such dividend or distribution (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 8(e) is made), then, in such case, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date (as defined below) for the cash dividend or distribution by a fraction the numerator of which shall be the Current Market Price of a share of the Common Stock on the Record Date and the denominator shall be such Current Market Price less the per share amount of cash so distributed during the 12-month period applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the Business Day following the Record Date; provided, however, that in the event the denominator of the foregoing fraction is zero or negative, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of 5% Preferred Stock shall have the right to receive upon conversion, in addition to the shares of Common Stock to which the holder is entitled, the amount of cash such holder would have received had such holder converted each share of 5% Preferred Stock at the beginning of the 12-month period. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if any adjustment is required to be made as set forth in this paragraph (8)(d)(iv), the calculation of any such adjustment shall include the amount of the quarterly cash dividends paid during the 12-month reference period only to the extent such dividends exceed the regular quarterly cash dividends paid during the 12 months preceding the 12-month reference period. For purposes of this paragraph (8)(d)(iv), "Record Date" shall mean, with respect to any dividend or distribution in which the holders of Common Stock have the right to receive cash, the date fixed for determination of shareholders entitled to receive such cash.

        In the event that at any time cash distributions to holders of Common Stock are not paid equally on all series of Common Stock, the provisions of this paragraph 8(d)(iv) will apply to any cash dividend or cash distribution on any series of Common Stock otherwise meeting the requirements of this paragraph, and shall be deemed amended to the extent necessary so that any adjustment required will be made on the basis of the cash dividend or cash distribution made on any such series.

        (v) In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by the Corporation or any subsidiary of the Corporation for all or any portion of the outstanding shares of Common Stock to the extent that the cash and fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive and shall be described in a resolution of such Board) of any other consideration included in such payment per share of Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) exceed by more than 5.0%, with any smaller excess being disregarded in computing the adjustment to the Conversion Rate provided in this paragraph (8)(d)(v), the first reported sale price per share of the Common Stock on the Trading Day next succeed ing the Expiration Time, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or ex changed and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchase Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchase Shares) on the Expiration Time and the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the first reported sale price of the Common Stock on the Trading Day next succeed ing the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.

        (vi) No adjustment in the Conversion Rate shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in the Conversion Rate; provided, however, that any adjustments that by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made, and provided further that any adjustment shall be required and made in accordance with the provisions of this paragraph (8) (other than this subparagraph (vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution for United States income tax purposes to the holders of shares of 5% Preferred Stock or Common Stock. Notwithstanding any other provisions of this paragraph (8), the Corporation shall not be required to make any adjustment of the Conversion Rate for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this paragraph
(8) shall be made to the nearest dollar or to the nearest 1/1,000 of a share, as the case may be. Anything in this paragraph (8)(d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such adjustments in the Conversion Rate, in addition to those required by this paragraph (8)(d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution or rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable.

        (vii) In the event that, at any time as a result of shares of any other class of capital stock becoming issuable in exchange or substitution for or in lieu of shares of Common Stock or as a result of an adjustment made pursuant to the provisions of this paragraph (8)(d), the holder of 5% Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of any shares of 5% Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                (viii) The $96.00 required stock price threshold set forth in paragraph (6)(a)(ii) shall be adjusted from time to time in a manner consistent with the provisions of this paragraph (8)(d).

                (e) (i) If the Corporation shall be a party to any transaction (including without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which paragraph (8)(d)(i) applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), there shall be no adjustment to the Conversion Rate but each share of 5% Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of 5% Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (8)(e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The provisions of this paragraph (8)(e) shall similarly apply to successive Transactions.

                (ii) Notwithstanding anything herein to the contrary, if the Corporation is reorganized such that the Common Stock is exchanged for the common stock of a new entity ("Holdco") whose common stock is traded on the Nasdaq National Market or another recognized securities exchange or automated quotation system, then the Corporation, by notice to and consultation with the holders of the 5% Preferred Stock, may cause the exchange of this 5% Preferred Stock for preferred stock of Holdco having the same terms and conditions as set forth herein; provided that the rights attaching to the preferred stock of Holdco shall be adjusted so as to comply with the local law of the country of incorporation of Holdco or the new share structure of Holdco subject to such rights effectively giving the same economic rights as the 5% Preferred Stock (including for these purposes any resultant change in the tax treatment for the holders of such stock).

                (f)     If:

                (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; or

                (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                (iii) there shall be any subdivision, combination or reclassification of the Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

                (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

then the Corporation shall cause to be filed with any transfer agent designated by the Corporation pursuant to paragraph (8)(b) and shall cause to be mailed to the holders of shares of the 5% Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least ten days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend (or such other distribution) or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up or other action is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable

                           CERTIFICATE OF DESIGNATION
                       OF THE VOTING POWERS, DESIGNATION,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
              OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS,
                       LIMITATIONS AND RESTRICTIONS OF THE
                     5% CUMULATIVE PARTICIPATING CONVERTIBLE
                          PREFERRED STOCK, SERIES B OF
                                NTL INCORPORATED

                         ------------------------------

                        PURSUANT TO SECTION 151(g) OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                         ------------------------------

              The undersigned, Executive Vice President, General Counsel and Secretary of NTL Incorporated, a Delaware corporation (the "Corporation"), HEREBY CERTIFIES that the Board of Directors, in accordance with Article FOURTH, Section B of the Corporation's Restated Certificate of Incorporation and Section 151(g) of the Delaware General Corporation Law (the "DGCL"), has authorized the creation of the series of Preferred Stock hereinafter provided for and has established the dividend, redemption, conversion and voting rights thereof and has adopted the following resolution, creating the following new series of the Corporation's Preferred Stock:

              "BE IT RESOLVED that, pursuant to authority expressly granted to the Board of Directors by the provisions of Article FOURTH, Section B of the Restated Certificate of Incorporation of the Corporation and Section 151(g) of the DGCL, there is hereby created and authorized the issuance of a new series of the Corporation's Preferred Stock, par value $.01 per share ("Preferred Stock"), with the following powers, designations, dividend rights, voting powers, rights on liquidation, conversion rights, redemption rights and other preferences and relative, participating, optional or other special rights and with the qualifications, limitations or restrictions on the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof set forth in the Restated Certificate of Incorporation that are applicable to each series of Preferred Stock) hereinafter set forth.

              (1) Number and Designation. 2,000,000 shares of the Preferred Stock of the Corporation shall be designated as 5% Cumulative Participating Convertible Preferred Stock, Series B (the "5% Preferred Stock, Series B"), and no other shares of Preferred Stock shall be designated as 5% Preferred Stock, Series B.

              (2) Definitions. For purposes of the 5% Preferred Stock, Series B, the following terms shall have the meanings indicated:

              "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

              "Additional Preferred" shall have the meaning set forth in paragraph (4)(a) hereof.

              "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person.

              "All But One Outstanding Share" shall have the meaning set forth in paragraph (6)(c) hereof.

              "Alliance" means any joint venture, co-ownership or cooperation agreement or similar relationship with any telecommunications provider.

              "Authorized Officer" includes any of the following officers of France Telecom S.A.: the Chief Executive Officer, the Chief Financial Officer, the General Counsel, the Executive Director - Finance and Human Resources, or the Treasurer.

              "Bankruptcy Event" shall mean either of the following: (I) a court having jurisdiction in the premises entering a decree or order for (A) relief in respect of any Major Entity in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity or for all or substantially all of the property and assets of any Major Entity or (C) the winding up or liquidation of the affairs of any Major Entity; or (II) any Major Entity (A) commencing a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, or consenting to the entry of an order for relief in an involuntary case under any such law, (B) consenting to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity, or for all or substantially all of the property and assets of any Major Entity or (C) effecting any general assignment for the benefit of creditors.

              "Benefit Plan" means each of the Company's and Significant Subsidiaries' plan, program, policy, payroll practice, contract, agreement or other arrangement providing for compensation, retirement benefits, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, including, without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA, and each "multi-employer plan", within the meaning of Section 3(37) of 4001(a)(3) of ERISA.

              "Board of Directors" shall mean the board of directors of the Corporation. Except as such term is used in paragraph (9), "Board of Directors" shall also mean the Executive Committee, if any, of such board of directors or any other committee duly authorized by such board of directors to perform any of its responsibilities with respect to the 5% Preferred Stock, Series B.

              "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York or Paris, France are not required to be open.

              "By-laws" means the by-laws of the Corporation as amended as of the date hereof and as may be amended from time to time, provided that such amendment does not adversely affect the rights of the holders of the 5% Preferred Stock, Series B.

              "Common Stock" shall mean the Corporation's Common Stock, par value $.01 per share.

              "Conflicting Investment" means any investment of funds or assets of the Corporation or any Corporation Subsidiary directly or indirectly in any French Operator or in any joint venture entity which is partly owned by any French Operator (the joint venture entity being known as the "Entity"), in connection with operations in France of such French Operator or Entity other than any purchase (either in a stock or asset purchase transaction) for cash by the Corporation and/or any Corporation Subsidiary of not less than 51% (based on the fair market value and voting power) of any company or business from any French Operator or the investment of funds or assets in any Entity in which the Corporation and/or any Corporation Subsidiary will, following such investment, own at least 51% (based on fair market value and voting power) of such Entity.

               "Constituent Person" shall have the meaning set forth in paragraph (8)(e)(i) hereof.

              "Conversion Rate" shall have the meaning set forth in paragraph
       (8)(a) hereof.

              "Convertible Debentures" means the 7% Convertible Subordinated Notes due 2008 of the Corporation and NTL Communications Corp., a Delaware corporation, and the 5 3/4% Convertible Subordinated Notes due 2009 of the Corporation and NTL (Delaware), Inc., a Delaware corporation.

              "Core Business Assets" means assets that are used in a business that operates directly or indirectly, or holds a license to operate (i) a cable system or service, (ii) a fixed-line telephone or telecommunications system or service or (iii) a broadcasting transmission system or service.

              "Corporation" shall have the meaning set forth in the preamble.

              "Corporation Subsidiary" or "Corporation Subsidiaries" means any Subsidiary or all of the Subsidiaries of the Corporation, respectively.

              "Corporation Systems" means all computers, hardware, software, systems, facilities and equipment (including, without limitation, cable, wireline, wireless, microwave, satellite and any other telecommunications equipment and facilities, and embedded microcontrollers in noncomputer equipment) owned, leased or licensed by the Corporation or any Significant Subsidiary and material to, or necessary for, the Corporation or any Significant Subsidiary to carry on its business as currently conducted or intended to be conducted.

              "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sale price for such security on the principal exchange or quotation system on which such security is listed or traded. If the security is not admitted for trading on any national securities exchange or the Nasdaq National Market, "Current Market Price" shall mean the average of the last reported closing bid and asked prices reported by the Nasdaq as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose or as quoted by the National Quotation Bureau Incorporated. In the event that no such quotation is available for such day, the Current Market Price shall be the average of the quotations for the last five Trading Days for which a quotation is available within the last 30 Trading Days prior to such day. In the event that five such quotations are not available within such 30-Trading Day period, the Board of Directors shall be entitled to determine the Current Market Price on the basis of such quotations as it reasonably considers appropriate.

              "Determination Date" shall have the meaning set forth in paragraph
       (8)(d)(ii) hereof.

              "DGCL" shall have the meaning set forth in the preamble.

              "Diluted Shares" means, as of any applicable time, shares of Common Stock issued and outstanding as of such time plus shares of Common Stock issuable upon conversion, redemption, exchange, exercise of, or as a dividend declared as of the time of measurement with respect to, any shares of preferred stock, options, warrants, debentures and other securities or any subscription rights.

              "Dividend Payment Date" shall mean September 30, December 31, March 31 and June 30 of each year, commencing on June 30, 2000; provided, however, that, if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

              "Dividend Periods" shall mean quarterly dividend periods commencing on and including September 30, December 31, March 31 and June 30 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period which shall commence on the Issue Date and end on and include June 29, 2000).

              "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, but excluding Permitted Encumbrances.

              "Equity Securities" shall have the meaning set forth in paragraph
       (10).

              "ERISA" means Employee Retirement Income Security Act of 1974, as amended.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

              "Expiration Time" shall have the meaning set forth in paragraph
       (8)(d)(v) hereof.

              "5% Cumulative Preferred, Series A" shall have the meaning set forth in paragraph (3)(d) hereof.

              "5% Preferred Stock, Series A" shall have the meaning set forth in paragraph (3)(d) hereof.

              "5% Preferred Stock, Series B" shall have the meaning set forth in paragraph (1) hereof.

              "5% Series A" shall have the meaning set forth in paragraph (3)(d) hereof.

              "French Operator" means any significant provider of telecommunications services in France (or that provider's Affiliates) or any Person whose primary line of business in France is to provide telecommunications services (or such Person's Affiliates) other than the Corporation or its Affiliates.

              "GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

              "Governmental Authority" means any United States or foreign federal, state, provincial, local, supranational government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

              "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

              "Holdco" shall have the meaning set forth in paragraph 8(e)(ii) hereof.

              "Indebtedness" means (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, notes, debentures or other similar instruments or by letters of credit, including purchase money obligations or other obligations relating to the deferred purchase price of property (other than trade payables incurred in the ordinary course of business),
       (c) obligations as lessee under leases which have been or should have been, in accordance with GAAP, recorded as capital leases, (d) obligations under direct or indirect guaranties in respect of Liabilities of others, including indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such indebtedness is assumed by such Person, (e) obligations in respect of outstanding or unpaid checks or drafts or overdraft obligations and (f) accrued interest, if any, on and all other amounts owed in respect of any of the foregoing.

              "Investment Agreement" means the agreement, dated July 26, 1999, between France Telecom S.A. and NTL (Delaware), Inc., a Delaware corporation (f/k/a NTL Incorporated), as amended by the letter agreement, dated as of August 6, 1999, between NTL (Delaware), Inc. and France Telecom S.A., as further amended by the second letter agreement, dated October 8, 1999, between NTL (Delaware), Inc. and France Telecom S.A., and as further amended by the third letter agreement, dated February 8, 2000 between NTL (Delaware), Inc. and France Telecom S.A., to which an agreed form of this Certificate of Designation has been attached as Attachment I.

              "Issue Date" shall mean the date on which shares of 5% Preferred Stock, Series B are first issued.

              "Junior Securities" shall have the meaning set forth in paragraph
       (3)(c) hereof.

              "Junior Securities Distributions" shall have the meaning set forth in paragraph (4)(f) hereof.

              "Law" means any supranational, United States or foreign federal, national, state, regional or local statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

              "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

              "Liquidation Right" shall mean, for each share of 5% Preferred Stock, Series B, the greater of (i) an amount equal to $1,000 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders, and (ii) the amount that would be received in liquidation following conversion of a share of 5% Preferred Stock, Series B into Common Stock.

              "Major Entity" shall mean any of the Corporation, NTL (Delaware), Inc., NTL Communications Corp., Diamond Cable Communications Limited, Diamond Holdings Limited, NTL (Triangle) LLC or any Significant Subsidiary.

              "Mandatory Redemption Date" shall have the meaning set forth in paragraph (6)(c) hereof.

              "Mandatory Redemption Obligation" shall have the meaning set forth in paragraph (6)(d) hereof.

              "Market Value" shall mean (A) the market value of the Corporation's outstanding shares of capital stock plus (B) the market value of any debt securities of the Corporation and the Corporation Subsidiaries (provided that, in the case of any Corporation Subsidiary that is not wholly owned, such amount shall be included only to the extent of the Corporation's ownership interest in the Corporation Subsidiary) for which quotes are available from brokerage companies of national reputation plus (C) with respect to shares of preferred stock for which no such quotes are available, the aggregate amount of liquidation preference thereof and the aggregate amount of accumulated and unpaid dividends with respect thereto plus (D) the principal amount and the amount of accrued and unpaid interest with respect to any borrowings of the Corporation and the Corporation Subsidiaries (provided that, in the case of any Corporation Subsidiary that is not wholly owned, such amount shall be included only to the extent of the Corporation's ownership interest in the Corporation Subsidiary).

              "Nasdaq" means the Nasdaq Stock Market, Inc., the electronic securities market regulated by the National Association of Securities Dealers, Inc.

              "Nasdaq National Market" shall have the meaning set forth in Rule 4200(a)(23) of the rules of the National Association of Securities Dealers, Inc.

              "9.9% Series B Preferred" shall have the meaning set forth in paragraph (3)(d) hereof.

              "non-electing share" shall have the meaning set forth in paragraph
       (8)(e)(i) hereof.

              "NYSE" means the New York Stock Exchange.

              "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

              "Parity Securities" shall have the meaning set forth in paragraph
       (3)(b) hereof.

              "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced or is reasonably expected to commence: (a) liens for taxes, assessments and governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations or other obligations of a like nature incurred in the ordinary course of business;
       (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes; (e) Encumbrances permitted under any of the indentures to which the Corporation or a Corporation Subsidiary is a party as of the date of the Investment Agreement; (f) purchase money security interests in supplier equipment; (g) precautionary liens filed by lessors with respect to leased equipment; and (h) any single or series of related Encumbrances which are not in excess of $2,500,000 and do not materially impair the value or use of the property subject thereto or the operation of the Corporation's business at the relevant date.

              "Person" shall mean any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, any unincorporated organization, any other entity, a "group" of such persons, as that term is defined in Rule 13d-5(b) under the Exchange Act, or a government or political subdivision thereof.

              "Preferred Shares" has the meaning set forth in paragraph (9)(c).

              "Preferred Stock" shall have the meaning set forth in the first resolution above.

              "Pro Forma Rating" has the meaning set forth in paragraph
       (9)(h)(ix).

              "Purchase Shares" shall have the meaning set forth in paragraph
       (8)(d)(v) hereof.

              "Qualified Holder" shall mean France Telecom, a societe anonyme formed under the laws of France, or an Affiliate, so long as such Person holds at least one share of the 5% Preferred Stock, Series B.

              "Qualified Holding Condition" shall be satisfied so long as a Qualified Holder is the holder of at least 15.0% of the Diluted Shares.

              "Record Date" shall have the meaning set forth in paragraph
       (8)(d)(iv) hereof.

              "Relevant Compounding Factor" shall mean, with respect to each share of 5% Preferred Stock, Series B, upon initial issuance 1.00, and shall on each Dividend Payment Date be increased to equal the product of the Relevant Compounding Factor in effect immediately prior to such Dividend Payment Date and 1.0125.

              "Rights" shall have the meaning set forth in paragraph (12) hereof.

              "Rights Agreement" shall have the meaning set forth in paragraph
       (12) hereof.

              "Securities" shall have the meaning set forth in paragraph
       (8)(d)(iii) hereof.

              "Senior Securities" shall have the meaning set forth in paragraph
       (3)(a) hereof.

              "Series A Certificate" means the Certificate of Designation in respect of the 5% Series A.

              "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that, if any funds for any class or series of Junior Securities or any class or series of Parity Securities are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the 5% Preferred Stock, Series B shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent, as the case may be.

              "Significant Subsidiary" shall have the meaning given to such term in Regulation S-X under the Exchange Act.

              "Strategic Acquisition" has the meaning set forth in the Investment Agreement.

              "Subsidiaries" of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person or (c) the beneficial interest in such trust or estate is at the time owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

              "13% Preferred" shall have the meaning set forth in paragraph
       (3)(d) hereof.

              "Trading Day" shall mean any day on which the securities in question are traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market or, if such securities are not quoted thereon, in the applicable securities market in which the securities are traded.

              "Transaction" shall have the meaning set forth in paragraph
       (8)(e)(i) hereof.

              "Transaction Agreement" shall mean the Restated Transaction Agreement, dated as of July 26, 1999, among NTL (Delaware), Inc., Bell Atlantic Corporation, Cable & Wireless plc and Cable & Wireless Communications plc.

              "Trigger Event" shall have the meaning set forth in paragraph
       (9)(b) hereof.

              "Trigger Event Cure" shall have the meaning set forth in paragraph
       (9)(b) hereof.

              "25-Day Average Market Price" shall mean, for any security, the volume-weighted average of the Current Market Prices of that security for the twenty-five Trading Days immediately preceding the date of determination.

              (3) Rank. Any class or series of stock of the Corporation shall be deemed to rank:

              (a) prior to the 5% Preferred Stock, Series B, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of 5% Preferred Stock, Series B ("Senior Securities");

              (b) on a parity with the 5% Preferred Stock, Series B, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the 5% Preferred Stock, Series B, if the holders of the 5% Preferred Stock, Series B and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

              (c) junior to the 5% Preferred Stock, Series B, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or if the holders of the 5% Preferred Stock, Series B shall be entitled to receipt of dividends, and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of such stock or series ("Junior Securities").

              (d) The 13% Series B Senior Redeemable Exchangeable Preferred Stock (the "13% Preferred") is a Senior Security. The 9.9% Non-Voting Mandatorily Redeemable Preferred Stock, Series B ("9.9% Series B Preferred") is a Junior Security. Each of (i) the 5% Cumulative Participating Convertible Preferred Stock, Series A (the "5% Series A") and any dividends paid on the 5% Series A in accordance with its terms, to the extent that such dividends are paid in preferred stock having terms substantially identical to the 5% Series A and any dividends paid on preferred stock issued as in-kind dividends thereon, to the extent such dividends are paid in preferred stock having terms substantially identical to the 5% Series A (the 5% Series A and all such in-kind dividends being hereinafter referred to as the "5% Preferred Stock, Series A") and (ii) the 5% Cumulative Preferred Stock, Series A (the "5% Cumulative Preferred, Series A") is a Parity Security. One or more classes of Additional Preferred (as defined below) shall be Parity Securities; provided, however, that there shall be no issue of other Senior Securities, Parity Securities or rights or options exercisable for or convertible into any such securities, except as approved by the holders of the 5% Preferred Stock, Series B pursuant to paragraph 9(f).

              (e) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be. The 5%

Preferred Stock, Series B shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities as set forth herein.

              (4) Dividends. (a) Subject to paragraph (8)(b)(ii), the holders of shares of 5% Preferred Stock, Series B shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the quarterly rate of $12.50 per share (assuming a $1,000.00 face amount) payable in cash, shares of Common Stock (such Common Stock for this purpose to be assigned a value equal to the 25-Day Average Market Price as of the record date for such Dividend Payment Date) or additional shares of Preferred Stock of a class to be designated by the Board of Directors having terms substantially identical to the 5% Preferred Stock, Series B, except as follows: (A) the Conversion Rate (as set forth in Section 8(a)) on such Preferred Stock initially shall be the quotient resulting from the division of the Conversion Rate (as then in effect on the 5% Preferred Stock, Series B) by the Relevant Compounding Factor (except that for purposes of additional shares of Preferred Stock payable as a dividend for the initial Dividend Period, the Conversion Rate shall be the quotient resulting from the division of the Conversion Rate (as then in effect) by 1.0041667 and (B) the number of shares of such Preferred Stock payable as a dividend on any Dividend Payment Date shall increase for each Dividend Payment Date from the first Dividend Payment Date by the Relevant Compounding Factor (such classes of Preferred Stock singularly and collectively, the "Additional Preferred"). All dividends on the 5% Preferred Stock, Series B, in whatever form, shall be payable in arrears quarterly on each Dividend Payment Date and shall be cumulative from the Issue Date (except that dividends on Additional Preferred shall accrue from the date such Additional Preferred is issued or would have been issued in accordance with this Certificate of Designation if such dividends had been declared), whether or not in any Dividend Period or Dividend Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock, Series B, as they appear on the stock records of the Corporation at the close of business on the record date for such dividend. Upon the declaration of any such dividend, the Board of Directors shall fix as such record date on the fifth Business Day preceding the relevant Dividend Payment Date and shall give notice on or prior to the record date of the form of payment of such dividend. Accrued and unpaid dividends for any past Dividend Payment Date may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such record date, not more than 45 days nor less than five Business Days preceding the payment date thereof, as may be fixed by the Board of Directors.

              (b) In addition to the dividends described in the preceding paragraph, holders of shares of the 5% Preferred Stock, Series B shall be entitled to receive an amount equal to the amount (and in the form of consideration) that such holders would be entitled to receive if, pursuant to paragraph (8), they had converted such 5% Preferred Stock, Series B fully into Common Stock immediately before the record date for the payment of any such dividends on Common Stock. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock, Series B as they appear on the stock records of the Corporation at the close of business on the record date for such dividend on Common Stock, and the Corporation shall pay each such dividend on the applicable payment date for such dividend on the Common Stock.

              (c) For the purpose of determining the number of Additional Preferred to be issued pursuant to paragraph (4)(a), each such Additional Preferred shall be valued at $1,000.00. Holders of such Additional Preferred shall be entitled to receive dividends payable at the rates specified in paragraph (4)(a).

              (d) The dividends payable for the initial Dividend Period, or any other period shorter than a full Dividend Period, on the 5% Preferred Stock, Series B shall accrue daily and be computed on the basis of a 360-day year and the actual number of days in such period. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the 5% Preferred Stock, Series B that may be in arrears except as otherwise provided herein.

              (e) So long as any shares of the 5% Preferred Stock, Series B are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities or Junior Securities, for any period, nor shall any Parity Securities or Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Parity Securities or Junior Securities) by the Corporation (except for conversion into or exchange into other Parity Securities or Junior Securities, as the case may be) unless, in each case, (i) full cumulative dividends on all outstanding shares of the 5% Preferred Stock, Series B for all Dividend Periods terminating on or prior to the date of such redemption, repurchase or other acquisition shall have been paid or set apart for payment, (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock, Series B and (iii) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock, Series B by the Corporation pursuant to paragraph (6) below. When dividends are not fully paid in Common Stock or Additional Preferred or are not paid in full in cash or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the 5% Preferred Stock, Series B and all dividends declared upon Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the 5% Preferred Stock, Series B and accumulated and unpaid on such Parity Securities.

              (f) So long as any shares of the 5% Preferred Stock, Series B are outstanding, no dividends (other than (i) any rights issued pursuant to the Rights Agreement and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase, or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as "Junior Securities Distributions") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities, including pursuant to paragraph 4(d) of the 9.9% Series B Preferred), unless, in each case, (A) full cumulative dividends on all outstanding shares of the 5% Preferred Stock, Series B and all other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods and dividend periods for such other stock, (B) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock, Series B and all other Parity Securities, (C) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock, Series B by the Corporation pursuant to paragraph (6) below, and (D) the Corporation has fully performed its obligations under paragraphs (4)(b) and (6) hereof.

              (5) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of 5% Preferred Stock, Series B shall be entitled to receive the Liquidation Right. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of 5% Preferred Stock, Series B shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of 5% Preferred Stock, Series B and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of 5% Preferred Stock, Series B and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph (5), (i) a consolidation or merger of the Corporation with one or more corporations, or
(ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

              (b) Subject to the rights of the holders of any Parity Securities, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the 5% Preferred Stock, Series B, as provided in this paragraph (5), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the 5% Preferred Stock, Series B shall not be entitled to share therein.

              (6) Redemption. (a) On and after the first Business Day following the earlier to occur of (i) the seventh anniversary of the Issue Date and (ii) the date on which both (A) the 25-Day Average Market Price of the Common Stock shall have exceeded $96.00 and (B) the fourth anniversary of the Issue Date, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of 5% Preferred Stock, Series B, from time to time in part, All But One Outstanding Share or, if the Qualified

Holding Condition is not satisfied, in whole, payable at the option of the Corporation in (A) cash, at a redemption price of $1,000.00 per share, (B) in shares of Common Stock, at a redemption price of $1,000.00 per share, or (C) in a combination of cash and Common Stock, at a redemption price based on the respective combination of consideration, together, in each case, with accrued and unpaid dividends thereon, whether or not declared, to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (6)(a), the price per share of Common Stock shall be the 25-Day Average Market Price.

              (b) On and after the first Business Day following the tenth anniversary of the Issue Date, each holder of shares of 5% Preferred Stock, Series B shall have the right to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem such holder's shares of 5% Preferred Stock, Series B, from time to time in part, All But One Outstanding Share or, if the Qualified Holding Condition is not satisfied, in whole, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of the Common Stock to be issued pursuant to this paragraph (6)(b), the price per share of Common Stock shall equal the 25-Day Average Market Price. Any holder of shares of 5% Preferred Stock, Series B who elects to exercise its rights pursuant to this paragraph (6)(b) shall deliver to the Corporation a written notice of election not less than 20 days prior to the date on which such holder demands redemption pursuant to this paragraph 6(b), which notice shall set forth the name of the Holder, the number of shares of 5% Preferred Stock, Series B to be redeemed and a statement that the election to exercise a redemption right is being made thereby, and, subject to paragraph (11)(d), shall deliver to the Corporation on or before the date of redemption certificates evidencing the shares of 5% Preferred Stock, Series B to be redeemed, duly endorsed for transfer to the Corporation.

              (c) If the Corporation shall not have redeemed all outstanding shares of 5% Preferred Stock, Series B pursuant to paragraphs (6)(a) or (6)(b), on the twentieth anniversary of the Issue Date (the "Mandatory Redemption Date"), to the extent the Corporation shall have funds legally available for such payment, the Corporation shall redeem All But One Outstanding Share of 5% Preferred Stock, Series B, or, if the Qualified Holding Condition is not satisfied, all outstanding shares of 5% Preferred Stock, Series B, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the Mandatory Redemption Date, without interest. For purposes of determining the number of shares of the Common Stock to be issued pursuant to this paragraph (6)(c), the price per share of Common Stock shall be the 25-Day Average Market Price. For purposes of the 5% Preferred Stock, Series B, "All But One Outstanding Share" means all but one share of 5% Preferred Stock, Series B outstanding at the relevant time. For the avoidance of doubt, so long as the Qualified Holding Condition is satisfied, at least one share of 5% Preferred Stock, Series B shall remain outstanding in perpetuity. As soon as (i) the Qualified Holding Condition is no longer satisfied and (ii) there is only one share of 5% Preferred Stock, Series B that has not been redeemed pursuant to this paragraph (6) or converted pursuant to paragraph (8), that one outstanding share of 5% Preferred Stock, Series B shall be redeemed, payable, at the option of the holder, in cash or in Common Stock.

              (d) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares or All But One Outstanding Share of 5% Preferred Stock, Series B pursuant to paragraphs 6(b) or 6(c) (each, a "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the 5% Preferred Stock, Series B shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the 5% Preferred Stock, Series
B) or (ii) declare or make any Junior Securities Distribution (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities), or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

              (e) Upon any redemption of 5% Preferred Stock, Series B, the Corporation shall pay the redemption price and any accrued and unpaid dividends in arrears to, but excluding, the applicable redemption date.

              (f) For purposes of paragraph (6)(a) only, unless full cumulative dividends (whether or not declared) on all outstanding shares of 5% Preferred Stock, Series B and any Parity Securities shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or prior to the applicable redemption date and notice has been given in accordance with paragraph (7), none of the shares of 5% Preferred Stock, Series B shall be redeemed, and no sum shall be set aside for such redemption, unless shares of 5% Preferred Stock, Series B are redeemed pro rata and notice has previously been given in accordance with paragraph (7).

              (7) Procedure for Redemption. (a) If the Corporation shall redeem shares of 5% Preferred Stock, Series B pursuant to paragraph 6(a), notice of such redemption shall be given by certified mail, return receipt requested, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation and confirmed by facsimile transmission to each holder of record if the Corporation has been furnished with such facsimile address by the holder(s); provided, however, that neither the failure to give such notice nor confirmation nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state: (i) the redemption date; (ii) the number of shares of 5% Preferred Stock, Series B to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the amount payable, whether such amount shall be paid in Common Stock or in cash, and, if the payment is in Common Stock, an explanation of the determination of the amount to be paid; (iv) the place or places where certificates for such shares are to be surrendered or where the notice under paragraph (11)(d) should be sent for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date, except as otherwise provided herein.

              (b) If notice has been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price of the shares called for redemption and dividends accrued and unpaid thereon, if any), (i) except as otherwise provided herein, dividends on the shares of 5% Preferred Stock, Series B so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of the 5% Preferred Stock, Series B shall cease (except the right to receive from the Corporation the redemption price without interest thereon, upon surrender and endorsement (or a constructive surrender under paragraph (11)(d)) of their certificates if so required, and to receive any dividends payable thereon).

              (c) Upon surrender (including a constructive surrender under paragraph (11)(d)) in accordance with notice given pursuant to this paragraph
(7) of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid, plus any dividends payable thereon. If fewer than all the outstanding shares of 5% Preferred Stock, Series B are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share). In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued, subject to a holder's election under paragraph
(11)(d), representing the surrendered shares without cost to the holder thereof.

              (8) Conversion. (a) Subject to and upon compliance with the provisions of this paragraph (8), a holder of shares of 5% Preferred Stock, Series B shall have the right, at any time and from time to time, at such holder's option, to convert any or All But One Outstanding Share or, if the Qualified Holding Condition is not satisfied, all outstanding shares, of 5% Preferred Stock, Series B held by such holder, but not fractions of shares, into fully paid and non-assessable shares of Common Stock by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph
(8)(b) hereof. The number of shares of Common Stock deliverable upon conversion of each share of 5% Preferred Stock, Series B shall be equal to 12.50 (as adjusted as provided herein, the "Conversion Rate"). The Conversion Rate is subject to adjustment from time to time pursuant to paragraph (8)(d) hereof. The right to convert shares called for redemption pursuant to paragraph 6(a) shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption, in which case such right of conversion shall be reinstated. Upon conversion, any accrued and unpaid dividends on the 5% Preferred Stock, Series B at the date of conversion shall be paid to the holder thereof in accordance with the provisions of paragraph (4), except that, upon conversion of All But One Outstanding Share or, if the Qualified Holding Condition is not satisfied, all outstanding shares, of 5% Preferred Stock, Series B held by such holder, all such accrued and unpaid dividends at the date of conversion shall be paid in Common Stock at the applicable Conversion Rate.

              (b) (i) In order to exercise the conversion privilege, the holder of each share of 5% Preferred Stock, Series B to be converted shall surrender (or constructively surrender in accordance with paragraph (11)(d)) the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation to the holders of the 5% Preferred Stock, Series B for such purposes, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Such notice shall state that the holder has satisfied any legal or regulatory requirement for conversion, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976; provided, however, that the Corporation shall use its best efforts in cooperating with such holder to obtain such legal or regulatory approvals to the extent its cooperation is necessary. Such notice shall also state the name or names (with address and social security or other taxpayer identification number, if applicable) in which the certificate or certificates for Common Stock are to be issued. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of 5% Preferred Stock, Series B is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates representing shares of 5% Preferred Stock, Series B surrendered for conversion shall be canceled by the Corporation or the transfer agent.

              (ii) Subject to the last sentence of paragraph (8)(a), holders of shares of 5% Preferred Stock, Series B at the close of business on a dividend payment record date shall not be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date if such holder shall have surrendered (or made a constructive surrender under paragraph (11)(d)) for conversion such shares at any time following the preceding Dividend Payment Date and prior to such Dividend Payment Date.

              (iii) Subject to a holder's election under paragraph (11)(d), as promptly as practicable after the surrender (including a constructive surrender under paragraph (11)(d)) by a holder of the certificates for shares of 5% Preferred Stock, Series B as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph (11)(c)) for the whole number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph
(8), and any fractional interest in respect of a share of Common Stock arising on such conversion shall be settled as provided in paragraph (8)(c). Upon conversion of only a portion of the shares of 5% Preferred Stock, Series B represented by any certificate, a new certificate shall be issued representing the unconverted portion of the certificate so surrendered without cost to the holder thereof. Subject to a holder's election under paragraph (11)(d), upon the surrender (including a constructive surrender under paragraph (11)(d)) of certificates representing shares of 5% Preferred Stock, Series B to be converted, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares so surrendered shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph (8).

              (iv) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock, Series B shall have been surrendered (or deemed surrendered pursuant to an election under paragraph (11)(d)) and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock, Series B surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

              (c) (i) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the 5% Preferred Stock, Series B. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of 5% Preferred Stock, Series B, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion (or deemed surrendered under paragraph
(10)(d)) at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of 5% Preferred Stock, Series B surrendered (or deemed surrendered under paragraph (10)(d)) for conversion by such holder.

              (ii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock, Series B shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock, Series B surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation.

              (d) The Conversion Rate shall be adjusted from time to time as follows:

              (i) If the Corporation shall after the Issue Date (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares, or (D) effect any reclassification of its outstanding Common Stock, the Conversion Rate in effect on the record date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification, as the case may be, shall be proportionately adjusted so that the holder of any share of 5% Preferred Stock, Series B thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (8)(h)) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification. Adjustments in accordance with this paragraph (8)(d)(i) shall be made whenever any event listed above shall occur.

              (ii) If the Corporation shall after the Issue Date fix a record date for the issuance of rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share (or, in the case of a right or warrant to purchase securities convertible into Common Stock, having an effective exercise price per share of Common Stock, computed on the basis of the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the amount of additional consideration payable, if any, to receive one share of Common Stock upon conversion of such securities) less than the 25-Day Average Market Price on the date on which such issuance was declared or otherwise announced by the Corporation (the "Determination Date"), then the Conversion Rate in effect at the opening of business on the Business Day next following such record date shall be adjusted so that the holder of each share of 5% Preferred Stock, Series B shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to such record date by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and
       (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants (or in the case of a right or warrant to purchase securities convertible into Common Stock, the aggregate number of additional shares of Common Stock into which the convertible securities so offered are initially convertible), and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such 25-Day Average Market Price on such date (or, in the case of a right of warrant to purchase securities convertible into Common Stock, the number of shares of Common Stock obtained by dividing the aggregate exercise price of such rights or warrants for the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the aggregate amount of additional consideration payable, if any, to convert such securities into Common Stock, by such 25-Day Average Market Price). Such adjustment shall become effective immediately after the opening of business on the Business Day next following such record date (except as provided in paragraph (8)(h)). Such adjustment shall be made successively whenever such a record date is fixed. In the event that after fixing a record date such rights or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such 25-Day Average Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith. In case any rights or warrants referred to in this subparagraph (ii) shall expire unexercised after the same have been distributed or issued by the Corporation (or, in the case of rights or warrants to purchase securities convertible into Common Stock once exercised, the conversion right of such securities shall expire), the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

              (iii) If the Corporation shall fix a record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness, shares of its capital stock or assets (excluding regular cash dividends or distributions declared in the ordinary course by the Board of Directors and dividends payable in Common Stock for which an adjustment is made pursuant to paragraph (8)(d)(i)) or rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock or securities convertible into shares of Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Rate shall be adjusted so that the holder of each share of 5% Preferred Stock, Series B shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to the close of business on such record date by (II) a fraction, the numerator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date, and the denominator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date less the then-fair market value (as determined by the Board of Directors in good faith, whose determinations shall be conclusive) of the portion of the assets, shares of its capital stock or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that after fixing a record date such distribution is not so made, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (8)(h)) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of 5% Preferred Stock, Series B after such determination date, shall not require an adjustment of the Conversion Rate pursuant to this subparagraph (iii); provided, however, that on the date, if any, on which a Person converting a share of 5% Preferred Stock, Series B would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Rate shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the record date" within the meaning of the three preceding sentences). If any rights or warrants referred to in this subparagraph (iii) shall expire unexercised after the same shall have been distributed or issued by the Corporation, the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

               (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash in the amount per share that, together with the aggregate of the per share amounts of any other cash distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (iv) has been made exceeds 5.0% of the 25-Day Average Market Price immediately prior to the date of declaration of such dividend or distribution (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 8(e) is made), then, in such case, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date for the cash dividend or distribution by a fraction the numerator of which shall be the Current Market Price of a share of the Common Stock on the Record Date and the denominator shall be such Current Market Price less the per share amount of cash so distributed during the 12-month period applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the Business Day following the Record Date; provided, however, that in the event the denominator of the foregoing fraction is zero or negative, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of 5% Preferred Stock, Series B shall have the right to receive upon conversion, in addition to the shares of Common Stock to which the holder is entitled, the amount of cash such holder would have received had such holder converted each share of 5% Preferred Stock, Series B at the beginning of the 12-month period. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if any adjustment is required to be made as set forth in this paragraph (8)(d)(iv), the calculation of any such adjustment shall include the amount of the quarterly cash dividends paid during the 12-month reference period only to the extent such dividends exceed the regular quarterly cash dividends paid during the 12 months preceding the 12-month reference period. For purposes of this paragraph (8)(d)(iv), "Record Date" shall mean, with respect to any dividend or distribution in which the holders of Common Stock have the right to receive cash, the date fixed for determination of shareholders entitled to receive such cash.

              In the event that at any time cash distributions to holders of Common Stock are not paid equally on all series of Common Stock, the provisions of this paragraph 8(d)(iv) will apply to any cash dividend or cash distribution on any series of Common Stock otherwise meeting the requirements of this paragraph, and shall be deemed amended to the extent necessary so that any adjustment required will be made on the basis of the cash dividend or cash distribution made on any such series.

              (v) In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by the Corporation or any subsidiary of the Corporation for all or any portion of the outstanding shares of Common Stock to the extent that the cash and fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive and shall be described in a resolution of such Board) of any other consideration included in such payment per share of Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) exceed by more than 5.0%, with any smaller excess being disregarded in computing the adjustment to the Conversion Rate provided in this paragraph (8)(d)(v), the first reported sale price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchase Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchase Shares) on the Expiration Time and the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.

              (vi) No adjustment in the Conversion Rate shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in the Conversion Rate; provided, however, that any adjustments that by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made, and provided further that any adjustment shall be required and made in accordance with the provisions of this paragraph (8) (other than this subparagraph (vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution for United States income tax purposes to the holders of shares of 5% Preferred Stock, Series B or Common Stock. Notwithstanding any other provisions of this paragraph (8), the Corporation shall not be required to make any adjustment of the Conversion Rate for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this paragraph (8) shall be made to the nearest dollar or to the nearest 1/1,000 of a share, as the case may be. Anything in this paragraph (8)(d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such adjustments in the Conversion Rate, in addition to those required by this paragraph (8)(d), as it in its discretion shall determine to be advisable in order that any stock dividends subdivision of shares, reclassification or combination of shares, distribution or rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable.

              (vii) In the event that, at any time as a result of shares of any other class of capital stock becoming issuable in exchange or substitution for or in lieu of shares of Common Stock or as a result of an adjustment made pursuant to the provisions of this paragraph (8)(d), the holder of 5% Preferred Stock, Series B upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of any shares of 5% Preferred Stock, Series B shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

              (e) (i) If the Corporation shall be a party to any transaction (including without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which paragraph (8)(d)(i) applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), there shall be no adjustment to the Conversion Rate but each share of 5% Preferred Stock, Series B which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of 5% Preferred Stock, Series B was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock securities and other property (including cash) receivable upon such Transaction (provided, that, if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (8)(e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The provisions of this paragraph (8)(e)(i) shall similarly apply to successive Transactions.

              (ii) Notwithstanding anything herein to the contrary, if the Corporation is reorganized such that the Common Stock is exchanged for the common stock of a new entity ("Holdco") whose common stock is traded on the Nasdaq National Market or another recognized securities exchange or automated quotation system, then the Corporation, by notice to and consultation with the holders of the 5% Preferred Stock, Series B, may cause the exchange of this 5% Preferred Stock, Series B for preferred stock of Holdco having the same terms and conditions as set forth herein; provided that the rights attaching to the preferred stock of Holdco shall be adjusted so as to comply with the local law of the country of incorporation of Holdco or the new share structure of Holdco subject to such rights effectively giving the same economic rights as the 5% Preferred Stock, Series B (including for these purposes any resultant change in the tax treatment for the holders of such stock).

              (f)   If:

              (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; or

              (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

              (iii) there shall be any subdivision, combination or reclassification of the Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

              (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

then the Corporation shall cause to be filed with any transfer agent designated by the Corporation pursuant to paragraph (8)(b) and shall cause to be mailed to the holders of shares of the 5% Preferred Stock, Series B at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least ten days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend (or such other distribution) or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up or other action is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of any distribution, right, warrant subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up or other action, or the vote upon any of the foregoing.

              (g) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall prepare an officer's certificate with respect to such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the effective date of such adjustment and shall mail a copy of such officer's certificate to the holder of each share of 5% Preferred Stock, Series B at such holder's last address as shown on the stock records of the Corporation. If the Corporation shall have designated a transfer agent pursuant to paragraph (8)(b), it shall also promptly file with such transfer agent an officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment.

              (h) In any case in which paragraph (8)(d) provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of 5% Preferred Stock, Series B converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (8)(c).

              (i) For purposes of this paragraph (8), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

              (j) There shall be no adjustment of the Conversion Rate in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this paragraph
(8). If any single action would require adjustment of the Conversion Rate pursuant to more than one subparagraph of this paragraph (8), only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

              (k) If the Corporation shall take any action affecting the Common Stock, other than action described in this paragraph (8), that in the opinion of the Board of Directors materially adversely affects the conversion rights of the holders of the shares of 5% Preferred

Stock, Series B, the Conversion Rate may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided that the provisions of this paragraph (8)(k) shall not affect any rights the holders of 5% Preferred Stock, Series B may have at law or in equity.

              (l) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the 5% Preferred Stock, Series B, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of 5% Preferred Stock, Series B not theretofore converted. For purposes of this paragraph (8)(l) the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of 5% Preferred Stock, Series B shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

              (ii) The Corporation covenants that any shares of Common Stock issued upon conversion of the 5% Preferred Stock, Series B shall be duly authorized, validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment increasing the Conversion Rate such that the quotient of $1,000.00 and the Conversion Rate (which quotient initially shall be $80.00) would be reduced below the then-par value of the shares of Common Stock deliverable upon conversion of the 5% Preferred Stock, Series B, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock based upon such adjusted Conversion Rate.

              (iii) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the 5% Preferred Stock, Series B, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

              (m) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the 5% Preferred Stock, Series B pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the 5% Preferred Stock, Series B to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the satisfaction of the Corporation, that such tax has been paid.

              (n) No adjustment in the Conversion Rate need be made for a transaction referred to in paragraph (8)(d)(i) through (v) above to the extent that all holders of 5% Preferred Stock, Series B are entitled to participate in such transaction pursuant to paragraph 4(b).

              (9) Governance. (a) The holders of record of shares of 5% Preferred Stock, Series B shall not be entitled to any voting rights except as hereinafter provided in this paragraph (9) or as otherwise provided by law.

              (b) If and whenever either (i) six quarterly dividends (whether or not consecutive) payable on the 5% Preferred Stock, Series B have not been paid in full, (ii) the Corporation shall have failed to discharge its Mandatory Redemption Obligation, or (iii) there occurs a Bankruptcy Event (any such event described in the preceding subparagraphs (i) through (iii) being hereinafter referred to as a "Trigger Event"), a vote of the holders of shares of 5% Preferred Stock, Series B, voting as a single class, will be required on all matters brought to shareholders of the Corporation. Whenever all arrears in dividends on the 5% Preferred Stock, Series B then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, the Corporation shall have fulfilled its Mandatory Redemption Obligation, and all Bankruptcy Events shall have been cured (the "Trigger Event Cure"), then the right of the holders of the 5% Preferred Stock, Series B to vote as described in this paragraph 9(b) shall cease (but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs).

              (c) In addition to the power to elect directors in accordance with paragraph (9)(d), upon the occurrence of any Trigger Event, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of 5% Preferred Stock, Series B, together with the holders of 5% Preferred Stock, Series A, the 5% Cumulative Preferred, Series A, and shares of every other series of preferred stock (including, without limitation, Additional Preferred) upon which like rights to vote for the election of two additional directors have been conferred and are exercisable (resulting from either the failure to pay dividends or the failure to redeem) (the 5% Preferred Stock, Series A and any such other series are collectively referred to as the "Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of 5% Preferred Stock, Series B and the Preferred Shares, called as hereinafter provided. Whenever all arrears in dividends on the Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, the Corporation shall have fulfilled any redemption obligation in respect of the Preferred Shares, and the Trigger Event Cure has occurred, then the right of the holders of the 5% Preferred Stock, Series B and the Preferred Shares to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs), and the terms of office of all persons elected as directors by the holders of 5% Preferred Stock, Series B and the Preferred Shares shall forthwith terminate and the number of members of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in holders of shares of 5% Preferred Stock, Series B and the Preferred Shares, the Secretary of the Corporation may, and upon the written request of any holder of 5% Preferred Stock, Series B (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the 5% Preferred Stock, Series B and of the Preferred Shares for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the By-laws for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary of the Corporation within 20 days after receipt of any such request, then any holder of shares of 5% Preferred Stock, Series B may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the 5% Preferred Stock, Series B and the Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the 5% Preferred Stock, Series B and the Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

              (d) (i) (A) In addition to any other rights granted in this paragraph (9) to elect directors or to vote on any matter submitted to stockholders, all holders of shares of 5% Preferred Stock, Series B, voting separately as a class, shall have the right to elect directors to serve on the Board of Directors in accordance with the provisions of this paragraph (9)(d), so long as the Qualified Holding Condition is satisfied.

              (B) If there are twelve or fewer members of the Board of Directors, the Qualified Holder shall be entitled to elect three directors. If there are fourteen or more members of the Board of Directors, the Qualified Holder shall be entitled to elect four directors. In either case, any director that is appointed by a holder of shares of 5% Series A, pursuant to paragraph
(9)(d) of the Series A Certificate, shall be counted toward the three or four directors, as the case may be, that a Qualified Holder is entitled to appoint pursuant to this paragraph (9)(d).

              (C) Immediately upon failure of the Qualified Holding Condition, this paragraph (9)(d), paragraphs (9)(h), (9)(i) and (9)(j) shall be of no effect and the rights granted in such paragraphs to the holders of the 5% Preferred Stock, Series B shall cease to apply.

              (ii) The Qualified Holder may appoint, remove or replace such directors by way of a written notice by the Qualified Holder to the Corporation, at a special meeting called pursuant to subparagraph (iii) of this paragraph
(9)(d) or at any annual meeting of stockholders, provided that such voting rights may not be exercised at any meeting unless an Authorized Officer of the Qualified Holder shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of shares of 5% Preferred Stock, Series B of such rights. At any meeting at which the holders of shares of 5% Preferred Stock, Series B shall exercise such voting rights initially, they shall have the right, voting separately as a class, to elect the number of directors provided under paragraph (9)(d)(i)(B) to fill vacancies in the Board of Directors, to the extent that such number of vacancies then exist, or, if such right is exercised at an annual meeting, to elect such number of directors. If necessary, the holders of the shares of 5% Preferred Stock, Series B shall have the right to make such increase in the number of members of the Board of Directors as shall be necessary to permit them to so elect such number of directors. If the Qualified Holder exercises its right to appoint, remove or replace a director by way of a written notice to the Corporation, any such appointment, removal or replacement shall be effective immediately upon the sending of such written notice to the Corporation.

              (iii) Unless the holders of shares of 5% Preferred Stock, Series B shall have previously exercised their right to elect the number of directors provided under paragraph (9)(d)(i)(B), the Board of Directors shall order, and any stockholder or stockholders owning in the aggregate not less than 25% of the total number of the shares of 5% Preferred Stock, Series B outstanding may request, the calling of a special meeting of the holders of shares of 5% Preferred Stock, Series B, which meeting shall thereupon promptly be called by the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of shares of 5% Preferred Stock, Series B are entitled to vote pursuant to this paragraph (9)(d) shall be given to each holder of record of shares of 5% Preferred Stock, Series B by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 25% of the total number of outstanding shares of 5% Preferred Stock, Series B.

              (iv) The holders of shares of Common Stock and shares of 5% Preferred Stock, Series B, and other classes or series of stock of the Corporation, if applicable, shall continue to be entitled to elect all the directors until holders of the shares of 5% Preferred Stock, Series B shall have exercised their right to elect the number of directors provided under paragraph
(9)(d)(i)(B), voting as a separate class (or exercised such right pursuant to a written notice, as set forth under paragraph (9)(d)(ii)), after the exercise of which right (x) the directors so elected by the holders of shares of 5% Preferred Stock, Series B shall continue in office until their successors shall have been elected by such holders (or appointed pursuant to a written notice, as set forth under paragraph (9)(d)(ii)), and (y) any vacancy in the Board of Directors may (except as provided in paragraph (9)(d)(ii)) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of capital stock which elected the directors whose offices shall have become vacant. References in this paragraph (9)(d)(iv) to directors elected by the holders of a particular class of capital stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

              (e) Without the written consent of the holders of at least 662/3% in liquidation preference of the outstanding shares of 5% Preferred Stock, Series B or the vote of holders of at least 662/3% in liquidation preference of the outstanding shares of 5% Preferred Stock, Series B at a meeting of the holders of 5% Preferred Stock, Series B called for such purpose, the Corporation will not amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the 5% Preferred Stock, Series B; provided that any such amendment that changes the dividend payable on, the Conversion Rate with respect to, or the liquidation preference of, the 5% Preferred Stock, Series B shall require the affirmative vote at a meeting of holders of 5% Preferred Stock, Series B called for such purpose or written consent of the holder of each share of 5% Preferred Stock, Series B.

              (f) Without the written consent of the holders of at least 662/3% in liquidation preference of the outstanding shares of 5% Preferred Stock, Series B or the vote of holders of at least 662/3% in liquidation preference of the outstanding shares of 5% Preferred Stock, Series B at a meeting of such holders called for such purpose, the Corporation will not issue any additional 5% Preferred Stock, Series B or create, authorize or issue any Parity Securities or Senior Securities or increase the authorized amount of any such other class or series; provided that this paragraph 9(f) shall not limit the right of the Corporation to (i) issue Additional Preferred as dividends pursuant to paragraph 4 or (ii) issue Parity Securities or Senior Securities in order to refinance, redeem or refund the 13% Preferred, 5% Cumulative Preferred, Series A, or the 5% Preferred Stock, Series A, provided that the maximum value of such Parity Securities or Senior Securities issued by the Corporation in such refinancing as shall be reflected on the Corporation's consolidated balance sheet prepared in accordance with GAAP applied on a basis consistent with the Corporation's prior practice, shall not exceed in the aggregate the aggregate value of the 13% Preferred, 5% Cumulative Preferred, Series A, or the 5% Preferred Stock, Series A, respectively, as reflected on the Corporation's consolidated balance sheet as contained in the report filed by the Corporation with the United States Securities and Exchange Commission pursuant to the Exchange Act that is most recent prior to such refinancing.

              (g)   In exercising the voting rights set forth in this paragraph
(9), each share of 5% Preferred Stock, Series B shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the 5% Preferred Stock, Series B as a single class on any matter, then the 5% Preferred Stock, Series B and other series shall have with respect to such matters one vote per $1,000 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of 5% Preferred Stock, Series B shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

              (h)   So long as the Qualified Holding Condition is met:

              (i) there shall be no more than sixteen members of the Board of Directors;

              (ii) at least one director appointed by the Qualified Holder shall be a member of each committee of the Board of Directors, other than a committee formed to evaluate transactions with that holder;

              (iii) the directors elected by the Qualified Holder to the Board of Directors pursuant to paragraph (9)(d) shall be elected as members of the boards of directors of the Corporation Subsidiaries, if such boards of directors include substantially all of the other members of the Board of Directors;

              (iv) the By-laws shall contain provisions (A) requiring notices to be given to directors in a reasonable and customary form and allowing directors enough time to take any action that directors may deem necessary with respect to such notice and (B) allowing participation of directors in any meeting of the Board of Directors and any committee thereof by means of telephonic conference;

              (v) the Corporation shall not offer, issue, sell or transfer any securities to any Person or amend or waive the Rights Agreement to permit a transaction by any Person, if as a result of such offer, issuance, sale or transfer, such Person will beneficially own 15.0% or more of the Diluted Shares; provided, however, that this paragraph (9)(h)(v) shall not apply to a transaction or series of related transactions involving a contractual sale or other acquisition of 100% of the capital stock of the Corporation, so long as
(a) such transaction is definitive or provides for a make-whole premium or similar significant penalty payable to shareholders of the Corporation other than the potential acquirer if the potential acquirer does not complete such a transaction, and (b) the transactions contemplated by such agreement are approved by the Board of Directors and are (A) submitted for approval by the holders of Common Stock or (B) subject to the tender offer rules under the Exchange Act;

              (vi) if the Corporation offers, issues, sells or transfers any securities to any Person that would result in such Person owning less than 15.0% of the Diluted Shares, the Corporation shall comply with the provisions of paragraph (10) and shall not (A) grant to such Person a right to elect more than one director to the Board of Directors or (B) agree to standstill or transfer restrictions more favorable than those granted to the Qualified Holder under the Investment Agreement and shall not grant any rights to such Person that the Qualified Holder does not have herein or under the Investment Agreement;

              (vii) the Corporation shall not consummate, without the approval of a majority of holders of the Common Stock or the unanimous approval by the Board of Directors or a committee thereof (if such committee includes a director appointed by the Qualified Holder), any transaction or a series of related transactions involving (A) an acquisition (either in an asset or stock purchase transaction) or (B) a sale or transfer (either in an asset or stock purchase transaction) (other than a spin-off (to the Corporation's stockholders) of the Corporation's and the Corporation Subsidiaries' broadcast assets or assets located outside of the United Kingdom, it being understood that the Purchaser shall have the corporate governance and other rights with respect to such spun-off entity, as provided pursuant to the Investment Agreement) of Core Business Assets, if the fair market value of the Core Business Assets to be so acquired, sold or transferred exceeds, in the aggregate, 10% of the Market Value;

              (viii) the acquisition of any assets or stock of a business that does not constitute Core Business Assets, in any transaction or series of related transactions that represents, individually or when aggregated with all such transactions completed during the immediately preceding 24 months, 10% or more of the Market Value at the time of the proposed new acquisition, will require the approval of at least 662/3% of the holders of the then-outstanding Common Stock, unless the Board of Directors or a committee thereof (if such committee includes a director appointed by the Qualified Holder) approves such transaction unanimously, and a transaction shall be considered to be completed in the preceding 24-month period if it shall have been either completed (in which case the fair market value of the acquired assets shall be determined at the time of completion) or announced pursuant to a definitive agreement (in which case the fair market value of the acquired assets shall be determined at the time of such announcement);

              (ix) the Corporation shall not, without the unanimous approval by the Board of Directors or a committee thereof (if such committee includes a director appointed by the Qualified Holder), incur any Indebtedness (other than any refinancing of any existing Indebtedness that would not result in a material increase of the principal amount of such existing Indebtedness) after the date on which the Corporation receives its first credit rating from a rating agency of national reputation giving effect to the Strategic Acquisition (the "Pro Forma Rating"), if the Board of Directors has reason to believe (after reasonable inquiry of an internationally recognized rating agency or a major investment bank having expertise in credit rating advisory work) that the effect of incurring such Indebtedness would reduce the credit rating of NTL Communications Corp. below (i) the lower of (x) the equivalent of Standard & Poor's rating of BB- or (y) the Pro Forma Rating, if such Indebtedness is incurred prior to January 1, 2001 or (ii) the equivalent of Standard & Poor's rating of BB, if the Indebtedness is incurred on or after January 1, 2001; and

              (x) the Corporation shall maintain the total number of directors at a level that enables the Qualified Holder to elect at least ten percent of the members of the Board of Directors.

              (i) So long as the Qualified Holding Condition is met, none of the following shall be permitted without the prior written approval of one of the Authorized Officers:

              (I) a reclassification, combination, stock dividend or any similar transaction that may adversely affect the rights of the holders of the 5% Preferred Stock, Series B;

              (II) an amendment to the Certificate of Incorporation or By-laws that may adversely affect the rights of the holders of the 5% Preferred Stock, Series B;

              (III) commencement or institution of a Bankruptcy Event;

              (IV) issuance by the Corporation of any security that would adversely affect the rights of holders of the 5% Preferred Stock, Series A or the 5% Preferred Stock, Series B; or

              (V) any agreement by the Corporation or any of its Affiliates to enter into a Conflicting Investment.

              (j) Before entering into any Alliance to provide telecommunications services in any country in the European Union, the Corporation shall consult with the Qualified Holder with a view to mutually cooperating in such venture.

              (k) Nothing in this paragraph (9) shall be in derogation of any rights that a holder of shares of 5% Preferred Stock, Series B may have in its capacity as a holder of shares of Common Stock.

              (10) Preemptive Rights. The Corporation shall not issue, sell, transfer to any Person or grant to any Person a right to acquire any shares of capital stock or options, warrants or similar instruments or any other security convertible or exchangeable for shares of capital stock of the Corporation (other than (i) through exercise of any options, warrants, Convertible Debentures, the 13% Preferred, 5% Cumulative Preferred, Series A or the 9.9% Series B Preferred, in each case, that is outstanding on the Issue Date or the issuance of options to the employees of the Corporation and the Corporation Subsidiaries pursuant to Benefit Plans existing on the Issue Date, as such Benefit Plans may be amended or replaced (provided that such amended or replaced Benefit Plans shall have terms similar to and consistent with the terms of Existing Benefit Plans), and the exercise of such options, (ii) as consent payments contemplated by and in accordance with Section 5.01(d)(iv) of the Investment Agreement, (iii) as contemplated by the Transaction Agreement, or
(iv) as dividends on or conversion or in redemption of shares of preferred stock contemplated by and in accordance with Section 5.01(d)(iii) of the Investment Agreement (the "Equity Securities")), unless the Qualified Holder is notified in writing of any such issuance, sale or transfer and is offered the right to purchase at the sale price and on the terms and conditions of the sale such quantity of Equity Securities as would be necessary for the Purchaser to maintain its then current beneficial ownership level of the Diluted Shares. The preemptive rights of the Qualified Holder pursuant to this paragraph (10) shall be exercised in a manner and based on a timetable that will not restrict or adversely affect the Corporation's ability to raise equity capital in a flexible and cost-effective manner.

              (11) General Provisions. (a) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

              (b) If the Corporation shall have failed to declare or pay dividends as required pursuant to paragraph (4) hereof or shall have failed to discharge any obligation to redeem shares of 5% Preferred Stock, Series B pursuant to paragraph (6) hereof, the holders of shares of 5% Preferred Stock, Series B shall be entitled to receive, in addition to all other amounts required to be paid hereunder, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends on the aggregate dividends which the Corporation shall have failed to declare or pay or the redemption price, together with accrued and unpaid dividends thereon, as the case may be, at a rate of 2% per quarter, compounded quarterly, for the period during which the failure to pay dividends or failure to discharge an obligation to redeem shares of 5% Preferred Stock, Series B shall continue.

              (c) The shares of 5% Preferred Stock, Series B shall bear the following legend:

              THE SHARES OF PREFERRED STOCK, PAR VALUE $.01, OF THE COMPANY (THE "PREFERRED STOCK") (AND THE SHARES OF COMMON STOCK, PAR VALUE $.01, OF THE COMPANY (THE "COMMON STOCK") INTO WHICH THE PREFERRED STOCK MAY BE CONVERTED) REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE PREFERRED STOCK (OR COMMON STOCK, IF THE PREFERRED STOCK HAS BEEN CONVERTED) EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE INVESTMENT AGREEMENT, DATED JULY 26, 1999, AS AMENDED, AMONG NTL (DELAWARE), INC. AND FRANCE TELECOM, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH PREFERRED STOCK UPON WRITTEN REQUEST TO THE COMPANY.

              THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE CONVERTED INTO COMMON STOCK, PAR VALUE $.01, OF THE COMPANY (THE "COMMON STOCK") OR REDEEMED IN EXCHANGE FOR COMMON STOCK WITHOUT THE SURRENDER AND EXCHANGE OF THIS CERTIFICATE FOR CERTIFICATES REPRESENTING SUCH COMMON STOCK. A NOTICE OF SUCH CONVERSION EVENT, IF ANY, IS ON FILE AT THE EXECUTIVE OFFICES OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE COMPANY.

              The shares of Common Stock issuable upon conversion of the 5% Preferred Stock, Series B shall bear the following legend:

              THE SHARES OF COMMON STOCK, PAR VALUE $.01, OF THE COMPANY (THE "COMMON STOCK") REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE INVESTMENT AGREEMENT, DATED AS OF JULY 26, 1999, AS AMENDED, AMONG NTL (DELAWARE), INC. AND FRANCE TELECOM, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH COMMON STOCK UPON WRITTEN REQUEST TO THE COMPANY.

              (d) (i) Whenever in connection with any conversion or redemption of the 5% Preferred Stock, Series B in exchange for Common Stock the holder is required to surrender certificates representing such shares of 5% Preferred Stock, Series B, such holder may, by written notice to the Corporation and its transfer agent, elect to retain such certificates. In such case, the certificates so retained by the holder thereof shall be deemed to represent, at and from the date of such conversion or redemption, the number of shares of Common Stock issuable upon such conversion or redemption (subject to paragraph
(8)(c), if applicable), and shall be so reflected upon the books of the Corporation and its transfer agent.

              (ii) (A) A holder who has previously elected to retain certificates representing the 5% Preferred Stock, Series B in accordance with paragraph (11)(d)(i) upon conversion or redemption may subsequently elect to receive certificates representing the shares of Common Stock issued upon such conversion or redemption. To receive certificates representing such shares of Common Stock, the holder of such certificate shall surrender it, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation for such purposes, with a written notice of that election.

              (B) Unless the certificates to be issued shall be registered in the same name as the name in which such surrendered certificates are registered, each certificate so surrendered shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates so surrendered shall be canceled by the Corporation or the transfer agent.

              (C) As promptly as practicable after the surrender by a holder of such certificates, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph 11(c)) for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock represented by the certificates so surrendered.

              (12) Shareholder Rights Plan. The shares of 5% Preferred Stock, Series B shall be entitled to the benefits of a number of rights ("Rights") issuable under the Shareholder Rights Agreement, dated as of October 1, 1993, as amended, between the Company and Continental Stock Transfer & Trust Company or any successor plan of similar purpose and effect (the "Rights Agreement") equal to the number of shares of Common Stock then issuable upon conversion of the 5% Preferred Stock, Series B at the prevailing Conversion Rate. Any shares of Common Stock deliverable upon conversion of a share of 5% Preferred Stock, Series B or upon payment of a dividend shall be accomplished by a Right.

              IN WITNESS WHEREOF, NTL Incorporated has caused this Certificate of Designation to be signed by the undersigned this 26th day of May, 2000.


                                NTL Incorporated



                                By:    /s/ Richard J. Lubasch
                                       ---------------------------------------
                                       Name: Richard J. Lubasch
                                       Title: Executive Vice President, General
                                       Counsel and Secretary

                           CERTIFICATE OF DESIGNATION
                       OF THE VOTING POWERS, DESIGNATION,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
              OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS,
                       LIMITATIONS AND RESTRICTIONS OF THE
                     5% CUMULATIVE PARTICIPATING CONVERTIBLE
                          PREFERRED STOCK, SERIES F OF
                                NTL INCORPORATED

                         ------------------------------
                        PURSUANT TO SECTION 151(g) OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                         ------------------------------

              The undersigned, Executive Vice President, General Counsel and Secretary of NTL Incorporated, a Delaware corporation (the "Corporation"), HEREBY CERTIFIES that the Board of Directors, in accordance with Article FOURTH, Section B of the Corporation's Restated Certificate of Incorporation and Section 151(g) of the Delaware General Corporation Law (the "DGCL"), has authorized the creation of the series of Preferred Stock (as defined below) hereinafter provided for and has established the dividend, redemption, conversion and voting rights thereof and has adopted the following resolution, creating the following new series of Preferred Stock:

              "BE IT RESOLVED that, pursuant to authority expressly granted to the Board of Directors by the provisions of Article FOURTH, Section B of the Restated Certificate of Incorporation of the Corporation and Section 151(g) of the DGCL, there is hereby created and authorized the issuance of a new series of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), with the following powers, designations, dividend rights, voting powers, rights on liquidation, conver sion rights, redemption rights and other preferences and relative, participating, optional or other special rights and with the qualifications, limitations or restrictions on the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limita tions or restrictions thereof set forth in the Certificate of Incorporation of the Corpo ration that are applicable to each series of Preferred Stock) hereinafter set forth.

              (1) Number and Designation. 9,191.17 shares of Preferred Stock shall be designated as "5% Cumulative Participating Convertible Preferred Stock, Series F of NTL Incorporated" (the "5% Preferred Stock") and no other shares of Preferred Stock shall be designated as 5% Preferred Stock.

              (2) Definitions. For purposes of the 5% Preferred Stock, the following terms shall have the meanings indicated:

              "Additional Preferred" shall have the meaning set forth in paragraph (4)(a) hereof.

              "Bankruptcy Event" shall mean any of the following: (I) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of any Major Entity in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity or for all or substantially all of the property and assets of any Major Entity or (C) the winding up or liquidation of the affairs of any Major Entity; or (II) any Major Entity (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity, or for all or substantially all of the property and assets of any Major Entity or
       (C) effects any general assignment for the benefit of creditors.

              "Board of Directors" shall mean the board of directors of the Corpora tion. Except as such term is used in paragraph (9), "Board of Directors" shall also mean the Executive Committee, if any, of such board of directors or any other committee duly authorized by such board of directors to perform any of its responsibilities with respect to the 5% Preferred Stock.

              "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

              "Common Stock" shall mean the Corporation's Common Stock, par value $0.01 per share.

              "Constituent Person" shall have the meaning set forth in paragraph
       (8)(e)(i) hereof.

              "Conversion Rate" shall have the meaning set forth in paragraph
       (8)(a) hereof.

              "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sale price for such security on the principal exchange or quotation system on which such security is listed or traded. If the security is not admitted for trading on any national securities exchange or the Nasdaq National Market, "Current Market Price" shall mean the average of the last reported closing bid and asked prices reported by the Nasdaq as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose or as quoted by the National Quotation Bureau Incorporated. In the event that no such quotation is available for such day, the Current Market Price shall be the average of the quotations for the last five Trading Days for which a quotation is available within the last 30 Trading Days prior to such day. In the event that five such quotations are not available within such 30-Trading Day period, the Board of Directors shall be entitled to determine the Current Market Price on the basis of such quotations as it reasonably considers appropriate.

              "Determination Date" shall have the meaning set forth in paragraph
       (8)(d)(ii) hereof.

              "Dividend Payment Date" shall mean September 30, December 31, March 31 and June 30 of each year, commencing September 30, 2000; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

              "Dividend Periods" shall mean quarterly dividend periods commencing on September 30, December 31, March 31 and June 30 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

              "Expiration Time" shall have the meaning set forth in paragraph
       (8)(d)(v) hereof.

              "5% Preferred Stock" shall have the meaning set forth in paragraph
       (1) hereof.

              "Holdco" shall have the meaning set forth in paragraph (8)(e)(ii) hereof.

              "Issue Date" shall mean the date on which shares of 5% Preferred Stock are first issued.

              "Junior Securities" shall have the meaning set forth in paragraph
       (3)(c) hereof.

              "Junior Securities Distribution" shall have the meaning set forth in paragraph (4)(f) hereof.

              "Liquidation Right" shall mean, for each share of 5% Preferred Stock, the greater of (i) an amount equal to $1,000 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders, and
       (ii) the amount that would be received in liquidation following conversion of a share of 5% Preferred Stock into Common Stock.

              "Major Entity" shall mean any of the Corporation, NTL (Delaware), Inc., NTL Communications Corp., Diamond Cable Communications Limited, Diamond Holdings Limited, NTL (Triangle) LLC or any Significant Subsidiary.


              "Mandatory Redemption Date" shall have the meaning set forth in paragraph (6)(c) hereof.

              "Mandatory Redemption Obligation" shall have the meaning set forth in paragraph (6)(d) hereof.

              "Nasdaq" means the Nasdaq Stock Market, Inc., the electronic securities market regulated by the National Association of Securities Dealers, Inc.

              "Nasdaq National Market" shall have the meaning set forth in Rule 4200(a)(23) of the rules of the National Association of Securities Dealers, Inc.

              "non-electing share" shall have the meaning set forth in paragraph
       (8)(e)(i) hereof.

              "NYSE" means the New York Stock Exchange.

              "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

              "Parity Securities" shall have the meaning set forth in paragraph
       (3)(b) hereof.

              "Person" shall mean any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, any unincorporated organization, any other entity, a "group" of such persons, as that term is defined in Rule 13d-5(b) under the Exchange Act, or a government or political subdivision thereof.

              "Preferred Shares" has the meaning set forth in paragraph (9)(c).

              "Preferred Stock" shall have the meaning set forth in the introductory resolution above.

              "Purchase Shares" shall have the meaning set forth in paragraph
       (8)(d)(v) hereof.

              "Record Date" shall have the meaning set forth in paragraph
       (8)(d)(iv) hereof.

              "Relevant Compounding Factor" shall mean, with respect to each share of 5% Preferred Stock, upon initial issuance 1.00, and shall on each Dividend Payment Date be increased to equal the product of the Relevant

       Compounding Factor in effect immediately prior to such Dividend Payment Date and 1.0125.

              "Rights" shall have the meaning set forth in paragraph (11) hereof.

              "Securities" shall have the meaning set forth in paragraph
       (8)(d)(iii) hereof.

              "Senior Securities" shall have the meaning set forth in paragraph
       (3)(a) hereof.

              "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Securities or any class or series of Parity Securities are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the 5% Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent, as the case may be.

              "Significant Subsidiary" shall have the meaning given to such term in Regulation S-X under the Exchange Act.

              "13% Preferred" shall have the meaning set forth in paragraph
       (3)(d) hereof.

              "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted thereon, in the applicable securities market in which the securities are traded.

              "Transaction" shall have the meaning set forth in paragraph
       (8)(e)(i) hereof.

              "Trigger Event" shall have the meaning set forth in paragraph
       (9)(b) hereof.

              "Trigger Event Cure" shall have the meaning set forth in paragraph
       (9)(b) hereof.

              "25-Day Average Market Price" shall mean, for any security, the volume-weighted average of the Current Market Prices of that security for the twenty-five Trading Days immediately preceding the date of determination.

              (3) Rank. Any class or series of stock of the Corporation shall be deemed to rank:

              (a) prior to the 5% Preferred Stock, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of 5% Preferred Stock ("Senior Securities");

              (b) on a parity with the 5% Preferred Stock, either as to the payment of dividends or as to distributions of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the 5% Preferred Stock, if the holders of the 5% Preferred Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

              (c) junior to the 5% Preferred Stock, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or if the holders of the 5% Preferred Stock shall be entitled to receipt of dividends, and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of such stock or series ("Junior Securities").

              (d) Each of the 13% Senior Redeemable Exchangeable Preferred Stock and the 13% Series B Senior Redeemable Exchangeable Preferred Stock (collectively, the "13% Preferred") is a Senior Security. Each of the Series A Junior Participating Preferred Stock of the Corporation is a Junior Security. The 5% Cumulative Participating Convertible Preferred Stock, Series A, the 5% Cumulative Participating Convertible Preferred Stock, Series C, the 5% Cumulative Participating Convertible Preferred Stock, Series D, the 5% Cumulative Preferred Stock, Series A, the 5% Cumulative Participating Convertible Preferred Stock, Series E, the 5% Cumulative Participating Convertible Preferred Stock, Series B, the 5% Cumulative Participating Convertible Preferred Stock, Series B-1, and one or more classes of Additional Preferred shall be Parity Securities; provided, however, that there shall be no issue of other Senior Securities, Parity Securities or rights or options exercisable for or convertible into any such securities, except as approved by the holders of the 5% Preferred Stock pursuant to paragraph 9(e).

              (e) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be. The 5% Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities as set forth herein.

              (4) Dividends. (a) Subject to paragraph (8)(b)(ii), the holders of shares of 5% Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the quarterly rate of $12.50 per share (assuming a $1,000.00 face amount) payable in cash, shares of Common Stock (such Common Stock for this purpose to be assigned a value equal to the 25-Day Average Market Price as of the record date for such Dividend Payment Date) or additional shares of Preferred Stock of a class to be designated by the Board of Directors having terms substantially identical to the 5% Preferred Stock except as follows: (A) the Conversion Rate (as set forth in Section 8(a)) on such Preferred Stock initially shall be the quotient resulting from the division of the Conversion Rate (as then in effect on the 5% Preferred Stock) by the Relevant Compounding Factor and (B) the number of shares of such Preferred Stock payable as a dividend on any Dividend Payment Date shall increase for each Dividend Payment Date from the first Dividend Payment Date by the Relevant Compounding Factor (such classes of Preferred Stock singularly and collectively, the "Additional Preferred"). All dividends on the 5% Preferred Stock, in whatever form, shall be payable in arrears quarterly on each Dividend Payment Date and shall be cumulative from the Issue Date (except that dividends on Additional Preferred shall accrue from the date such Additional Preferred is issued or would have been issued in accordance with this Certificate of Designation if such dividends had been declared), whether or not in any Dividend Period or Dividend Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the record date for such dividend. Upon the declaration of any such dividend, the Board of Directors shall fix as such record date the fifth Business Day preceding the relevant Dividend Payment Date and shall give notice on or prior to the record date of the form of payment of such dividend. Accrued and unpaid dividends for any past Dividend Payment Date may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such record date, not more than 45 days nor less than five Business Days preceding the payment date thereof, as may be fixed by the Board of Directors.

              (b) In addition to the dividends described in the preceding paragraph, holders of shares of the 5% Preferred Stock shall be entitled to receive an amount equal to the amount (and in the form of consideration) that such holders would be entitled to receive if, pursuant to paragraph (8), they had converted such 5% Preferred Stock fully into Common Stock immediately before the record date for the payment of any such dividends on Common Stock. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock as they appear on the stock records of the Corporation at the close of business on the record date for such dividend on Common Stock, and the Corporation shall pay each such dividend on the applicable payment date for such dividend on the Common Stock.

              (c) For the purpose of determining the number of Additional Preferred to be issued pursuant to paragraph (4)(a), each share of Additional Preferred shall be valued at $1,000.00. Holders of such Additional Preferred shall be entitled to receive dividends payable at the rates specified in paragraph (4)(a).

              (d) The dividends payable for any period shorter than a full Dividend Period on the 5% Preferred Stock shall accrue daily and be computed on the basis of a 360-day year and the actual number of days in such period. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the 5% Preferred Stock that may be in arrears except as otherwise provided herein.

              (e) So long as any shares of the 5% Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities or Junior Securities, for any period, nor shall any Parity Securities or Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Parity Securities or Junior Securities) by the Corporation (except for conversion into or exchange into other Parity Securities or Junior Securities, as the case may be) unless, in each case, (i) full cumulative dividends on all outstanding shares of the 5% Preferred Stock for all Dividend Periods terminating on or prior to the date of such redemption, repurchase or other acquisition shall have been paid or set apart for payment,
(ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock and (iii) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock by the Corporation pursuant to paragraph (6) below. When dividends are not fully paid in Common Stock or Additional Preferred or are not paid in full in cash or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the 5% Preferred Stock and all dividends declared upon Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the 5% Preferred Stock and accumulated and unpaid on such Parity Securities.

              (f) So long as any shares of the 5% Preferred Stock are outstanding, no dividends (other than (i) any rights issued pursuant to a shareholder rights plan as provided in paragraph (11) and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase, or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as "Junior Securities Distributions") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (A) full cumulative dividends on all outstand-ing shares of the 5% Preferred Stock and all other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods and dividend periods for such Parity Securities, (B) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock and all other Parity Securities, (C) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock by the Corporation pursuant to paragraph (6) below and (D) the Corporation has fully performed its obligations under paragraphs (4)(b) and (6) hereof.

              (5) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of 5% Preferred Stock shall be entitled to receive the Liquidation Right. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of 5% Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of 5% Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of 5% Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph (5), (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

              (b) Subject to the rights of the holders of any Parity Securities, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the 5% Preferred Stock, as provided in this paragraph (5), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the 5% Preferred Stock shall not be entitled to share therein.

              (6) Redemption. (a) On and after the first Business Day following the earlier to occur of (i) August 13, 2006 or (ii) the date on which both (A) the 25-Day Average Market Price of the Common Stock shall have exceeded $96.00 and (B) August 13, 2003, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of 5% Preferred Stock, from time to time in part, or in whole, payable at the option of the Corporation in (A) cash, at a redemption price of $1,000.00 per share,
(B) in shares of Common Stock, at a redemption price of $1,000.00 per share, or
(C) in a combination of cash and Common Stock, at a redemption price based on the respective combination of consideration, together in each case with accrued and unpaid dividends thereon, whether or not declared, to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (6)(a), the price per share of Common Stock shall be the 25-Day Average Market Price.

              (b) On and after the first Business Day following August 13, 2009, each holder of shares of 5% Preferred Stock shall have the right to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem such holder's shares of 5% Preferred Stock, from time to time in part, or in whole, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (6)(b), the price per share of Common Stock shall equal the 25-Day Average Market Price. Any holder of shares of 5% Preferred Stock who elects to exercise its rights pursuant to this paragraph (6)(b) shall deliver to the Corporation a written notice of election not less than 20 days prior to the date on which such holder demands redemption pursuant to this paragraph 6(b), which written notice shall set forth the name of the Holder, the number of shares of 5% Preferred Stock to be redeemed and a statement that the election to exercise a redemption right is being made thereby; and, subject to paragraph (10)(d), shall deliver to the Corporation on or before the date of redemption certificates evidencing the shares of 5% Preferred Stock to be redeemed, duly endorsed for transfer to the Corporation.

              (c) If the Corporation shall not have redeemed all outstanding shares of 5% Preferred Stock pursuant to paragraphs (6)(a) or (6)(b), on August 13, 2019 (the "Mandatory Redemption Date"), to the extent the Corporation shall have funds legally available for such payment, the Corporation shall redeem all outstanding shares of 5% Preferred Stock, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the Mandatory Redemption Date, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (6)(c), the price per share of Common Stock shall be the 25-Day Average Market Price.

              (d) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of 5% Preferred Stock pursuant to paragraphs 6(b) or 6(c) (each, a "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the 5% Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the 5% Preferred Stock) or (ii) declare or make any Junior Securities Distribution (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities), or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

              (e) Upon any redemption of 5% Preferred Stock, the Corporation shall pay the redemption price and any accrued and unpaid dividends in arrears to, but excluding, the applicable redemption date.

              (f) For purposes of paragraph (6)(a) only, unless full cumulative dividends (whether or not declared) on all outstanding shares of 5% Preferred Stock and any Parity Securities shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or prior to the applicable redemption date and notice has been given in accordance with paragraph (7), none of the shares of 5% Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of 5% Preferred Stock are redeemed pro rata and notice has previously been given in accordance with paragraph (7).

              (7) Procedure for Redemption. (a) If the Corporation shall redeem shares of 5% Preferred Stock pursuant to paragraph 6(a), notice of such redemption shall be given by certified mail, return receipt requested, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the applicable redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation and confirmed by facsimile transmission to each holder of record if the Corporation has been furnished with such facsimile address by the holder(s); provided, however, that neither the failure to give such notice nor confirmation nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state: (i) the redemption date; (ii) the number of shares of 5% Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the amount payable, whether such amount shall be paid in Common Stock or in cash and if the payment is in Common Stock an explanation of the determination of the amount to be paid; (iv) the place or places where certificates for such shares are to be surrendered or the notice under paragraph (10)(d) should be sent for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date, except as otherwise provided herein.

              (b) If notice has been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price of the shares called for redemption and dividends accrued and unpaid thereon, if any), (i) except as otherwise provided herein, dividends on the shares of 5% Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding and (iii) all rights of the holders thereof as holders of the 5% Preferred Stock shall cease (except the right to receive from the Corporation the redemption price without interest thereon, upon surrender and endorsement (or a constructive surrender under paragraph (10)(d)) of their certificates if so required, and to receive any dividends payable thereon).

              (c) Upon surrender (including a constructive surrender under paragraph (10)(d)) in accordance with notice given pursuant to this paragraph
(7) of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid, plus any dividends payable thereon. If fewer than all the outstanding shares of 5% Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share). In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued, subject to a holder's election under paragraph (10)(d), representing the surrendered shares without cost to the holder thereof.

              (8) Conversion. (a) Subject to and upon compliance with the provisions of this paragraph (8), a holder of shares of 5% Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert any or all outstanding shares of 5% Preferred Stock held by such holder, but not fractions of shares, into fully paid and non-assessable shares of Common Stock by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (8)(b) hereof. The number of shares of Common Stock deliverable upon conversion of each share of 5% Preferred Stock shall be equal to 11.962982, as adjusted as provided herein (the "Conversion Rate"). The Conversion Rate is subject to adjustment from time to time pursuant to paragraph
(8)(d) hereof. The right to convert shares called for redemption pursuant to paragraph 6(a) shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption, in which case such right of conversion shall be reinstated. Upon conversion, any accrued and unpaid dividends on the 5% Preferred Stock at the date of conversion shall be paid to the holder thereof in accordance with the provisions of paragraph
(4).

              (b) (i) In order to exercise the conversion privilege, the holder of each share of 5% Preferred Stock to be converted shall surrender (or constructively surrender in accordance with paragraph (10)(d)) the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation to the holders of the 5% Preferred Stock for such purposes, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Such notice shall state that the holder has satisfied any legal or regulatory requirement for conversion, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; provided, however, that the Corporation shall use its best efforts in cooperating with such holder to obtain such legal or regulatory approvals to the extent its cooperation is necessary. Such notice shall also state the name or names (with address and social security or other taxpayer identification number, if applicable) in which the certificate or certificates for Common Stock are to be issued. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of 5%

Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates representing shares of 5% Preferred Stock surrendered for conversion shall be canceled by the Corporation or the transfer agent.

              (ii) Subject to the last sentence of paragraph (8)(a), holders of shares of 5% Preferred Stock at the close of business on a dividend payment record date shall not be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date if such holder shall have surrendered (or made a constructive surrender under paragraph (10)(d)) for conversion such shares at any time following the preceding Dividend Payment Date and prior to such Dividend Payment Date.

              (iii) Subject to a holder's election under paragraph (10)(d), as promptly as practicable after the surrender (including a constructive surrender under paragraph (10)(d)) by a holder of the certificates for shares of 5% Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph
(10)(c)) for the whole number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (8), and any fractional interest in respect of a share of Common Stock arising on such conversion shall be settled as provided in paragraph (8)(c). Upon conversion of only a portion of the shares of 5% Preferred Stock represented by any certificate, a new certificate shall be issued representing the unconverted portion of the certificate so surrendered without cost to the holder thereof. Subject to a holder's election under paragraph (10)(d), upon the surrender (including a constructive surrender under paragraph (10)(d)) of certificates representing shares of 5% Preferred Stock to be converted, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares so surrendered shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph
(8).

              (iv) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock shall have been surrendered (or deemed surrendered pursuant to an election under paragraph (10)(d)) and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

              (c) (i) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the 5% Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of 5% Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion (or deemed surrendered under paragraph (10)(d)) at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of 5% Preferred Stock surrendered (or deemed surrendered under paragraph
(10)(d)) for conversion by such holder.

              (ii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation.

              (d) The Conversion Rate shall be adjusted from time to time as follows:

              (i) If the Corporation shall after the Issue Date (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) effect any reclassification of its outstanding Common Stock, the Conversion Rate in effect on the record date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification, as the case may be, shall be proportionately adjusted so that the holder of any share of 5% Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification.
An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (8)(h)) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification. Adjustments in accordance with this paragraph (8)(d)(i) shall be made whenever any event listed above shall occur.

              (ii) If the Corporation shall after the Issue Date fix a record date for the issuance of rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share (or, in the case of a right or warrant to purchase securities convertible into Common Stock, having an effective exercise price per share of Common Stock, computed on the basis of the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the amount of additional consideration payable, if any, to receive one share of Common Stock upon conversion of such securities) less than the 25-Day Average Market Price on the date on which such issuance was declared or otherwise announced by the Corporation (the "Determination Date"), then the Conversion Rate in effect at the opening of business on the Business Day next following such record date shall be adjusted so that the holder of each share of 5% Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to such record date by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and
(B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants (or in the case of a right or warrant to purchase securities convertible into Common Stock, the aggregate number of additional shares of Common Stock into which the convertible securities so offered are initially convertible), and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such 25-Day Average Market Price on such date (or, in the case of a right of warrant to purchase securities convertible into Common Stock, the number of shares of Common Stock obtained by dividing the aggregate exercise price of such rights or warrants for the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the aggregate amount of additional consideration payable, if any, to convert such securities into Common Stock, by such 25-Day Average Market Price). Such adjustment shall become effective immediately after the opening of business on the Business Day next following such record date (except as provided in paragraph (8)(h)). Such adjustment shall be made successively whenever such a record date is fixed. In the event that after fixing a record date such rights or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such 25-Day Average Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith. In case any rights or warrants referred to in this subparagraph (ii) shall expire unexercised after the same have been distributed or issued by the Corporation (or, in the case of rights or warrants to purchase securities convertible into Common Stock once exercised, the conversion right of such securities shall expire), the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

              (iii) If the Corporation shall fix a record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness, shares of its capital stock or assets (excluding regular cash dividends or distributions declared in the ordinary course by the Board of Directors and dividends payable in Common Stock for which an adjustment is made pursuant to paragraph (8)(d)(i)) or rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock or securities convertible into shares of Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Rate shall be adjusted so that the holder of each share of 5% Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to the close of business on such record date by (II) a fraction, the numerator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date, and the denominator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date less the then-fair market value (as determined by the Board of Directors in good faith, whose determinations shall be conclusive) of the portion of the assets, shares of its capital stock or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that after fixing a record date such distribution is not so made, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (8)(h)) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of 5% Preferred Stock after such determination date, shall not require an adjustment of the Conversion Rate pursuant to this subparagraph (iii); provided, however, that on the date, if any, on which a Person converting a share of 5%

Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Rate shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the record date" within the meaning of the three preceding sentences). If any rights or warrants referred to in this subparagraph (iii) shall expire unexercised after the same shall have been distributed or issued by the Corporation, the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

              (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash in the amount per share that, together with the aggregate of the per share amounts of any other cash distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (iv) has been made exceeds 5.0% of the 25-Day Average Market Price immediately prior to the date of declaration of such dividend or distribution (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 8(e) is made), then, in such case, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date (as defined below) for the cash dividend or distribution by a fraction the numerator of which shall be the Current Market Price of a share of the Common Stock on the Record Date and the denominator shall be such Current Market Price less the per share amount of cash so distributed during the 12-month period applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the Business Day following the Record Date; provided, however, that in the event the denominator of the foregoing fraction is zero or negative, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of 5% Preferred Stock shall have the right to receive upon conversion, in addition to the shares of Common Stock to which the holder is entitled, the amount of cash such holder would have received had such holder converted each share of 5% Preferred Stock at the beginning of the 12-month period. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if any adjustment is required to be made as set forth in this paragraph (8)(d)(iv), the calculation of any such adjustment shall include the amount of the quarterly cash dividends paid during the 12-month reference period only to the extent such dividends exceed the regular quarterly cash dividends paid during the 12 months preceding the 12-month reference period. For purposes of this paragraph (8)(d)(iv), "Record Date" shall mean, with respect to any dividend or distribution in which the holders of Common Stock have the right to receive cash, the date fixed for determination of shareholders entitled to receive such cash.

              In the event that at any time cash distributions to holders of Common Stock are not paid equally on all series of Common Stock, the provisions of this paragraph 8(d)(iv) will apply to any cash dividend or cash distribution on any series of Common Stock otherwise meeting the requirements of this paragraph, and shall be deemed amended to the extent necessary so that any adjustment required will be made on the basis of the cash dividend or cash distribution made on any such series.

              (v) In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by the Corporation or any subsidiary of the Corporation for all or any portion of the outstanding shares of Common Stock to the extent that the cash and fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive and shall be described in a resolution of such Board) of any other consideration included in such payment per share of Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) exceed by more than 5.0%, with any smaller excess being disregarded in computing the adjustment to the Conversion Rate provided in this paragraph (8)(d)(v), the first reported sale price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchase Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchase Shares) on the Expiration Time and the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.

              (vi) No adjustment in the Conversion Rate shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in the Conversion Rate; provided, however, that any adjustments that by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made, and provided further that any adjustment shall be required and made in accordance with the provisions of this paragraph (8) (other than this subparagraph (vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution for United States income tax purposes to the holders of shares of 5% Preferred Stock or Common Stock. Notwithstanding any other provisions of this paragraph (8), the Corporation shall not be required to make any adjustment of the Conversion Rate for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this paragraph (8) shall be made to the nearest dollar or to the nearest 1/1,000 of a share, as the case may be. Anything in this paragraph
(8)(d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such adjustments in the Conversion Rate, in addition to those required by this paragraph (8)(d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution or rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable.

              (vii) In the event that, at any time as a result of shares of any other class of capital stock becoming issuable in exchange or substitution for or in lieu of shares of Common Stock or as a result of an adjustment made pursuant to the provisions of this paragraph (8)(d), the holder of 5% Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of any shares of 5% Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

              (viii) The $96.00 required stock price threshold set forth in paragraph (6)(a)(ii) shall be adjusted from time to time in a manner consistent with the provisions of this paragraph (8)(d).

              (e) (i) If the Corporation shall be a party to any transaction (including without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which paragraph (8)(d)(i) applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), there shall be no adjustment to the Conversion Rate but each share of 5% Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of 5% Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (8)(e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The provisions of this paragraph
(8)(e) shall similarly apply to successive Transactions.

              (ii) Notwithstanding anything herein to the contrary , if the Corporation is reorganized such that the Common Stock is exchanged for the common stock of a new entity ("Holdco") whose common stock is traded on the Nasdaq National Market or another recognized securities exchange or automated quotation system, then the Corporation, by notice to and consultation with the holders of the 5% Preferred Stock, may cause the exchange of this 5% Preferred Stock for preferred stock of Holdco having the same terms and conditions as set forth herein; provided that the rights attaching to the preferred stock of Holdco shall be adjusted so as to comply with the local law of the country of incorporation of Holdco or the new share structure of Holdco subject to such rights effectively giving the same economic rights as the 5% Preferred Stock (including for these purposes any resultant change in the tax treatment for the holders of such stock).

              (f)   If:

              (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; or

              (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

              (iii) there shall be any subdivision, combination or reclassification of the Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

              (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

then the Corporation shall cause to be filed with any transfer agent designated by the Corporation pursuant to paragraph (8)(b) and shall cause to be mailed to the holders of shares of the 5% Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least ten days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend (or such other distribution) or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up or other action is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of any distribution, right, warrant, subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up or other action, or the vote upon any of the foregoing.

              (g) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall prepare an officer's certificate with respect to such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the effective date of such adjustment and shall mail a copy of such officer's certificate to the holder of each share of 5% Preferred Stock at such holder's last address as shown on the stock records of the Corporation. If the Corporation shall have designated a transfer agent pursuant to paragraph (8)(b), it shall also promptly file with such transfer agent an officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment.

              (h) In any case in which paragraph (8)(d) provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of 5% Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (8)(c).

              (i) For purposes of this paragraph (8), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

              (j) There shall be no adjustment of the Conversion Rate in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this paragraph
(8). If any single action would require adjustment of the Conversion Rate pursuant to more than one subparagraph of this paragraph (8), only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

              (k) If the Corporation shall take any action affecting the Common Stock, other than action described in this paragraph (8), that in the opinion of the Board of Directors materially adversely affects the conversion rights of the holders of the shares of 5% Preferred Stock, the Conversion Rate may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided that the provisions of this paragraph (8)(k) shall not affect any rights the holders of 5% Preferred Stock may have at law or in equity.

              (l) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the 5% Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of 5% Preferred Stock not theretofore converted. For purposes of this paragraph (8)(l) the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of 5% Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

              (ii) The Corporation covenants that any shares of Common Stock issued upon conversion of the 5% Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment increasing the Conversion Rate such that the quotient of $1,000.00 and the Conversion Rate (which quotient initially shall be $83.5912) would be reduced below the then-par value of the shares of Common Stock deliverable upon conversion of the 5% Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock based upon such adjusted Conversion Rate.

              (iii) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the 5% Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

              (m) The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the 5% Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the 5% Preferred Stock to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the satisfaction of the Corporation, that such tax has been paid.

              (n) No adjustment in the Conversion Rate need be made for a transaction referred to in paragraph (8)(d)(i) through (v) above to the extent that all holders of 5% Preferred Stock are entitled to participate in such transaction pursuant to paragraph 4(b).

              (9) Voting Rights. (a) The holders of record of shares of 5% Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (9) or as otherwise provided by law.

              (b) If and whenever either (i) six quarterly dividends (whether or not consecutive) payable on the 5% Preferred Stock have not been paid in full, (ii) the Corporation shall have failed to discharge its Mandatory Redemption Obligation or (iii) there occurs a Bankruptcy Event (any such event described in the preceding subparagraphs (i) through (iii) being hereinafter referred to as a "Trigger Event"), a vote of the holders of shares of 5% Preferred Stock, voting as a single class, will be required on all matters brought to shareholders of the Corporation. Whenever all arrears in dividends on the 5% Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, the Corporation shall have fulfilled its Mandatory Redemption Obligation and all Bankruptcy Events shall have been cured (the "Trigger Event Cure"), then the right of the holders of the 5% Preferred Stock to vote as described in this paragraph 9(b) shall cease (but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs).

              (c) Upon the occurrence of any Trigger Event, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of 5% Preferred Stock, together with the holders of shares of every other series of preferred stock (including, without limitation, Additional Preferred) upon which like rights to vote for the election of two additional directors have been conferred and are exercisable (resulting from either the failure to pay dividends or the failure to redeem) (any such other series is referred to as the "Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of 5% Preferred Stock and the Preferred Shares, called as hereinafter provided. Whenever all arrears in dividends on the Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, the Corporation shall have fulfilled any redemption obligation in respect of the Preferred Shares, and the Trigger Event Cure has occurred, then the right of the holders of the 5% Preferred Stock and the Preferred Shares to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs), and the terms of office of all persons elected as directors by the holders of 5% Preferred Stock and the Preferred Shares shall forthwith terminate and the number of members of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in holders of shares of 5% Preferred Stock and the Preferred Shares, the Secretary of the Corporation may, and upon the written request of any holder of 5% Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the 5% Preferred Stock and of the Preferred Shares for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the By-laws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary of the Corporation within 20 days after receipt of any such request, then any holder of shares of 5% Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the 5% Preferred Stock and the Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the 5% Preferred Stock and the Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

              (d) Without the written consent of the holders of at least 662/3% in liquidation preference of the outstanding shares of 5% Preferred
Stock or the vote of holders of at least 662/3% in liquidation preference of the outstanding shares of 5% Preferred Stock at a meeting of the holders of 5% Preferred Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the 5% Preferred Stock; provided that any such amendment that changes the dividend payable on, the Conversion Rate with respect to, or the liquidation preference of the 5% Preferred Stock shall require the affirmative vote at a meeting of holders of 5% Preferred Stock called for such purpose or written consent of the holder of each share of 5% Preferred Stock.

              (e) Without the written consent of the holders of at least 662/3% in liquidation preference of the outstanding shares of 5% Preferred
Stock or the vote of holders of at least 662/3% in liquidation preference of the outstanding shares of 5% Preferred Stock at a meeting of such holders called for such purpose, the Corporation will not issue any additional 5% Preferred Stock or create, authorize or issue any Parity Securities or Senior Securities or increase the authorized amount of any such other class or series; provided that this paragraph 9(e) shall not limit the right of the Corporation to (i) issue Additional Preferred as dividends pursuant to paragraph 4 or (ii) to issue Parity Securities or Senior Securities in order to refinance, redeem or refund the 13% Preferred, provided that the maximum accrual value (i.e., the sum of stated value and maximum amount payable in kind over the term from issuance to first date of mandatory redemption or redemption at the option of the holder) of such Parity Securities may not exceed the maximum accrual value of the 13% Preferred.

              (f)   In exercising the voting rights set forth in this paragraph
(9), each share of 5% Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the 5% Preferred Stock as a single class on any matter, then the 5% Preferred Stock and other series shall have with respect to such matters one vote per $1,000 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of 5% Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

              (g) Nothing in this paragraph (9) shall be in derogation of any rights that a holder of shares of 5% Preferred Stock may have in his capacity as a holder of shares of Common Stock.

              (10) General Provisions. (a) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

              (b) If the Corporation shall have failed to declare or pay dividends as required pursuant to paragraph (4) hereof or shall have failed to discharge any obligation to redeem shares of 5% Preferred Stock pursuant to paragraph (6) hereof, the holders of shares of 5% Preferred Stock shall be entitled to receive, in addition to all other amounts required to be paid hereunder, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends on the aggregate dividends which the Corporation shall have failed to declare or pay or the redemption price, together with accrued and unpaid dividends thereon, as the case may be, at a rate of 2% per quarter, compounded quarterly, for the period during which the failure to pay dividends or failure to discharge an obligation to redeem shares of 5% Preferred Stock shall continue.

              (c) The shares of 5% Preferred Stock shall bear the following legend:

              THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF THE PREFERRED STOCK WHO SO REQUESTS THE POWERS, DESIGNATION, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF THE PREFERRED STOCK.

              THE SHARES OF PREFERRED STOCK, PAR VALUE $0.01, OF THE CORPORATION (THE "PREFERRED STOCK") (AND THE SHARES OF COMMON STOCK, PAR VALUE $0.01, OF THE CORPORATION (THE "COMMON STOCK") INTO WHICH THE PREFERRED STOCK MAY BE CONVERTED) REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE PREFERRED STOCK (OR COMMON STOCK, IF THE PREFERRED STOCK HAS BEEN CONVERTED) EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE

              RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE PURCHASE AGREEMENT, DATED JULY 15, 1999, AS MAY BE AMENDED, BETWEEN NTL (DELAWARE), INC. AND FRANCE TELECOM, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH PREFERRED STOCK UPON WRITTEN REQUEST TO THE CORPORATION.

              THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE CONVERTED INTO COMMON STOCK OR REDEEMED IN EXCHANGE FOR COMMON STOCK WITHOUT THE SURRENDER AND EXCHANGE OF THIS CERTIFICATE FOR CERTIFICATES REPRESENTING SUCH COMMON STOCK. A NOTICE OF SUCH CONVERSION EVENT, IF ANY, IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE CORPORATION.

              The shares of Common Stock issuable upon conversion of the 5% Preferred Stock shall bear the following legend:

              THE SHARES OF COMMON STOCK, PAR VALUE $0.01, OF THE CORPORATION (THE "COMMON STOCK") REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE PURCHASE AGREEMENT, DATED JULY 15, 1999, AS MAY BE AMENDED, BETWEEN NTL (DELAWARE), INC. AND FRANCE TELECOM, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH COMMON STOCK UPON WRITTEN REQUEST TO THE CORPORATION.

              (d)(i) Whenever in connection with any conversion or redemption of the 5% Preferred Stock in exchange for Common Stock the holder is required to surrender certificates representing such shares of 5% Preferred Stock, such holder may, by written